                                                                   Exhibit 10.48





                                INTERCONNECTION
                                   AGREEMENT
                                    BETWEEN
                       BELLSOUTH TELECOMMUNICATIONS INC.
                                     AND
                      ITC/\DeltaCom Communications, Inc.
                              d/b/a ITC/\DeltaCom

                               TABLE OF CONTENTS
                               -----------------

General Terms and Conditions
      1.  Definitions
      2.  Term of the Agreement
      3.  Operational Support Systems
      4.  Parity
      5.  White Pages Listings
      6.  Bona Fide Request/New Business Request Process for Further Unbundling
      7.  Court Ordered Requests for Call Detail Records and Other
          Subscriber Information
      8.  Liability and Indemnification
      9.  Intellectual Property Rights and Indemnification
     10.  Proprietary and Confidential Information
     11.  Assignments
     12.  Resolution of Disputes
     13.  Taxes
     14.  Force Majeure
     15.  Adoption of Agreements
     16.  Modification of Agreements
     17.  Non-waiver of Legal Rights
     18.  Severability
     19.  Waivers
     20.  Governing Law
     21.  Arm's Length Negotiations
     22.  Notices
     23.  Rule of Construction
     24.  Heading of No Force or Effect
     25.  Multiple Counterparts
     26.  Implementation of Agreement
     27.  Filing of Agreement
     28.  Compliance with Applicable Law
     29.  Necessary Approvals
     30.  Good Faith Performance
     31.  Nonexclusive Dealings
     32.  Survival
     33.  Entire Agreement
Attachment  1-Resale
Attachment  2-Network Elements and Other Services
Attachment  3-Network Interconnection
Attachment  4-Physical Collocation
Attachment  5-Access to Numbers and Number Portability
Attachment 6-Pre-Ordering, Ordering and Provisioning, Maintenance and Repair Attachment 7-Billing and Billing Accuracy Certifications
Attachment  8-Rights-of-Way, Conduits and Pole Attachments
Attachment  9-Bona Fide Request/New Business Request Process
Attachment 10-Performance Measurements
Attachment 11-Rates

                                           GENERAL TERMS AND CONDITIONS - PART A
                                                                          PAGE 1

                                    AGREEMENT

        THIS AGREEMENT is made by and between BellSouth Telecommunications, Inc., ("BellSouth"), a Georgia corporation, and ITC/\DeltaCom Communications, Inc., d/b/a ITC/\DeltaCom, hereinafter referred to as ("ITC/\DeltaCom") an Alabama corporation, and shall be deemed effective as of the date of the last signature of both Parties ("Effective Date"). This agreement may refer to either BellSouth or ITC/\DeltaCom or both as a "Party" or "Parties".

                               W I T N E S S E T H

        WHEREAS, BellSouth is an incumbent local exchange telecommunications company authorized to provide telecommunications services in the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee; and

        WHEREAS, ITC/\DeltaCom is a competitive local exchange telecommunications company ("CLEC") authorized to provide telecommunications services in the state of Florida; and

        WHEREAS, the Parties wish to interconnect their facilities, purchase unbundled elements, and exchange traffic specifically for the purposes of fulfilling their obligations pursuant to sections 251 and 252 of the Telecommunications Act of 1996 ("the Act").

        NOW THEREFORE, in consideration of the mutual agreements contained herein, BellSouth and ITC/\DeltaCom agree as follows:

1.      TERM OF THE AGREEMENT

1.1     The term of this Agreement shall expire on December 31, 2002.

1.2 The Parties agree that by no later than one hundred and eighty (180) days prior to the expiration of this Agreement, they shall commence negotiations with regard to the terms, conditions and prices of local interconnection to be effective beginning on the expiration date of this Agreement ("Subsequent Agreement").

1.3 If, within one hundred and thirty-five (135) days of commencing the negotiation referred to in Section 1.2, above, the Parties are unable to satisfactorily negotiate new local Interconnection terms, conditions and prices, either Party may petition the Commission to establish appropriate local interconnection arrangements pursuant to 47 U.S.C.
        252. The Parties agree that, in such event, they shall encourage the Commission to issue its order regarding the appropriate local interconnection arrangements no later than the expiration date of this Agreement. The Parties further agree that in the event the Commission does not issue its order prior to the expiration date of this Agreement, or if the Parties continue beyond the expiration date of this Agreement to negotiate the local



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                                           GENERAL TERMS AND CONDITIONS - PART A
                                                                          PAGE 2


         interconnection arrangements without Commission intervention, the terms, conditions and prices ultimately ordered by the Commission, or negotiated by the Parties, will be effective retroactive to the day following the expiration date of this Agreement. Until the Subsequent Agreement becomes effective, the Parties shall continue to exchange traffic pursuant to the terms and conditions of this Agreement.

2.       ORDERING PROCEDURES

2.1 Detailed procedures for ordering and provisioning BellSouth services are set forth In BellSouth's Local Interconnection and Facility Based Ordering Gu1de, Resale Ordering Guide, and as set forth in Attachment 6 of this Agreement, as appropriate. 2.2 BellSouth has developed electronic systems for placing most resale and some UNE orders. BellSouth has also developed electronic systems for accessing data needed to place orders including valid address, available services and features, available telephone numbers, due date estimation on pre-order and calculation on firm order, and customer service records where applicable. Charges for OSS shall be as set forth in Attachment 1, Exhibit A, Attachment 2 and in Attachment 11 of this Agreement.

3.      PARITY

        3.1 The services and service provisioning that BellSouth provides ITC/\DeltaCom for resale will be at least equal in quality to that provided to BellSouth, or any BellSouth subsidiary, affiliate or end user. In connection with resale, BellSouth will provide ITC/\DeltaCom with pre-ordering, ordering, maintenance and trouble reporting, and daily usage data functionality that will enable ITC/\DeltaCom to provide equivalent levels of customer service to their local exchange customers as BellSouth provides to its own end users.

3.2 BellSouth shall also provide ITC/\DeltaCom with unbundled network elements, and access to those elements. The quality of an unbundled network element, as well as the quality of the access to such unbundled network element, that BellSouth provides to ITC/\DeltaCom shall be at least equal in quality to that which BellSouth provides to itself or to any BellSouth subsidiary, affiliate or other CLEC. The terms and conditions pursuant to which BellSouth provides access to unbundled network elements, including but not limited to the time within which BellSouth provisions such access to unbundled network elements, shall, at a minimum, be no less favorable to ITC/\DeltaCom than the terms and conditions under which BellSouth provisions such elements to itself. Consistent with all applicable rules and regulations, BellSouth shall provide lTC/\DeltaCom with pre-ordering, ordering, provisioning, maintenance and repair, and billing functionality at least equal to that which BellSouth provides for its own retail services.



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

                                           GENERAL TERMS AND CONDITIONS - PART A
                                                                          PAGE 3

4.      WHITE PAGES LISTINGS

        BellSouth shall provide ITC/\DeltaCom and their customers access to white pages directory listings under the following terms:

4.1 Listings. BellSouth or its agent will include ITC/\DeltaCom residential and business customer listings in the appropriate White Pages (residential and business) or alphabetical directories. Directory listings will make no distinction between ITC/\DeltaCom and BellSouth subscribers.

4.2 Rates. Subscriber primary listing information in the White Pages shall be provided at no charge to ITC/\DeltaCom or its subscribers provided that ITC/\DeltaCom provides subscriber listing information to BellSouth at no charge.

4.3 Procedures for Submitting ITC/\DeltaCom Subscriber Information. BellSouth will provide to ITC/\DeltaCom a magnetic tape or computer disk containing the proper format for submitting subscriber listings. ITC/\DeltaCom will be required to provide BellSouth with directory listings and daily updates to those listings, including new, changed, and deleted listings, in an industry-accepted format. These procedures are detailed in BellSouth's Local Interconnection and Facility Based Ordering Guide.

4.4 Unlisted and Non-Published Subscribers. ITC/\DeltaCom will be required to provide to BellSouth the names, addresses and telephone numbers of all ITC/\DeltaCom customers that wish to be omitted from directories.

4.5 Inclusion of ITC/\DeltaCom Customers in Directory Assistance Database. BellSouth will include and maintain ITC/\DeltaCom subscriber listings in BellSouth's directory assistance databases at no charge. BellSouth and ITC/\DeltaCom will formulate appropriate procedures regarding lead time, timeliness, format and content of listing information.

4.6 Listing Information Confidentiality. BellSouth will accord ITC/\DeltaCom's directory listing information the same level of confidentiality that BellSouth accords its own directory listing information, and BellSouth shall limit access to ITC/\DeltaCom's customer proprietary confidential directory information to those BellSouth employees who are involved in the preparation of listings.

4.7 Optional Listings. Additional listings and optional listings will be offered by BellSouth at tariffed rates as set forth in the General Subscriber Services Tariff.

4.8 Delivery. BellSouth or its agent shall deliver White Pages directories to ITC/\DeltaCom subscribers at no charge.

4.9 Notwithstanding any provision(s) to the contrary, ITC/\DeltaCom shall provide to BellSouth, and BellSouth shall accept, ITC/\DeltaCom's Subscriber Listing Information (SLI) relating to ITC/\DeltaCom's customers in the geographic



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

                                           GENERAL TERMS AND CONDITIONS - PART A
                                                                          PAGE 4

        area(s) covered by this Interconnection Agreement. ITC/\DeltaCom authorizes BellSouth to release all such ITC/\DeltaCom SLI provided to BellSouth by ITC/\DeltaCom to qualifying third parties via either license agreement or BellSouth's Directory Publishers Database Service
        (DPOS), General Subscriber Services Tariff, Section A38.2, as the same may be amended from time to time. Such CLEC SLI shall be intermingled with BellSouth's own customer listings and listings of any other CLEC that has authorized a similar release of SLI. Where necessary, BellSouth will use good faith efforts to obtain state commission approval of any necessary modifications to Section A38.2 of its tariff to provide for release of third party directory listings, including modifications regarding listings to be released pursuant to such tariff and BellSouth's liability thereunder. BellSouth's obligation pursuant to this Section shall not arise in any particular state until the commission of such state has approved modifications to such tariff.

4.10 No compensation shall be paid to ITC/\DeltaCom for BellSouth's receipt of ITC/\DeltaCom SLI, or for the subsequent release to third parties of such SLI. In addition, to the extent BellSouth incurs costs to modify its systems to enable the release of ITC/\DeltaCom's SLI, or costs on an ongoing basis to administer the release of ITC/\DeltaCom's SLI, ITC/\DeltaCom shall pay to BellSouth its proportionate share of the reasonable costs associated therewith.

4.11 BellSouth shall not be liable for the content or accuracy of any SLI provided by ITC/\DeltaCom under this Agreement. Subject to the Limitation of Liability provisions of Section 6, ITC/\DeltaCom shall indemnify, hold harmless and defend BellSouth from and against any damages, losses, liabilities, demands claims, suits, judgments, costs and expenses (including but not limited to reasonable attorneys' fees and expenses) arising from BellSouth's tariff obligations or otherwise and resulting from or arising out of any third party's claim of inaccurate ITC/\DeltaCom listings or use of the SLI provided pursuant to this Agreement. BellSouth may forward to ITC/\DeltaCom any complaints received by BellSouth relating to the accuracy or quality of ITC/\DeltaCom listings.

4.12 Listings and subsequent updates will be released consistent with BellSouth system changes and/or update scheduling requirements.


5.      BONA FIDE REQUEST/NEW BUSINESS REQUEST PROCESS FOR FURTHER UNBUNDLING

        If ITC/\DeltaCom is a facilities based provider or a facilities based and resale provider, this section and Attachment 9 shall apply. BellSouth shall, upon request of ITC/\DeltaCom, provide to ITC/\DeltaCom access to its unbundled elements at any technically feasible point for the provision of ITC/\DeltaCom's telecommunications service where such access is necessary and failure to provide access would impair the ability of ITC/\DeltaCom to provide services that it seeks to offer. Any request by ITC/\DeltaCom for access to an unbundled



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

                                           GENERAL TERMS AND CONDITIONS - PART A
                                                                          PAGE 5

        element that is not already available shall be treated as an unbundled element Bona Fide Request/New Business Request, and shall be submitted to BellSouth pursuant to the Bona Fide Request/New Business Request process set forth following.

5.1 Bona Fide Request/New Business Requests are to be used when ITC/\DeltaCom makes a request of BellSouth to provide a new or modified network element, interconnection option, or other service option pursuant to the Telecommunications Act of 1996, or to provide a new or custom capability or function to meet ITC/\DeltaCom's business needs, referred to as a Business Opportunity Request (BOR). The BFR process is intended to facilitate the two way exchange of information between the requesting Party and BellSouth, necessary for accurate processing of requests in a consistent and timely fashion.

5.2 A Bona Fide Request/New Business Request shall be submitted in writing by ITC/\DeltaCom and shall specifically identify the required service date, technical requirements, space requirements and/or such specifications that clearly define the request such that BellSouth has sufficient information to analyze and prepare a response. Such a request also shall include a ITC/\DeltaCom's designation of the request as being
        (i) pursuant to the Telecommunications Act of 1996 or (ii) pursuant to the needs of the business. The request shall be sent to ITC/\DeltaCom's Account Executive.

5.3 A product or service provided by BellSouth to another CLEC pursuant to the BFR/NBR process shall be made available to ITC/\DeltaCom upon request, on the same terms and conditions.

6.      LIABILITY AND INDEMNIFICATION

6.1 BellSouth Liability. BellSouth shall take financial responsibility for its own actions in causing, or its lack of action in preventing, unbillable or uncollectible ITC/\DeltaCom revenues.

6.2 Liability for Acts or Omissions of Third Parties. Neither BellSouth nor ITC/\DeltaCom shall be liable for any act or omission of another telecommunications company providing a portion of the services provided under this Agreement.

6.3     LIMITATION OF LIABILITY.

6.3.1 With respect to any claim or suit, whether based in contract, tort or any other theory of legal liability, by ITC/\DeltaCom, any ITC/\DeltaCom customer or by any other person or entity, for damages associated with any of the services provided by BellSouth pursuant to or in connection with this Agreement, including but not limited to the installation, provision, preemption, termination, maintenance, repair or restoration of service, and subject to the provisions of the remainder of this Part A, BellSouth's liability shall be limited to an amount equal to the proportionate charge for the service provided pursuant to this Agreement for the



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                                           GENERAL TERMS AND CONDITIONS - PART A
                                                                          PAGE 6

        period during which the service was affected. With respect to any claim or suit, whether based in contract, tort or any other theory of legal liability, by BellSouth, any BellSouth customer or by any other person or entity, for damages associated with any of the services provided by ITC/\DeltaCom pursuant to or in connection with this Agreement, including but not limited to the installation, provision, preemption, termination, maintenance, repair or restoration of service, and subject to the provisions of the remainder of this Part A, ITC/\DeltaCom's liability shall be limited to an amount equal to the proportionate charge for the service provided pursuant to this Agreement for the period during which the service was affected. Notwithstanding the foregoing, claims for damages by ITC/\DeltaCom, any ITC/\DeltaCom customer or any other person or entity resulting from the gross negligence or willful misconduct of BellSouth and claims for damages by ITC/\DeltaCom resulting from the failure of BellSouth to honor in one or more material respects any one or more of the material provisions of this Agreement shall not be subject to such limitation of liability. Likewise, claims for damages by BellSouth, any BellSouth customer or any other person or entity resulting from the gross negligence or willful misconduct of ITC/\DeltaCom and claims for damages by BellSouth resulting from the failure of ITC/\DeltaCom to honor in one or more material respects any one or more of the material provisions of this Agreement shall not be subject to such limitation of liability.

        6.3.2 Limitations in Tariffs. Subject to the provisions of 6.3.1, a Party may, in its sole discretion, provide in its tariffs and contracts with its Customer and third parties that relate to any service, product or function provided or contemplated under this Agreement, that to the maximum extent permitted by Applicable Law, such Party shall not be liable to Customer or third Party for (i) any Loss relating to or arising out of this Agreement, whether in contract, tort or otherwise, that exceeds the amount such party would have charged that applicable person for the service, product or function that gave rise to such Loss and (ii) Consequential Damages. To the extent that a Party elects not to place in its tariffs or contracts such limitations of liability, and the other Party incurs a Loss as a result thereof, such Party shall Indemnify and reimburse the other Party for that portion of the Loss that would have been limited had the first Party included in its tariffs and contracts the limitations of liability that such other Party included in its own tariffs at the time of such Loss.

        6.3.3 Neither BellSouth nor ITC/\DeltaCom shall be liable for damages to the other's terminal location, POI or other company's customers' premises resulting from the furnishing of a service, including, but not limited to, the installation and removal of equipment or associated wiring, except to the extent caused by a company's negligence or willful misconduct or by a company's failure to properly ground a local loop after disconnection.

        6.3.4 Under no circumstance shall a Party be responsible or liable for indirect, incidental, or consequential damages, including, but not limited to, economic loss or lost business or profits, damages arising from the use or performance of equipment or software, or the loss of use of software or equipment, or accessories attached thereto, delay, error, or loss of data. In connection with



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

                                           GENERAL TERMS AND CONDITIONS - PART A
                                                                          PAGE 7

         this limitation of liability, each Party recognizes that the other Party may, from time to time, provide advice, make recommendations, or supply other analyses related to the Services, or facilities described in this Agreement, and, while each Party shall use diligent efforts in this regard, the Parties acknowledge and agree that this limitation of liability shall apply to provision of such advice, recommendations, and analyses.

6.4 Indemnification for Certain Claims. BellSouth and ITC/\DeltaCom providing services, their affiliates and their parent company, shall be indemnified, defended and held harmless by each other against any claim, loss or damage arising from the receiving company's use of the services provided under this Agreement pertaining to (1) claims for libel, slander, invasion of privacy or copyright infringement arising from the content of the receiving company's own communications, or (2) any claim, loss or damage claimed by the other company's customer arising from one company's use or reliance on the other company's services, actions, duties, or obligations arising out of this Agreement; provided that in the event of a claim arising under this
         Section 6.4(2), to the extent any claim, loss or damage is caused by the gross negligence or willful misconduct of the providing party, the receiving Party shall have no obligation to indemnify, defend or hold harmless the providing Party hereunder, subject to the other terms of this Section 6.


6.5 DISCLAIMER. EXCEPT AS SPECIFICALLY PROVIDED TO THE CONTRARY IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY CONCERNING THE SPECIFIC QUALITY OF ANY SERVICES, OR FACILITIES PROVIDED UNDER THIS AGREEMENT. THE PARTIES DISCLAIM, WITHOUT LIMITATION ANY WARRANTY OR GUARANTEE OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR FROM USAGES OF TRADE.

6.6 ITC/\DeltaCom and BellSouth will work cooperatively to minimize fraud associated with third-number billed calls, calling card calls, or any other services related to this Agreement. The Parties fraud minimization procedures are to be cost effective and implemented so as not to unduly burden or harm one Party as compared to the other.

7. COURT ORDERED REQUESTS FOR CALL DETAIL RECORDS AND OTHER SUBSCRIBER INFORMATION.

         To the extent technically feasible, BellSouth maintains call detail records for ITC/\DeltaCom end users for limited time periods and can respond to subpoenas and court ordered requests for information. BellSouth shall maintain such information for ITC/\DeltaCom end users for the same length of time It maintains such information for its own end users.



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

                                           GENERAL TERMS AND CONDITIONS - PART A
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7.1      ITC/\DeltaCom agrees that BellSouth will respond to subpoenas and court ordered requests delivered directly to BellSouth for the purpose of providing call detail records when the targeted telephone numbers belong to ITC/\DeltaCom end users. Billing for such requests will be generated by BellSouth and directed to the law enforcement agency initiating the request.

7.2 ITC/\DeltaCom agrees that in cases where ITC/\DeltaCom receives subpoenas or court requests for call detail records for targeted telephone numbers belonging to ITC/\DeltaCom end users, ITC/\DeltaCom will advise the law enforcement agency initiating the request to redirect the subpoena or court ordered request to BellSouth. Billing for call detail information will be generated by BellSouth and directed to the law enforcement agency initiating the request.

7.3 In cases where the timing of the response to the law enforcement agency prohibits ITC/\DeltaCom from having the subpoena or court ordered request redirected to BellSouth by the law enforcement agency, ITC/\DeltaCom will furnish the official request to BellSouth for providing the call detail information. BellSouth will provide the call detail records to ITC/\DeltaCom and bill ITC/\DeltaCom for the information. ITC/\DeltaCom agrees to reimburse BellSouth for the call detail information provided.

7.4 ITC/\DeltaCom will provide ITC/\DeltaCom end user and/or other customer information that is available to ITC/\DeltaCom in response to subpoenas and court orders for their own customer records. BellSouth will redirect subpoenas and court ordered requests ITC/\DeltaCom end user and/or other customer information to ITC/\DeltaCom for the purpose of providing this information to the law enforcement agency.

8.       INTELLECTUAL PROPERTY RIGHTS AND INDEMNIFICATION

8.1 No License. No patent, copyright, trademark or other proprietary right is licensed, granted or otherwise transferred by this Agreement. ITC/\DeltaCom is strictly prohibited from any use, including but not limited to in sales, in marketing or advertising of telecommunications services, of any BellSouth name, service mark or trademark.

8.2 Ownership of Intellectual Property. Any intellectual property which originates from or is developed by a Party shall remain in the exclusive ownership of that Party. Except for a limited license to use patents or copyrights to the extent necessary for the Parties to use any facilities or equipment (including software) or to receive any service solely as provided under this Agreement, no license in patent, copyright, trademark or trade secret, or other proprietary or intellectual property right now or hereafter owned, controlled or licensable by a Party, is granted to the other Party or shall be implied or arise by estoppel. It is the responsibility of each Party to ensure at no additional cost to the other Party that it has obtained any necessary licenses in relation to intellectual property of third Parties used in its network that may be required to enable the other Party to use

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                                           GENERAL TERMS AND CONDITIONS - PART A
                                                                          PAGE 9

         any facilities or equipment (including software), to receive any service, or to perform Its respective obligations under this Agreement.

8.3 Indemnification. The Party providing a service pursuant to this Agreement will defend the Party receiving such service or data provided as a result of such service against claims of infringement arising solely from the use by the receiving Party of such service and will indemnify the receiving Party for any damages awarded based solely on such claims in accordance with Section 6 of this Agreement.

         Promptly after receipt of notice of any claim or the commencement of any action for which a Party may seek indemnification pursuant to this Section, such Party (the "Indemnified Party") shall promptly give written notice to the other Party (the "Indemnifying Party) of such claim or action, but the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability it may have to the Indemnified Party except to the extent the Indemnifying Party has actually been prejudiced thereby. The Indemnifying Party shall be obligated to assume the defense of such claim, at its own expense. The Indemnified Party shall cooperate with the Indemnifying Party's reasonable requests for assistance or Information relating to such claim, at the Indemnifying Party's expense. The Indemnified Party shall have the right to participate in the investigation and defense of such claim or action, with separate counsel chosen and paid for by the Indemnified Party.

8.4 Claim of Infringement. In the event that use of any facilities or equipment (including software), becomes, or in reasonable judgment of the Party who owns the affected network is likely to become, the subject of a claim, action, suit, or proceeding based on intellectual property infringement, then said Party shall promptly and at its sole expense, but subject to the limitations of liability set forth below:

               8.4.1 modify or replace the applicable facilities or equipment (including software) while maintaining form and function, or

               8.4.2 obtain a license sufficient to allow such use to continue.

               8.4.3 In the event 8.4.1 or 8.4.2 are commercially unreasonable, then said Party may, terminate, upon reasonable notice under the circumstances, this contract with respect to use of, or services provided through use of, the affected facilities or equipment (including software), but solely to the extent required to avoid the infringement claim.

8.5 Exception to Obligations. Neither Party's obligations under this Section shall apply to the extent the infringement is caused by: (i) modification of the facilities or equipment (including software) by the indemnitee; (ii) use by the indemnitee of the facilities or equipment (including software) in combination with equipment or facilities (including software) not provided or authorized by the indemnitor provided the facilities or equipment (including software) would not be infringing if



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                                           GENERAL TERMS AND CONDITIONS - PART A
                                                                         PAGE 10

         used alone; (iii) conformance to specifications of the indemnitee which would necessarily result in infringement; or (iv) continued use by the indemnitee of the affected facilities or equipment (including software) after being placed on notice to discontinue use as set forth herein.

8.6 Exclusive Remedy. The foregoing shall constitute the Parties' sole and exclusive remedies and obligations with respect to a third party claim of intellectual property infringement arising out of the conduct of business under this agreement.


9.       TREATMENT OF PROPRIETARY AND CONFIDENTIAL INFORMATION

9.1 Confidential Information. It may be necessary for BellSouth and ITC/\DeltaCom to provide each other with certain confidential information, including trade secret information, including but not limited to, technical and business plans, technical information, proposals, specifications, drawings, procedures, customer account data, call detail records and like information (hereinafter collectively referred to as "Information"). All Information shall be in writing or other tangible form and clearly marked with a confidential, private or proprietary legend and that the Information will be returned to the owner within a reasonable time. The Information shall not be copied or reproduced in any form. BellSouth and ITC/\DeltaCom shall receive such Information and not disclose such Information. BellSouth and ITC/\DeltaCom shall protect the Information received from distribution, disclosure or dissemination to anyone except employees of BellSouth and ITC/\DeltaCom with a need to know such Information and which employees agree to be bound by the terms of this Section. BellSouth and ITC/\DeltaCom will use the same standard of care to protect Information received as they would use to protect their own confidential and proprietary Information. Where customer specific information or critical network information is communicated orally to designated company representatives in furtherance of this Agreement, both Parties agree that those employees shall protect such Information from disclosure to anyone except employees of BellSouth and ITC/\DeltaCom with a need to know such Information.

9.2 Exception to Obligation. Notwithstanding the foregoing, there will be no obligation on BellSouth or ITC/\DeltaCom to protect any portion of the Information that is: (1) made publicly available by the owner of the Information or lawfully disclosed by a Party other than BellSouth or ITC/\DeltaCom; (2) lawfully obtained from any source other than the owner of the Information; or (3) previously known to the receiving Party without an obligation to keep it confidential.


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                                           GENERAL TERMS AND CONDITIONS - PART A
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10.      ASSIGNMENTS

         Any assignment by either Party to any non-affiliated entity of any right, obligation or duty, or of any other interest hereunder, in whole or in part, without the prior written consent of the other Party shall be void. A Party may assign this Agreement or any right, obligation, duty or other interest hereunder to an Affiliate company of the Party without the consent of the other Party. All obligations and duties of any Party under this Agreement shall be binding on all successors in interest and assigns of such Party. No assignment of delegation hereof shall relieve the assignor of its obligations under this Agreement in the event that the assignee fails to perform such obligations.

11.      RESOLUTION OF DISPUTES

         Except as otherwise stated in this Agreement, the Parties agree that if any dispute arises as to the interpretation of any provision of this Agreement or as to the proper implementation of this Agreement, either Party may petition the Commission for a resolution of the dispute; provided, however, that to the extent any issue disputed hereunder involves issues beyond the scope of authority or jurisdiction of the Commission, the parties may seek initial resolution of such dispute in another appropriate forum. However, each Party reserves any rights it may have to seek judicial review of any ruling made by the Commission concerning this Agreement. Each Party shall bear its own costs when seeking Commission or judicial review of any ruling concerning this Agreement.

12.     LIMITATION OF USE

         The Parties agree that this Agreement shall not be offered by either Party in another jurisdiction as evidence of any concession or as a waiver of any position taken by the other Party in that jurisdiction or for any other purpose.

13.      TAXES

13.1 Any Federal, state or local excise, license, sales, use or other taxes or tax-like charges (excluding any taxes levied on income) resulting from the performance of this Agreement shall be borne by the Party upon which the obligation for payment is imposed under applicable law, even if the obligation to collect and remit such taxes is placed upon the other party. Any such taxes shall be shown as separate items on applicable billing documents between the Parties. The Party obligated to collect and remit taxes shall do so unless the other Party provides such Party with the required evidence of exemption. The Party to obligated to pay any such taxes may contest the same and shall be entitled to the benefit of any refund or recovery. The Party obligated to collect and remit taxes shall cooperate fully in any such contest by the other Party by providing,



      Florida

                                           GENERAL TERMS AND CONDITIONS - PART A
                                                                         PAGE 12

         records, testimony, and such additional information or assistance as may reasonably be necessary to pursue the contest

14.     FORCE MAJEURE

         In the event performance of this Agreement, or any obligation hereunder, is either directly or indirectly prevented, restricted, or interfered with by reason of fire, flood, earthquake or like acts of God, wars, revolution, civil commotion, explosion, acts of public enemy, embargo, acts of the government in its sovereign capacity, labor difficulties, including without limitation, strikes, slowdowns, picketing, or boycotts, unavailability of equipment from vendor, changes requested by Customer, or any other circumstances beyond the reasonable control and without the fault or negligence of the Party affected, the Party affected, upon giving prompt notice to the other Party, shall be excused from such performance on a day-to-day basis to the extent of such prevention, restriction, or interference (and the other Party shall likewise be excused from performance of its obligations on a day-to-day basis until the delay, restriction or interference has ceased); provided however, that the Party so affected shall use best efforts to avoid or remove such causes of non-performance and both Parties shall proceed whenever such causes are removed or cease.

15.     YEAR 2000 COMPLIANCE

         Each party warrants that it has implemented a program the goal of which is to ensure that all software, hardware and related materials (collectively called "Systems") delivered, connected with or supplied in the furtherance of the terms and conditions specified in this Agreement (i) will record, store, process and display calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality as such software records, stores, processes and calendars dates falling on or before December 31, 1999; and (ii) shall include without limitation date data century recognition, calculations that accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.

16.      MODIFICATION OF AGREEMENT

16.1 BellSouth shall make available to ITC/\DeltaCom, pursuant to 47 USC ss. 252, the FCC rules and regulations and the Supreme Court Order in AT&T Corporation v. Iowa Utilities Board regarding such availability, any interconnection, service, or network element provided under any other agreement filed and approved pursuant to 47 USC ss. 252. The adopted interconnection, service, or network element and agreement shall apply to the same state as such other agreement and for the identical term of such other agreement.

16.2 No modification, amendment, supplement to, or waiver of the Agreement or any of its provisions shall be effective and binding upon the Parties unless it is made in writing and duly signed by the Parties.



Florida

                                           GENERAL TERMS AND CONDITIONS - PART A
                                                                         PAGE 13

16.3 Execution of this Agreement by either Party does not confirm or infer that the executing Party agrees with any decision(s) issued pursuant to the Telecommunications Act of 1996 and the consequences of those decisions on specific language in this Agreement. Neither Party waives its rights to appeal or otherwise challenge any such decision(s) and each Party reserves all of its rights to pursue any and all legal and/or equitable remedies, including appeals of any such decision(s).

16.4 In the event that any effective legislative, regulatory, judicial or other legal action materially affects any material terms of this Agreement, or the ability of ITC/\DeltaCom or BellSouth to perform any material terms of this Agreement, ITC/\DeltaCom or BellSouth may, on thirty (30) days' written notice require that such terms be renegotiated, and the Parties shall renegotiate in good faith such mutually acceptable new terms as may be required. In the event that such new terms are not renegotiated within ninety (90) days after such notice, the Dispute shall be referred to the Dispute Resolution procedure set forth in Section 11.

16.5 If any provision of this Agreement, or the application of such provision to either Party or circumstance, shall be held invalid, the remainder of the Agreement, or the application of any such provision to the Parties or circumstances other than those to which it is he'd invalid, shall not be effective thereby, provided that the Parties shall attempt to reformulate such invalid provision to give effect to such portions thereof as may be valid without defeating the intent of such provision.

16.6 If ITC/\DeltaCom changes its name or makes changes to its structure or identity due to a merger, acquisition, transfer or any other reason, it is the responsibility of ITC/\DeltaCom to notify BellSouth of said change and request that an amendment to this Agreement, if necessary, be executed to reflect said change.

17.     WAIVERS

         A failure or delay of either Party to enforce any of the provisions hereof, to exercise any option which is herein provided, or to require performance of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or options, and each Party, notwithstanding such failure, shall have the right thereafter to insist upon the specific performance of any and all of the provisions of this Agreement.

18.      GOVERNING LAW

         This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, without regard to its conflict of laws principles.



Florida

                                           GENERAL TERMS AND CONDITIONS - PART A
                                                                         PAGE 14

19.      ARM'S LENGTH NEGOTIATIONS

         This Agreement was executed after arm's length negotiations between the undersigned Parties and reflects the conclusion of the undersigned that this Agreement is in the best interests of all Parties.

20.      NOTICES

20.1 Every notice, consent, approval, or other communications required or contemplated by this Agreement shall be in writing and shall be delivered in person or given by postage prepaid mail, address to:

                        BELLSOUTH TELECOMMUNICATIONS, INC.

                        CLEC Account Team
                        9th Floor
                        600 North 19th Street
                        Birmingham, Alabama 35203

                       and

                        General Attorney - COU
                        Suite 4300
                        675 W. Peachtree St.
                        Atlanta, GA 30375

                        ITC/\DELTACOM COMMUNICATIONS, INC.

                        Senior Manager -- Industry Relations
                        1530 DeltaCom Drive
                        P0 Box 787
                        Anniston, AL 36202

                       and

                        Director -- Regulatory Affairs
                        4092 S. Memorial Parkway
                        Huntsville, AL 35802

         or at such other address as the intended recipient previously shall have designated by written notice to the other Party.

20.2 Where specifically required, notices shall be by certified or registered mail. Unless otherwise provided in this Agreement, notice by mail shall be effective on the date it is officially recorded as delivered by return receipt or equivalent, and in the absence of such record of delivery, it shall be presumed to have been



Florida

                                           GENERAL TERMS AND CONDITIONS - PART A
                                                                         PAGE 15

         delivered the fifth day, or next business day after the fifth day, after it was deposited in the mails.

20.3 BellSouth shall provide ITC/\DeltaCom 45-day advance notice via Internet posting of price changes and of changes to the terms and conditions of services available for resale. To the extent that revisions occur between the time BellSouth notifies ITC/\DeltaCom of changes under this Agreement and the time the changes are scheduled to be implemented, BellSouth will immediately notify ITC/\DeltaCom of such revisions consistent with its internal notification process. ITC/\DeltaCom may not hold BellSouth responsible for any cost incurred as a result of such revisions, unless such costs are incurred as a result of BellSouth's intentional misconduct. ITC/\DeltaCom may not utilize any notice given under this subsection concerning a service to market resold offerings of that service in advance of BellSouth.

21.      DISCONTINUANCE OF SERVICE

         Each Party reserves the right to suspend or terminate service in the event of prohibited, unlawful or improper use of facilities or service pursuant to regulatory or legal authorities, for which it is purchasing services or in the event of nonpayment for services in accordance with Attachment 7 of this Agreement.

22.      TRUE-UP

         This section applies only to Tennessee.

         The interim prices for Unbundled Network Elements, Local
         Interconnection and Ancillary Services referenced above shall be subject to true-up according to the following procedures:

            1. The interim prices shall be trued-up, either up or down, based on final prices determined either by further agreement between the Parties, or by a final order (including any appeals) of the Commission which final order meets the criteria of (3) below. The Parties shall implement the true-up by comparing the actual volumes and demand for each item, together with interim prices for each item, with the final prices determined for each item. Each Party shall keep its own records upon which the true-up can be based, and any final payment from one Party to the other shall be in an amount agreed upon by the Parties based on such records. In the event of any disagreement as between the records or the Parties regarding the amount of such true-up, the Parties agree that the body having jurisdiction over the matter shall be called upon to resolve such differences, or the Parties may mutually agree to submit the matter to the Dispute Resolution process in accordance with the provisions of Section 11 of the General Terms and Conditions.
            2. The Parties may continue to negotiate toward final prices, but in the event that no such agreement is reached within nine (9) months, either



Florida

                                           GENERAL TERMS AND CONDITIONS - PART A
                                                                         PAGE 16

            Party may petition the Commission to resolve such disputes and to determine final prices for each item. Alternatively, upon mutual agreement, the Parties may submit the matter to the Dispute Resolution Process set forth in Section 11 of the General Terms and Conditions, so long as they file the resulting agreement with the Commission as a "negotiated agreement" under Section 252(e) of the Act.

            3. A final order of this Commission that forms the basis of a true-up shall be the final order as to prices based on appropriate cost studies, or potentially may be a final order in any other Commission proceeding which meets the following criteria:

                     (a) BellSouth and ITC/\DeltaCom is entitled to be a full party to the proceeding;

                     (b) It shall apply the provisions of the federal Telecommunications Act of 1996, including but not limited to Section 252(d)(1) (which contains pricing standards) and all then-effective implementing rules and regulations; and,

                     (c) It shall include as an issue the geographic deaveraging of unbundled element prices, which deaveraged prices, if any are required by said final order, shall form the basis of any true-up.


23.      RULE OF CONSTRUCTION

         No rule of construction requiring interpretation against the drafting Party hereof shall apply in the interpretation of this Agreement.

24.      HEADINGS OF NO FORCE OR EFFECT

         The headings of Articles and Sections of this Agreement are for convenience of reference only, and shall in no way define, modify or restrict the meaning or interpretation of the terms or provisions of this Agreement.

25.      MULTIPLE COUNTERPARTS

         This Agreement may be executed multiple counterparts, each of which shall be deemed an original, but all of which shall together constitute but one and the same document.



Florida

                                           GENERAL TERMS AND CONDITIONS - PART A
                                                                         PAGE 17

26.      ENTIRE AGREEMENT

         This Agreement and its Attachments, incorporated herein by this reference, sets forth the entire understanding and supersedes prior agreements between the Parties relating to the subject matter contained herein and merges all prior discussions between them, and neither Party shall be bound by any definition, condition, provision, representation, warranty, covenant or promise other than as expressly stated in this Agreement or as is contemporaneously or subsequently set forth in writing and executed by a duly authorized officer or representative of the Party to be bound thereby.

         THIS AGREEMENT INCLUDES ATTACHMENTS WITH PROVISIONS FOR THE FOLLOWING
         SERVICES:

         Unbundled Network Elements (UNEs)
         Local Interconnection
         Resale
         Collocation



Florida

                                           GENERAL TERMS AND CONDITIONS - PART A
                                                                         PAGE 18

    IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year above first written.


BellSouth Telecommunications, Inc.       ITC/\DeltaCom Communications, Inc.

       /s/ Patrick C. Finlen                       /s/ Tom Mullis
---------------------------------        ------------------------------------
           Signature                                  Signature

        Patrick C. Finlen                             Tom Mullis
---------------------------------        -------------------------------------
             Name                                       Name

      Managing Director                  Vice President & Head General Counsel
---------------------------------        -------------------------------------
             Title                                      Title

        February 9, 2001                          February 9, 2001
---------------------------------        ---------------------------------
             Date                                       Date






Florida

                                          GENERAL TERMS AND CONDITIONS -- PART B
                                                                         PAGE 19

                                   DEFINITIONS

                  "Access Service Request" or "ASR" means an industry standard form used by the Parties to add, establish, change or disconnect trunks for the purposes of interconnection.

                  "Act" means the Communications Act of 1934, 47 U.S.C. 151 et seq., as amended, including the Telecommunications Act of 1996, and as interpreted from time to time in the duly authorized rules and regulations of the FCC or the Commission/Board.

                  "Advanced Intelligent Network" or "AIN" is a
                  Telecommunications network architecture in which call processing, call routing and network management are provided by means of centralized databases.

                  "Affiliate" is an entity directly owns or controls, or is under common ownership or control with, another entity. For purposes of this paragraph, the term "own" or "control" means to own an equity interest (or equivalent thereof) of more than 10 percent.

                  "American National Standards Institute" or "ANSI" is a standards setting, non-government organization, which develops and publishes standards for "voluntary" use in the United States.

                  "Automatic Number Identification" or "ANI" is a telephone number associated with the access line from which the a call originates.

                  "Calling Party Number" or "CPN" is a Common Channel Signaling parameter which refers to the number transmitted through the network identifying the calling party.

                  "Carrier Identification Code" or "CIC" means a three or four digit number assigned to an IXC that identifies that carrier's traffic.

                  "Centralized Message Distribution System" is a national system, that Local Exchange Carriers use to exchange Exchange Message Interface (EMI) formatted data among host companies.

                  "Commission" is defined as the appropriate regulatory agency in each of BellSouth's nine-state region, Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee.

                  "Common Channel Signaling" or "CCS" means a method of exchanging call set-up and network control data over a digital signaling network fully separate from the Public Switched Network that carriers the actual call.

                                          GENERAL TERMS AND CONDITIONS -- PART B
                                                                         PAGE 20

                  "Customer Local Area Signaling Services" or "CLASS" is a set of call management service features consisting os number translation such as call forwarding and caller identification, available within a the Local Access and Transport Area ("LATA").

                  "Digital Service - Level 0" or "DS-0" means the 64 Kbps zero-level signal in the time division multiplex hierarchy.

                  "Digital Service - Level 1" or "DS-1" means the 1.544 Mbps in the time division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS1 is the initial level of multiplexing.

                  "Digital Service - Level 3" or "DS-3" means the 44.736 Mbps in the time division multiplex hierarchy. In the time-division multiplexing hierarchy of the telephone network, DS3 is the initial level of multiplexing.

                  "Exchange Message Interface" is the nationally administered standard format for the exchange of data among the Exchange Carriers within the telecommunications industry.

                  "Exchange Access" means the offering by a LEC of services or facilities to an IXC for the purpose of the origination or termination of telephone toll services.

                  "Feature Group A" or "FGA" means FGA interexchange access as defined in BellSouth's FCC Tariff No. 1.

                  "Feature Group B" or "FGB" means FGB interexchange access as defined in BellSouth's FCC Tariff No. 1.

                  "Feature Group D" or "FGD" means FGD interexchange access as defined in BellSouth's FCC Tariff No. 1.

                  "Interconnection" is the linking of the BellSouth and ITC/\DeltaCom networks for the mutual exchange of traffic as described in Attachment 3 of this Agreement.

                  "Point of Interconnection" or "POI" is as described in Attachment 3 of this Agreement.

                  "Interexchange Carrier" or "IXC" means a provider of interexchange telecommunications services.

                  "Line Side" refers to end office switch connections that have been programmed to treat the circuit as a local line connected to a terminating station (e.g., an ordinary subscriber's telephone station set, answering machine, or facsimile machine).

                                          GENERAL TERMS AND CONDITIONS -- PART B
                                                                         PAGE 21

                  "Local Exchange Carrier" or "LEC" is as defined in the Act.

                  "Local Exchange Routing Guide" or "LERG" means a Telcordia product that is sold to and used by LECs and IXCs to identify NPA-NXX routing and homing information as well as Network Element and equipment designations.

                  "Local Interconnection" is defined as 1) the delivery of local traffic to be terminated on each Party's local network so that end users of either Party have the ability to reach end users of the other Party without the use of any access code or substantial delay in the processing of the call; 2) the LEC unbundled network features, functions, and capabilities set forth in this Agreement; and 3) Service Provider Number Portability sometimes referred to as temporary telephone number portability to be implemented pursuant to the terms of this Agreement.

                  "Local Traffic" is as defined in Attachment 3 of this Agreement.

                  "Local Access and Transport Area" or "LATA" means one of the contiguous geographic areas established pursuant to the AT&T Consent Decree to define the permitted operating regions of the RBOCs prior to the enactment of the Telecommunications Act of 1996.

                  "Multiple Exchange Carrier Access Billing" or ("MECAB") means the document prepared by the Billing Committee of the Ordering and Billing Forum ("OBF"), which functions under the auspices of the Carrier Liaison Committee of the Alliance for Telecommunications Industry Solutions ("ATIS") and by Bellcore as Special Report SR-BDS-000983, Containing the recommended guidelines for the billing of Exchange Service access provided by two or more LECs and/or CLECs or by one LEC in two or more states within a single LATA.

                  "Network Element" defined to mean a facility or equipment used in the provision of a telecommunications service. Such term may include, but is not limited to, features, functions, and capabilities that are provided by means of such facility or equipment, including but not limited to, subscriber numbers, databases, signaling systems, and information sufficient for billing and collection or used in the transmission, routing, or other provision of a telecommunications service.

                  "Numbering Plan Area" or " NPA" is also sometimes referred to as an area code. This is the three digit indicator which is defined by the "A", "B", and "C" digits of each "digit" telephone number within the North American Numbering Plan ("NANP"). Each NPA contains 800 Possible NXX Codes. At present, there are two general categories of NPA, "Geographic NPAs" and "Non-Geographic NPAS" . A "Geographic NPA" is associated with a

                                          GENERAL TERMS AND CONDITIONS -- PART B
                                                                         PAGE 22

                  defined geographic area, and all telephone numbers bearing such NPA are associated with services provided within that Geographic area. A "Non-Geographic NPA", also known as a "Service Access Code" (SAC Code) is typically associated with a specialized telecommunications service which may be provided across multiple geographic NPA areas; 500, 800, 9100, 700, and 888 are examples of Non-Geographic NPAS.

                  "NXX", "NXX Code", "Central Office Code" or "CO Code" is the three digit switch entity indicator which is defined by the "D", "E", and "F" digits of a 10-digit telephone number within the North American Numbering Plan.

                  "Percent Of Interstate Usage" of "PIU" is defined as a factor to be applied to terminating access services minutes of use to obtain those minutes that should be rated as interstate access services minutes of use. The numerator includes all interstate "non-intermediary" minutes of use, including interstate minutes of use that are forwarded due to service provider number portability less any interstate minutes of use for Terminating Party Pays services, such as 800 Services. The denominator includes all "non-intermediary", local, interstate, intrastate, toll and access minutes of use adjusted for service provider number portability less all minutes attributable to terminating Party pays services

                  "Percent Local Usage" or "PLU"is defined as a factor to be applied to intrastate terminating minutes of use. The numerator shall include all "non-intermediary" local minutes of use adjusted for those minutes of use that only apply local due to Service Provider Number Portability. The denominator is the total intrastate minutes of use including local, intrastate toll, and access, adjusted for Service Provider Number Portability less intrastate terminating Party pays minutes of use.

                  "Rate Center" identifies the specific geographic point within an Exhange area which is associated with one or more particular NPA-NXX codes which have been assigned to a LEC (or
                  CLEC) for the provision of Telephone Exchange Services. The Rate Center vertical and horizontal coordinates are used in the toll message rating process to measure distances between Rate Centers.

                  "Revenue Accounting Office ("RAO") Status Company" is a local exchange company/alternate local exchange company that has been assigned a unique RAO code. Message data exchanged among RAO status companies is grouped (i.e. packed) according to From/To/Bill RAO combinations.

                  "Transit Traffic Service" is as described in Attachment 3 of this Agreement.

                                          GENERAL TERMS AND CONDITIONS -- PART B
                                                                         PAGE 23

                  "Wire Center" denotes a building or space within a building which serves as an aggregation point on a given carrier's network, where transmission facilities and circuits are connected and/or switched. Wire Center can also denote a building in which one or more central offices, used for the provision of telecommunications services are located.

                                                                    Attachment 1
                                                                          Page 1

                                     RESALE

1.0      DISCOUNT RATES

         ITC/\DeltaCom may purchase all retail Telecommunications Services provided by BellSouth. The price or wholesale discount for these Telecommunications Services shall be the retail rates reduced by the wholesale discount rate established by the appropriate state public utility commission. The wholesale discount shall be as set forth in Exhibit A, attached hereto and incorporated herein by this reference.

2.0      DEFINITION OF TERMS

2.1 CUSTOMER OF RECORD means the entity responsible for placing application for service; requesting additions, rearrangements, maintenance or discontinuance of service; payment in full of charges incurred such as non-recurring, monthly recurring, toll, directory assistance, etc.

2.2 DEPOSIT means assurance provided by a customer in the form of cash, surety bond or bank letter of credit to be held by BellSouth.


2.3      END USER means the ultimate user of the telecommunications services.


2.4 END USER CUSTOMER LOCATION means the physical location of the premises where an end user makes use of the telecommunications services.


2.5 NEW SERVICES means functions, features or capabilities that are not currently offered by BellSouth. This includes packaging of existing services or combining a new function, feature or capability with an existing service.

2.6 COMPETITIVE LOCAL EXCHANGE COMPANY (CLEC) means a telephone company certificated by the public service commissions of BellSouth's franchised area to provide local exchange service within BellSouth's franchised area.

2.7 RESALE means an activity wherein a certificated CLEC, such as ITC/\DeltaCom subscribes to the telecommunications services of BellSouth and then reoffers those telecommunications services to the public (with or without "adding value").

2.8 RESALE SERVICE AREA means the area, as defined in a public service commission approved certificate of operation, within which an CLEC, such as ITC/\DeltaCom, may offer resold local exchange telecommunications service.

3.0      GENERAL PROVISIONS

3.1 ITC/\DeltaCom may resell the tariffed local exchange and toll telecommunications services of BellSouth contained in the General Subscriber Service Tariff and Private Line Service Tariff subject to the terms, and conditions specifically set forth herein. Notwithstanding the foregoing, the EXCLUSIONS and limitations on services available for resale will be as set forth in Exhibit B, attached hereto and incorporated herein by this reference.

3.2 BellSouth shall make available telecommunications services for resale at the rates set forth in Exhibit A to this agreement and subject to the exclusions and limitations set forth in Exhibit B to this agreement. Neither Party waives its right to appeal or otherwise challenge any decision regarding resale that resulted in the discount rates contained in Exhibit A or the exclusions and limitations contained in Exhibit B. Both Parties reserve the right to pursue any and all legal and/or equitable remedies, including appeals of any decisions. If such appeals or challenges result in changes in the discount rates or exclusions and limitations, the parties

                                                                    Attachment 1
                                                                          Page 2

         agree that appropriate modifications to this Agreement will be made promptly to make its terms consistent with the outcome of the appeal.

3.3 ITC/\DeltaCom may purchase resale services from BellSouth for its own use in operating its business. The resale discount will apply to those services under the following conditions:

                  3.3.1 ITC/\DeltaCom must resell services to other end users.

                  3.3.2 ITC/\DeltaCom must order services through the LCSC and/or appropriate Resale Account Teams.

                  3.3.3 ITC/\DeltaCom cannot be a competitive local exchange telecommunications company for the single purpose of selling to themselves.

3.4 The provision of services by BellSouth to ITC/\DeltaCom does not constitute a joint undertaking for the furnishing of any service.

3.5 ITC/\DeltaCom will be the customer of record for all services purchased from BellSouth. Except as specified herein, BellSouth will take orders from, bill and expect payment from ITC/\DeltaCom for all services.

3.6 ITC/\DeltaCom will be BellSouth's single point of contact for all services purchased pursuant to this Agreement. BellSouth shall have no contact with the end user except to the extent provided for herein.

3.7 BellSouth will continue to bill the end user for any services that the end user specifies it wishes to receive directly from BellSouth. The Parties shall not restrict the customer's choice of using other telecommunications carriers and their services.

3.8 BellSouth maintains the right to serve directly any end user within the service area of ITC/\DeltaCom. BellSouth will continue to directly market its own telecommunications products and services and in doing so may establish independent relationships with end users of ITC/\DeltaCom.

3.9 Neither Party shall interfere with the right of any person or entity to obtain service directly from the other Party. Neither Party, its employees, nor its subcontractors shall make disparaging comments regarding the other Party or its services to end-users.

3.10 For the purpose of the resale of BellSouth's telecommunications services by ITC/\DeltaCom, BellSouth will provide ITC/\DeltaCom with an on line access to telephone numbers for reservation on a first come first serve basis. Such reservations of telephone numbers, on a pre-ordering basis shall be for a period of nine (9) days. ITC/\DeltaCom acknowledges that there may be instances where there is a shortage of telephone numbers in a particular Common Language Location Identifier Code (CLLIC) and in such instances BellSouth may request that ITC/\DeltaCom cancel its reservations of numbers. ITC/\DeltaCom shall comply with such request.

3.11 Further, upon ITC/\DeltaCom's request, and for the purpose of the resale of BellSouth's telecommunications services by ITC/\DeltaCom, BellSouth will reserve up to 100 telephone numbers per CLLIC, for ITC/\DeltaCom's sole use. Such telephone number reservations shall be valid for ninety (90) days from the reservation date. ITC/\DeltaCom acknowledges that there may be instances where there is a shortage of telephone numbers in a particular CLLIC and in such instances BellSouth shall use its best efforts to reserve for a ninety (90) day period a sufficient quantity of ITC/\DeltaCom's reasonable need in that particular CLLIC.

3.12 ITC/\DeltaCom may resell BellSouth services only within the specific resale service area as defined in its certificate(s) of authority as a local telecommunications carrier.

                                                                    Attachment 1
                                                                          Page 3

3.13 911- BellSouth shall provide to ITC/\DeltaCom 911 emergency call routing services at parity with BellSouth.

3.14 Customer Service Functions-Except as otherwise provided in this Agreement, ITC/\DeltaCom shall be the single point of contact for all ITC/\DeltaCom end users.

3.15 BellSouth shall refer all questions regarding ITC/\DeltaCom service or product directly to ITC/\DeltaCom. BellSouth shall use its best efforts to ensure that all BellSouth representatives who receive inquiries regarding ITC/\DeltaCom services do not in any way disparage or discriminate against ITC/\DeltaCom or its products or services.

3.16 The same quality standards that BellSouth requires of its employees when contacting BellSouth end users (e.g. honesty, respect, and courtesy) shall apply when its employees are in contact with ITC/\DeltaCom end users.

4.0      RESTRICTIONS ON PROVISION OF SERVICE

4.1 Service is furnished subject to the condition that it will not be used for any unlawful purpose.

4.2 Service will be discontinued if any law enforcement agency advises that the service being used is in violation of the law.

4.3 BellSouth can refuse service when it has grounds to believe that service will be used in violation of the law.

4.4 BellSouth accepts no responsibility to any person for any unlawful act committed by ITC/\DeltaCom or its end users as part of providing service to ITC/\DeltaCom for purposes of resale or otherwise.

4.5 The characteristics and methods of operation of any circuits, facilities or equipment provided by any person or entity other than BellSouth shall not:

         4.5.1 Interfere with or impair service over any facilities of BellSouth, its affiliates, or its connecting and concurring carriers involved in its service;

         4.5.2    Cause damage to BellSouth's plant;


         4.5.3    Impair the privacy of any communications; or


         4.5.4    Create hazards to any employees or the public.

4.6 Current telephone numbers may normally be retained by the end user. ITC/\DeltaCom has no property right to the telephone number or any other call number designation associated with services furnished by BellSouth, and no right to the continuance of service through any particular central office. BellSouth reserves the right to change such numbers, or the central office designation associated with such numbers, or both, whenever BellSouth deems it necessary to do so in the conduct of its business any such changes will be implemented in a nondiscriminatory manner.

4.7 No patent, copyright, trademark or other proprietary right is licensed, granted or otherwise transferred by this Agreement. ITC/\DeltaCom is strictly prohibited from any use, including but not limited to sales, marketing or advertising, of any BellSouth name or trademark.

5.0      BELLSOUTH'S PROVISION OF SERVICES TO ITC/\DELTACOM

5.1 ITC/\DeltaCom agrees that its resale of BellSouth services shall be as follows:

                                                                    Attachment 1
                                                                          Page 4

5.1.1 The resale of telecommunications services shall be limited to users and uses conforming to the class of service restrictions.

5.1.2 Hotel and Hospital PBX service are the only telecommunications services available for resale to Hotel/Motel and Hospital end users, respectively. Similarly, Access Line Service for Customer Provided Coin Telephones is the only local service available for resale to Independent Payphone Provider (IPP) customers. Shared Tenant Service customers can only be sold those telecommunications services available in BellSouth Shared Tenant Service Tariff

5.1.3 ITC/\DeltaCom is prohibited from furnishing both flat and measured rate service on the same business premises to the same subscribers (end users) as stated in A2 of BellSouth's Tariff except for backup service as indicated in the applicable state tariff Section A3.

5.2 BellSouth reserves the right to periodically audit services purchased by ITC/\DeltaCom to establish authenticity of use. Such audit shall not occur more than once in a calendar year. ITC/\DeltaCom shall make any and all records and data available to BellSouth or BellSouth's auditors on a reasonable basis. BellSouth shall bear the cost of said audit.

5.3 Resold services can only be used in the same manner as specified in BellSouth's Tariff. Resold services are subject to the same terms and conditions as are specified for such services when furnished to an individual end user of BellSouth in the appropriate section of BellSouth's Tariffs. Specific tariff features, e.g. a usage allowance per month, shall not be aggregated across multiple resold services. Resold services cannot be used to aggregate traffic from more than one end user customer except as specified in BellSouth's Tariff referring to Shared Tenant Service

5.4 BellSouth may provide any service or facility for which a charge is not established herein, as long as it is offered on the same terms to ITC/\DeltaCom.

5.5      White page directory listings will be provided in accordance with
         Section 4 of the General Terms and Conditions and with the regulations set forth in Section A6 of the General Subscriber Service Tariff.

5.6 Where available to BellSouth's end users, BellSouth shall provide the following telecommunications services at a discount to allow for voice mail services:

         -        Simplified Message Desk Interface - Enhanced ("SMDI-E")

         - Simplified Message Desk Interface ("SMDI") Message Waiting Indicator ("MWI") stutter dialtone and message waiting light feature capabilities.

         -        Call Forward on Busy/Don't Answer ("CF-B/DA")

         -        Call Forward on Busy ("CF/B")

         -        Call Forward Don't Answer ("CF/DA")


         Further, BellSouth messaging services set forth in BellSouth's Messaging Service Information Package shall be made available for resale without the wholesale discount.

5.7 BellSouth's Inside Wire Maintenance Service Plan may be made available for resale at rates, terms and conditions as set forth by BellSouth and without the wholesale discount.

5.8 BellSouth will provide customer record information to ITC/\DeltaCom provided ITC/\DeltaCom has either executed a blanket agency agreement or has the appropriate Letter(s) of Authorization. BellSouth shall

                                                                    Attachment 1
                                                                          Page 5

         provide customer record information via an electronic interface and in accordance with the provisions of Attachment 6.

5.9 Telephone numbers transmitted via any resold service feature are intended solely for the use of the end user of the feature. Resale of this information is prohibited.

6.0      OPERATIONS SUPPORT SYSTEMS FUNCTIONS

6.1 BellSouth shall provide ITC/\DeltaCom advance notice of changes to the prices, terms, and conditions for Resale in accordance with the provisions of Section 20.3 of the General Terms and Conditions. BellSouth provides electronic access to customer record information. Access is provided through the Local Exchange Navigation System (LENS), and the Telecommunications Access Gateway (TAG). Customer Record Information includes but is not limited to, customer specific information in CRIS and RSAG. ITC/\DeltaCom agrees not to view, copy or otherwise obtain access to the customer record information of any customer without that customer's permission and only in accordance with applicable federal and state regulations.

6.2 As provided in Section 3 of the General Terms and Conditions and Attachment 6, BellSouth shall provide ITC/\DeltaCom, at its request, non-discriminatory access to BellSouth's OSS functions for pre-ordering, ordering, provisioning, maintenance and repair, and billing. Such OSS functions shall be equal in quality and provisioned with the same timeliness as provided by BellSouth to itself or to any Subsidiary, Affiliate or any other Telecommunications Carrier to which BellSouth provides the OSS functions.

6.3 Charges for use of OSS shall be as set forth in Exhibit A of this Attachment and in Attachment 11 of this Agreement.

7.0      MAINTENANCE OF SERVICES

7.1 ITC/\DeltaCom will adopt and adhere to the standards contained in the applicable BellSouth Work Center Interface Agreement regarding maintenance and installation of service.

7.2 Services resold under BellSouth's Tariffs and facilities and equipment provided by BellSouth shall be maintained by BellSouth

7.3 ITC/\DeltaCom or its end users may not rearrange, move, disconnect, remove or attempt to repair any facilities owned by BellSouth, other than by connection or disconnection to any interface means used, except with the written consent of BellSouth.

7.4 ITC/\DeltaCom accepts responsibility to notify BellSouth of situations that arise that may result in a service problem.

7.5 ITC/\DeltaCom will be BellSouth's single point of contact for all repair calls on behalf of ITC/\DeltaCom's end users. The parties agree to promptly provide one another with toll-free contact numbers for such purposes.

7.6 ITC/\DeltaCom will contact the appropriate repair centers in accordance with reasonable procedures established by BellSouth

7.7 For all repair requests, ITC/\DeltaCom accepts responsibility for adhering to BellSouth's reasonable prescreening guidelines prior to referring the trouble to BellSouth.

7.8 BellSouth will bill ITC/\DeltaCom for handling troubles that are found not to be in BellSouth's network pursuant to its standard time and material charges. The standard time and material charges will be no more than what BellSouth charges to its retail customers for the same services.

                                                                    Attachment 1
                                                                          Page 6

7.9 BellSouth reserves the right to contact ITC/\DeltaCom's customers, if deemed necessary, for maintenance purposes.

7.10 Facilities and/or equipment utilized by BellSouth to provide service to ITC/\DeltaCom remain the property of BellSouth.

8.0      ESTABLISHMENT OF SERVICE

8.1 If ITC/\DeltaCom has not already done so, after receiving certification as a local exchange company from the appropriate regulatory agency, ITC/\DeltaCom will provide the appropriate Company service center the necessary documentation to enable BellSouth to establish a master account for ITC/\DeltaCom. Such documentation shall include the Application for Master Account, proof of authority to provide telecommunications services, an Operating Company Number ("OCN") assigned by the National Exchange Carriers Association ("NECA") and a tax exemption certificate, if applicable. BellSouth.

8.2      Service orders will be in a standard format designated by BellSouth.

8.3 BellSouth will not require end user confirmation prior to establishing service for ITC/\DeltaCom's end user customer. ITC/\DeltaCom must, however, be able to demonstrate end user authorization upon request.

8.4 ITC/\DeltaCom will be the single point of contact with BellSouth for all subsequent ordering activity resulting in additions or changes to resold services except that BellSouth will accept a request directly from the end user for conversion of the end user's service from ITC/\DeltaCom to BellSouth or will accept a request from another CLEC for conversion of the end user's service from ITC/\DeltaCom to the other LEC. BellSouth will promptly notify ITC/\DeltaCom that such a request has been processed.

8.5 If BellSouth determines that an unauthorized change in local service to ITC/\DeltaCom has occurred, BellSouth will reestablish service with the appropriate local service provider. If BellSouth determines that ITC/\DeltaCom has initiated the unauthorized change, the unauthorized change charge described in F.C.C. Tariff No. 1, Section 13 will be assessed. Appropriate nonrecurring charges, as set forth in Section A4. of the General Subscriber Service Tariff, will also be assessed to ITC/\DeltaCom. These charges shall be credited if ITC/\DeltaCom provides proof of authorization or if it is determined that BellSouth or another LEC other than ITC/\DeltaCom is the source of the error.

8.6 BellSouth shall take orders for resale from ITC/\DeltaCom provided the deposit requirements of Section 1.11 of Attachment 7 to this Agreement are met.

8.7 The Parties will adopt and adhere to the BellSouth guidelines associated with each method of providing customer record information.

9.0      STANDARDS OF PERFORMANCE

9.1 BellSouth shall provide Resale Services to ITC/\DeltaCom (i) in accordance with Attachment 10 hereto and (ii) as required by the FCC or the applicable State Commission.

10.      RESALE OF CUSTOMER SPECIFIC ARRANGEMENTS

10.1 BellSouth shall make available CSAs for resale as provided in Exhibits A and B to this Attachment. In cases where ITC/\DeltaCom resells an existing CSA, BellSouth will not impose any termination charges on the end user or on ITC/\DeltaCom provided that ITC/\DeltaCom agrees to execute a mutually acceptable assumption letter and thereafter abides by the terms of the CSA.

11.      PAYMENT AND BILLING ARRANGEMENTS

                                                                    Attachment 1
                                                                          Page 7

11.1 If ITC/\DeltaCom has not already done so, prior to submitting orders to BellSouth for local service, a master account must be established for ITC/\DeltaCom. ITC/\DeltaCom is required to provide the following before a master account is established: proof of PSC/PUC certification, the Application for Master Account, an Operating Company Number ("OCN") assigned by the National Exchange Carriers Association ("NECA") and a tax exemption certificate, if applicable.

11.2 BellSouth shall bill ITC/\DeltaCom on a current basis all applicable charges and credits.

11.3 Payment of all charges will be the responsibility of ITC/\DeltaCom. ITC/\ DeltaCom shall make payment to BellSouth for all services billed. Bell South is not responsible for payments not received by ITC/\DeltaCom from ITC/\DeltaCom's customers. BellSouth will not become involved in billing disputes that may arise between ITC/\DeltaCom and its customer. Payments made to BellSouth as payment on account will be credited to an accounts receivable master account and not to an end user's account.

11.4 BellSouth will render bills each month on established bill days for each ITC/\DeltaCom's accounts.

11.5 BellSouth will bill ITC/\DeltaCom, in advance, charges for all services to be provided during the ensuing billing period except charges associated with service usage, which charges will be billed in arrears. Charges will be calculated on an individual end user account level, including, if applicable, any charges for usage or usage allowances. BellSouth will also bill all charges, including but not limited to 911 and E911 charges, and telecommunications relay charges and other taxes and fees in accordance with applicable laws, orders and regulations.

11.6 The payment will be due by the next bill date (i.e., same date in the following month as the bill date) and is payable to immediately available funds. Payment is considered to have been made when received by BellSouth.

11.7 If the payment due date falls on a Sunday or on a Holiday which is observed on a Monday, the payment due date shall be the first non-Holiday day following such Sunday or Holiday. If the payment due date falls on a Saturday or on a Holiday which is observed on Tuesday, Wednesday, Thursday, or Friday, the payment due date shall be the last non-Holiday day preceding such Saturday or Holiday. If payment is not received by the payment due date, a late payment charge, as set forth in BellSouth's tariffs, shall apply.

11.8 If ITC/\DeltaCom requests multiple billing media or additional copies of bills, BellSouth will provide these at an appropriate charge to ITC/\DeltaCom.

12.      BILLING DISPUTES

12.1 Each Party agrees to notify the other Party upon the discovery of a billing dispute. In the event of a billing dispute, the Parties will endeavor to resolve the dispute within sixty (60) calendar days of the Bill Date on which such disputed charges appear. Resolution of the dispute is expected to occur at the first level of management resulting in a recommendation for settlement of the dispute and closure of a specific billing period. If the issues are not resolved within the allotted time frame, the following resolution procedure will begin:

         12.1.1 If the dispute is not resolved within sixty (60) days of the Bill Date, the dispute will be escalated to the second level of management for each of the respective Parties for resolution. If the dispute is not resolved within ninety (90) days of the Bill Date, the dispute will be escalated to the third level of management for each of the respective Parties for resolution.

         12.1.2   If the dispute is not resolved within one hundred and twenty
         (120) days of the Bill Date, the dispute will be escalated to the fourth level of management for each of the respective Parties for resolution.

         12.1.3 If a Party disputes a charge and does not pay such charge by the payment due date, such charges shall be subject to late payment charges as set forth in the Late Payment Charges provision of this

                                                                    Attachment 1
                                                                          Page 8

         Attachment. If a Party disputes charges and the dispute is resolved in favor of such Party, the other Party shall credit the bill of the disputing Party for the amount of the disputed charges along with any late payment charges assessed no later than the second Bill Date after the resolution of the dispute. Accordingly, if a Party disputes charges and the dispute is resolved in favor of the other Party, the disputing Party shall pay the other Party the amount of the disputed charges and any associated late payment charges assessed no later than the second bill payment due date after the resolution of the dispute. In no event, however, shall any late payment charges be assessed on any previously assessed late payment charges.

12.2 Upon proof of tax-exempt certification from ITC/\DeltaCom, the total amount billed to ITC/\DeltaCom will not include any taxes due from the end user. ITC/\DeltaCom will be solely responsible for the computation, tracking, reporting and payment of all federal, state and/or local jurisdiction taxes associated with the services resold to the end user.

12.3 As the customer of record, ITC/\DeltaCom will be responsible for, and remit to the BellSouth, all charges applicable to its resold services for emergency services (E911 and 911) and Telecommunications Relay Service (TRS) as well as any other charges of a similar nature.

12.4 If any portion of the payment is received by BellSouth after the payment due date as set forth preceding, or if any portion of the payment is received by BellSouth in funds that are not immediately available to BellSouth, then a late payment penalty shall be due to BellSouth. The late payment penalty shall be the portion of the payment not received by the payment due date times a late factor. The late factor shall be as set forth in Section A2 of the General Subscriber Service Tariff and Section B2 of the Private Line Service Tariff.

12.5 Any switched access charges associated with interexchange carrier access to the resold local exchange lines will be billed by, and due to, BellSouth. No additional charges are to be assessed to ITC/\DeltaCom.

12.6 BellSouth will not perform billing and collection services for ITC/\DeltaCom as a result of the execution of this Agreement. All requests for billing services should be referred to the appropriate entity or operational group within BellSouth.

12.7 Pursuant to 47 CFR Section 51.617, BellSouth will bill ITC/\DeltaCom end user common line charges identical to the end user common line charges BellSouth bills its end users.

12.8 In general, BellSouth will not become involved in disputes between ITC/\DeltaCom and ITC/\DeltaCom's end user customers over resold services. If a dispute does arise that cannot be settled without the involvement of BellSouth, ITC/\DeltaCom shall contact the designated Service Center for resolution. BellSouth will make every effort to assist in the resolution of the dispute and will work with ITC/\DeltaCom to resolve the matter in as timely a manner as possible. ITC/\DeltaCom may be required to submit documentation to substantiate the claim.

13.      DISCONTINUANCE OF SERVICE

13.1     The procedures for discontinuing service to an end user are as follows:


         13.1.1. Where possible, BellSouth will deny service to ITC/\DeltaCom's end user on behalf of, and at the request of, ITC/\DeltaCom. Upon restoration of the end user's service, restoral charges will apply and will be the responsibility of ITC/\DeltaCom. If within fifteen days after an end user's service has been denied no contact has been made in reference to restoring service, the end user's service will be disconnected.

         13.1.2. At the request of ITC/\DeltaCom, BellSouth will disconnect a ITC/\DeltaCom end user customer.


         13.1.3. All requests by ITC/\DeltaCom for denial or disconnection of an end user for nonpayment must be in writing or via the electronic interface established pursuant to Attachment 6 to the Agreement.

                                                                    Attachment 1
                                                                          Page 9

         13.1.4 ITC/\DeltaCom will be made solely responsible for notifying the end user of the proposed disconnection of the service.

         13.1.5 BellSouth will continue to process calls made to the Annoyance Call Center and will advise ITC/\DeltaCom when it is determined that annoyance calls are originated from one of their end user's locations. BellSouth shall be indemnified, defended and held harmless by ITC/\DeltaCom and/or the end user against any claim, loss or damage arising from providing this information to ITC/\DeltaCom. It is the responsibility of ITC/\DeltaCom to take the corrective action necessary with its customers who make annoying calls. Failure to do so will result in BellSouth's disconnecting the end user's service.

13.2 The procedures for discontinuing service to ITC/\DeltaCom are as follows:

         13.2.1 BellSouth reserves the right to suspend or terminate service for nonpayment or in the event of prohibited, unlawful or improper use of the facilities or service, abuse of the facilities, or any other violation or noncompliance by ITC/\DeltaCom of the rules and regulations of BellSouth's Tariffs.

         13.2.2 If payment of account is not received by the bill day in the month after the original bill day, BellSouth may provide written notice to ITC/\DeltaCom, that additional applications for service will be refused and that any pending orders for service will not be completed if payment is not received by the fifteenth day following the date of the notice. In addition BellSouth may, at the same time, give thirty days notice to the person designated by ITC/\DeltaCom to receive notices of noncompliance, and discontinue the provision of existing services to ITC/\DeltaCom at any time thereafter subject to state and federal regulatory requirements.

         13.3.3 In the case of such discontinuance, all billed charges, as well as applicable termination charges, shall become due.

         13.3.4 If BellSouth does not refuse additional applications for service or discontinue the provision of services on the date specified in the thirty day notice and ITC/\DeltaCom's noncompliance continues, nothing contained herein shall preclude BellSouth's right to refuse additional applications for service and discontinue the provision of existing service without further notice.

         13.3.5 If payment is not received or arrangements made for payment by the date given in the written notification, ITC/\DeltaCom's services will be discontinued. Upon discontinuance of service on a ITC/\DeltaCom account, service to ITC/\DeltaCom's end users will be denied. BellSouth will also reestablish service at the request of the end user or ITC/\DeltaCom upon payment of the appropriate connection fee and subject to BellSouth's normal application procedures. ITC/\DeltaCom is solely responsible for notifying the end user of the proposed disconnection of the service.

14.      MODIFICATION OF AGREEMENT

         Provisions for modifying the terms, rates and conditions of this Attachment are contained in Section 16 of the General Terms and Conditions to this Agreement.

                                                                    Attachment 1
                                                                         Page 10


                                                                       EXHIBIT A
                                                                          PAGE 1

                              APPLICABLE DISCOUNTS

         The telecommunications services available for purchase by Reseller for the purposes of resale to Reseller end users shall be available at the following discount off of the retail rate.

                             DISCOUNT*
-----------------------------------------------------------------
    STATE                 RESIDENCE       BUSINESS        CSAs***
-----------------------------------------------------------------
   ALABAMA                  16.3%          16.3%
-----------------------------------------------------------------
   FLORIDA                  21.83%         16.81%
-----------------------------------------------------------------
   GEORGIA                  20.3%          17.3%
-----------------------------------------------------------------
   KENTUCKY                 16.79%         15.54%
-----------------------------------------------------------------
  LOUISIANA                 20.72%         20.72%          9.05%
-----------------------------------------------------------------
 MISSISSIPPI                15.75%         15.75%
-----------------------------------------------------------------
NORTH CAROLINA              21.5%          17.6%
-----------------------------------------------------------------
SOUTH CAROLINA              14.8%          14.8%           8.98%
-----------------------------------------------------------------
 TENNESSEE**                16%            16%
-----------------------------------------------------------------

* When ITC/\DeltaCom provides Resale service in a cross boundary area (areas that are part of the local serving area of another state's exchange) the rates, regulations and discounts for the tariffing state will apply. Billing will be from the serving state.

** IN TENNESSEE, IF ITC/\DELTACOM PROVIDES ITS OWN OPERATOR SERVICES AND DIRECTORY SERVICES, THE DISCOUNT SHALL BE 21.56%. ITC/\DELTACOM MUST PROVIDE WRITTEN NOTIFICATION TO BELLSOUTH WITHIN 30 DAYS PRIOR TO PROVIDING ITS OWN OPERATOR SERVICES AND DIRECTORY SERVICES TO QUALIFY FOR THE HIGHER DISCOUNT RATE OF 21.56%.

*** UNLESS NOTED IN THIS COLUMN, THE DISCOUNT FOR BUSINESS WILL BE THE APPLICABLE DISCOUNT RATE FOR CSAs.

                                                                    Attachment 1
                                                                         Page 11


                                                                       EXHIBIT A
                                                                          PAGE 2

                     OPERATIONAL SUPPORT SYSTEMS (OSS) RATES

BellSouth has developed and made available the following mechanized systems by which ITC/\DeltaCom may submit LSRs electronically.

         LENS           Local Exchange Navigation System
         EDI            Electronic Data Interchange
         TAG            Telecommunications Access Gateway

LSRs submitted by means of one of these interactive interfaces will incur an OSS electronic ordering charge as specified in the Table below An individual LSR will be identified for billing purposes by its Purchase Order Number (PON). LSRs submitted by means other than one of these interactive interfaces (mail, fax, courier, etc.) will incur a manual order charge as specified in the table below:

--------------------------------------------------------------------------------
OPERATIONAL             ELECTRONIC                    MANUAL
SUPPORT                 PER LSR RECEIVED FROM THE     PER LSR RECEIVED FROM THE
SYSTEMS (OSS)           CLEC BY ONE OF THE OSS        CLEC BY MEANS OTHER THAN
RATES                   INTERACTIVE INTERFACES        ONE OF THE OSS INTERACTIVE
                                                      INTERFACES
--------------------------------------------------------------------------------
OSS LSR CHARGE          $3.50                           $19.99
--------------------------------------------------------------------------------
USOC                    SOMEC                           SOMAN
--------------------------------------------------------------------------------

Note: IN ADDITION TO THE OSS CHARGES, APPLICABLE DISCOUNTED SERVICE ORDER AND RELATED DISCOUNTED CHARGES APPLY PER THE TARIFF.

DENIAL/RESTORAL OSS CHARGE

In the event ITC/\DeltaCom provides a list of customers to be denied and restored, rather than an LSR, each location on the list will require a separate PON and, therefore will be billed as one LSR per location.
CANCELLATION OSS CHARGE

ITC/\DeltaCom will incur an OSS charge for an accepted LSR that is later canceled by ITC/\DeltaCom.

Note: Supplements or clarfications to a previously billed LSR will not incur another OSS charge.

THRESHOLD BILLING PLAN

                                                                       EXHIBIT A

                                                                    Attachment 1
                                                                         Page 12

The Parties agree that ITC/\DELTACOM will incur the mechanized rate for all LSRs, both mechanized and manual, if the percentage of mechanized LSRs to total LSRs meets or exceeds the threshold percentages shown below:

         Year             Ratio: Mechanized/Total LSRs

         2000                         80%

         2001                         90%

The threshold plan will be discontinued in 2002.

BellSouth will track the total LSR volume for each CLEC for each quarter. At the end of that time period, a Percent Electronic LSR calculation will be made for that quarter based on the LSR data tracked in the LCSC. If this percentage exceeds the threshold volume, all of that CLECs' future manual LSRs will be billed at the mechanized LSR rate. To allow time for obtaining and analyzing the data and updating the billing system, this billing change will take place on the first day of the second month following the end of the quarter (e.g. May 1 for 1Q, Aug 1 for 2Q, etc.). There will be no adjustments to the amount billed for previously billed LSRs.

                                                                    Attachment 1
                                                                         Page 13

---------------------------------------------------------------------------------------------------------------------------------
                                 AL               FL               GA                KY               LA                MS
     TYPE OF SERVICE
                          -------------------------------------------------------------------------------------------------------
                          Resale Discount  Resale Discount  Resale  Discount  Resale Discount  Resale  Discount  Resale Discount
                          -------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
   1    Grandfathered      Yes     Yes      Yes      Yes      Yes      Yes     Yes      Yes      Yes      Yes     Yes      Yes
        Services (Note 1)
---------------------------------------------------------------------------------------------------------------------------------
   2    Contract Service   Yes     Yes      Yes      Yes      Yes      Yes     Yes      Yes      Yes      Yes     Yes      Yes
        Arrangements
---------------------------------------------------------------------------------------------------------------------------------
   3    Promotions - (more Yes     Yes      Yes      Yes      Yes      Yes     Yes      Yes      Yes      Yes     Yes      Yes
        than) 90 Days(Note 2)
---------------------------------------------------------------------------------------------------------------------------------
   4    Promotions - (more Yes      No      Yes      No       Yes      No     Yes       No       Yes      No      Yes      No
        than) 90 Days (Note 2)
---------------------------------------------------------------------------------------------------------------------------------
   5    Lifeline/Link Up   Yes     Yes      Yes      Yes      Yes      Yes    Note 4  Note 4     Yes      Yes     Yes      Yes
        Services
---------------------------------------------------------------------------------------------------------------------------------
   6    911/E911           Yes     Yes      Yes      Yes      Yes      Yes     Yes      Yes      No       No      Yes      Yes
        Services
---------------------------------------------------------------------------------------------------------------------------------
   7    N11 Services       Yes     Yes      Yes      Yes      Yes      Yes      No      No       No       No       Yes     Yes
---------------------------------------------------------------------------------------------------------------------------------
   8    AdWatchSM Svc      Yes     Yes      Yes      Yes      Yes      Yes     Yes      Yes      Yes      Yes     Yes      Yes
        (See Note 6)
---------------------------------------------------------------------------------------------------------------------------------
   9    MemoryCall(R)      Yes      No      Yes      No       Yes      No      Yes      No       Yes      No      Yes      No
        Service
---------------------------------------------------------------------------------------------------------------------------------
  10    Mobile Services    Yes      No      Yes      No       Yes      No      Yes      No       Yes      No      Yes      No
---------------------------------------------------------------------------------------------------------------------------------
  11    Federal            Yes      No      Yes      No       Yes      No      Yes      No       Yes      No      Yes      No
        Subscriber Line
        Charges
---------------------------------------------------------------------------------------------------------------------------------
  12    Non-Recurring      Yes     Yes      Yes      Yes      Yes      Yes     Yes      Yes      Yes      Yes     Yes      Yes
        Charges
---------------------------------------------------------------------------------------------------------------------------------
  13    End User Line      Yes      No      Yes      No       Yes      No      Yes      No       Yes      No      Yes      No
        Charge - Number
        Portability
---------------------------------------------------------------------------------------------------------------------------------
  14    Public Telephone   Yes     Yes      Yes      Yes      Yes      Yes     Yes      Yes      Yes      Yes     Yes      Yes
        Access Service
        (PTAS)
---------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                                 NC                SC               TN
     TYPE OF SERVICE
                          -----------------------------------------------------
                          Resale  Discount  Resale  Discount Resale  Discount
                          -----------------------------------------------------
-------------------------------------------------------------------------------
   1    Grandfathered      Yes      Yes      Yes     Yes      Yes      Yes
        Services (Note 1)
-------------------------------------------------------------------------------
   2    Contract Service   Yes      Yes      Yes     Yes      Yes      Yes
        Arrangements
-------------------------------------------------------------------------------
   3    Promotions - >     Yes      Yes      Yes     Yes      Yes    Note 3
        90 Days(Note 2)
-------------------------------------------------------------------------------
   4    Promotions - (more Yes      No       Yes      No      Yes      No
        than) 90 Days (Note 2)
-------------------------------------------------------------------------------
   5    Lifeline/Link Up   Yes      Yes      Yes     Yes      Yes      Yes
        Services
-------------------------------------------------------------------------------
   6    911/E911           Yes      Yes      Yes     Yes      Yes      Yes
        Services
-------------------------------------------------------------------------------
   7    N11 Services       Yes      Yes      No       No      Yes      Yes
-------------------------------------------------------------------------------
   8    AdWatchSM Svc      Yes      Yes      Yes     Yes      Yes      Yes
        (See Note 6)
-------------------------------------------------------------------------------
   9    MemoryCall(R)      Yes      No       Yes      No      Yes      No
        Service
-------------------------------------------------------------------------------
  10    Mobile Services    Yes      No       Yes      No      Yes      No
-------------------------------------------------------------------------------
  11    Federal            Yes      No       Yes      No      Yes      No
        Subscriber Line
        Charges
-------------------------------------------------------------------------------
  12    Non-Recurring      Yes      Yes      Yes     Yes      Yes      No
        Charges
-------------------------------------------------------------------------------
  13    End User Line      Yes      No       Yes      No      Yes      No
        Charge - Number
        Portability
-------------------------------------------------------------------------------
  14    Public Telephone   Yes      Yes      Yes      No      Yes      Yes
        Access Service
        (PTAS)
-------------------------------------------------------------------------------
                  APPLICABLE NOTES:
         1. GRANDFATHERED SERVICES can be resold only to existing subscribers of the grandfathered service.
         2. Where available for resale, PROMOTIONS will be made available only to end users who would have qualified for the promotion had it been provided by BellSouth directly.
         3. In Tennessee, long-term PROMOTIONS (offered for more than ninety (90) days) may be obtained at one of the following rates:
                           (a) the stated tariff rate, less the wholesale
                  discount;

                                                                    Attachment 1
                                                                         Page 14

                           (b) the promotional rate (the promotional rate
                  offered by BellSouth will not be discounted further by the wholesale discount rate)
         4. LIFELINE/LINK UP services may be offered only to those subscribers who meet the criteria that BellSouth currently applies to subscribers of these services as set forth in Sections A3 and A4 of the BellSouth General Subscriber Services Tariff.
         5. Some of BellSouth's local exchange and toll telecommunications services are not available in certain central offices and areas.
         6. AdWatch/SM/ Service is tariffed as BellSouth(R) AIN Virtual Number Call Detail Service.

                                                                    ATTACHMENT 2
                                                                          PAGE 1


                                  ATTACHMENT 2

                           UNBUNDLED NETWORK ELEMENTS

                                                                    ATTACHMENT 2
                                                                          PAGE 2

TABLE OF CONTENTS

1.    INTRODUCTION............................................................3

2.    UNBUNDLED LOOPS.........................................................4

3.    INTEGRATED DIGITAL LOOP CARRIERS.......................................10

4.    NETWORK INTERFACE DEVICE...............................................10

5.    UNBUNDLED LOOP CONCENTRATION (ULC) SYSTEM..............................12

6.    SUB-LOOP ELEMENTS......................................................13

7.    UNBUNDLED NETWORK TERMINATING WIRE (UNTW)..............................16

8.    UNBUNDLED NETWORK ELEMENT COMBINATIONS.................................19

9.    SWITCHING..............................................................26

10.   TRANSPORT, CHANNELIZATION AND DARK FIBER...............................30

11.   TANDEM SWITCHING.......................................................37

12.   OPERATOR SYSTEMS.......................................................39

13.   SIGNALING..............................................................45

14.   SIGNALING TRANSFER POINTS (STPS).......................................46

15.   SERVICE CONTROL POINTS/DATABASES.......................................51

16.   PREORDERING LOOP MAKEUP (LMU)..........................................58

17.   SS7 NETWORK INTERCONNECTION............................................61

18.   AIN SELECTIVE CARRIER ROUTING FOR OPERATOR SERVICES, DIRECTORY
      ASSISTANCE AND REPAIR CENTERS..........................................65

19.   PACKET SWITCHING CAPABILITY............................................66

20.   BASIC 911 AND E911.....................................................67

21.   RATES..................................................................69

EXHIBIT A - LIDB STORAGE AGREEMENT................................EXHIBIT A
EXHIBIT B - CNAM DATABASE SERVICES................................EXHIBIT B

                                                                    ATTACHMENT 2
                                                                          PAGE 3

                      ACCESS TO UNBUNDLED NETWORK ELEMENTS

1.                INTRODUCTION

1.1 BellSouth shall, upon request of ITC/\DeltaCom, and to the extent technically feasible, provide to ITC/\DeltaCom access to its unbundled network elements for the provision of ITC/\DeltaCom's telecommunications service. If no rate is identified in the contract, the rate for the specific service or function will be as set forth in applicable BellSouth tariff or as negotiated by the parties upon request by either party. Services cannot be charged as unbundled network elements; for example, ordering services from the tariff to a point collocated in a Central Office shall not incur UNE local loop or cross connect charges. At ITC/\DeltaCom's option, access services may be ordered to the collocation space.

1.2 ITC/\DeltaCom may purchase unbundled network elements from BellSouth for use in any manner ITC/\DeltaCom chooses to provide telecommunication services to its intended users, including recreating existing BellSouth services. With the exception of the sub-loop elements which are located outside of the central office, BellSouth shall deliver the unbundled network elements purchased by ITC/\DeltaCom for combining to the designated ITC/\DeltaCom collocation space. The unbundled network elements shall be provided as set forth in this Attachment.

1.3 BellSouth will provide the following combined unbundled network elements for purchase by ITC/\DeltaCom. The rate of the following combined unbundled network elements is the sum of the individual element prices as set forth in Attachment
                  11. Order Coordination as defined in Section 2 of Attachment 2 of this Agreement is available for each of these combinations. Order Coordination for combinations listed below involving an SL1 loop is available only at an additional charge:

                  o  Loop and cross connect
                  o  Port and cross connect
                  o  Port and cross connect and vertical features
                  o  Port and cross connect and common transport
                  o Port and cross connect and common transport and vertical features
                  o  Port and vertical features
                  o  Loop with loop channelization (inside central office)
                  o Loop with loop channelization (inside central office) and LNP
                  o  Port and common transport
                  o  Loop and LNP

                                                                    ATTACHMENT 2
                                                                          PAGE 4

1.4 BellSouth shall comply with the requirements as set forth in the technical references within Attachment 2 to the extent that they are consistent with the greater of BellSouth's actual performance or applicable industry standards.

1.5 In the event that any effective legislative, regulatory, judicial or other legal action modifies or redefines the "Network Elements" in a manner which materially affects the terms of this Attachment or the Network Elements and/or prices set forth herein, either Party may, on thirty (30) days written notice, require renegotiation of such terms, and the Parties shall renegotiate in good faith such new terms in accordance with such legislative, regulatory, judicial or other legal action. In the event such new terms are not renegotiated within ninety (90) days after the notice for renegotiation, either party may petition the Commission for resolution of the dispute between the Parties. Each Party reserves the right to seek judicial review of any Commission ruling concerning this Attachment.

1.6 Performance Measurements associated with this Attachment 2 are contained in Attachment 10.

2.                UNBUNDLED LOOPS

2.1 BellSouth agrees to offer access to unbundled loops pursuant to the following terms and conditions and at the rates set forth in this Attachment.


2.2               DEFINITION

2.2.1 The loop is the physical medium or functional path on which a subscriber's traffic is carried from the MDF or similar terminating device in a central office up to the termination at the NID at the customer's premise. Each unbundled loop will be provisioned with a NID.

2.2.2 The provisioning of loops to ITC/\DeltaCom will require cross-office cabling and cross-connections within the central office to connect the loop to a local switch or to other transmission equipment in collocation space. These cross-connects are a separate element and are not considered a part of the loop.

2.2.2.1 BellSouth Order Coordination referenced in this Attachment includes two types: "Order Coordination" and "Order Coordination - Time Specific."

2.2.2.2 "Order Coordination" (also known as Manual Order Coordination) refers to standard BellSouth service order coordination involving SL2 and 4-wire voice loops and all digital loops. Order coordination for physical conversions will be scheduled at BellSouth's discretion during normal working hours on the committed due date and ITC/\DeltaCom advised.

                                                                    ATTACHMENT 2
                                                                          PAGE 5

2.2.2.3 "Order Coordination - Time Specific" (also known as Order Coordination - Time Specific) refers to service order coordination in which ITC/\DeltaCom requests a specific time for a service order conversion to take place. Loops on a single service order of 14 or more loops will be provisioned on a project basis. OC-TS is a chargeable option in addition to any applicable OC charge. ITC/\DeltaCom may specify a time between 9:00 a.m. and 4:00 p.m. Monday through Friday. If ITC/\DeltaCom specifies a time outside this window, or selects a time or quantity of loops that requires BellSouth technicians to work outside normal work hours, overtime charges will apply in addition to the OC-TS charges.

2.2.2.4 Where facilities are available, BellSouth will install unbundled loops within a 5-7 business days interval. For orders of 14 or more unbundled loops, the installation will be handled on a project basis and the intervals will be set by the BellSouth project manager for that order. Said interval will be set in a reasonable manner and in accordance with any required extra work times. Some unbundled loops require a Service Inquiry (SI) to determine if facilities are available prior to issuing the order. The interval for the SI process is separate from the installation interval. For expedite requests by ITC/\DeltaCom, expedite charges will apply for intervals less than 5 days. The charges outlined in BellSouth's FCC # 1 Tariff, Section 5.1.1, will apply. If ITC/\DeltaCom cancels an order for UNE services, any costs incurred by BellSouth in conjunction with the provisioning of that order will be recovered in accordance with FCC #1 Tariff, Section 5.4.

2.2.3 BellSouth will offer Unbundled Voice Loops (UVL) in two different service levels - Service Level One (SL1) and Service Level Two (SL2). SL1 loops will be non-designed, and will not have test points. Order Coordination (OC) and/or engineering information/circuit make-up data will be chargeable options. Upon issuance of an order in the service order system, SL1 loops without optional Order Coordination will be activated on the due date in the same manner and time frames that BellSouth normally activates POTS-type loops for its customers; provided, however, that for loop activation in BellSouth staffed central offices, BellSouth will use its best efforts to provide an a.m. or p.m. designation only where loop activation requires dispatching of a BellSouth technician and where ITC/\DeltaCom has specifically requested an a.m. or p.m. preference for activation on the LSR. Further, for loop activation in BellSouth central offices that are not staffed, BellSouth will use its best efforts to provide an a.m. or p.m. designation only where loop activation requires dispatching of a BellSouth technician and where ITC/\DeltaCom has specifically requested a.m. or p.m. preference for activation on the LSR. SL2 loops shall have test points, will be designed with a Design Layout Record provided to ITC/\DeltaCom, and will be provided with Order Coordination. The OC feature will allow ITC/\DeltaCom to coordinate the installation of the loop with the disconnect of an existing customer's service and/or number portability service. In these cases, BellSouth will perform the order conversion with standard order coordination at its discretion during normal work hours.

                                                                    ATTACHMENT 2
                                                                          PAGE 6

2.2.4 BellSouth will also offer Unbundled Digital Loops (UDL). They will be designed (where appropriate), will be provisioned with test points (where appropriate), and will come standard with Order Coordination and a Design Layout Record (DLR).

2.2.5 As a chargeable option on all unbundled loops BellSouth will offer Order Coordination - Time Specific (OC-TS). This will allow ITC/\DeltaCom the ability to specify the time that the coordinated conversion takes place.

2.2.6 ITC/\DeltaCom will be responsible for testing and isolating troubles on the unbundled loops. Once ITC/\DeltaCom has isolated a trouble to the BellSouth provided loop, ITC/\DeltaCom will issue a trouble to BellSouth on the loop. BellSouth will take the actions necessary to repair the loop if a trouble actually exists. BellSouth will repair these loops in the same time frames that BellSouth repairs similarly situated loops to its customers

2.2.7 Either Party may charge the other for dispatching and testing of a trouble where the trouble was found not to be in the network of the dispatching or testing Party and the dispatching or testing Party's equipment did not cause the dispatch. Where there is a dispute as to the appropriateness of such charge, the Parties will meet and review the record of repair history and determine whether the charge was appropriate. Charges so assessed by BellSouth shall be on a time and materials basis as set forth in BellSouth's state commission approved tariffs. Charges so assessed by ITC/\DeltaCom shall be on a time and materials basis as set forth in ITC/\DeltaCom's state commission approved tariffs. If ITC/\DeltaCom does not have state commission approved tariffs addressing such charges, then such charges shall be assessed by ITC/\DeltaCom at the rates set forth in BellSouth's tariffs. If the trouble which was originally found not to be in the network of the dispatching or testing Party is later proven to be a trouble in the dispatching or testing Party's network, the dispatching or testing Party shall waive or refund any such charges.

2.2.8             ORDERING PROCESS

2.2.8.1 The ordering process for unbundled loops shall proceed in accordance with this Section 2.2.8 and Attachment 6 of this Agreement.

2.2.8.2 BellSouth shall exercise its best efforts in attempting to meet the conversion time ITC/\DeltaCom requests through the LSR. However, unless ITC/\DeltaCom's LSR specifies a time-specific conversion, in which case the conversion must commence at the time indicated in the LSR, then within forty-eight (48) to twenty-four (24) hours prior to the date and time requested for the loop conversion in ITC/\DeltaCom's LSR and acknowledged in BellSouth's FOC, BellSouth may contact ITC/\DeltaCom, via telephone, to finalize a scheduled conversion time (i.e., a specific time, on the date set forth in the FOC) which may be different from the conversion time ITC/\DeltaCom requested in the LSR. The scheduled

                                                                    ATTACHMENT 2
                                                                          PAGE 7

                  conversion time shall be the time at which the parties shall commence coordination of loop installation with the disconnect and reconnect of an end user's service and any number portability update. BellSouth shall not assess any additional charges for scheduled conversion times commencing between BellSouth normal business hours as set forth in Section 4.6.1 of Attachment 6.

2.2.8.3           At the scheduled conversion time, BellSouth shall have a sixty
                  (60) minute window within which it shall contact ITC/\DeltaCom to begin the loop conversion process. Provided, however, that if ITC/\DeltaCom requested a time-specific conversion, the conversion shall commence at the time indicated in ITC/\DeltaCom's LSR and be completed consistently with timeframes for time-specific conversions.

2.2.8.3.1 If either Party dispatches a technician for a loop conversion and the other Party fails to complete the conversion at the scheduled time, the non-performing Party may be charged the one (1) hour additional engineering charges set forth in BellSouth's FCC No. 1 tariff, Section 13.1.

2.2.8.4 After the loop conversion process commences, a coordinated loop cutover, which shall include coordinated conversion of number portability, shall be completed within the following time periods:

2.2.8.4.1 For single loop conversions per location, the conversion shall be completed within fifteen (15) minutes;

2.2.8.4.2 For up to ten (10) loop conversions per location, the conversion of all loops shall be completed within sixty (60) minutes, and each individual loop conversion shall be completed within fifteen (15) minutes;

2.2.8.4.3 For loop conversions not exceeding thirty (30) loops per location and not determined complex or exceptionally large, the conversion of all loops shall be completed within one hundred and twenty (120) minutes. All loops above a thirty loop quantity, or ten (10) loop quantity and determined as complex (a cut that requires more operation than a single cut point), will be negotiated by ITC/\DeltaCom and BellSouth prior to the due date.

2.2.8.4.4 BellSouth agrees that upon ITC/\DeltaCom's request, for order coordinated loop cutovers involving three (3) or more lines, at least two lines will remain in service at all times during the conversion process.

2.2.8.5 Where facilities for requested new services do not currently exist, the installation intervals will be determined by BellSouth. ITC/\DeltaCom will then be notified of the targeted due date. BellSouth shall provide ITC/\DeltaCom adequate justification and an explanation of the unusual circumstances that caused BellSouth to be unable to meet these commitments.

                                                                    ATTACHMENT 2
                                                                          PAGE 8

2.3               TECHNICAL REQUIREMENTS

2.3.1 To the extent available within BST's Network at a particular location, BellSouth will offer loops capable of supporting telecommunications services such as: POTS, Centrex, basic rate ISDN, analog PBX, voice grade private line, ADSL, HDSL, DS1 and digital data (up to 64 kb/s). Additional services may include digital PBXs, primary rate ISDN, xDSL, and Nx 64 kb/s. If a requested loop type is not available, then ITC/\DeltaCom can use the Special Construction process to request that BellSouth place facilities or otherwise modify facilities in order to meet the ITC/\DeltaCom's request.

2.3.1.1 The loop will support the transmission, signaling, performance and interface requirements of the services described in 2.3.1 above. It is recognized that the requirements of different services are different, and that a number of types or grades of loops are required to support these services. Services provided over the loop by ITC/\DeltaCom will be consistent with industry standards and BST's TR73600.

2.3.1.2 In some instances, ITC/\DeltaCom will require access to a copper twisted pair loop unfettered by any intervening equipment (e.g., filters, load coils, range extenders, etc.) and/or limited amounts of bridge/end taps, so that ITC/\DeltaCom can use the loop for a variety of services by attaching appropriate terminal equipment at the ends. ITC/\DeltaCom will determine the type of service that will be provided over the loop. In some cases, ITC/\DeltaCom may be required to pay additional charges for the removal of certain types of equipment. Unless and until BellSouth implements a separate charge for loop conditioning, BellSouth's Special Construction process will be used to determine the costs and feasibility of these activities. If ITC/\DeltaCom requests loop conditioning as described in this Section, BellSouth will construct the loop type ordered and will maintain such loop to the characteristics and specifications of the loop type ordered.

2.3.1.2.1 In cases in which ITC/\DeltaCom has requested that BellSouth remove equipment from the BellSouth loop, BellSouth will no longer be expected to maintain and repair the loop to the standards specified for that original loop type in the TR73600 and other standards referenced in this Agreement.

2.3.1.2.2. ITC/\DeltaCom, in performance of its obligations pursuant to the preceding Section, shall maintain records that will reflect that pursuant to ITC/\DeltaCom's request BellSouth has removed certain equipment from BellSouth provided loops and as such, the loop may not perform within the technical specifications associated with the original loop type. ITC/\DeltaCom will not report to BellSouth troubles on said loops where the loops are not performing within the technical specifications of that original loop type. However, in the event that

                                                                    ATTACHMENT 2
                                                                          PAGE 9

                  ITC/\DeltaCom has requested such modifications to the loop and troubles arise on the modified loop, BellSouth will restore the loop only to maintain the technical characteristics of (1) electrical (DC) continuity, (2) balance between tip and ring, and (3) resistance on loops no longer than 18,000 feet. On loops longer than 18,000 feet, resistance will be maintained where technically feasible.

2.3.1.2 In addition, ITC/\DeltaCom recognizes there may be instances, where a loop modified in this manner may be subjected to normal network configuration changes that may cause the circuit characteristics to be changed and may create an outage of the service that ITC/\DeltaCom has placed on the loop. If this occurs, BellSouth will work cooperatively with ITC/\DeltaCom to restore the circuit to its previous modified status as quickly as possible. ITC/\DeltaCom will pay the Time and Materials costs associated with BellSouth's work efforts needed to bring the loop back to its previous modified status. BellSouth will use best efforts to prevent the occurrence of such changes.

2.3.1.3 To the extent BellSouth converts a resold service to unbundled network elements for any telecommunications carrier, BellSouth shall make available to ITC/\DeltaCom the same conversion for the same services and elements on the same terms and conditions and at the same rates, if any; provided, however that the rate for such conversion shall not exceed those rates set forth in Attachment 11 to this Agreement. The Parties agree that such rates are interim and upon establishment of a permanent rate, either through negotiation or by order of the Commission, the parties will amend this Agreement to reflect the new rate and will true up such rate retroactively back to the effective date of this Agreement.

2.3.1.4 BellSouth shall develop a process to identify the carrier for each unbundled loop and establish automated inter-company referral and/or call hand-off processes for an additional charge developed via the BFR process. In addition, ITC/\DeltaCom may deploy DLC equipment (TR 303 compliant) in ITC/\DeltaCom's collocation space or in ITC/\DeltaCom's network.

2.3.2 The loop shall be provided to ITC/\DeltaCom in accordance with the following Technical References:

                  BellSouth's TR73600, Unbundled Local Loop Technical Specification

2.3.2.1 Bellcore TR-NWT-000057, Functional Criteria for Digital Loop Carrier Systems, Issue 2, January 1993.

2.3.2.2 Bellcore TR-NWT-000393, Generic Requirements for ISDN Basic Access Digital Subscriber Lines.

2.3.2.3 ANSI T1.102 - 1993, American National Standard for Telecommunications - Digital Hierarchy - Electrical Interfaces.

                                                                    ATTACHMENT 2
                                                                         PAGE 10

2.3.2.4 ANSI T1.403 - 1989, American National Standard for Telecommunications - Carrier to Customer Installation, DS1 Metallic Interface Specification.

2.3.2.5 ANSI T1.413 - 1998, American National Standard for Telecommunications Network and Customer Installation Interfaces - Asymmetric Digital Subscriber Line (ADSL) Metallic Interface

3.                INTEGRATED DIGITAL LOOP CARRIERS

                  Consistent with the Commission's decision in Docket No. 990750-TP, BellSouth shall provide IDLC functionality to ITC/\DeltaCom if it is within the existing functionality and capacity of the serving switch. In addition, if it is within the existing functionality and capacity of the serving switch, BellSouth shall use a "side-door" method. If an unbundled loop using IDLC technology is not within the existing functionality and capacity of the serving switch, ITC/\DeltaCom may submit its order for an unbundled loop using IDLC technology through the BFR process.

4.                NETWORK INTERFACE DEVICE

4.1               DEFINITION

                  The NID is defined as any means of interconnection of end-user customer inside wire to BellSouth's distribution plant, such as a cross-connect device used for that purpose. The NID is a single-line termination device or that portion of a multiple-line termination device required to terminate a single line or circuit at the premises. The NID features two independent chambers or divisions that separate the service provider's network from the End User's on-premises wiring. Each chamber or division contains the appropriate connection points or posts to which the service provider and the end user each make their connections. The NID provides a protective ground connection and is capable of terminating cables such as twisted pair cable.

4.2               BellSouth shall permit ITC/\DeltaCom to connect
                  ITC/\DeltaCom's loop facilities the end-user's inside wire through the BellSouth NID or at any other technically feasible point.

4.3               ACCESS TO NETWORK INTERFACE DEVICE (NID)

4.3.1 Due to the wide variety of NIDs utilized by BellSouth (based on subscriber size and environmental considerations), ITC/\DeltaCom may access the end user's wire by any of the following means: BellSouth shall allow ITC/\DeltaCom to connect its loops directly to BellSouth's multi-line residential NID enclosures that have additional space and are not used by BellSouth or any other telecommunications carriers to provide service to the premise. ITC/\DeltaCom agrees to install compatible protectors and test jacks and to maintain the protection system and equipment and to indemnify BellSouth pursuant to Section 6 of the General Terms and Conditions of this Agreement.

                                                                    ATTACHMENT 2
                                                                         PAGE 11

4.3.1.1 Where an adequate length of the end user's inside wire is present and environmental conditions permit, either Party may remove the inside wire from the other Party's NID and connect that wire to that Party's own NID; or

4.3.1.2 Enter the subscriber access chamber or "side" of "dual chamber" NID enclosures for the purpose of extending a connecterized or spliced jumper wire from the inside wiring through a suitable "punch-out" hole of such NID enclosures; or

4.3.1.3 Request BellSouth to make other rearrangements to the inside wiring terminations or terminal enclosure on a time and materials cost basis to be charged to the requesting Party (i.e., ITC/\DeltaCom, its agent, the building owner or the subscriber). Such charges will be billed to the requesting Party.

4.3.1.4 In no case shall either Party remove or disconnect the other Party's loop facilities from either Party's NIDs, enclosures, or protectors unless: (1) the applicable Commission has expressly permitted the same; (2) the disconnecting Party provides prior notice to the other Party, and (3) the Party disconnecting appropriately caps off and guards the other Party's loops. It will be ITC/\DeltaCom's responsibility to ensure there is no safety hazard and will hold BellSouth harmless for any liability associated with the removal of the BellSouth loop from the BellSouth NID. In such cases, it shall be the responsibility of the disconnecting party, once the other Party's loop has been disconnected from the NID, to reconnect the disconnected loop to a nationally-recognized-testing-laboratory-listed station protector, which has been grounded as per Article 800 of the National Electrical Code. If ITC/\DeltaCom does not wish to accept this responsibility, other options exist in which BellSouth installs a NID for ITC/\DeltaCom as a chargeable option.

4.3.1.5 In no case shall either Party remove or disconnect ground wires from BellSouth's NIDs, enclosures, or protectors.

4.3.1.6 In no case shall either Party remove or disconnect NID modules, protectors, or terminals from BellSouth's NID enclosures.

4.3.1.7 Due to the wide variety of NID enclosures and outside plant environments BellSouth will work with ITC/\DeltaCom to develop specific procedures to establish the most effective means of implementing this Section 4.

4.3.2             TECHNICAL REQUIREMENTS

4.3.2.1 The NID shall provide an accessible point of interconnection and shall maintain a connection to ground.

                                                                    ATTACHMENT 2
                                                                         PAGE 12

4.3.2.2 The NID shall be capable of transferring electrical analog or digital signals between the subscriber's inside wiring and the Distribution Media and/or cross connect to ITC/\DeltaCom's NID, consistent with the NID's function at the Effective Date of this Agreement.

4.3.2.3 Where a BellSouth NID exists, it is provided in its "as is" condition. ITC/\DeltaCom may request BellSouth do additional work to the NID in accordance with Section 4.3.1.7. When ITC/\DeltaCom deploys its own local loops with respect to multiple-line termination devices, ITC/\DeltaCom shall specify the quantity of NIDs connections that it requires within such device.

4.3.1             INTERFACE REQUIREMENTS

4.3.2 The NID shall be equal to or better than all of the requirements for NIDs set forth in the following technical references:

4.3.3 Bellcore Technical Advisory TA-TSY-000120 "Customer Premises or Network Ground Wire";

4.3.4 Bellcore Generic Requirement GR-49-CORE "Generic Requirements for Outdoor Telephone Network Interface Devices";

4.3.5 Bellcore Technical Requirement TR-NWT-00239 "Indoor Telephone Network Interfaces";

4.4.5 Bellcore Technical Requirement TR-NWT-000937 "Generic Requirements for Outdoor and Indoor Building Entrance"

5.                UNBUNDLED LOOP CONCENTRATION (ULC) SYSTEM

5.1 BellSouth will provide to ITC/\DeltaCom Unbundled Loop Concentration (ULC). Loop concentration systems in the central office concentrate the signals transmitted over local loops onto a digital loop carrier system. The concentration device is placed inside a BellSouth central office. BellSouth will offer ULC with a TR008 interface or a TR303 interface

5.2 ULC will be offered in two sizes. System A will allow up to 96 BellSouth loops to be concentrated onto multiple DS1s. The high-speed connection from the concentrator will be at the electrical DS1 level and may connect to ITC/\DeltaCom at ITC/\DeltaCom's collocation site. System B will allow up to 192 BellSouth loops to be concentrated onto multiple DS1s. System A may be upgraded to a System B. A minimum of two DS1s is required for each system (i.e., System A requires two DS1s and System B would require an additional two DS1s or four in total). All DS1 interfaces will terminate to the CLEC's collocation space. ULC service is offered with or without concentration and with or without protection. A

                                                                    ATTACHMENT 2
                                                                         PAGE 13

                  Line Interface element will be required for each loop that is terminated onto the ULC system. Rates for ULC are as set forth in this Attachment 11.

6.                SUB-LOOP ELEMENTS

6.1 Where facilities permit and subject to applicable and effective FCC rules and orders, BellSouth shall offer access to its Unbundled Sub Loop (USL) and Unbundled Sub-loop Concentration (USLC) System. BellSouth shall provide non-discriminatory access, in accordance with 51.311 and
                  Section 251(c) (3) of the Act, to the sub-loop. On an unbundled basis and pursuant to the following terms and conditions and the rates approved by the Commission and set forth in Attachment 11 of this Agreement.

6.1.1 Sub-loop components include but are not limited to the following:

6.1.2             Unbundled Sub-Loop Distribution;

6.1.3             Unbundled Sub-Loop Concentration/Multiplexing Functionality;
                  and

6.1.4             Unbundled Sub-Loop Feeder.

6.2               UNBUNDLED SUB-LOOP (DISTRIBUTION FACILITIES)

6.2.1             DEFINITION

6.2.2 Subject to applicable and effective FCC rules and orders, the unbundled sub-loop distribution facility is dedicated transmission facility that BellSouth provides from a customer's point of demarcation to a BellSouth cross-connect device. The BellSouth cross-connect device may be located within a remote terminal (RT) or a stand-alone cross-box in the field or in the equipment room of a building. The unbundled sub-loop distribution media is a copper twisted pair that can be provisioned as a 2 Wire or 4 Wire facility. Following are the current sub-loop distribution offerings:

6.2.2.1 Voice grade Unbundled Sub-Loop Distribution (USL-D) is a sub-loop facility from the cross-box in the field up to and including the point of demarcation, at the end user's premises.

6.2.2.2 Unbundled Sub-Loop distribution facilities were originally built as part of the entire voice grade loop from the BellSouth central office to the customer network interface. Therefore, the voice grade Unbundled Sub-Loop may have load coils, which are necessary for transmission of voice grade services.

6.2.2.3 Unbundled Copper Sub-Loop (UCSL) is a non-loaded copper facility of any length provided from the cross-box in the field up to and including the end-user's point of demarcation.

                                                                    ATTACHMENT 2
                                                                         PAGE 14

6.2.2.3.1 If available, this facility will not have any intervening equipment such as load coils between the end-user and the cross-box.

6.3 If ITC/\DeltaCom requests a UCSL and a non-loaded pair is not available, ITC/\DeltaCom may order Unbundled Sub-Loop Modification to remove load coils and/or bridge tap from an existing sub-loop facility. If load coils are removed from an existing sub-loop, that sub-loop will be classified as a UCSL. ITC/\DeltaCom may order Loop Make-up to determine what loop modifications will be required.

6.3.1 Unbundled Sub-Loop distribution facilities shall support functions associated with provisioning, maintenance and testing of the Unbundled Sub-Loop. For access to Voice Grade USL-D and UCSL, ITC/\DeltaCom would be required to deliver a cable to the BellSouth remote terminal or cross-box in the field to provide continuity to ITC/\DeltaCom's feeder facilities. This cable would be connected, by a BellSouth technician, within the BellSouth RT/cross-box during the set-up process. ITC/\DeltaCom's cable pairs can then be connected to BellSouth's USL within the BellSouth cross-box by the BellSouth technician.

6.3.2 Unbundled Sub-Loop - Intrabuilding Network Cable (USL-INC) (a.k.a. riser cable) is the distribution facility inside a subscribers' building or between buildings on one customer's same premises (continuous property not separated by a public street or road). USL-INC includes the facility from the cross-connect device in the building equipment room up to and including the point of demarcation, at the end user's premises. In a scenario that requires connection in a building equipment room, BellSouth will install a cross connect panel that will be installed for the purpose of accessing USL-INC pairs. The cross-connect panel will function as a single point of interconnection (SPOI) for USL-INC and will be accessible by multiple carriers as space permits. BellSouth will place cross-connect blocks in 25 pair increments for ITC/\DeltaCom's use on this cross-connect panel. ITC/\DeltaCom will be responsible for connecting its facilities to the 25 pair cross-connect block(s).

6.3.3             BellSouth will provide Unbundled Sub-Loops where possible.
                  Through the firm order Service Inquiry (SI) process, BellSouth will determine if it is feasible to place the required facilities where ITC/\DeltaCom has requested access to Unbundled Sub-Loops. If existing capacity is sufficient to meet ITC/\DeltaCom's demand, then BellSouth will perform the set-up work as described in Section 6.3.4. If any work must be done to modify existing BellSouth facilities or add new facilities (other than adding the cross-connect panel in a building equipment room as noted in 6.3.4) to accommodate ITC/\DeltaCom's request for Unbundled Sub-Loops, ITC/\DeltaCom may request BellSouth's Special Construction (SC) process to determine additional costs required to provision the Unbundled Sub-Loops. ITC/\DeltaCom will have the option of paying the SC charges to modify the BellSouth facilities.

                                                                    ATTACHMENT 2
                                                                         PAGE 15

6.3.4 Set-up work must be completed before ITC/\DeltaCom can order sub-loop pairs. During the set-up in a BellSouth cross-connect box in the field, the BellSouth technician will perform the necessary work to splice ITC/\DeltaCom's cable into the cross-connect box. For the set-up inside a building equipment room, BellSouth will perform the necessary work to install the cross-connect panel and the connecting block(s) that will be used to provide access to the requested USLs.

6.3.5 Once the set-up is complete, ITC/\DeltaCom will request sub-loop pairs through submission of a Local Service Request
                  (LSR) form to the Local Carrier Service Center (LCSC). Manual Order Coordination is required with USL pair provisioning and is in addition to the USL pair rate. For expedite requests by ITC/\DeltaCom for sub-loop pairs, expedite charges will apply for intervals less than 5 days.

6.3.6 Unbundled Sub-Loop shall be equal to or better than each of the applicable requirements set forth in the applicable industry standard technical references.

6.3.7 Unbundled Sub-Loops will be provided in accordance with technical reference TR73600.

6.4               UNBUNDLED SUB-LOOP CONCENTRATION SYSTEM (USLC)

6.4.1 Where facilities permit and where necessary to comply with an effective Commission order, BellSouth will provide ITC/\DeltaCom with the ability to concentrate its sub-loops onto multiple DS1s back to the BellSouth Central Office. The DS1s will then be terminated into ITC/\DeltaCom collocation space. TR-008 and TR303 interface standards are available.

6.4.2 USLC, using the Lucent Series 5 equipment, will be offered in two different systems. System A will allow up to 96 of ITC/\DeltaCom's sub-loops to be concentrated onto multiple DS1s. System B will allow an additional 96 of ITC/\DeltaCom's sub-loops to be concentrated onto multiple DS1s. One System A may be supplemented with one System B and they both must be physically located in a single Series 5 dual channel bank. A minimum of two DS1s is required for each system (i.e., System A requires two DS1s and System B would require an additional two DS1s or four in total). The DS1 level facility that connects the RT site with the serving wire center is known as a Feeder Interface. All DS1 Feeder Interfaces will terminate to ITC/\DeltaCom's collocation space within the SWC that serves the RT where ITC/\DeltaCom's sub-loops are connected. USLC service is offered with or without concentration and with or without a protection DS1.

6.4.3 In these scenarios ITC/\DeltaCom would be required to place a cross-box, remote terminal (RT), or other similar device and deliver a cable to the BellSouth remote terminal. This cable would be connected, by a BellSouth technician, to a cross-connect panel within the BellSouth RT/cross-box and would allow

                                                                    ATTACHMENT 2
                                                                         PAGE 16

                  ITC/\DeltaCom's sub-loops to then be placed on the ULSC and transported to their collocation space at a DS1 level.

6.5               UNBUNDLED SUB-LOOP FEEDER

6.5.1             DEFINITION

6.5.2 Unbundled Sub-Loop Feeder (USLF) provides connectivity between BellSouth's central office and its cross-box (or other access point) that serves an end user location.

6.5.3 USLF is intended to be utilized for voice traffic and can be configured as 2-wire voice (USLF-2W/V) or 4-wire voice (USLF-4W/V).

6.5.4 USLF can also to be utilized for digital traffic and can be configured as 2-wire ISDN (USLF-2W/I); 2-wire Copper (USLF-2W/C); 4-wire Copper (USLF-4W/C) facilities: 4-wire DS0 level loop (USLF-4W/D0); or 4-wire DS1 & ISDN (USLF-4W/DI).

6.5.5 USLF will provide the facilities needed to provision a 2W or 4W communications pathway from the BellSouth central office to the BellSouth cross-box. This element will allow for the connection of ITC/\DeltaCom's loop distribution elements onto BellSouth's feeder system.

6.6               REQUIREMENTS

6.6.1 ITC/\DeltaCom will extend its compatible cable to BellSouth's cross-box. The cable will then be connected to a panel inside the BellSouth cross-box to the requested level of feeder element. In those cases when there is no room in the BellSouth cross-box to accommodate the additional cross-connect panels mentioned above, BellSouth will utilize its Special Construction process to determine the costs to provide the sub-loop feeder element to ITC/\DeltaCom. ITC/\DeltaCom will then have the option of paying the special construction charges or canceling the order.

6.6.2 USLF will be a designed circuit and BellSouth will provide a Design Layout Record (DLR) for this element.

6.6.3 BellSouth will provide USLF elements in accordance with applicable industry standards for these types of facilities. Where industry standards do not exist, BellSouth's TR73600 will be used to determine performance parameters.

7.                UNBUNDLED NETWORK TERMINATING WIRE (UNTW)

                                                                    ATTACHMENT 2
                                                                         PAGE 17

7.1 BellSouth agrees to offer its Unbundled Network Terminating Wire (UNTW) to ITC/\DeltaCom pursuant to the following terms and conditions at rates as set forth in Attachment 11.

7.2               DEFINITION

7.3 Subject to applicable and effective FCC rules and orders, UNTW is a dedicated transmission facility that BellSouth provides from the Wiring Closet /Garden Terminal (or other type of cross-connect point) at the point of termination of BellSouth's loop distribution facilities to the end user's point of demarcation. UNTW is the final portion of the loop owned by BellSouth.

7.4               REQUIREMENTS

7.4.1 On a multi-unit premises where Provisioning Party owns the network terminating wire, and by request of Requesting Party, Provisioning Party will provide access to UNTW pairs on an Access Terminal that is suitable for use by multiple carriers at each Garden Terminal or Wiring Closet.

7.4.2 In new construction where possible, both Parties may at their option and with the property owner's agreement install their own Network Terminating Wire (NTW). In existing construction, the Provisioning Party shall not be required to install new or additional NTW beyond existing NTW to provision the services of the Requesting Party.

7.4.3 Upon notice from the Requesting Party to the Provisioning party that the Requesting Party desires access to the Provisioning Party's UNTW pairs in a multi-unit premises, representatives of both Parties will participate in a meeting at the site of the requested access. The purpose of the site visit will include discussion of the procedures for Access Terminal installation, location and addresses of the Access Terminals and to discuss an estimated completion date. Upon completion of site visit, the Requesting Party will submit a Service Inquiry (SI) to the person or organization designated by the Provisioning Party to receive the SI. The SI will initiate the work for the Provisioning Party to begin the Access Terminal installation. In multi-tenant unit (MTU) scenarios, Provisioning Party will provide access to UNTW pairs on an Access Terminal(s). By request of the Requesting Party, an Access Terminal will be installed either adjacent to each Provisioning Party's Garden Terminal or inside each Wiring Closet on the requested MTU. All the UNTW pairs served by a Garden Terminal/Wiring Closet will be made available on the Access Terminals. Requesting Party will deliver and connect its central office facilities to the UNTW pairs within the Access Terminal. Requesting Party may access any available pair on an Access Terminal unless the Provisioning Party or another service provider is using the pair to concurrently provide service. Prior to connecting Requesting Party's service on a pair previously used by Provisioning party, Requesting Party is responsible for

                                                                    ATTACHMENT 2
                                                                         PAGE 18

                  ensuring the end-user is no longer using Provisioning Party's service or another CLEC's service before accessing UNTW pairs.

7.4.4 Provisioning Party will use best efforts to complete installation of the Access Terminals within 30 business days of the receipt by the Provisioning Party of the Service Inquiry from the Requesting Party.

7.4.5 Requesting Party is responsible for obtaining the property owner's permission for Provisioning Party to install an Access Terminal(s) on behalf of the Requesting Party. The submission of the SI by the Requesting Party will serve as certification by the Requesting Party that such permission has been obtained.

7.4.6 Requesting Party will be billed for non-recurring and recurring charges for accessing UNTW pairs at the time the Requesting Party activates the pair(s). ITC/\DeltaCom will report use of the UNTW pairs on a Local Service Request (LSR) form submitted to BellSouth's Local Carrier Service Center
                  (LCSC).

7.4.7 Requesting Party will isolate and report repair problems to the UNE center. Requesting Party must tag the UNTW pair that requires repair. If Provisioning Party dispatches a technician on a reported trouble call and no UNTW trouble is found, Provisioning Party will charge Requesting Party for time spent on the dispatch and testing the UNTW pair(s).

7.4.8 If Requesting Party initiates the Access Terminal installation and the Requesting Party has not activated at least one pair on the Access Terminal installed pursuant to Requesting Party's request for an Access Terminal within 6 months of installation of the Access Terminal, Provisioning Party will bill Requesting Party a non-recurring charge equal to the actual cost of provisioning the Access Terminal.

7.4.9 If Provisioning Party determines that Requesting Party is using the UNTW pairs without reporting such usage to BellSouth, the following charges shall apply in addition to any fines which may be established by state commissions and any other remedies at law or in equity available to the Provisioning Party:

7.4.10 If Requesting Party issued a LSR to disconnect an end-user from BellSouth in order to use a UNTW pair, Requesting Party will be billed for the use of the pair back to the disconnect order date.

7.4.11 If Requesting Party activated a UNTW pair on which Provisioning Party was not previously providing service, Requesting Party will be billed for the use of that pair back to the date the end-user began receiving service using that pair. Upon request, Requesting Party will provide copies of its billing record to substantiate such date. If Requesting Party fails to provide such records, then Provisioning Party will bill the Requesting Party back to the date of the Access Terminal installation.

                                                                    ATTACHMENT 2
                                                                         PAGE 19

8.                UNBUNDLED NETWORK ELEMENT COMBINATIONS

8.1 Unbundled Network Element Combinations shall include: 1) Enhanced Extended Links (EELs) 2) UNE Loops/Special Access Combinations 3) Loop/Port Combinations and 4) Transport Combinations.

8.2 For purposes of this Section, references to "Currently Combined" network elements shall mean that such network elements are in fact already combined by BellSouth in the BellSouth network to provide service to a particular end user at a particular location.

8.3               EELS

8.3.1 Where facilities permit and where necessary to comply with an effective FCC and/or State Commission order, or as otherwise mutually agreed by the Parties, BellSouth shall offer access to loop and transport combinations, also known as the Enhanced Extended Link ("EEL") as defined in Section 8.3.2 below.

8.3.2 Subject to Section 8.3.3 below, BellSouth will provide access to the EEL in the combinations set forth in Section 8.3.4 following. This offering is intended to provide connectivity from an end user's location through that end user's SWC to ITC/\DeltaCom's POP serving wire center. The channels on the circuit sufficient to meet the local usage options described in Section 8.3.5 below, must be connected to ITC/\DeltaCom's switch for the purpose of provisioning telephone exchange service to ITC/\DeltaCom's end-user customers. The EEL will be connected to ITC/\DeltaCom's facilities in ITC/\DeltaCom's collocation space at the POP SWC, or ITC/\DeltaCom may purchase BellSouth's access facilities between ITC/\DeltaCom's POP and ITC/\DeltaCom's collocation space at the POP SWC.

8.3.3 BellSouth shall provide EEL combinations to ITC/\DeltaCom in Georgia regardless of whether or not such EELs are Currently Combined. In all other states, BellSouth shall make available to ITC/\DeltaCom those EEL combinations described in Section
                  8.3.4 below only to the extent such combinations are Currently Combined. Furthermore, BellSouth will make available EEL combinations to ITC/\DeltaCom in density Zone 1, as defined in 47 C.F.R. 69.123 as of January 1, 1999, in the Atlanta, GA; Miami, FL; Orlando, FL; Ft. Lauderdale, FL; Charlotte-Gastonia-Rock Hill, NC; Greensboro-Winston Salem-High Point, NC; Nashville, TN; and New Orleans, LA, MSAs regardless of whether or not such EELs are Currently Combined. Except as stated above, EELs will be provided to ITC/\DeltaCom only to the extent such network elements are Currently Combined.

8.3.4             EEL Combinations

8.3.4.1           DS1 Interoffice Channel + DS1 Channelization + 2-wire VG Local
                  Loop

                                                                    ATTACHMENT 2
                                                                         PAGE 20

8.3.4.2           DS1 Interoffice Channel + DS1 Channelization + 4-wire VG Local
                  Loop

8.3.4.3           DS1 Interoffice Channel + DS1 Channelization + 2-wire ISDN
                  Local Loop

8.3.4.4           DS1 Interoffice Channel + DS1 Channelization + 4-wire 56 kbps
                  Local Loop

8.3.4.5           DS1 Interoffice Channel + DS1 Channelization + 4-wire 64 kbps
                  Local Loop

8.3.4.6           DS1 Interoffice Channel + DS1 Local Loop

8.3.4.7           DS3 Interoffice Channel + DS3 Local Loop

8.3.4.8           STS-1 Interoffice Channel + STS-1 Local Loop

8.3.4.9           DS3 Interoffice Channel + DS3 Channelization + DS1 Local Loop

8.3.4.10          STS-1 Interoffice Channel + DS3 Channelization + DS1 Local
                  Loop

8.3.4.11          2-wire VG Interoffice Channel + 2-wire VG Local Loop

8.3.4.12          4-wire VG Interoffice Channel + 4-wire VG Local Loop

8.3.4.13          4-wire 56 kbps Interoffice Channel + 4-wire 56 kbps Local Loop

8.3.4.14          4-wire 64 kbps Interoffice Channel + 4-wire 64 kbps Local Loop

8.3.5             SPECIAL ACCESS SERVICE CONVERSIONS

8.3.5.1 ITC/\DeltaCom may not convert special access services to combinations of loop and transport network elements, whether or not ITC/\DeltaCom self-provides its entrance facilities (or obtains entrance facilities from a third party), unless ITC/\DeltaCom uses the combination to provide a significant amount of local exchange service, in addition to exchange access service, to a particular customer. To the extent ITC/\DeltaCom requests to convert any special access services to combinations of loop and transport network elements at UNE prices, ITC/\DeltaCom shall provide to BellSouth a letter certifying that ITC/\DeltaCom is providing a significant amount of local exchange service (as described in this Section) over such combinations. The certification letter shall also indicate under what local usage option ITC/\DeltaCom seeks to qualify for conversion of special access circuits. ITC/\DeltaCom shall be deemed to be providing a significant amount of local exchange service over such combinations if one of the following options is met:

8.3.5.1.1 ITC/\DeltaCom certifies that it is the exclusive provider of an end user's local exchange service. The loop-transport combinations must terminate at ITC/\DeltaCom's collocation arrangement in at least one BellSouth central office. This option does not allow loop-transport combinations to be connected to

                                                                    ATTACHMENT 2
                                                                         PAGE 21


                  BellSouth's tariffed services. Under this option, ITC/\DeltaCom is the end user's only local service provider, and thus, is providing more than a significant amount of local exchange service. ITC/\DeltaCom can then use the loop-transport combinations that serve the end user to carry any type of traffic, including using them to carry 100 percent interstate access traffic; or

8.3.5.1.2 ITC/\DeltaCom certifies that it provides local exchange and exchange access service to the end user customer's premises and handles at least one third of the end user customer's local traffic measured as a percent of total end user customer local dialtone lines; and for DS1 circuits and above, at least 50 percent of the activated channels on the loop portion of the loop-transport combination have at least 5 percent local voice traffic individually, and the entire loop facility has at least 10 percent local voice traffic. When a loop-transport combination includes multiplexing, each of the individual DS1 circuits must meet this criteria. The loop-transport combination must terminate at ITC/\DeltaCom's collocation arrangement in at least one BellSouth central office. This option does not allow loop-transport combinations to be connected to BellSouth tariffed services; or

8.3.5.1.3 ITC/\DeltaCom certifies that at least 50 percent of the activated channels on a circuit are used to provide originating and terminating local dial-tone service and at least 50 percent of the traffic on each of these local dial-tone channels is local voice traffic, and that the entire loop facility has at least 33 percent local voice traffic. When a loop-transport combination includes multiplexing, each of the individual DS1 circuits must meet this criteria. This option does not allow loop-transport combinations to be connected to BellSouth's tariffed services. Under this option, collocation is not required. ITC/\DeltaCom does not need to provide a defined portion of the end user's local service, but the active channels on any loop-transport combination, and the entire facility, must carry the amount of local exchange traffic specified in this option.

8.3.5.2 In addition, there may be extraordinary circumstances where ITC/\DeltaCom is providing a significant amount of local exchange service, but does not qualify under any of the three options set forth in Section 8.3.5.1.1, 8.3.5.1.2, 8.3.5.1.3.
                  In such case, ITC/\DeltaCom may petition the FCC for a waiver of the local usage options set forth in the June 2, 2000 Order. If a waiver is granted, the Parties shall amend this Agreement within 45 days of ITC/\DeltaCom's request to the extent necessary to incorporate the terms of such waiver.

8.3.5.3 BellSouth may audit ITC/\DeltaCom records to the extent reasonably necessary in order to verify the type of traffic being transmitted over combinations of loop and transport network elements. The audit shall be conducted by a third party independent auditor, and ITC/\DeltaCom shall be given thirty days written notice of scheduled audit. Such audit shall occur no more than one time in a calendar year, unless results of an audit find noncompliance with the significant amount of local exchange service requirement. In the event of noncompliance, ITC/\DeltaCom shall reimburse BellSouth for the cost of the audit. If, based on its
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                                                                    ATTACHMENT 2
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                  audits, BellSouth concludes that ITC/\DeltaCom is not
                  providing a significant amount of local exchange traffic over the combinations of loop and transport network elements, BellSouth may file a complaint with the appropriate
                  Commission, pursuant to the dispute resolution process as set forth in the Interconnection Agreement. In the event that BellSouth prevails, BellSouth may convert such combinations of loop and transport network elements to special access services and may seek appropriate retroactive reimbursement from ITC/\DeltaCom.

8.3.5.4 ITC/\DeltaCom may convert special access circuits to combinations of loop and transport UNEs pursuant to the terms of this Section and subject to the termination provisions in the applicable special access tariffs, if any.

8.3.6             RATES

8.3.6.1           GEORGIA

8.3.6.2 The non-recurring and recurring rates for the EEL Combinations of network elements set forth in 8.3.4 whether Currently Combined or new, are as set forth in Attachment 11.

8.3.6.3 On an interim basis, for combinations of loop and transport network elements not set forth in Section 8.3.4, where the elements are not Currently Combined but are ordinarily combined in BellSouth's network, the non-recurring and recurring charges for such UNE combinations shall be the sum of the stand-alone non-recurring and recurring charges of the network elements which make up the combination. These interim rates shall be subject to true-up based on the Commission's review of BellSouth's cost studies.

8.3.6.4 To the extent that ITC/\DeltaCom seeks to obtain other combinations of network elements that BellSouth ordinarily combines in its network which have not been specifically priced by the Commission when purchased in combined form, ITC/\DeltaCom, at its option, can request that such rates be determined pursuant to the Bona Fide Request/New Business Request (NBR) process set forth in this Agreement.

8.3.6.5           ALL OTHER STATES

8.3.6.5.1 Subject to Section 8.3.2 and 8.3.3 preceding, for all other states, the non-recurring and recurring rates for the Currently Combined EEL combinations set forth in Section 8.3.4 and other Currently Combined network elements will be the sum of the recurring rates for the individual network elements plus a non recurring charge set forth in Attachment 11.

8.3.6.6           MULTIPLEXING
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8.3.6.6.1         Where multiplexing functionality is required in connection with loop and transport combinations, such multiplexing will be provided at the rates and on the terms set forth in this Agreement.

8.4               OTHER NETWORK ELEMENT COMBINATIONS

8.4.1 In the state of Georgia, BellSouth shall make available to ITC/\DeltaCom, in accordance with Section 8.4.2.1 below: (1) combinations of network elements other than EELs that are Currently Combined; and (2) combinations of network elements other than EELs that are not Currently Combined but that BellSouth ordinarily combines in its network. In all other states, BellSouth shall make available to ITC/\DeltaCom, in accordance with Section 8.4.2.2 below, combinations of network elements other than EELs only to the extent such combinations are Currently Combined.

8.4.2             RATES

8.4.2.1           GEORGIA

8.4.2.1.1 The non-recurring and recurring rates for Other Network Element combinations, whether Currently Combined or new, are as set forth in Attachment 11.

8.4.2.1.2 On an interim basis, for Other Network Element combinations where the elements are not Currently Combined but are ordinarily combined in BellSouth's network, the non-recurring and recurring charges for such UNE combinations shall be the sum of the stand-alone non-recurring and recurring charges of the network elements which make up the combination. These interim rates shall be subject to true-up based on the Commission's review of BellSouth's cost studies.

8.4.2.1.3 To the extent that ITC/\DeltaCom seeks to obtain other combinations of network elements that BellSouth ordinarily combines in its network which have not been specifically priced by the Commission when purchased in combined form, ITC/\DeltaCom, at its option, can request that such rates be determined pursuant to the Bona Fide Request/New Business Request (NBR) process set forth in this Agreement.

8.4.2.2           ALL OTHER STATES

8.4.2.2.1 For all other states, the non-recurring and recurring rates for the Other Network Element Combinations that are Currently Combined will be the sum of the recurring rates for the individual network elements plus a non recurring charge set forth in Attachment 11 of this Agreement.

8.5               UNE/SPECIAL ACCESS COMBINATIONS

8.5.1 Additionally, BellSouth shall make available to ITC/\DeltaCom a combination of an unbundled loop and tariffed special access interoffice facilities. To the extent
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                  ITC/\DeltaCom will require multiplexing functionality in
                  connection with such combination, BellSouth will provide access to multiplexing within the central office pursuant to the terms, conditions and rates set forth in its Access Services Tariffs. The tariffed special access interoffice facilities and any associated tariffed services, including but not limited to multiplexing, shall not be eligible for conversion to UNEs as described in Section 8.3.5.

8.5.2 Notwithstanding section 8.5.1 above, those "special access combinations" in service as of April 15, 2000 shall be eligible for conversion to UNEs.

8.5.3             RATES

8.5.3.1 The non-recurring and recurring rates for UNE/Special Access Combinations will be the sum of the unbundled loop rates as set forth in Attachment 11 and the interoffice transport rates and multiplexing rates as set forth in the Access Services Tariff.

8.6               PORT/LOOP COMBINATIONS

8.6.1 At ITC/\DeltaCom's request, BellSouth shall provide access to combinations of port and loop network elements, as set forth in Section 8.6.3 below, that are Currently Combined in BellSouth's network except as specified in Sections 8.6.1.1 and 8.6.1.2 below.

8.6.1.1 BellSouth shall not provide combinations of port and loop network elements on an unbundled basis in locations where, pursuant to FCC rules, BellSouth is not required to provide circuit switching as an unbundled network element.

8.6.1.2 In accordance with effective and applicable FCC rules, BellSouth shall not be required to provide circuit switching as an unbundled network element in density Zone 1, as defined in 47 C.F.R. 69.123 as of January 1, 1999 of the Atlanta, GA; Miami, FL; Orlando, FL; Ft. Lauderdale, FL; Charlotte-Gastonia-Rock Hill, NC; Greensboro-Winston Salem-High Point, NC; Nashville, TN; and New Orleans, LA, MSAs to ITC/\DeltaCom if ITC/\DeltaCom's customer has 4 or more DS0 equivalent lines.

8.6.2 Combinations of port and loop network elements provide local exchange service for the origination or termination of calls. BellSouth shall make available the following loop and port combinations at the terms and at the rates set forth below:

8.6.2.1 In Georgia, BellSouth shall provide to ITC/\DeltaCom combinations of port and loop network elements to ITC/\DeltaCom on an unbundled basis regardless of whether or not such combinations are Currently Combined except in those locations where BellSouth is not required to provide circuit switching, as set forth in Section 8.6.1.2 above. The rates for such combinations shall be the cost based rates set forth in Attachment 11.
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8.6.2.2           In all other states, BellSouth shall provide to ITC/\DeltaCom combinations of port and loop network elements on an unbundled basis if such combinations are Currently Combined, except in those locations where BellSouth is not required to provide unbundled circuit switching, as forth in Sections 8.6.1.1 and
                  8.6.1.2 above. The rates for such combinations shall be the cost based rates set forth in Attachment 11.

8.6.2.3 In all states other than Georgia, except in those locations where BellSouth is not required to provide unbundled circuit switching, as set forth in Sections 8.6.1.1 and 8.6.1.2, BellSouth shall provide to ITC/\DeltaCom combinations of port and loop network elements that are not Currently Combined. The rate for such combinations shall be negotiated by the Parties.

8.6.2.4 In those locations where BellSouth is not required to provide unbundled circuit switching, as set forth in Sections 8.6.1.1 and 8.6.1.2, BellSouth shall provide to ITC/\DeltaCom combinations of port and loop network elements whether or not such combinations are Currently Combined. The rates for Currently Combined combinations are the market based rates as set forth in Attachment 11. The rates for not Currently Combined combinations shall be negotiated by the Parties.

8.6.3             COMBINATION OFFERINGS

8.6.3.1 2-wire voice grade port, voice grade loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

8.6.3.2 2-wire voice grade DID port, voice grade loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

8.6.3.3 2-wire CENTREX port, voice grade loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

8.6.3.4 2-wire ISDN Basic Rate Interface, voice grade loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

8.6.3.5 2-wire ISDN Primary Rate Interface, DS1 loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.

8.6.3.6 4-wire DS1 Trunk port, DS1 Loop, unbundled end office switching, unbundled end office trunk port, common transport per mile per MOU, common transport facilities termination, tandem switching, and tandem trunk port.
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9.                SWITCHING

                  All of the negotiated rates, terms and conditions set forth in this Section pertain to the provision of local and tandem switching.

9.1               LOCAL SWITCHING

9.1.1 BellSouth shall provide non-discriminatory access to local circuit switching capability, and local tandem switching capability, on an unbundled basis, except as set forth below in Section 9.1.3.3 to ITC/\DeltaCom for the provision of a telecommunications service. BellSouth shall provide non-discriminatory access to packet switching capability on an unbundled basis to ITC/\DeltaCom for the provision of a telecommunications service only in the limited circumstance described below in Section 9.4.6.

9.1.2 Except as otherwise provided herein, BellSouth shall not impose any restrictions on ITC/\DeltaCom regarding the use of Switching Capabilities purchased from BellSouth provided such use does not result in demonstrable harm to either the BellSouth network or personnel or the use of the BellSouth network by BellSouth or any other telecommunication carrier.

9.1.3             LOCAL CIRCUIT SWITCHING CAPABILITY, INCLUDING TANDEM SWITCHING
                  CAPABILITY

9.1.3.1           DEFINITION

                  Local Circuit Switching Capability is defined as: (A) line-side facilities, which include, but are not limited to, the connection between a loop termination at a main distribution frame and a switch line card; (B) trunk-side facilities, which include, but are not limited to, the connection between trunk termination at a trunk-side cross-connect panel and a switch trunk card; and (C) All features, functions, and capabilities of the switch, which include, but are not limited to: (1) the basic switching function of connecting lines to lines, line to trunks, trunks to lines, and trunks to trunks, as well as the same basic capabilities made available to BellSouth's customers, such as a telephone number, white page listings, and dial tone; and
                  (2) all other features that the switch is capable of providing, including but not limited to customer calling, customer local area signaling service features, and Centrex, as well as any technically feasible customized routing functions provided by the switch; (D) switching provided by remote switching modules.

9.1.3.1.1 Notwithstanding BellSouth's general duty to unbundle local circuit switching, BellSouth shall not be required to unbundle local circuit switching for ITC/\DeltaCom when ITC/\DeltaCom serves end-users with four (4) or more voice-grade (DS-0) equivalents or lines in locations served by BellSouth's local circuit switches, which are in the following MSAs: Atlanta,
                  GA; Miami, FL; Orlando, FL; Ft. Lauderdale, FL; Charlotte-Gastonia-Rock Hill, NC; Greensboro-Winston
                  Salem-High Point, NC; Nashville, TN; and New Orleans, LA, and
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                  BellSouth has provided non-discriminatory cost based access to the Enhanced Extended Link (EEL) throughout Density Zone 1 as determined by NECA Tariff No. 4 as in effect on January 1, 1999.

9.1.3.2 In the event that ITC/\DeltaCom orders local circuit switching for a single end user account name at a single physical end user location with four (4) or more two (2) wire voice-grade loops from a BellSouth central office listed in Attachment 11, BellSouth's sole recourse shall be to charge ITC/\DeltaCom the market based rate in Attachment 11 for use of the local circuit switching functionality for the affected facilities.

9.1.3.3 A featureless port is one that has a line port, switching facilities, and an interoffice port. A featured port is a port that includes all features then capable or a number of then capable features specifically requested by ITC/\DeltaCom. Any features that are not currently then capable but are technically feasible through the switch can be requested through the BFR process.

9.1.3.4 BellSouth will provide to ITC/\DeltaCom customized routing of calls: (i) to a requested directory assistance services platform; (ii) to an operator services platform pursuant to
                  Section 12 of Attachment 2; (iii) for ITC/\DeltaCom's PIC'ed toll traffic in a two (2) PIC environment to an alternative OS/DA platform designated by ITC/\DeltaCom. ITC/\DeltaCom customers may use the same dialing arrangements as BellSouth customers.

9.1.3.5 Remote Switching Module functionality is included in Switching Capability. The switching capabilities used will be based on the line side features they support.

9.1.3.6 Switching Capability will also be capable of routing local, intraLATA, interLATA, and calls to international customer's preferred carrier; call features (e.g. call forwarding) and Centrex capabilities.

9.1.3.7 Where required to do so in order to comply with an effective Commission order, BellSouth will provide to ITC/\DeltaCom purchasing local BellSouth switching and reselling BellSouth local exchange service under Attachment 1, selective routing of calls to a requested directory assistance services platform or operator services platform. ITC/\DeltaCom customers may use the same dialing arrangements as BellSouth customers, but obtain a ITC/\DeltaCom branded service.

9.1.4             TECHNICAL REQUIREMENTS

9.1.4.1 The requirements set forth in this Section apply to Local Switching, but not to the Data Switching function of Local Switching.

9.1.4.2 Local Switching shall be equal to or better than the requirements for Local Switching set forth in the applicable industry standard technical references.
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9.1.4.3           When applicable, BellSouth shall route calls to the
                  appropriate trunk or lines for call origination or termination.

9.1.4.4 Subject to this section, BellSouth shall route calls on a per line or per screening class basis to (1) BellSouth platforms providing Network Elements or additional requirements (2) Operator Services platforms, (3) Directory Assistance platforms, and (4) Repair Centers. Any other routing requests by ITC/\DeltaCom will be made pursuant to the Bona Fide Request/ New Business Request Process as set forth in General Terms and Conditions.

9.1.4.5 BellSouth shall provide unbranded recorded announcements and call progress tones to alert callers of call progress and disposition.

9.1.4.6 BellSouth shall activate service for an ITC/\DeltaCom customer or network interconnection on any of the Local Switching interfaces. This includes provisioning changes to change a customer from BellSouth's services to ITC/\DeltaCom's services without loss of switch feature functionality as defined in this Agreement.

9.1.4.7 BellSouth shall perform routine testing (e.g., Mechanized Loop Tests (MLT) and test calls such as 105, 107 and 108 type calls) and fault isolation on a mutually agreed upon schedule.

9.1.4.8 BellSouth shall repair and restore any equipment or any other maintainable component that may adversely impact Local Switching.

9.1.4.9 BellSouth shall control congestion points such as those caused by radio station call-ins, and network routing abnormalities. All traffic shall be restricted in a non-discriminatory manner.

9.1.4.10 BellSouth shall perform manual call trace and permit customer originated call trace.


9.1.4.11 Special Services provided by BellSouth will include the following:


9.1.4.11.1        Telephone Service Prioritization;


9.1.4.11.2        Related services for handicapped;


9.1.4.11.3        Soft dial tone where required by law; and


9.1.4.11.4        Any other service required by law.


9.1.4.12 BellSouth shall provide Switching Service Point (SSP) capabilities and signaling software to interconnect the signaling links destined to the Signaling Transfer Point Switch (STPS). These capabilities shall adhere to the technical specifications set forth in the applicable industry standard technical references.
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9.1.4.13          BellSouth shall provide interfaces to adjuncts through
                  Telcordia (formerly BellCore) standard interfaces. These adjuncts can include, but are not limited to, the Service Circuit Node and Automatic Call Distributors.

9.1.4.14 BellSouth shall offer Local Switching that provides feature offerings at parity to those provided by BellSouth to itself or any other Party.

9.1.4.15 Upon ITC/\DeltaCom's request, BellSouth shall provide performance data regarding a customer line, traffic characteristics or other measurable elements to ITC/\DeltaCom. ITC/\DeltaCom will pay BellSouth for all costs incurred to provide such performance data through the Business Opportunity Request process.

                  BellSouth shall offer to ITC/\DeltaCom all AIN triggers in connection with its SMS/SCE offering which are supported by BellSouth for offering AIN-based services

9.1.4.16 Where capacity exists, BellSouth shall assign each ITC/\DeltaCom customer line the class of service designated by ITC/\DeltaCom (e.g., using line class codes or other switch specific provisioning methods), and shall route directory assistance calls from ITC/\DeltaCom customers to ITC/\DeltaCom directory assistance operators at ITC/\DeltaCom's option.

9.1.4.17 Where capacity exists, BellSouth shall assign each ITC/\DeltaCom customer line the class of services designated by ITC/\DeltaCom (e.g., using line class codes or other switch specific provisioning methods) and shall route operator calls from ITC/\DeltaCom customers to ITC/\DeltaCom operators at ITC/\DeltaCom's option. For example, BellSouth may translate 0-and 0+ intraLATA traffic, and route the call through appropriate trunks to an ITC/\DeltaCom Operator Services Position System (OSPS). Calls from Local Switching must pass the ANI-II digits unchanged.

9.1.4.18 Local Switching shall be offered in accordance with the technical specifications set forth in the applicable industry standard references.

9.1.5 INTERFACE REQUIREMENTS BellSouth shall provide the following interfaces to loops:

9.1.5.1 Standard Tip/Ring interface including loopstart or groundstart, on-hook signaling (e.g., for calling number, calling name and message waiting lamp);

9.1.5.2           Coin phone signaling;

9.1.5.3 Basic Rate Interface ISDN adhering to appropriate Telcordia (formerly BellCore) Technical Requirements;

9.1.5.4           Two-wire analog interface to PBX;
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9.1.5.5           Four-wire analog interface to PBX;

9.1.5.6 Four-wire DS1 interface to PBX or customer provided equipment (e.g. computers and voice response systems);

9.1.5.7           Primary Rate ISDN to PBX adhering to ANSI standards Q.931,
                  Q.932 and appropriate Telcordia (formerly BellCore) Technical Requirements;

9.1.5.8 Switched Fractional DS1 with capabilities to configure Nx64 channels (where N = 1 to 24); and

9.1.5.9 Loops adhering to Telcordia (formerly BellCore) TR-NWT-08 and TR-NWT-303 specifications to interconnect Digital Loop Carriers.

9.1.6 BellSouth shall provide access to the following but not limited to:

9.1.6.1 SS7 Signaling Network or Multi-Frequency trunking if requested by ITC/\DeltaCom;

9.1.6.2 Interface to ITC/\DeltaCom operator services systems or Operator Services through appropriate trunk interconnections for the system; and

9.1.6.3 Interface to ITC/\DeltaCom Directory Assistance Services through the ITC/\DeltaCom switched network or to Directory Assistance Services through the appropriate trunk interconnections for the system; and 950 access or other ITC/\DeltaCom required access to interexchange carriers as requested through appropriate trunk interfaces.

10.               TRANSPORT, CHANNELIZATION AND DARK FIBER

                  BellSouth agrees to offer access to unbundled transport and dark fiber pursuant to following terms and conditions and at the rates set forth in Attachment 11.

10.1              TRANSPORT

10.1.1            Interoffice transmission facility network elements include:

10.1.1.1 Dedicated transport, defined as BellSouth's transmission facilities, is dedicated to a particular customer or carrier that provides telecommunications between wire centers or switches owned by BellSouth, or between wire centers and switches owned by BellSouth and ITC/\DeltaCom.

10.1.1.2 Dark Fiber transport, defined as BellSouth's optical transmission facilities without attached signal regeneration, multiplexing, aggregation or other electronics;

10.1.1.3 Common (Shared) transport, defined as transmission facilities shared by more than one carrier, including BellSouth, between end
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                                                                    ATTACHMENT 2
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                  office switches, between end office switches and tandem
                  switches, and between tandem switches, in BellSouth's network.

10.2              BellSouth shall:

10.2.1 Provide ITC/\DeltaCom exclusive use of interoffice transmission facilities dedicated to a particular customer or carrier, or shared use of the features, functions, and capabilities of interoffice transmission facilities shared by more than one customer or carrier;

10.2.2 Provide all technically feasible transmission facilities, features, functions, and capabilities that ITC/\DeltaCom could use to provide telecommunications services;

10.2.3 Permit, to the extent technically feasible, ITC/\DeltaCom to connect such interoffice facilities to equipment designated by ITC/\DeltaCom, including but not limited to, ITC/\DeltaCom's collocated facilities; and

10.2.4 Permit, to the extent technically feasible, ITC/\DeltaCom to obtain the functionality provided by BellSouth's digital cross-connect systems in the same manner that BellSouth provides such functionality to interexchange carriers and itself.

10.3              COMMON (SHARED) TRANSPORT

10.3.1            DEFINITION OF COMMON (SHARED) TRANSPORT

10.3.1.1 Common (Shared) Transport is an interoffice transmission path between two BellSouth end-offices, BellSouth end-office and a local tandem, or between two local tandems. Where BellSouth Network Elements are connected by intra-office wiring, such wiring is provided as a part of the Network Elements and is not Common (Shared) Transport. Common (Shared) Transport consists of BellSouth inter-office transport facilities and is unbundled from local switching.

10.3.2            TECHNICAL REQUIREMENTS OF COMMON (SHARED) TRANSPORT

10.3.2.1 Common (Shared) Transport provided on DS1 or VT1.5 circuits, shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for Central Office to Central Office ("CO to CO") connections in the appropriate industry standards.

10.3.2.2 Common (Shared) Transport provided on DS3 circuits, STS-1 circuits, and higher transmission bit rate circuits, shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for CO to CO connections in the appropriate industry standards.
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                                                                    ATTACHMENT 2
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10.3.2.3          BellSouth shall be responsible for the engineering,
                  provisioning, and maintenance of the underlying equipment and facilities that are used to provide Common (Shared) Transport.

10.3.2.4 At a minimum, Common (Shared) Transport shall meet all of the requirements set forth in the applicable industry standard technical references,( including but not limited to ANSI & Bellcore Standards).

10.4              DEDICATED TRANSPORT

10.4.1            DEFINITIONS

10.4.2 Dedicated Transport is defined as BellSouth transmission facilities dedicated to a particular customer or carrier that provide telecommunications between wire centers owned by BellSouth or requesting telecommunications carriers, or between switches owned by BellSouth or requesting telecommunications carriers.

10.4.3            UNBUNDLED LOCAL CHANNEL

10.4.4 Unbundled Local Channel is the dedicated transmission path between ITC/\DeltaCom's Point of Presence and the BellSouth Serving Wire Center's collocation.

10.4.5            UNBUNDLED INTEROFFICE CHANNEL.

10.4.6 Unbundled Interoffice Channel is the dedicated transmission path that provides telecommunication between BellSouth's Serving Wire Centers' collocations.

10.4.7 BellSouth shall offer Dedicated Transport in each of the following ways:

10.4.7.1          As capacity on a shared UNE facility.

10.4.7.2 As a circuit (e.g., DS0, DS1, DS3 and OCn) dedicated to ITC/\DeltaCom. This circuit shall consist of an Unbundled Local Channel or an Unbundled Interoffice Channel or both.

10.4.8            When Dedicated Transport is provided it shall include:

10.4.8.1 Transmission equipment such as, line terminating equipment, amplifiers, and regenerators;

10.4.8.2 Inter-office transmission facilities such as optical fiber, copper twisted pair, and coaxial cable.

10.4.9 Rates for Dedicated Transport are listed in Attachment 11. For those states that do not contain rates in Attachment 11 the rates in the applicable State Access Tariff will apply as interim rates. When final rates are developed, these interim
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                                                                         PAGE 33

                  rates will be subject to true up to the effective date of the Agreement, and the Parties will amend the Agreement to reflect the new rates.

10.4.10           TECHNICAL REQUIREMENTS

10.4.10.1 This Section sets forth technical requirements for all Dedicated Transport.

10.4.10.2 When BellSouth provides Dedicated Transport, the entire designated transmission service (e.g., DS0, DS1, DS3) shall be dedicated to ITC/\DeltaCom designated traffic.

10.4.10.3 BellSouth shall offer Dedicated Transport in all technologies that become available including, but not limited to, (1) DS0, DS1 and DS3 transport services, and (2) SONET at available transmission bit rates.

10.4.10.4 For DS1 or VT1.5 circuits, Dedicated Transport shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for Customer Interface to Central Office ("CI to CO") connections in the appropriate industry standards.

10.4.10.5 Where applicable, for DS3, Dedicated Transport shall, at a minimum, meet the performance, availability, jitter, and delay requirements specified for CI to CO connections in the appropriate industry standards.

10.4.10.6 BellSouth shall offer the following interface transmission rates for Dedicated Transport:

10.4.10.6.1       DS0 Equivalent;

10.4.10.6.2       DS1 (Extended SuperFrame - ESF);

10.4.10.6.3       DS3 (signal must be framed);

10.4.10.6.4 SDH (Synchronous Digital Hierarchy) Standard interface rates in accordance with International Telecommunications Union
                  (ITU) Recommendation G.707 and Plesiochronous Digital Hierarchy (PDH) rates per ITU Recommendation G.704.

10.4.10.6.5 When Dedicated Transport is provided, BellSouth shall design it according to BellSouth's network infrastructure to allow for the termination points specified by ITC/\DeltaCom.

10.4.11 At a minimum, Dedicated Transport shall meet each of the requirements set forth in the applicable industry technical references.

10.4.11.1         BellSouth Technical References:
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                                                                         PAGE 34


10.4.11.2 TR-TSY-000191 Alarm Indication Signals Requirements and Objectives, Issue 1, May 1986.

10.4.11.3 TR 73501 LightGate(R)Service Interface and Performance Specifications, Issue D, June 1995.

10.4.11.4 TR 73525 MegaLink(R)Service, MegaLink Channel Service & MegaLink Plus Service Interface and Performance
                  Specifications, Issue C, May 1996.

10.4.12 Provided that the facility is used to transport a significant amount of local exchange services ITC/\DeltaCom shall be entitled to convert existing interoffice transmission facilities (i.e., special access) to the corresponding interoffice transport network element option.

10.5              UNBUNDLED CHANNELIZATION

10.5.1 BellSouth agrees to offer access to Unbundled Channelization when available pursuant to following terms and conditions and at the rates set forth in the Attachment. Channelization will be offered with both the high and the low speed sides to be connected to collocation.

10.5.2            DEFINITION

10.5.2.1 Unbundled Channelization (UC) provides the multiplexing capability that will allow a DS1 (1.544 Mbps) or DS3 (44.736
                  Mbps) or STS-1 Unbundled Network Element (UNE) or collocation cross-connect to be multiplexed or channelized at a BellSouth central office. This can be accomplished through the use of a stand-alone multiplexer or a digital cross-connect system at the discretion of BellSouth. Once UC has been installed, ITC/\DeltaCom can have channels activated on an as-needed basis by having BellSouth connect lower level UNEs via Central Office Channel Interfaces (COCIs).

10.5.3            Channelization capabilities will be as follows:

10.5.3.1 DS3 Channelization System: An element that channelizes a DS3 signal into 28 DS1s/STS-1s.

10.5.3.2 DS1 Channelization System: An element that channelizes a DS1 signal into 24 DS0s.

10.5.3.3 Central Office Channel Interfaces (COCI): Elements that can be activated on a channelization system.

10.5.4 DS1 Central Office Channel Interface elements can be activated on a DS3 Channelization System.
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10.5.5            Voice Grade and Digital Data Central Office Channel Interfaces
                  can be activated on a DS1 Channelization System.

10.5.6 AMI and B8ZS line coding with either Super Frame (SF) and Extended Super Frame (ESF) framing formats will be supported as options

10.5.7 COCI will be billed on the lower level UNE order that is interfacing with the UC arrangement and will have to be compatible with those UNEs.

10.5.8            TECHNICAL REQUIREMENTS

10.5.8.1 In order to assure proper operation with BST provided central office multiplexing functionality, the customer's channelization equipment must adhere strictly to form and protocol standards. Separate standards exist for the multiplex channel bank, for voice frequency encoding, for various signaling schemes, and for subrate digital access.

10.5.8.2          DS0 TO DS1 CHANNELIZATION

10.5.8.2.1 The DS1 signal must be framed utilizing the framing structure defined in ANSI T1.107, Digital Hierarchy Formats Specifications and ANSI T1.403.02, DS1 Robbed-bit Signaling State Definitions. DS0 to DS1 Channelization requirements are essential the same as defined in BellSouth Technical Reference 73525, MegaLink(R) Service, MegaLink(R) Channel Service, MegaLink(R) Plus Service, and MegaLink(R) Light Service Interface and Performance Specification.

10.5.8.3          DS1 TO DS3 CHANNELIZATION

10.5.8.3.1 The DS3 signal must be framed utilizing the framing structure define in ANSI T1.107, Digital Hierarchy Formats Specifications. DS1 to DS3 Channelization requirements are essentially the same as defined in BellSouth Technical Reference 73501, LightGate(R) Service Interface and Performance Specifications. The asynchronous M13 multiplex format (combination of M12 and M23 formats) is specified for terminal equipment that multiplexes 28 DS1s into a DS3.

10.5.8.4          DS1 TO STS CHANNELIZATION

10.5.8.4.1 The STS-1 signal must be framed utilizing the framing structure define in ANSI T1.105, Synchronous Optical Network (SONET) - Basic Description Including Multiplex Structure, Rates and Formats and T1.105.02, Synchronous Optical Network (SONET) - Payload Mappings. DS1 to STS Channelization requirements are essentially the same as defined in BellSouth Technical Reference TR 73501, LightGate(R) Service Interface and Performance Specifications

10.6              DARK FIBER

10.6.1            DEFINITION
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                                                                         PAGE 36

10.6.2 Dark Fiber is optical transmission facilities without attached multiplexing, aggregation or other electronics that connects two points within BellSouth's network. Dark Fiber is unused strands of optical fiber. It may be strands of optical fiber existing in aerial or underground structure. No line terminating elements terminated to such strands to operationalize its transmission capabilities will be available.

10.6.3            REQUIREMENTS

10.6.3.1 BellSouth shall make available Dark Fiber where it exists in BellSouth's network and where, as a result of future building or deployment, it becomes available. If BellSouth has plans to use the fiber within a two-year period, there is no requirement to provide said fiber to ITC/\DeltaCom.

10.6.3.2 If the requested dark fiber has any lightwave repeater equipment interspliced to it, BellSouth will remove such equipment at ITC/\DeltaCom's request subject to time and materials charges.

10.6.3.3 ITC/\DeltaCom may test the quality of the Dark Fiber to confirm its usability and performance specifications.

10.6.3.4 BellSouth shall use its best efforts to provide to ITC/\DeltaCom information regarding the location, availability and performance of Dark Fiber within ten (10) business days for a records based answer and twenty (20) business days for a field based answer, after receiving a request from ITC/\DeltaCom ("Request"). Within such time period, BellSouth shall send written confirmation of availability of the Dark Fiber ("Confirmation"). From the time of the Request to forty-five (45) days after Confirmation, BellSouth shall hold such requested Dark Fiber for ITC/\DeltaCom's use and may not allow any other party to use such media, including BellSouth.

10.6.3.5 BellSouth shall use best efforts to make Dark Fiber available to ITC/\DeltaCom within thirty (30) business days after it receives written confirmation from ITC/\DeltaCom that the Dark Fiber previously deemed available by BellSouth is wanted for use by ITC/\DeltaCom. This includes identification of appropriate connection points (e.g., Light Guide Interconnection (LGX) or splice points) to enable ITC/\DeltaCom to connect or splice ITC/\DeltaCom provided transmission media (e.g., optical fiber) or equipment to the Dark Fiber.

10.6.3.6 Dark Fiber shall meet the manufacturer's design specifications.

10.6.3.7 ITC/\DeltaCom may splice and test Dark Fiber obtained from BellSouth using ITC/\DeltaCom or ITC/\DeltaCom designated personnel. BellSouth shall provide appropriate interfaces to allow splicing and testing of Dark Fiber. BellSouth shall provide an excess cable length of 25 feet minimum (for fiber in underground conduit) to allow the uncoiled fiber to reach from the manhole to a splicing van.
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11.               TANDEM SWITCHING

11.1              DEFINITION

                  Tandem Switching is the function that establishes a communications path between two switching offices through a third switching office (the Tandem switch).

11.2              TECHNICAL REQUIREMENTS

11.2.1 Tandem Switching shall have the same capabilities or equivalent capabilities as those described in Bell Communications Research TR-TSY-000540 Issue 2R2, Tandem Supplement, 6/1/90. The requirements for Tandem Switching include, but are not limited to the following:

11.2.1.1 Tandem Switching shall provide signaling to establish a tandem connection;

11.2.1.2 Tandem Switching will provide screening as jointly agreed to by ITC/\DeltaCom and BellSouth;

11.2.1.3 Tandem Switching shall provide Advanced Intelligent Network triggers supporting AIN features where such routing is not available from the originating end office switch, to the extent such Tandem switch has such capability;

11.2.1.4 Tandem Switching shall provide access to Toll Free number portability database as designated by ITC/\DeltaCom;

11.2.1.5 Tandem Switching shall provide all trunk interconnections discussed under the "Network Interconnection" section (e.g., SS7, MF, DTMF, DialPulse, PRI-ISDN, DID, and CAMA-ANI (if appropriate for 911));

11.2.1.6 Tandem Switching shall provide connectivity to PSAPs where 911 solutions are deployed and the tandem is used for 911; and

11.2.1.7 Where appropriate, Tandem Switching shall provide connectivity to transit traffic to and from other carriers.

11.2.2 Tandem Switching shall accept connections (including the necessary signaling and trunking interconnections) between end offices, other tandems, IXCs, ICOs, CAPs and CLEC switches.

11.2.3 Tandem Switching shall provide local tandem functionality between two end offices including two offices belonging to different CLECs (e.g., between a CLEC end office and the end office of another CLEC).

11.2.4 Tandem Switching shall preserve CLASS/LASS features and Caller ID as traffic is processed.
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11.2.5            Tandem Switching shall record billable events and send them to the area billing centers designated by ITC/\DeltaCom. Tandem Switching will provide recording of all billable events as jointly agreed to by ITC/\DeltaCom and BellSouth.

11.2.6 Upon a reasonable request from ITC/\DeltaCom, BellSouth shall perform routine testing and fault isolation on the underlying switch that is providing Tandem Switching and all its interconnections. The results and reports of the testing shall be made immediately available to ITC/\DeltaCom.

11.2.7 BellSouth shall maintain ITC/\DeltaCom's trunks and interconnections associated with Tandem Switching at least at parity to its own trunks and interconnections.

11.2.8 BellSouth shall control congestion points and network abnormalities. All traffic will be restricted in a non discriminatory manner.

11.2.9 Selective Call Routing through the use of line class codes is not available through the use of tandem switching. Selective Call Routing through the use of line class codes is an end office capability only. Detailed primary and overflow routing plans for all interfaces available within BellSouth switching network shall be mutually agreed to by ITC/\DeltaCom and BellSouth.

11.2.10 Tandem Switching shall process originating toll-free traffic received from ITC/\DeltaCom local switch.

11.2.11 In support of AIN triggers and features, Tandem Switching shall provide SSP capabilities when these capabilities are not available from the Local Switching Network Element, to the extent such Tandem Switch has such capability.

11.3              INTERFACE REQUIREMENTS

11.3.1 Tandem Switching shall provide interconnection to the E911 PSAP where the underlying Tandem is acting as the E911 Tandem.

11.3.2 Tandem Switching shall interconnect, with direct trunks, to all carriers with which BellSouth interconnects.

11.3.3 BellSouth shall provide all signaling necessary to provide Tandem Switching with no loss of feature functionality.

11.3.4 Tandem Switching shall interconnect with ITC/\DeltaCom's switch, using two-way trunks, for traffic that is transiting via BellSouth network to interLATA or intraLATA carriers. At ITC/\DeltaCom's request, Tandem Switching shall record and keep records of traffic for billing.

11.3.5 Tandem Switching shall provide an alternate final routing pattern for ITC/\DeltaCom traffic overflowing from direct end office high usage trunk groups.
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11.4              Tandem Switching shall meet or exceed (i.e., be more favorable to ITC/\DeltaCom) each of the requirements for Tandem
                  Switching set forth in the following technical references:

11.4.1 Bell Communications Research TR-TSY-000540 Issue 2R2, Tandem Supplement, 6/1/90;

11.4.2            GR-905-CORE covering CCSNIS;

11.4.3 GR-1429-CORE for call management features; and GR-2863-CORE and BellCore GR-2902-CORE covering CCS AIN interconnection

12.               OPERATOR SYSTEMS

                  BellSouth agrees to offer access to operator systems pursuant to the terms and conditions following and at the rates set forth in Attachment 11.

12.1              DEFINITION

                  Operator Systems is the Network Element that provides operator and automated call handling and billing, special services, customer telephone listings and optional call completion services. The Operator Systems, Network Element provides two types of functions: Operator Service functions and Directory Assistance Service functions, each of which are described in detail below.

12.2              OPERATOR SERVICE

12.2.1            DEFINITION

                  Operator Service provides: (1) operator handling for call completion (for example, collect, third number billing, and calling card calls), (2) operator or automated assistance for billing after the customer has dialed the called number (for example, calling card calls); and (3) special services including but not limited to Busy Line Verification and Emergency Line Interrupt (ELI), Emergency Agency Call, Operator-assisted Directory Assistance, and Rate Quotes.

                  BellSouth will offer to ITC/\DeltaCom Operator Call Processing Access Service BLV/BLVI. Busy Line Verification ("BLV") shall be performed when one Party's Customer requests assistance from the operator bureau of the other Party to determine if the called line is in use. However, the operator bureau will not complete the call for the Customer initiating the BLV inquiry. Only one BLV attempt will be made per Customer operator bureau call, and a charge shall apply whether or not the called party releases the line.

                  Busy Line Verification Interrupt ("BLVI") shall be performed when one Party's Customer requests the operator bureau of the other Party to interrupt a telephone call in progress after
                  BLV has occurred. The operator bureau will interrupt the busy line
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                                                                    ATTACHMENT 2
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                  and inform the called party, that there is a call waiting. The operator bureau will only interrupt the call and will not complete the telephone call of the End User initiating the BLVI request. The operator bureau will make only one BLVI attempt per telephone call and the applicable charge applies whether or not the called party releases the line. Each
                  Party's operator bureau shall accept BLV and BLVI inquiries from the operator bureau of the other Party in order to allow transparent provision of BLV/BLVI Traffic between the Parties' networks.

                  Each Party shall route BLV/BLVI traffic inquiries over separate direct trunks (and not the Local/IntraLATA Trunks) established between the Parties' respective operator bureaus. ITC/\DeltaCom will route BLV and BLVI traffic to the BellSouth access tandem. BellSouth will route BLV and BLVI traffic to the ITC/\DeltaCom access tandem. Each Party shall compensate the other Party for BLV/BLVI Traffic as set forth in ATTACHMENT 11 (Pricing Schedule) to the Agreement.

12.2.2            REQUIREMENTS

12.2.2.1 When ITC/\DeltaCom requests BellSouth to provide Operator Services, the following requirements apply:

12.2.2.1.1        BellSouth shall complete 0+ and 0- dialed local calls.

12.2.2.1.2        BellSouth shall complete 0+ intraLATA toll calls.

12.2.2.1.3 BellSouth shall complete calls that are billed to ITC/\DeltaCom customer's calling card that can be validated by BellSouth.

12.2.2.1.4        BellSouth shall complete person-to-person calls.

12.2.2.1.5        BellSouth shall complete collect calls.

12.2.2.1.6 BellSouth shall provide the capability for callers to bill to a third party and complete such calls.

12.2.2.1.7        BellSouth shall complete station-to-station calls.

12.2.2.1.8        BellSouth shall process emergency calls.

12.2.2.1.9 BellSouth shall process Busy Line Verify and Emergency Line Interrupt requests.

12.2.2.1.10 BellSouth shall process emergency call trace, as they do for their Customers prior to the Effective Date. Call must originate from a 911 provider.

12.2.2.1.11 BellSouth shall process operator-assisted directory assistance calls.

12.2.2.2 BellSouth shall adhere to equal access requirements, providing ITC/\DeltaCom local customers the same IXC access as provided to BellSouth customers.
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12.2.2.3          BellSouth shall exercise at least the same level of fraud
                  control in providing Operator Service to ITC/\DeltaCom that BellSouth provides for its own operator service.

12.2.2.4 BellSouth shall perform Billed Number Screening when handling Collect, Person-to-Person, and Billed-to-Third-Party calls.

12.2.2.5 BellSouth shall direct customer account and other similar inquiries to the customer service center designated by ITC/\DeltaCom.

12.2.2.6 BellSouth shall provide a feed of customer call records in "EMI" format to ITC/\DeltaCom in accordance with ODUF standards specified in Attachment 7.

12.2.3            INTERFACE REQUIREMENTS

                  With respect to Operator Services for calls that originate on local switching capability provided by or on behalf of ITC/\DeltaCom, the interface requirements shall conform to the then current established system interface specifications for the platform used to provide Operator Service and the interface shall conform to industry standards.

12.3              DIRECTORY ASSISTANCE SERVICE

12.3.1            DEFINITION

                  Directory Assistance Service provides local customer telephone number listings with the option to complete the call at the callers direction separate and distinct from local switching.

12.3.2            REQUIREMENTS

12.3.2.1 Directory Assistance Service shall provide up to two listing requests per call. If available and if requested by ITC/\DeltaCom's customer, BellSouth shall provide caller-optional directory assistance call completion service at rates contained in this Attachment to one of the provided listings, equal to that which BellSouth provides its customers. If not available, ITC/\DeltaCom may request such requirement pursuant to the Bona Fide Request Process of Attachment 9.

12.3.2.2          DIRECTORY ASSISTANCE SERVICE UPDATES

12.3.2.2.1 BellSouth shall update customer listings changes daily. These changes include:

12.3.2.2.1.1 New customer connections: BellSouth will provide service to ITC/\DeltaCom that is equal to the service it provides to itself and its customers;

12.3.2.2.1.2 Customer disconnections: BellSouth will provide service to ITC/\DeltaCom that is equal to the service it provides to itself and its customers; and
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                                                                    ATTACHMENT 2
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12.3.2.2.1.3      Customer address changes: BellSouth will provide service to
                  ITC/\DeltaCom that is equal to the service it provides to itself and its customers;

12.3.2.3 These updates shall also be provided for non-listed and non-published numbers for use in emergencies.

12.4              BRANDING FOR OPERATOR CALL PROCESSING AND DIRECTORY ASSISTANCE

12.4.1 The BellSouth Operator Systems Branding Feature provides a definable announcement to ITC/\DeltaCom end users using Directory Assistance (DA)/Operator Call Processing (OCP) prior to placing them in queue or connecting them to an available operator or automated operator system. This feature allows ITC/\DeltaCom to have its calls custom branded with ITC/\DeltaCom name on whose behalf BellSouth is providing Directory Assistance and/or Operator Call Processing. Rates for Custom Branding, Operator Call Process and Directory Assistance are set forth in Attachment 11.

12.4.2 BellSouth offers four service levels of branding to ITC/\DeltaCom when ordering Directory Assistance and/or Operator Call Processing.

12.4.2.1          Service Level 1 - BellSouth Branding

12.4.2.2          Service Level 2 - Unbranded

12.4.2.3          Service Level 3 - Custom Branding

12.4.2.4 Service Level 4 - Self Branding (applicable only to ITC/\DeltaCom for Resale or use with an Unbundled Port when routing to an operator service provider other than BellSouth).

12.4.3            FOR RESELLERS AND USE WITH AN UNBUNDLED PORT

12.4.3.1          BellSouth Branding is the Default Service Level.

12.4.3.2 Unbranding, Custom Branding, and Self Branding require ITC/\DeltaCom to order selective routing for each originating BellSouth end office identified by ITC/\DeltaCom. Rates for Selective Routing are set forth in Attachment 11.

12.4.3.3 Customer Branding and Self Branding require ITC/\DeltaCom to order dedicated trunking from each BellSouth end office identified by ITC/\DeltaCom, to either the BellSouth Traffic Operator Position System (TOPS) or ITC/\DeltaCom Operator Service Provider. Rates for trunks are set forth in applicable BellSouth tariffs.

12.4.3.4 Unbranding - Unbranded Directory Assistance and/or Operator Call Processing calls ride common trunk groups provisioned by BellSouth from those end offices
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                                                                    ATTACHMENT 2
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                  identified by ITC/\DeltaCom to the BellSouth TOPS. These calls are routed to "No Announcement."

12.4.4            For Facilities Based Carriers

12.4.4.1 All Service Levels require ITC/\DeltaCom to order dedicated trunking from their end office(s) point of interface to the BellSouth TOPS Switches. Rates for trunks are set forth in applicable BellSouth tariffs.

12.4.4.2 Customized Branding includes charges for the recording of the branding announcement and the loading of the audio units in each TOPS Switch, IVS and NAV equipment for which ITC/\DeltaCom requires service.

                  Directory Assistance customized branding uses:

                  o  the recording of the name;

                  o the front-end loading of the Digital Recorded Announcement Machine (DRAM) in each TOPS switch.

                  Operator Call Processing customized branding uses:

                  o  the recording of the name;

                  o  the front-end loading of the DRAM in the TOPS Switch;

                  o the back-end loading in the audio units in the Automated Alternate Billing System (AABS) in the Interactive Voice Subsystem (IVS);

                  o the 0- automation loading for the audio units in the Enhanced Billing and Access Service (EBAS) in the Network Applications Vehicle (NAV).

12.4.4.3 BellSouth will provide at ITC/\DeltaCom's option, unbundled local BellSouth switching and resold BellSouth local exchange service, with selective routing of calls to a requested directory assistance services platform or operator services platform. ITC/\DeltaCom customers may use the same dialing arrangements as BellSouth customers, but obtain a ITC/\DeltaCom branded service.

12.5              DIRECTORY ASSISTANCE DATABASE SERVICE (DADS)

12.5.1            BellSouth shall make its Directory Assistance Database Service
                  (DADS) available solely for the expressed purpose of providing Directory Assistance type services to ITC/\DeltaCom end users. The term "end user" denotes any entity which obtains Directory Assistance type services for its own use from a DADS customer. Directory Assistance type service is defined as Voice
                  Directory Assistance (DA Operator assisted and Electronic Directory Assistance (Data System assisted)). ITC/\DeltaCom agrees that Directory Assistance Database Service (DADS) will not be used for any purpose which violates federal or state laws, statutes, regulatory orders or tariffs. Except for the permitted users, ITC/\DeltaCom agrees not to disclose DADS to others and shall provide due care in providing for the security and confidentiality of DADS. Further,
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                                                                    ATTACHMENT 2
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                  ITC/\DeltaCom authorizes the inclusion of ITC/\DeltaCom
                  Subscriber listings in the BellSouth Directory Assistance products.

12.5.2 BellSouth shall provide ITC/\DeltaCom initially with daily updates which reflect all listing change activity occurring since ITC/\DeltaCom's most recent update via magnetic tape, and subsequently using electronic connectivity such as Network Data Mover to be developed mutually by ITC/\DeltaCom and BellSouth. ITC/\DeltaCom agrees to assume the costs associated with CONNECT: Direct TM connectivity, which will vary depending upon volume and mileage.

12.5.3 BellSouth will require approximately one month after receiving an order to prepare the Base File. BellSouth will provide daily updates which will reflect all listing change activity occurring since ITC/\DeltaCom most recent update. BellSouth shall provide updates to ITC/\DeltaCom on a Business, Residence, or combined Business and Residence basis. ITC/\DeltaCom agrees that the updates shall be used solely to keep the information current. Delivery of Daily Updates will commence the day after ITC/\DeltaCom receives the Base File.

12.5.4 BellSouth is authorized to include ITC/\DeltaCom Subscriber List Information in its Directory Assistance Database Service
                  (DADS) and its Directory Publishers Database Service (DPDS). Any other use by BellSouth of ITC/\DeltaCom Subscriber List Information is not authorized and with the exception of a request for DADS or DPDS, BellSouth shall refer any request for such information to ITC/\DeltaCom.

12.5.5 Rates for DADS are as set forth in Attachment 11 and to the extent appropriate in BellSouth General Subscriber Services Tariff A38.1.

12.6              DIRECT ACCESS TO DIRECTORY ASSISTANCE SERVICE

12.6.1 Direct Access to Directory Assistance Service (DADAS) will provide ITC/\DeltaCom's directory assistance operators with the ability to search all available BellSouth's subscriber listings using the Directory Assistance search format. Subscription to DADAS will allow ITC/\DeltaCom to utilize its own switch, operator workstations and optional audio subsystems.

12.6.2            BellSouth will provide DADAS from its DA location.
                  ITC/\DeltaCom will access the DADAS system via a telephone company provided point of availability. ITC/\DeltaCom has the responsibility of providing the physical links required to connect to the point of availability. These facilities may be purchased from the telephone company as rates and charges billed separately from the charges associated with this offering.

12.6.3 A specified interface to each ITC/\DeltaCom subsystem will be provided by BellSouth. Interconnection between ITC/\DeltaCom system and a specified BellSouth location will be pursuant to the use of ITC/\DeltaCom owned or
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                  ITC/\DeltaCom leased facilities and shall be appropriate sized based upon the volume of queries being generated by ITC/\DeltaCom.

12.6.4 The specifications for the three interfaces necessary for interconnection are available in the following documents:

12.6.4.1 DADAS to Subscriber Operator Position System--Northern Telecom Document CSI-2300-07; Universal Gateway/ Position Message Interface Format Specification

12.6.4.2 DADAS to Subscriber Switch--Northern Telecom Document Q210-1 Version A107; NTDMS/CCIDAS System Application Protocol; and AT&T Document 250-900-535 Operator Services Position System Listing Service and Application Call Processing Data Link Interface Specification

12.6.4.3 DADAS to Audio Subsystem (Optional)--Directory One Call Control to Audio Response Unit system interface specifications are available through Northern Telecom as a licensed access protocol--Northern Telecom Document 355-004424 and Gateway/Interactive Voice subsystem Protocol Specification

12.6.5 Rates for DADAS are as set forth in Attachment 11 and to the extent appropriate in the BellSouth FCC Tariff No. 1.

13.               SIGNALING

                  Unbundled signaling and access to BellSouth's signaling databases shall be provided pursuant to this Attachment and Attachment 3 Section 4.8 subject to compatibility testing and at the rates set forth in Attachment 11. BellSouth may provide mediated access to BellSouth signaling systems and databases. Available signaling elements include signaling links, signal transfer points and service control points. Signaling functionality will be available with both A-link and B-link connectivity.

13.1              DEFINITION OF SIGNALING LINK TRANSPORT

                  Signaling Link Transport is a set of two or four dedicated 56 Kbps. transmission paths between CLEC-designated Signaling Points of Interconnection (SPOI) that provides appropriate physical diversity.

13.2              TECHNICAL REQUIREMENTS

13.2.1 Signaling Link Transport shall consist of full duplex mode 56 kbps transmission paths.

13.2.2 Of the various options available, Signaling Link Transport shall perform in the following two ways:
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13.2.2.1          As an "A-link" which is a connection between a switch or SCP and a home Signaling Transfer Point Switch (STP) pair; and

13.2.2.2 As a "B-link" which is a connection between two STP pairs in different company networks (e.g., between two STP pairs for two Competitive Local Exchange Carriers (CLECs)).

13.2.3 Signaling Link Transport shall consist of two or more signaling link layers as follows:

13.2.3.1          An A-link layer shall consist of two links.

13.2.3.2          A B-link layer shall consist of four links.

13.2.4 A signaling link layer shall satisfy a performance objective such that:

13.2.4.1 There shall be no more than two minutes down time per year for an A-link layer; and

13.2.4.2 There shall be negligible (less than 2 seconds) down time per year for a B-link layer.

13.2.5 A signaling link layer shall satisfy interoffice and intraoffice diversity of facilities and equipment, such that:

13.2.5.1 No single failure of facilities or equipment causes the failure of both links in an A-link layer (i.e., the links should be provided on a minimum of two separate physical paths end-to-end); and

13.2.5.2 No two concurrent failures of facilities or equipment shall cause the failure of all four links in a B-link layer (i.e., the links should be provided on a minimum of three separate physical paths end-to-end).

13.3              INTERFACE REQUIREMENTS

13.3.1 There shall be a DS1 (1.544 Mbps) interface at the ITC/\DeltaCom-designated SPOIs. Each 56 kbps transmission path shall appear as a DS0 channel within the DS1 interface.

14.               SIGNALING TRANSFER POINTS (STPS)

14.1              DEFINITION

14.2 Signaling Transfer Points is a signaling network function that includes all of the capabilities provided by the signaling transfer point switches (STPs) and their associated signaling links which enable the exchange of SS7 messages among and
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                  between switching elements, database elements and signaling transfer point switches

14.2.1            TECHNICAL REQUIREMENTS

14.2.1.1 STPs shall provide access to Network Elements connected to BellSouth SS7 network. These include:

14.2.1.2          BellSouth Local Switching or Tandem Switching;

14.2.1.3          BellSouth Service Control Points/DataBases;

14.2.1.4          Third-party local or tandem switching;

14.2.1.5          Third-party-provided STPs.

14.2.2 The connectivity provided by STPs shall fully support the functions of all other Network Elements connected to BellSouth SS7 network. This explicitly includes the use of BellSouth SS7 network to convey messages which neither originate nor terminate at a signaling end point directly connected to BellSouth SS7 network (i.e., transient messages). When BellSouth SS7 network is used to convey transient messages, there shall be no alteration of the Integrated Services Digital Network User Part (ISDNUP) or Transaction Capabilities Application Part (TCAP) user data that constitutes the content of the message.

14.2.3 If a BellSouth tandem switch routes calling traffic, based on dialed or translated digits, on SS7 trunks between an ITC/\DeltaCom local switch and third party local switch, BellSouth SS7 network shall convey the TCAP messages that are necessary to provide Call Management features (Automatic Callback, Automatic Recall, and Screening List Editing) between ITC/\DeltaCom local STPs and the STPs that provide connectivity with the third party local switch, even if the third party local switch is not directly connected to BellSouth STPs.

14.2.4 STPs shall provide all functions of the MTP as defined in Bellcore ANSI Interconnection Requirements. This includes:

14.2.4.1 Signaling Data Link functions, as defined in Bellcore ANSI Interconnection Requirements,

14.2.4.2 Signaling Link functions, as defined in Bellcore ANSI Interconnection Requirements, and

14.2.4.3 Signaling Network Management functions, as defined in Bellcore ANSI Interconnection Requirements.

14.2.5 STPs shall provide all functions of the SCCP necessary for Class 0 (basic connectionless) service, as defined in Bellcore ANSI Interconnection
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                  Requirements. In particular, this includes Global Title
                  Translation (GTT) and SCCP Management procedures, as specified in T1.112.4. In cases where the destination signaling point is a ITC/\DeltaCom or third party local or tandem switching system directly connected to BellSouth SS7 network, BellSouth shall perform final GTT of messages to the destination and SCCP Subsystem Management of the destination. In all other cases, BellSouth shall perform intermediate GTT of messages to a gateway pair of STPs in an SS7 network connected with BellSouth SS7 network, and shall not perform SCCP Subsystem Management of the destination. If BellSouth performs final GTT to a ITC/\DeltaCom database, then ITC/\DeltaCom agrees to provide BellSouth with the Destination Point Code for the ITC/\DeltaCom database.

14.2.6 STPs shall provide on a non-discriminatory basis all functions of the OMAP commonly provided by STPs, as specified in the reference in Section 12.4.5 of this Attachment. All OMAP functions will be on a "where available" basis and can include:

14.2.6.1          MTP Routing Verification Test (MRVT) and

14.2.6.2          SCCP Routing Verification Test (SRVT).

14.2.7 In cases where the destination signaling point is a BellSouth local or tandem switching system or database, or is an ITC/\DeltaCom or third party local or tandem switching system directly connected to the BellSouth SS7 network, STPs shall perform MRVT and SRVT to the destination signaling point. In all other cases, STPs shall perform MRVT and SRVT to a gateway pair of STPs in an SS7 network connected with the BellSouth SS7 network. This requirement shall be superseded by the specifications for Internetwork MRVT and SRVT if and when these become approved ANSI standards and available capabilities of BellSouth STPs, and if mutually agreed upon by ITC/\DeltaCom and BellSouth.

14.2.8            STPs shall be on parity with BellSouth.

14.2.9            SS7 ADVANCED INTELLIGENT NETWORK (AIN) ACCESS

14.2.9.1 When technically feasible and upon request by ITC/\DeltaCom, SS7 Access shall be made available in association with unbundled switching. SS7 AIN Access is the provisioning of AIN
                  0.1 triggers in an equipped BellSouth local switch and interconnection of the BellSouth SS7 network with the ITC/\DeltaCom SS7 network to exchange TCAP queries and responses with an ITC/\DeltaCom SCP.

14.2.9.2 SS7 AIN Access shall provide ITC/\DeltaCom SCP access to BellSouth local switch in association with unbundled switching via interconnection of BellSouth SS7 and ITC/\DeltaCom SS7 Networks. BellSouth shall offer SS7 access through its STPs. If BellSouth requires a mediation device on any part of its network specific to this form of access, BellSouth must route its messages in the same
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                  manner. The interconnection arrangement shall result in the
                  BellSouth local switch recognizing the ITC/\DeltaCom SCP as at least at parity with BellSouth's SCP's in terms of interfaces, performance and capabilities.

14.3              INTERFACE REQUIREMENTS

14.3.1 BellSouth shall provide the following STPs options to connect ITC/\DeltaCom or ITC/\DeltaCom-designated local switching systems or STPs to BellSouth SS7 network:

14.3.1.1 An A-link interface from ITC/\DeltaCom local switching systems; and,

14.3.1.2          A B-link interface from ITC/\DeltaCom local STPs.

14.3.2 Each type of interface shall be provided by one or more sets (layers) of signaling links.

14.3.3 The Signaling Point of Interconnection (SPOI) for each link shall be located at a cross-connect element, such as a DSX-1, in the Central Office (CO) where BellSouth STP is located. There shall be a DS1 or higher rate transport interface at each of the SPOIs. Each signaling link shall appear as a DS0 channel within the DS1 or higher rate interface. BellSouth shall offer higher rate DS1 signaling for interconnecting ITC/\DeltaCom local switching systems or STPs with BellSouth STPs as soon as these become approved ANSI standards and available capabilities of BellSouth STPs. BellSouth and ITC/\DeltaCom will work jointly to establish mutually acceptable SPOIs.

14.3.4 BellSouth CO shall provide intraoffice diversity between the SPOIs and BellSouth STPs, so that no single failure of intraoffice facilities or equipment shall cause the failure of both B-links in a layer connecting to a BellSouth STP. BellSouth and ITC/\DeltaCom will work jointly to establish mutually acceptable SPOIs.

14.3.5 BellSouth shall provide MTP and SCCP protocol interfaces that shall conform to all sections relevant to the MTP or SCCP in the following specifications:

14.3.5.1 Bellcore GR-905-CORE, Common Channel Signaling Network Interface Specification (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network User Part (ISDNUP);

14.3.5.2 Bellcore GR-1432-CORE, CCS Network Interface Specification (CCSNIS) Supporting Signaling Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP).

14.3.6            MESSAGE SCREENING

14.3.6.1 BellSouth shall set message screening parameters so as to accept valid messages from ITC/\DeltaCom local or tandem switching systems destined to any signaling
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                  point within BellSouth's SS7 network where the ITC/\DeltaCom switching system has a legitimate signaling relation.

14.3.6.2 BellSouth shall set message screening parameters so as to pass valid messages from ITC/\DeltaCom local or tandem switching systems destined to any signaling point or network accessed through BellSouth's SS7 network where the ITC/\DeltaCom switching system has a legitimate signaling relation.

14.3.6.3 BellSouth shall set message screening parameters so as to accept and pass/send valid messages destined to and from ITC/\DeltaCom from any signaling point or network interconnected through BellSouth's SS7 network where the ITC/\DeltaCom SCP has a legitimate signaling relation.

14.4 STPs shall be equal to or better than all of the requirements for STPs set forth in the following technical references:

14.4.1            ANSI T1.111-1992 American National Standard for
                  Telecommunications - Signaling System Number 7 (SS7) - Message Transfer Part (MTP);

14.4.2 ANSI T1.111A-1994 American National Standard for Telecommunications - Signaling System Number 7 (SS7) - Message Transfer Part (MTP) Supplement;

14.4.3            ANSI T1.112-1992 American National Standard for
                  Telecommunications - Signaling System Number 7 (SS7) - Signaling Connection Control Part (SCCP);

14.4.4            ANSI T1.115-1990 American National Standard for
                  Telecommunications - Signaling System Number 7 (SS7) - Monitoring and Measurements for Networks;

14.4.5            ANSI T1.116-1990 American National Standard for
                  Telecommunications - Signaling System Number 7 (SS7) - Operations, Maintenance and Administration Part (OMAP);

14.4.6            ANSI T1.118-1992 American National Standard for
                  Telecommunications - Signaling System Number 7 (SS7) - Intermediate Signaling Network Identification (ISNI);

14.4.7 Bellcore GR-905-CORE, Common Channel Signaling Network Interface Specification (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network User Part (ISDNUP); and

14.4.8 Bellcore GR-1432-CORE, CCS Network Interface Specification (CCSNIS) Supporting Signaling Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP).

15.               SERVICE CONTROL POINTS/DATABASES
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15.1              DEFINITION

15.1.1 Databases provide the functionality for storage of, access to, and manipulation of information required to offer a particular service and/or capability. Databases include, but are not limited to: Local Number Portability, Toll Free Number Database, Automatic Location Identification/Data Management System, access to Service Creation Environment and Service Management System (SCE/SMS) application databases and Directory Assistance.

15.1.2 A Service Control Point (SCP) is a specific type of Database functionality deployed in a Signaling System 7 (SS7) network that executes service application logic in response to SS7 queries sent to it by a switching system also connected to the SS7 network. Service Management Systems provide operational interfaces to allow for provisioning, administration and maintenance of subscriber data and service application data stored in SCPs.

15.2              TECHNICAL REQUIREMENTS FOR SCPS/DATABASES

                  Requirements for SCPs/Databases within this section address storage of information, access to information (e.g. signaling protocols, response times), and administration of information (e.g., provisioning, administration, and maintenance). All SCPs/Databases shall be provided to ITC/\DeltaCom in accordance with the following requirements.

15.2.1 BellSouth shall provide physical access to SCPs through the SS7 network and protocols with TCAP as the application layer protocol.

15.2.2 BellSouth shall provide physical interconnection to databases via industry standard interfaces and protocols (e.g. SS7, ISDN and X.25).

15.2.3 The reliability of interconnection options shall be consistent with requirements for diversity and survivability.

15.2.4            DATABASE AVAILABILITY

                  Call processing databases shall have a maximum unscheduled availability of 30 minutes per year. Unavailability due to software and hardware upgrades shall be scheduled during minimal usage periods and only be undertaken upon proper notification to providers which might be impacted. Any downtime associated with the provision of call processing related databases will impact all service providers, including BellSouth, equally.

15.2.5 The operational interface provided by BellSouth shall complete Database transactions (i.e., add, modify, delete) for ITC/\DeltaCom customer records stored in BellSouth databases within 3 days, or sooner where BellSouth provisions its own customer records within a shorter interval.
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15.3              LOCAL NUMBER PORTABILITY DATABASE

15.3.1            DEFINITION

                  The Permanent Number Portability (PNP) database supplies routing numbers for calls involving numbers that have been ported from one local service provider to another. PNP is currently being worked in industry forums. The results of these forums will dictate the industry direction of PNP. BellSouth agrees to provide access to the PNP database at rates, terms and conditions as set forth by BellSouth and in accordance with an effective FCC or Commission directive.

15.4              LINE INFORMATION DATABASE (LIDB)

15.4.1            DEFINITION

                  The Line Information Database (LIDB) is a transaction-oriented database accessible through Common Channel Signaling (CCS) networks. It contains records associated with customer Line Numbers and Special Billing Numbers. LIDB accepts queries from other Network Elements and provides appropriate responses. The query originator need not be the owner of LIDB data. LIDB queries include functions such as screening billed numbers that provides the ability to accept Collect or Third Number Billing calls and validation of Telephone Line Number based non-proprietary calling cards. The interface for the LIDB functionality is the interface between BellSouth CCS network and other CCS networks. LIDB also interfaces to administrative systems.

15.4.1.1 BellSouth will store in its LIDB only records relating to service in the BellSouth region.

15.4.1.2 Prior to the availability of a long-term solution for LNP, BellSouth shall enable ITC/\DeltaCom to store in BellSouth's LIDB any customer, Line Number or Special Billing Number record, whether ported or not, for which the ITC/\DeltaCom dedicated NPA-NXX or RAO-0/1XX Group is supported by that LIDB.

15.4.1.4 Subsequent to the availability of a long-term solution for LNP, BellSouth shall enable ITC/\DeltaCom to store in BellSouth's LIDB any customer, Line Number or Special Billing Number record, whether ported or not, regardless of the number's dedicated NPA-NXX or RAO [NXX]-0/1XX.

15.4.2            TECHNICAL REQUIREMENTS

                  BellSouth will offer to ITC/\DeltaCom any additional capabilities that are developed for LIDB during the life of this Agreement.

15.4.2.1 BellSouth shall process ITC/\DeltaCom's Customer records in LIDB at least at parity with BellSouth customer records, with respect to other LIDB functions. BellSouth shall indicate to ITC/\DeltaCom what additional functions (if any) are performed by LIDB in the BellSouth network.
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15.4.2.2          Within two (2) weeks after a request by ITC/\DeltaCom,
                  BellSouth shall provide ITC/\DeltaCom with a list of the customer data items which ITC/\DeltaCom would have to provide in order to support each required LIDB function. The list shall indicate which data items are essential to LIDB function, and which are required only to support certain services. For each data item, the list shall show the data formats, the acceptable values of the data item and the meaning of those values.

15.4.2.3 BellSouth shall provide LIDB systems for which operating deficiencies that would result in calls being blocked, shall not exceed 30 minutes per year.

15.4.2.4 BellSouth shall provide LIDB systems for which operating deficiencies that would not result in calls being blocked shall not exceed 12 hours per year.

15.4.2.5 BellSouth shall provide LIDB systems for which the LIDB function shall be in overload no more than 12 hours per year.

15.4.2.6 All additions, updates and deletions of ITC/\DeltaCom data to the LIDB shall be solely at the direction of ITC/\DeltaCom. Such direction from ITC/\DeltaCom will not be required where the addition, update or deletion is necessary to perform standard fraud control measures (e.g., calling card auto-deactivation).

15.4.2.7 BellSouth shall provide priority updates to LIDB for ITC/\DeltaCom data upon ITC/\DeltaCom's request (e.g., to support fraud detection), via password-protected telephone card, facsimile, or electronic mail within one hour of notice from the established BellSouth contact.

15.4.2.8 BellSouth shall provide LIDB systems such that no more than 0.01% of ITC/\DeltaCom customer records will be missing from LIDB, as measured by ITC/\DeltaCom audits. BellSouth will audit ITC/\DeltaCom records in LIDB against DBAS to identify record mismatches and provide this data to a designated ITC/\DeltaCom contact person to resolve the status of the records and BellSouth will update system appropriately. BellSouth will refer record of mis-matches to ITC/\DeltaCom within one business day of audit. Once reconciled records are received back from ITC/\DeltaCom, BellSouth will update LIDB the same business day if less than 500 records are received before 1:00PM Central Time. If more than 500 records are received, BellSouth will contact ITC/\DeltaCom to negotiate a time frame for the updates, not to exceed three business days.

15.4.2.9 BellSouth shall perform backup and recovery of all of ITC/\DeltaCom's data in LIDB including sending to LIDB all changes made since the date of the most recent backup copy, in at least the same time frame BellSouth performs backup and recovery of BellSouth data in LIDB for itself. Currently, BellSouth performs backups of the LIDB for itself on a weekly basis and when a new software release is scheduled, a backup is performed prior to loading the new release.
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15.4.2.10         BellSouth shall provide ITC/\DeltaCom with LIDB reports of data which are missing or contain errors, as well as any misroute errors, within a reason time period as negotiated between ITC/\DeltaCom and BellSouth.

15.4.2.11 BellSouth shall prevent any access to or use of ITC/\DeltaCom data in LIDB by BellSouth personnel that are outside of established administrative and fraud control personnel, or by any other party that is not authorized by ITC/\DeltaCom in writing.

15.4.2.12 BellSouth shall provide ITC/\DeltaCom performance of the LIDB Data Screening function, which allows a LIDB to completely or partially deny specific query originators access to LIDB data owned by specific data owners, for Customer Data that is part of an NPA-NXX or RAO-0/1XX wholly or partially owned by ITC/\DeltaCom at least at parity with BellSouth Customer Data. BellSouth shall obtain from ITC/\DeltaCom the screening information associated with LIDB Data Screening of ITC/\DeltaCom data in accordance with this requirement. BellSouth currently does not have LIDB Data Screening capabilities. When such capability is available, BellSouth shall offer it to ITC/\DeltaCom under the Bona Fide Request process of Attachment 9.

15.4.2.13 BellSouth shall accept queries to LIDB associated with ITC/\DeltaCom customer records, and shall return responses in accordance with industry standards.

15.4.2.14 BellSouth shall provide mean processing time at the LIDB within 0.50 seconds under normal conditions as defined in industry standards.

15.4.2.15 BellSouth shall provide processing time at the LIDB within 1 second for 99% of all messages under normal conditions as defined in industry standards.

15.4.3            INTERFACE REQUIREMENTS

                  BellSouth shall offer LIDB in accordance with the requirements of this subsection.

15.4.3.1 The interface to LIDB shall be in accordance with the technical references contained within.

15.4.3.2 The CCS interface to LIDB shall be the standard interface described herein.

15.4.3.3 The LIDB Data Base interpretation of the ANSI-TCAP messages shall comply with the technical reference herein. Global Title Translation shall be maintained in the signaling network in order to support signaling network routing to the LIDB.

15.5              BELLSOUTH SWA 8XX TOLL FREE DIALING TEN DIGIT SCREENING
                  SERVICE

                  All of the negotiated rates, terms and conditions set forth in this Section pertain to the provision of 8XX Access Ten Digit Screening Services.
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15.5.1            BellSouth SWA 8XX Toll Free Dialing Ten Digit Screening
                  Service database

15.5.2 The BellSouth SWA 8XX Toll Free Dialing Ten Digit Screening Service database (herein known as 8XX SCP) is a SCP that contains customer record information and functionality to provide call-handling instructions for 8XX calls. The 8XX SCP IN software stores data downloaded from the national SMS and provides the routing instructions in response to queries from the SSP or tandem. The BellSouth SWA 8XX Toll Free Dialing Ten Digit Screening Service (herein know as 8XX TFD), utilizes the 8XX SCP to provide identification and routing of the 8XX calls, based on the ten digits dialed. 8XX TFD is provided with or without POTS number delivery, dialing number delivery, and other optional complex features as selected by ITC/\DeltaCom. BellSouth shall provide 8XX TFD in accordance with the following:

15.5.3            TECHNICAL REQUIREMENTS

15.5.4 BellSouth shall provide ITC/\DeltaCom with access to the 8XX record information located in the 8XX SCP. The 8XX SCP contains current records as received from the national SMS and will provide for routing 8XX originating calls based on the dialed ten digit 8XX number.

15.5.5 The 8XX SCP is designated to receive and respond to queries using the American National Standard Specification of Signaling System Seven (SS7) protocol. The 8XX SCP shall determine the carrier identification based on all ten digits of the dialed number and route calls to the carrier, POTS number, dialing number and/or other optional feature selected by ITC/\DeltaCom.

15.5.6 The SCP shall also provide, at ITC/\DeltaCom's option, such additional feature as described in SR-TSV-002275 (BOC Notes on BellSouth Networks, SR-TSV-002275, Issue 2, (Telcordia (formerly BellCore), April 1994)) as are available to BellSouth. These may include but are not limited to:

15.5.7            Network Management;

15.5.8            Customer Sample Collection; and

15.5.9            Service Maintenance.

15.6              Automatic Location Identification/Data Management System
                  (ALI/DMS)

                  The ALI/DMS Database contains customer information (including name, address, telephone information, and sometimes special information from the local service provider or customer) used to determine to which Public Safety Answering Point (PSAP) to route the call. The ALI/DMS database is used to provide more routing flexibility for E911 calls than Basic 911. BellSouth shall provide the Emergency Services Database in accordance with the following:

15.6.1            TECHNICAL REQUIREMENTS
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15.6.1.1          BellSouth shall offer ITC/\DeltaCom a data link to the ALI/DMS database or permit ITC/\DeltaCom to provide its own data link to the ALI/DMS database. BellSouth shall provide error reports from the ALI/DMS database to ITC/\DeltaCom immediately after ITC/\DeltaCom inputs information into the ALI/DMS database. Alternately, ITC/\DeltaCom may utilize BellSouth, to enter customer information into the data base on a demand basis, and validate customer information on a demand basis.

15.6.1.2 The ALI/DMS database shall contain the following customer information:

15.6.1.2.1        Name;

15.6.1.2.2        Address;

15.6.1.2.3        Telephone number; and

15.6.1.2.4 Other information as appropriate (e.g., whether a customer is blind or deaf or has another disability).

15.6.1.3 When the BellSouth is responsible for administering the ALI/DMS database in its entirety, ported number NXXs entries for the ported numbers should be maintained unless ITC/\DeltaCom requests otherwise and shall be updated if ITC/\DeltaCom requests, provided ITC/\DeltaCom supplies BellSouth with the updates.

15.6.1.4 When Remote Call Forwarding (RCF) is used to provide number portability to the local customer and a remark or other appropriate field information is available in the database, the shadow or "forwarded-to" number and an indication that the number is ported shall be added to the customer record.

15.6.1.5 If BellSouth is responsible for configuring PSAP features (for cases when the PSAP or BellSouth supports an ISDN interface) it shall ensure that CLASS Automatic Recall (Call Return) is not used to call back to the ported number. Although BellSouth currently does not have ISDN interface, BellSouth agrees to comply with this requirement once ISDN interfaces are in place.

15.6.2            INTERFACE REQUIREMENTS

                  The interface between the E911 Switch or Tandem and the ALI/DMS database for ITC/\DeltaCom customers shall meet industry standards.

15.7              DIRECTORY ASSISTANCE DATABASE

                  BellSouth shall make its directory assistance database available to ITC/\DeltaCom in order to allow ITC/\DeltaCom to provide its customers with the same directory assistance telecommunications services BellSouth provides to BellSouth customers. BellSouth shall provide ITC/\DeltaCom with an initial feed via magnetic tape and daily update initially via magnetic tape and subsequently via an
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                  electronic gateway to be developed mutually by ITC/\DeltaCom and BellSouth of customer address and number changes. Directory Assistance Services must provide both the ported and ITC/\DeltaCom telephone numbers to the extent available in BellSouth's database assigned to a customer. Privacy indicators must be properly identified to assure the non-published numbers are accurately identified.

15.8              CALLING NAME (CNAM) DATABASE SERVICE.

                  ITC/\DeltaCom may provide to its account manager a written request to enter into a CNAM agreement with BellSouth. If ITC/\DeltaCom is interested in requesting CNAM with volume and term pricing, ITC/\DeltaCom must contact its account manager and specifically request a CNAM volume and term agreement.

15.9 SCPs/Databases shall be equal to or better than all of the requirements for SCPs/Databases set forth in the following technical references:

15.9.1 GR-246-CORE, Bell Communications Research Specification of Signaling System Number 7, ISSUE 1 (Bellcore, December 199);

15.9.2 GR-1432-CORE, CCS Network Interface Specification (CCSNIS) Supporting Signaling Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP). (Bellcore, March 1994);

15.9.3 GR-954-CORE, CCS Network Interface Specification (CCSNIS) Supporting Line Information Database (LIDB) Service 6, Issue 1, Rev. 1 (Bellcore, October 1995);

15.9.4 GR-1149-CORE, OSSGR Section 10: System Interfaces, Issue 1 (Bellcore, October 1995) (Replaces TR-NWT-001149);

15.9.5 BellCore GR-1158-CORE, OSSGR Section 22.3: Line Information Database 6, Issue (Bellcore, October 1995);

15.9.6 BellCore GR-1428-CORE, CCS Network Interface Specification (CCSNIS) Supporting Toll Free Service (Bellcore, May 1995); and

15.9.7 BOC Notes on BellSouth Networks, SR-TSV-002275, ISSUE 2, (Bellcore, April 1994).

15.10 Service Creation Environment and Service Management System (SCE/SMS) Advanced Intelligent Network (AIN) Access.

15.10.1 BellSouth's Service Creation Environment and Service Management System (SCE/SMS) Advanced Intelligent Network (AIN) Access shall provide ITC/\DeltaCom the capability that will allow ITC/\DeltaCom and other third parties to create service applications in a BellSouth Service Creation Environment and deploy those applications in a BellSouth SMS to a BellSouth SCP. The third
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                  party service applications interact with AIN triggers
                  provisioned on a BellSouth SSP.

15.10.2 BellSouth's SCE/SMS AIN Access shall provide access to SCE hardware, software, testing and technical support (e.g., help desk, system administrator) resources available to ITC/\DeltaCom. Scheduling procedures shall provide ITC/\DeltaCom equivalent priority to these resources.

15.10.3 BellSouth SCP shall partition and protect ITC/\DeltaCom service logic and data from unauthorized access, execution or other types of compromise.

15.10.4 When ITC/\DeltaCom selects SCE/SMS AIN Access, BellSouth shall provide training, documentation, and technical support to enable ITC/\DeltaCom to use BellSouth's SCE/SMS AIN Access to create and administer applications. Training, documentation, and technical support will address use of SCE and SMS access and administrative functions, but will not include support for the creation of a specific service application.

15.10.5 When ITC/\DeltaCom selects SCE/SMS AIN Access, BellSouth shall provide for a secure, controlled access environment in association with its internal use of AIN components. ITC/\DeltaCom access will be provided via remote data connection (e.g., dial-in, ISDN).

15.10.6 When ITC/\DeltaCom selects SCE/SMS AIN Access, BellSouth shall allow ITC/\DeltaCom to download data forms and/or tables to BellSouth SCP via BellSouth SMS without intervention from BellSouth (e.g., service customization and customer subscription).

16.               PREORDERING LOOP MAKEUP (LMU)

16.1              DESCRIPTION OF SERVICE

16.1.1            BellSouth shall make available to ITC/\DeltaCom loop makeup
                  (LMU) data for BellSouth's network facilities. This section addresses LMU as a preordering transaction, distinct from ITC/\DeltaCom ordering any other service(s). Loop Makeup Service Inquiries (LMUSI) for preordering loop makeup are likewise unique from other preordering functions with associated service inquiries (SI) as described in this Agreement.

16.1.1.2 BellSouth will provide ITC/\DeltaCom with loop makeup information consisting of the composition of the loop material (copper/fiber); the existence, location and type of equipment on the loop, including but not limited to digital loop carrier or other remote concentration devises, feeder/distribution interfaces, bridge taps, load coils, pair-gain devices; the loop length; and the wire gauge. The LMUSI may be utilized by ITC/\DeltaCom for the purpose of determining whether the loop requested is capable of supporting DSL service or other advanced data
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                  services. The determination shall be made solely by
                  ITC/\DeltaCom and BellSouth shall not be liable in any way for the performance of the advanced data services provisioned over said loop.

16.1.1.3 BellSouth's LMU information is provided to ITC/\DeltaCom as it exists either in BellSouth's databases or in its hard copy facility records. BellSouth does not guarantee accuracy or reliability of the LMU information provided.

16.1.1.4 Mechanized LMU is available for limited deployment to those CLECs that have effective X-Digital Subscriber Line (xDSL) Beta Test Agreements in place with BellSouth.

16.1.2            SUBMITTING LOOP MAKEUP SERVICE INQUIRIES

16.1.2.1 ITC/\DeltaCom will be able to obtain LMU information by submitting a LMUSI mechanically or manually. MECHANIZED LMUSIs should be submitted through BellSouth's Operational Support Systems interfaces. After obtaining the resulting loop data from the mechanized LMUSI process, if ITC/\DeltaCom determines that it needs further loop data information in order to make a determination of loop service capability, ITC/\DeltaCom may initiate a separate manual SI for a separate nonrecurring charge as set forth in Section 2.14.3.

16.1.2.2          MANUAL

16.1.2.3 LMUSIs shall be submitted on the preordering manual LMUSI form by means of fax or electronic-mail to BellSouth's Complex Resale Support Group (CRSG)/Account Team utilizing the Preordering Loop Makeup Service Inquiry form. The standard service interval for the return of a Loop Makeup Manual Service Inquiry is seven business days which is the same as BellSouth's own internal guidelines. This service interval is distinct from the interval applied to the subsequent service order. Manual LMUSIs are not subject to expedite requests.

16.2              LMUSI TYPES & ASSOCIATED CHARGES

                  ITC/\DeltaCom may request LMU information by submitting LMUSIs in accordance with the rate elements in Attachment 11.

16.2.1 ITC/\DeltaCom will be assessed a nonrecurring charge for each facility queried as specified in the table above. Rates for all states are interim and subject to true-up pending approval of final rates by the respective State Commissions. True-ups will be retroactive to the effective date of this Agreement.

16.2.2 ITC/\DeltaCom may reserve facilities for up to four (4) days in connection with a LMUSI. Reserved facilities for which ITC/\DeltaCom does not plan to place a UNE local service request (LSR) should be cancelled by ITC/\DeltaCom. Should
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                  ITC/\DeltaCom wish to cancel a reservation on a spare
                  facility, the cancellation will require a facility reservation number (RESID/FRN).

16.2.3 The reservation holding timeframe is a maximum of four days from the time that BellSouth's LMU data is returned to ITC/\DeltaCom for the facility queried. During this holding time and prior to ITC/\DeltaCom's placing an LSR, the reserved facilities are rendered unavailable to other customers, whether for CLEC(s) or for BellSouth. Notwithstanding the foregoing, BellSouth does not guarantee that a reservation will assure ITC/\DeltaCom's ability to order the exact facility reserved.

16.2.4 If ITC/\DeltaCom does not submit an LSR for a UNE service order on a reserved facility within the four-day reservation timeframe, the reservation of that spare facility will become invalid and the facility will be released.

16.2.5 Charges for preordering LMUSI are separate from any charges associated with ordering other services from BellSouth.

16.3              ORDERING OF OTHER UNE SERVICES

16.3.1 Whenever ITC/\DeltaCom has reserved a facility through BellSouth's preordering LMU service, should ITC/\DeltaCom seek to place a subsequent UNE LSR on a reserved facility, ITC/\DeltaCom shall provide BellSouth the RESID/FRN of the single spare facility on the appropriate UNE LSR., ITC/\DeltaCom will be billed the appropriate rate element for the specific type UNE loop ordered by ITC/\DeltaCom as set forth in this Attachment. ITC/\DeltaCom will not be billed any additional Loop Makeup charges for the loop so ordered. Should ITC/\DeltaCom choose to place a UNE LSR having previously submitted a request for preordering LMU WITHOUT a reservation, ITC/\DeltaCom will be billed the appropriate rate element for the specific UNE loop ordered as well as additional Loop Markup charges as set forth in this Attachment. Rates are provided in the UNE Rate Exhibits for Attachment 11.

16.3.2 Where ITC/\DeltaCom submits an LSR to order facilities reserved during the LMUSI process, BellSouth will use its best efforts to assign to ITC/\DeltaCom the facility reserved as indicated on the return of the LMU.

                  To the extent applicable, multi-facility reservations per single RESID/FRN as provided with the mechanized LMUSI process are less likely to result in the specific assignment requested by ITC/\DeltaCom. For those occasions when BellSouth's assignment system cannot assign the specific facility reserved by ITC/\DeltaCom during the LMU pre-ordering transaction, BellSouth will assign to ITC/\DeltaCom, subject to availability, a facility that meets the BellSouth technical standards of the BellSouth type loop as ordered by ITC/\DeltaCom. If the ordered loop type is not available, ITC/\DeltaCom may utilize the Unbundled
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                  Loop Modification process or the Special Construction process, as applicable, to obtain the loop type ordered.

                  BellSouth offers LMU information for the sole purpose of allowing ITC/\DeltaCom to determine whether, in CLEC's judgment, BellSouth's loops will support the specific services that ITC/\DeltaCom wishes to provide over those loops. ITC/\DeltaCom may choose to use equipment that it deems will enable it to provide a certain type and level of service over a particular BellSouth loop; however, such configurations may not match BellSouth's or the industry's standards and specifications for the intended type and level of service. Accordingly, ITC/\DeltaCom shall be responsible for insuring that the specific loop type (ADSL, HDSL, or otherwise) ordered on the LSR matches the LMU of the facility requested. ITC/\DeltaCom bears full responsibility for being knowledgeable of BellSouth's technical standards and the specifications of BellSouth's loops. ITC/\DeltaCom bears full responsibility for making the appropriate ordering decisions of matching BellSouth loops with ITC/\DeltaCom's equipment for accomplishing ITC/\DeltaCom's end goal for the intended service it wishes to provide its end-user(s). ITC/\DeltaCom is fully responsible for any of its service configurations that may differ from BellSouth's technical standard for the loop type ordered.

17.               SS7 NETWORK INTERCONNECTION

17.1.1            DEFINITION

                  SS7 Network Interconnection is the interconnection of ITC/\DeltaCom local Signaling Transfer Point Switches (STP) and ITC/\DeltaCom local or tandem switching systems with BellSouth STPs. This interconnection provides connectivity that enables the exchange of SS7 messages among BellSouth switching systems and databases (DBs), ITC/\DeltaCom local or tandem switching systems, and other third-party switching systems directly connected to the BellSouth SS7 network.

17.1.2            TECHNICAL REQUIREMENTS

17.1.2.1 SS7 Network Interconnection shall provide connectivity to all components of the BellSouth SS7 network. These include:

17.1.2.1.1        BellSouth local or tandem switching systems;

17.1.2.1.2        BellSouth DBs; and

17.1.2.1.3        Other third-party local or tandem switching systems.
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17.1.2.2          The connectivity provided by SS7 Network Interconnection shall fully support the functions of BellSouth switching systems and DBs and ITC/\DeltaCom or other third-party switching systems with A-link access to the BellSouth SS7 network.

                  If traffic is routed based on dialed or translated digits between an ITC/\DeltaCom local switching system and a BellSouth or other third-party local switching system, either directly or via a BellSouth tandem switching system, then it is a requirement that the BellSouth SS7 network convey via SS7 Network Interconnection the TCAP messages that are necessary to provide Call Management services (Automatic Callback, Automatic Recall, and Screening List Editing) between the ITC/\DeltaCom local STPs and BellSouth or other third-party local switch.

17.1.2.3 When the capability to route messages based on Intermediate Signaling Network Identifier (ISNI) is generally available on BellSouth STPs, the BellSouth SS7 Network shall also convey TCAP messages using SS7 Network Interconnection in similar circumstances where the BellSouth switch routes traffic based on a Carrier Identification Code (CIC).

17.1.2.4 SS7 Network Interconnection shall provide all functions of the MTP as specified in ANSI T1.111. This includes:

17.1.2.4.1        Signaling Data Link functions, as specified in ANSI T1.111.2;

17.1.2.4.2        Signaling Link functions, as specified in ANSI T1.111.3; and

17.1.2.4.3        Signaling Network Management functions, as specified in ANSI
                  T1.111.4.

17.1.2.5 SS7 Network Interconnection shall provide all functions of the SCCP necessary for Class 0 (basic connectionless) service, as specified in ANSI T1.112. In particular, this includes Global Title Translation (GTT) and SCCP Management procedures, as specified in T1.112.4. Where the destination signaling point is a BellSouth switching system or DB, or is another third-party local or tandem switching system directly connected to the BellSouth SS7 network, SS7 Network Interconnection shall include final GTT of messages to the destination and SCCP Subsystem Management of the destination. Where the destination signaling point is an ITC/\DeltaCom local or tandem switching system, SS7 Network Interconnection shall include intermediate GTT of messages to a gateway pair of ITC/\DeltaCom local STPs, and shall not include SCCP Subsystem Management of the destination.

17.1.2.6 SS7 Network Interconnection shall provide all functions of the Integrated Services Digital Network User Part (ISDNUP), as specified in ANSI T1.113.

17.1.2.7 SS7 Network Interconnection shall provide all functions of the TCAP, as specified in ANSI T1.114.
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17.1.2.8          If and when Internetwork MTP Routing Verification Test (MRVT)
                  and SCCP Routing Verification Test (SRVT) become approved ANSI standards and available capabilities of BellSouth STPs, SS7 Network Interconnection shall provide these functions of the OMAP.

17.1.2.9 SS7 Network Interconnection shall be equal to or better than the following performance requirements:

17.1.2.9.1        MTP Performance, as specified in ANSI T1.111.6;

17.1.2.9.2        SCCP Performance, as specified in ANSI T1.112.5; and

17.1.2.9.3        ISDNUP Performance, as specified in ANSI T1.113.5.

17.1.3            INTERFACE REQUIREMENTS

17.1.3.1          BellSouth shall offer the following SS7 Network
                  Interconnection options to connect ITC/\DeltaCom or ITC/\DeltaCom-designated local or tandem switching systems or STPs to the BellSouth SS7 network:

17.1.3.1.1 A-link interface from ITC/\DeltaCom local or tandem switching systems; and

17.1.3.1.2        B-link interface from ITC/\DeltaCom STPs.

17.1.3.2 The Signaling Point of Interconnection (SPOI) for each link shall be located at a cross-connect element, such as a DSX-1, in the Central Office (CO) where the BellSouth STP is located. There shall be a DS1 or higher rate transport interface at each of the SPOIs. Each signaling link shall appear as a DS0 channel within the DS1 or higher rate interface. BellSouth shall offer higher rate DS1 signaling links for interconnecting ITC/\DeltaCom local switching systems or STPs with BellSouth STPs as soon as these become approved ANSI standards and available capabilities of BellSouth STPs. BellSouth and ITC/\DeltaCom will work jointly to establish mutually acceptable SPOI.

17.1.3.3 BellSouth CO shall provide intraoffice diversity between the SPOIs and the BellSouth STP, so that no single failure of intraoffice facilities or equipment shall cause the failure of both B-links in a layer connecting to a BellSouth STP. BellSouth and ITC/\DeltaCom will work jointly to establish mutually acceptable SPOI.

17.1.3.4 The protocol interface requirements for SS7 Network Interconnection include the MTP, ISDNUP, SCCP, and TCAP. These protocol interfaces shall conform to the following specifications:

17.1.3.4.1 Bellcore GR-905-CORE, Common Channel Signaling Network Interface Specification (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network User Part (ISDNUP);
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17.1.3.4.2        Bellcore GR-1428-CORE, CCS Network Interface Specification
                  (CCSNIS) Supporting Toll Free Service;

17.1.3.4.3 Bellcore GR-1429-CORE, CCS Network Interface Specification (CCSNIS) Supporting Call Management Services; and

17.1.3.4.4 Bellcore GR-1432-CORE, CCS Network Interface Specification (CCSNIS) Supporting Signaling Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP).

17.1.3.5 BellSouth shall set message screening parameters to block accept messages from ITC/\DeltaCom local or tandem switching systems destined to any signaling point in the BellSouth SS7 network with which the ITC/\DeltaCom switching system has a legitimate signaling relation.

17.1.4 SS7 Network Interconnection shall be equal to or better than all of the requirements for SS7 Network Interconnection set forth in the following technical references:

17.1.4.1          ANSI T1.110-1992 American National Standard Telecommunications
                  - Signaling System Number 7 (SS7) - General Information;

17.1.4.2          ANSI T1.111-1992 American National Standard for
                  Telecommunications - Signaling System Number 7 (SS7) - Message Transfer Part (MTP);

17.1.4.3 ANSI T1.111A-1994 American National Standard for Telecommunications - Signaling System Number 7 (SS7) - Message Transfer Part (MTP) Supplement;

17.1.4.4          ANSI T1.112-1992 American National Standard for
                  Telecommunications - Signaling System Number 7 (SS7) - Signaling Connection Control Part (SCCP);

17.1.4.5          ANSI T1.113-1995 American National Standard for
                  Telecommunications - Signaling System Number 7 (SS7) - Integrated Services Digital Network (ISDN) User Part;

17.1.4.6          ANSI T1.114-1992 American National Standard for
                  Telecommunications - Signaling System Number 7 (SS7) - Transaction Capabilities Application Part (TCAP);

17.1.4.7          ANSI T1.115-1990 American National Standard for
                  Telecommunications - Signaling System Number 7 (SS7) - Monitoring and Measurements for Networks;

17.1.4.8 ANSI T1.116-1990 American National Standard for Telecommunications - Signaling System Number 7 (SS7) - Operations, Maintenance and Administration Part (OMAP);
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17.1.4.9          ANSI T1.118-1992 American National Standard for
                  Telecommunications - Signaling System Number 7 (SS7) - Intermediate Signaling Network Identification (ISNI);

17.1.4.10 Bellcore GR-905-CORE, Common Channel Signaling Network Interface Specification (CCSNIS) Supporting Network Interconnection, Message Transfer Part (MTP), and Integrated Services Digital Network User Part (ISDNUP);

17.1.4.11 Bellcore GR-954-CORE, CCS Network Interface Specification (CCSNIS) Supporting Line Information Database (LIDB) Service;

17.1.4.12 Bellcore GR-1428-CORE, CCS Network Interface Specification (CCSNIS) Supporting Toll Free Service;

17.1.4.13 Bellcore GR-1429-CORE, CCS Network Interface Specification (CCSNIS) Supporting Call Management Services; and,

17.1.4.14 Bellcore GR-1432-CORE, CCS Network Interface Specification (CCSNIS) Supporting Signaling Connection Control Part (SCCP) and Transaction Capabilities Application Part (TCAP).

18. AIN SELECTIVE CARRIER ROUTING FOR OPERATOR SERVICES, DIRECTORY ASSISTANCE AND REPAIR CENTERS

18.1 BellSouth will provide AIN Selective Carrier Routing at the request of ITC/\DeltaCom. AIN Selective Carrier Routing will provide ITC/\DeltaCom with the capability of routing operator calls, 0+ and 0- and 0+ NPA (LNPA) 555-1212 directory assistance, 1+411 directory assistance and 611 repair center calls to pre-selected destinations.

18.1.2 ITC/\DeltaCom shall order AIN Selective Carrier Routing through its Account Team. AIN Selective Carrier Routing must first be established regionally and then on a per central office, per state basis.

18.1.3 AIN Selective Carrier Routing is not available in DMS 10 switches.

18.1.4 Where AIN Selective Carrier Routing is utilized by ITC/\DeltaCom, the routing of ITC/\DeltaCom's end user calls shall be pursuant to information provided by ITC/\DeltaCom and stored in BellSouth's AIN Selective Carrier Routing Service Control Point database. AIN Selective Carrier Routing shall utilize a set of Line Class Codes (LCCs) unique to a basic class of service assigned on an `as needed basis. The same LCCs will be assigned in each central office where AIN Selective Carrier Routing is established.

18.1.5 Upon ordering of AIN Selective Carrier Routing Regional Service, ITC/\DeltaCom shall remit to BellSouth the Regional Service Order non-recurring
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                  charges set forth in Attachment 11. There shall be a
                  non-recurring End Office Establishment Charge per office due at the addition of each central office where AIN Selective Carrier Routing will be utilized. Said non-recurring charge shall be as set forth in this Attachment 11. For each ITC/\DeltaCom end user activated, there shall be a non-recurring End User Establishment charge as set forth in Attachment 11, payable to BellSouth pursuant to the terms of the General Terms and Conditions, incorporated herein by this reference. ITC/\DeltaCom shall pay the AIN Selective Carrier Routing Per Query Charge set forth in Attachment 11.

18.1.6 This Regional Service Order non-recurring charge will be non-refundable and will be paid with 1/2 coming up-front with the submission of all fully completed required forms, including: Regional Selective Carrier Routing (SCR) Order Request-Form A, Central Office AIN Selective Carrier Routing
                  (SCR) Order Request - Form B, AIN_SCR Central Office Identification Form - Form C, AIN_SCR Routing Options Selection Form - Form D, and Routing Combinations Table - Form
                  E. BellSouth has 30 days to respond to the client's fully completed firm order as a Regional Service Order. With the delivery of this firm order response to the client, BellSouth considers that the delivery schedule of this service commences. The remaining 1/2 of the Regional Service Order payment must be paid when at least 90% of the Central Offices listed on the original order have been turned up for the service.

18.1.7 The non-recurring End Office Establishment Charge will be billed to the client following our normal monthly billing cycle for this type of order.

18.1.8 The non-recurring End-User Establishment Charges will be billed to the client following our normal monthly billing cycle for this type of order

18.1.9 Additionally, the AIN Selective Carrier Routing Per Query Charge will be billed to the client following the normal billing cycle for per query charges.

18.1.10 All other network components needed, for example, unbundled switching and unbundled local transport, etc, will be billed according per contracted rates.

19.               PACKET SWITCHING CAPABILITY

19.1              DEFINITION

19.1.1 Packet Switching Capability. The packet switching capability network element is defined as the basic packet switching function of routing or forwarding packets, frames, cells or other data units based on address or other routing information contained in the packets, frames, cells or other data units, and the functions that are performed by Digital Subscriber
                  Line Access Mulitplexers, including but not limited to:
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19.1.2            The ability to terminate copper customer loops (which includes both a low band voice channel and a high-band data channel, or solely a data channel);

19.1.3 The ability to forward the voice channels, if present, to a circuit switch or multiple circuit switches;

19.1.4 The ability to extract data units from the data channels on the loops, and

19.1.5 The ability to combine data units from multiple loops onto one or more trunks connecting to a packet switch or packet switches.

19.1.6 BellSouth shall be required to provide non-discriminatory access to unbundled packet switching capability only where each of the following conditions are satisfied:

19.1.6.1 BellSouth has deployed digital loop carrier systems, including but not limited to, integrated digital loop carrier or universal digital loop carrier systems; or has deployed any other system in which fiber optic facilities replace copper facilities in the distribution section (e.g., end office to remote terminal, pedestal or environmentally controlled vault);

19.1.6.2 There are no spare copper loops capable of supporting the xDSL services ITC/\DeltaCom seeks to offer;

19.1.6.3 BellSouth has not permitted ITC/\DeltaCom to deploy a Digital Subscriber Line Access Multiplexer at the remote terminal, pedestal or environmentally controlled vault or other interconnection point, nor has the ITC/\DeltaCom obtained a virtual collocation arrangement at these sub-loop interconnection points as defined by 47 C.F.R. ss. 51.319 (b); and

19.1.6.4 BellSouth has deployed packet switching capability for its own use.

19.1.7 If there is a dispute as to whether BellSouth must provide Packet Switching , such dispute will be resolved according to the dispute resolution process set forth in Section 12 of the General Terms and Conditions of this Agreement, incorporated herein by this reference.

20.               BASIC 911 AND E911

                  If ITC/\DeltaCom orders unbundled network elements, then ITC/\DeltaCom is also responsible for providing E911 to its end users. BellSouth agrees to offer access to the 911/E911 network pursuant to the following terms and conditions set forth in Attachment 11.

20.1              DEFINITION

                                                                    ATTACHMENT 2
                                                                         PAGE 68

                  Basic 911 and E911 is an additional requirement that provides a caller access to the applicable emergency service bureau by dialing a 3-digit universal telephone number (911).

20.2              REQUIREMENTS

20.2.1            BASIC 911 SERVICE PROVISIONING.

                  For Basic 911 service, BellSouth will provide to ITC/\DeltaCom a list consisting of each municipality that subscribes to Basic 911 service. The list will also provide, if known, the E911 conversion date for each municipality and, for network routing purposes, a ten-digit directory number representing the appropriate emergency answering position for each municipality subscribing to 911. ITC/\DeltaCom will be required to arrange to accept 911 calls from its end users in municipalities that subscribe to Basic 911 service and translate the 911 call to the appropriate 10-digit directory number as stated on the list provided by BellSouth. ITC/\DeltaCom will be required to route that call to BellSouth at the appropriate tandem or end office. When a municipality converts to E911 service, ITC/\DeltaCom will be required to discontinue the Basic 911 procedures and being using E911 procedures.

20.2.2            E911 SERVICE PROVISIONING.

                  For E911 service, ITC/\DeltaCom will be required to install a minimum of two dedicated trunks originating from the ITC/\DeltaCom serving wire center and terminating to the appropriate E911 tandem. The dedicated trunks shall be, at a minimum, DS-0 level trunks configured either as a 2-wire analog interface or as part of a digital (1.544 Mb/s) interface. Either configuration shall use CAMA-type signaling with multifrequency ("MF") pulsing that will deliver automatic number identification ("ANI") with the voice portion of the call. If the user interface is digital, MF pulses, as well as other AC signals, shall be encoded per the u-255 Law convention. ITC/\DeltaCom will be required to provide BellSouth daily updates to the E911 database. ITC/\DeltaCom will be required to forward 911 calls to the appropriate E911 tandem, along with ANI, based upon the current E911 end office to tandem homing arrangement as provided by BellSouth. If the E911 tandem trunks are not available, ITC/\DeltaCom will be required to route the call to a designated 7-digit local number residing in the appropriate Public Service Answering Point ("PSAP"). This call will be transported over BellSouth's interoffice network and will not carry the ANI of the calling party. ITC/\DeltaCom shall be responsible for providing BellSouth with complete and accurate data for submission to the 911/E911 database for the purpose of providing 911/E911 to its end users.

20.2.3            RATES.

                                                                    ATTACHMENT 2
                                                                         PAGE 69

                  Charges for 911/E911 service are borne by the municipality purchasing the service. BellSouth will impose no charge on ITC/\DeltaCom beyond applicable charges for BellSouth trunking arrangements.

20.2.4 Basic 911 and E911 functions provided to ITC/\DeltaCom shall be at least at parity with the support and services that BellSouth provides to its customers for such similar functionality.

20.2.5            DETAILED PRACTICES AND PROCEDURES.

                  The detailed practices and procedures contained in the E911 Local Exchange Carrier Guide For Facility-Based Providers as amended from time to time during the term of this Agreement will determine the appropriate practices and procedures for BellSouth and ITC/\DeltaCom to follow in providing 911/E911 services. BellSouth shall provide ITC/\DeltaCom with updates and the latest available copies of said Guides via webposting.

21.               RATES

21.1.             GENERAL PRINCIPLES

                  All services and network elements currently provided hereunder and all new and additional services to be provided hereunder shall be priced in accordance with all applicable provisions of the Act and the rules and orders of the Federal Communications Commission and the applicable state commissions.

21.2.             UNBUNDLED NETWORK ELEMENTS

                  The prices that ITC/\DeltaCom shall pay to BellSouth for Unbundled Network Elements are set forth in Attachment 11.

21.3              OPERATIONAL SUPPORT SYSTEMS (OSS)

                  BellSouth has developed and made available the following mechanized systems by which ITC/\DeltaCom may submit LSRs electronically.

                  LENS              Local Exchange Navigation System
                  EDI               Electronic Data  Interchange
                  TAG               Telecommunications Access Gateway

22.3.1 LSRs submitted by means of one of these interactive interfaces will incur an OSS electronic ordering charge as specified in the table below. An individual LSR will be identified for billing purposes by its Purchase Order Number (PON). LSRs

                                                                    ATTACHMENT 2
                                                                         PAGE 70

                  submitted by means other than one of these interactive interfaces (mail, fax, courier, etc.) will incur a manual order charge as specified in the table below:

--------------------------------------------------------------------------------------------------------------------
OPERATIONAL SUPPORT SYSTEMS                                   AL, GA, LA, MS, NC, SC             FL, KY, TN
--------------------------------------------------------------------------------------------------------------------
OSS LSR charge, per LSR received from ITC/\DeltaCom by                 $3.50                        $3.50
one of the OSS interactive interfaces                                 SOMEC                        SOMEC
--------------------------------------------------------------------------------------------------------------------
Incremental charge per LSR received from ITC/\DeltaCom by   See applicable rate element            $19.99
means other than one of the OSS interactive interfaces                                             SOMAN
--------------------------------------------------------------------------------------------------------------------

22.3.2            DENIAL/RESTORAL OSS CHARGE

                  In the event ITC/\DeltaCom provides a list of customers to be denied and restored, rather than an LSR, each location on the list will require a separate PON and, therefore will be billed as one LSR per location.

22.3.3            CANCELLATION OSS CHARGE

                  ITC/\DeltaCom will incur an OSS charge for an accepted LSR that is later canceled by ITC/\DeltaCom.

                  Note: Supplements or clarifications to a previously billed LSR will not incur another OSS charge.

22.3.4            NETWORK ELEMENTS AND OTHER SERVICES MANUAL ADDITIVE

22.3.4.1 The Commissions in some states have ordered per-element manual additive non-recurring charges (NRC) for Network Elements and Other Services ordered by means other than one of the interactive interfaces. These ordered Network Elements and Other Services manual additive NRCs will apply in these states, rather than the charge per LSR. The per-element charges are listed on the Rate Tables in Attachment 11.

ATTACHMENT 3
                                                                          PAGE 1

                              LOCAL INTERCONNECTION

1.0      SCOPE

         BellSouth shall provide ITC/\DeltaCom interconnection with BellSouth's network for the transmission and routing of Telephone Exchange Service traffic and Exchange Access traffic pursuant to Section 251 (c)(2) of the Act on the terms and conditions specified in this Attachment 3.

1.1      LOCAL TRAFFIC

         Local Traffic is as defined in Section 6 of this Attachment.

1.2      NETWORK INTERCONNECTION

         At each Party's option, Interconnection in each LATA may be accomplished at any technically feasible point within the Parties' networks, including without limitation the trunk side of any local switch; trunk interconnection points for any tandem switch; central office cross connect points; out-of-band signal transfer points; and the points of access to unbundled elements. Requests to BellSouth for interconnection at other points may be made through the Bona Fide Request/New Business Request process set out in General Terms and Conditions and Attachment 9. Interconnection may be established by the Parties via (i) Collocation as provided in Attachment 4 to the Agreement; (ii) establishment of a Fiber Meet as provided in Section
         1.3.3 hereof; or (iii) interconnection via purchase of facilities from either Party by the other Party.

1.2.1 ITC/\DeltaCom shall establish at least one Point of Presence and Interconnection Point with BellSouth per LATA for the delivery of ITC/\DeltaCom's originated local and intraLATA toll and transit traffic. ITC/\DeltaCom must establish an interconnection trunk group(s) to at least one BellSouth access tandem within the LATA for the delivery of ITC/\DeltaCom's originated local and intraLATA toll and transit traffic. ITC/\DeltaCom may establish additional trunk groups in such LATA pursuant to this Agreement. If ITC/\DeltaCom chooses to interconnect using a single trunk group within a LATA, the interconnection trunk group must be at a BellSouth Access Tandem. Furthermore, ITC/\DeltaCom must establish an interconnection trunk group(s) to all BellSouth access and local tandems where ITC/\DeltaCom NXXs are "homed." A "Homing" arrangement is defined by a "Final" Trunk Group between the BellSouth Tandem andITC/\DeltaCom End Office switch. A "Final" Trunk Group is the last choice telecommunications path between the Tandem and End Office switch. It is ITC/\DeltaCom's responsibility to enter its own NPA/NXX access and/or

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

ATTACHMENT 3                                                              PAGE 2

         local tandem "homing" arrangements into the national Local Exchange Routing Guide (LERG).

1.2.2 In order for ITC/\DeltaCom to home its NPA/NXX(s) on a BellSouth Tandem, ITC/\DeltaCom's NPA/NXX(s) must be assigned to an Exchange Rate Center Area served by that BellSouth Tandem and as specified by BellSouth. The specified association between BellSouth Tandems and Exchange Rate Center Areas is defined in the Local Exchange Routing Guide (LERG). To the extent that as of the date hereof, existing arrangements do not comply with this section, the Parties will work cooperatively to transition existing arrangements to comply with this section.

1.2.3 The INTERCONNECTION POINT is the point at which the originating Party delivers its originated traffic to the terminating Party. Interconnection Point(s) are available at either Access Tandems, Local Tandems, or End Offices as described in this Attachment. ITC/\DeltaCom's requested Interconnection Point will be used for the receipt and delivery of transit traffic at BellSouth Access and Local Tandems. Interconnection Point(s) established at the BellSouth Local Tandem apply only to local, ISP-bound, and local originating and terminating transit traffic. Each Party is financially and operationally responsible for providing the network on its side of the Interconnection Point.

1.2.4 For the purposes of this Attachment , a POINT OF PRESENCE (POP) is the physical location (a structure where the environmental, power, air conditioning, etc. specifications for a Party's terminating equipment can be met) at which a Party establishes itself for obtaining access to the other Party's network. The POP is the physical location within which the Interconnection Point(s) occur.

1.2.5 For the purposes of this Attachment, the Interconnection Point is further defined as the physical telecommunications interface between BellSouth and ITC/\DeltaCom's interconnection functions. It establishes the technical interface and point of operational responsibility. The primary function is to serve as the terminus for the interconnection service. The Interconnection Point has the following main characteristics:

                  1. It is a cross-connect point to allow connection, disconnection, transfer or restoration of service.
                  2. It is a point where BellSouth and ITC/\DeltaCom can verify and maintain specific performance objectives.
                  3. It is specified according to the interface offered in the tariff or local interconnection agreement (for example: for DS1 service the FCC # 1 tariff specifies that the interface meets the technical specifications detailed in Generic Requirements GR-342-CORE, Issue 1, December 1995.)
                  4. The Parties provide their own equipment (CPE) to interface with the DS0, DS1, DS3, STS1 and/or OCn circuits on the customer premises.

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

ATTACHMENT 3                                                              PAGE 3

         In the establishment of BellSouth's Interconnection Point, if BellSouth chooses to collocate with ITC/\DeltaCom, BellSouth will pay ITC/\DeltaCom collocation charges at rates no more than the BellSouth collocation rates that BellSouth charges ITC/\DeltaCom.

1.2.6 A minimum of one Interconnection Point shall be established in each LATA in which ITC/\DeltaCom originates, terminates, or exchanges local traffic or ISP-bound traffic and interconnects with BellSouth. The location of the initial Interconnection Point shall be established by mutual agreement of the Parties. In selecting the initial Interconnection Point, both Parties will act in good faith and select the point which is most efficient for both Parties. Each Party shall be responsible for engineering and maintaining the network on its side of the Interconnection Point. Establishment of an initial Interconnection Point will be initiated by written request and will be based on traffic volumes and patterns, facilities available, and other factors unique to the area. If the Parties are not able to reach mutual agreement on an initial Interconnection Point within 30 calendar days of the date of the written request, the dispute will be escalated to the next level of management. The next level of management will meet as often as necessary to resolve the dispute. If, 30 calendar days after the dispute has been escalated, the Parties are still unable to agree to an initial mutual Interconnection Point, each Party will designate the initial Interconnection Point for its originated traffic. The Parties agree that they have, at the time of entering into this agreement, existing Interconnection Points in certain LATAs. As such, the Parties agree that if either Party desires to transition an existing Interconnection Point or Points, the transition of the first Interconnection Point in a LATA will be pursuant to this Section 1.2.6. The transition of a subsequent Interconnection Point or Points in a LATA shall be pursuant to Section 1.2.6.1 below. Notwithstanding the above, no more than eight Interconnection Points regionwide shall be transitioned within the first twelve months of the effective date of this agreement and no more than sixteen Interconnection Points regionwide shall be transitioned over a period of twenty-four months.

         1.2.6.1 Additional Interconnection Points in a particular LATA may be established by mutual agreement of the Parties. Absent mutual agreement, in order to establish additional Interconnection Points in a LATA, the traffic between ITC/\DeltaCom and BellSouth at the proposed additional Interconnection Point must exceed 8.9 million minutes of local or ISP-bound traffic per month for three consecutive months during the busy hour. Additionally, any end office to be designated as an Interconnection Point must be more than 20 miles from an existing Interconnection Point. BellSouth will not designate an Interconnection Point at a Central Office where physical or virtual collocation space or BellSouth fiber connectivity is not available.

                  Upon written notification from the Party requesting the establishment of an additional Interconnection Point, the receiving Party has 45 calendar days to analyze, respond to, and negotiate in good faith the establishment of and location of such Interconnection Point. If the receiving Party disagrees that the traffic and mileage thresholds set forth herein have been met, then such Party may utilize the

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

ATTACHMENT 3                                                              PAGE 4


                  dispute resolution procedures set forth in the General Terms and Conditions of this Agreement.

1.2.7 The Parties shall make available to each other one way and two way trunks for the reciprocal exchange of combined local, ISP-bound and intraLATA toll traffic. Consistent with the provisions of Sections
         1.2.6 and 1.2.6.1, the Parties shall institute a bill and keep compensation plan effective September 1, 2000 under which neither Party will charge the other Party recurring and nonrecurring charges associated with local interconnection trunks and facilities for the exchange of traffic other than Transit Traffic. Both Parties, as appropriate, shall be compensated for the furnishing of local interconnection trunks and facilities for the exchange of Transit Traffic.

1.2.8 Each Party agrees to use its best efforts and act in good faith to adopt reasonable procedures to facilitate the addition of appropriate local interconnection trunks and facilities for the exchange of traffic between each Party's network.

1.3      METHODS OF INTERCONNECTION

         Each Party at its election shall have the sole right and descretion to specify any one of the following methods for interconnection at theInterconnection Point:

         a)  a Fiber-Meet as set forth in Section 1.3.3 of this Attachment;

         b) a collocation facility which it maintains at the other Party's Interconnection Point wire center (i.e., physical collocation as set forth in Attachment 4 of this Agreement);

         c) a collocation facility maintained at the Interconnection Point wire center by a third party with whom the Party requesting interconnection has contracted for such purpose;or

         d) Interconnection via purchase of leased facility(ies) as set forth in Section 1.3.2 below.

1.3.1 The Party requesting interconnection shall provide written notice to the other Party to change from one of the interconnection methods specified above to another of the networks specified above. The parties shall negotiate in good faith the interval for changing the interconnection methods. A mutually acceptable third party contractor can be employed by the Party making the change.

1.3.2    INTERCONNECTION VIA PURCHASE OF FACILITIES

         1.3.2.1 In lieu of providing facilities on its side of the Interconnection Point, either Party may purchase Local Channel facilities from the Party's specified Interconnection Point to its designated serving wire center. The Parties agree that charges for such

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

ATTACHMENT 3                                                              PAGE 5

                  Local Channel facilities are as set forth in Attachment 11. If a nonrecurring or recurring rate is not identified in Attachment 11 for a Local Channel, the rate shall be as set forth in the appropriate BellSouth intrastate or interstate tariff for switched access services.

                  1.3.2.1.1Additionally, and in lieu of provising facilities on its side of the Interconnection Point, either party may purchase Dedicated Transport facilities from its designated serving wire center to the other Party's first point of switching. The Parties agree that charges for such Dedicated Transport facilities are as set forth in Attachment 11. If a nonrecurring or recurring rate is not identified in Attachment 11 for Dedicated Transport, the rate shall be as set forth in the appropriate BellSouth intrastate or interstate tariff for switched access services.

         1.3.2.2 For the purposes of this Attachment, Local Channel is defined as a switch transport facility between a Party's Point of Presence and its designated serving wire center.

         1.3.2.3 For the purposes of this Attachment, Serving Wire Center is defined as the wire center owned by one Party from which the other Party would normally obtain dial tone for its Point of Presence.

         1.3.2.4 For the purposes of this Attachment, Dedicated Transport is defined as a switch transport facility between a Party's designated serving wire center and the first point of switching on the other Party's common (shared) network.

1.3.3    FIBER MEET

         "Fiber-Meet" or "Mid-Span Meet" means an Interconnection architecture method whereby the Parties physically interconnect their networks via an optical fiber interface (as opposed to an electrical interface) at a mutually agreed upon location, at which one Party's responsibility or service begins and the other Party's responsibility ends.

         1.3.3.1 If ITC/\DeltaCom elects to interconnect with BellSouth pursuant to a Fiber Meet, ITC/\DeltaCom and BellSouth shall jointly engineer and operate a Synchronous Optical Network ("SONET") transmission system by which they shall interconnect their networks for the transmission and routing of Telephone Exchange Service traffic pursuant to Section 251 (c)(2) of the Act. The Parties shall work together to determine the specific SONET transmission system. However, ITC/\DeltaCom's SONET transmission system must be compatible with BellSouth's equipment in the Serving Wire Center. The Parties respective equipment and software versions must be compatible with each other and the data communications channel

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

ATTACHMENT 3                                                              PAGE 6


                  must be turned off. BellSouth reserves the right to determine the equipment (and compatibility thereof) that it employs for service.

         1.3.3.2 BellSouth shall, wholly at its own expense, procure, install and maintain the agreed upon SONET equipment in the BellSouth central office within the interconnection wire center.

         1.3.3.3 ITC/\DeltaCom shall, wholly at its own expense, procure, install and maintain the agreed upon SONET equipment in the ITC/\DeltaCom central office within the interconnection wire center.

         1.3.3.4 BellSouth shall designate an Interconnection Point outside the BellSouth central office within the interconnection wire center as a Fiber Meet point, and shall make all necessary preparations to receive, and to allow and enable ITC/\DeltaCom to deliver, fiber optic facilities into the Interconnection Point with sufficient spare length to reach the fusion splice point at the Interconnection Point. BellSouth shall, wholly at its own expense, procure, install and maintain the fusion splicing point in the Interconnection Point. A Common Language Location Identification ("CLLI") code will be established for each Point of Interface. The code established must be a building type code. All orders shall originate from the Interconnection Point (i.e., Interconnection Point to ITC/\DeltaCom, Interconnection Point to BellSouth).

         1.3.3.5 ITC/\DeltaCom shall deliver and maintain such strands wholly at itsown expense. Upon verbal request by ITC/\DeltaCom, BellSouth shall allow ITC/\DeltaCom access to the Fiber Meet entry point for maintenance purposes as promptly as possible.

         1.3.3.6 The Parties shall jointly coordinate and undertake maintenance of the SONET transmission system. Each Party shall be responsible for maintaining the components of the SONET transmission system (e.g., software upgrades).

         1.3.3.7 Each Party will be responsible for (i) providing its own transport facilities to the Fiber Meet, (ii) the cost to build-out its facilities to such Fiber Meet, and (iii) ITC/\DeltaCom can use BellSouth's dark fiber leases as ITC/\DeltaCom's portion of the network between the ITC/\DeltaCom POP and the Interconnection Point.

         1.3.3.8 Neither Party shall charge the other for its portion of the Fiber Meet facility used exclusively for non-transit local traffic (i.e. the Local Channel). Charges incurred for other services including dedicated transport facilities to the Point of Interconnection if applicable will

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

ATTACHMENT 3                                                              PAGE 7


                  apply. Charges for Switched and Special Access Services shall be billed in accordance with the applicable Access Service tariff (i.e. the BellSouth Interstate or Intrastate Access Services Tariff).

1.4      INTERCONNECTION IN ADDITIONAL LATAS

1.4.1 If ITC/\DeltaCom elects to offer Telephone Exchange Services in any other LATA in which BellSouth also offers Telephone Exchange Services, ITC/\DeltaCom shall provide written notice to BellSouth of the need to establish Interconnection in such additional LATA pursuant to this Agreement.

           1.4.1.1The notice provided in SECTION 1.4.1 shall include (i) the initial Interconnection Point ITC/\DeltaCom has designated for its originated traffic in the new LATA; (ii) ITC/\DeltaCom's requested Interconnection Activation Date; and (iii) a non-binding forecast of ITC/\DeltaCom's trunking requirements.

1.5      ADDITIONAL INTERCONNECTION IN EXISTING LATAS

         If either party wishes to establish additional or new Interconnection Point(s) in any LATA, the Requesting Party shall provide written notice thereof to the other Party. The terms and conditions of this Agreement shall apply to such Interconnection. Neither party shall unreasonably refuse to interconnect for the delivery of traffic at each Interconnection Point (e.g., Points of collocation, existing entrance facilities, or any other mutually agreeable location). The Parties shall negotiate in good faith the interval for such additional or new Interconnection Point. If and when either Party deploys a new tandem switch or rehomes end offices, the Party initiating such change shall notify all interconnectors (including LERG updates) so that affected Parties may establish proper interconnection arrangements.

2.0      PERCENT LOCAL USAGE/PERCENT INTERSTATE USAGE

         PERCENT LOCAL USE. Each Party will report to the other a Percentage Local Usage ("PLU"). The application of the PLU will determine the amount of local minutes to be billed to the other party. For purposes of developing the PLU, each party shall consider every local call and every long distance call, excluding intermediary traffic. Effective on the first of January, April, July and October of each year, BellSouth and ITC/\DeltaCom shall provide a positive report updating the PLU. Detailed requirements associated with PLU reporting shall be as set forth in BellSouth's Standard Percent Local Use Reporting Platform for Interconnection Purchasers, as it is amended from time to time during this Agreement. Notwithstanding the foregoing, where the terminating company has message recording technology that identifies the traffic terminated, such information, in lieu of the PLU factor,

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

ATTACHMENT 3                                                              PAGE 8


         shall upon mutual agreement of the Parties be utilized to determine the appropriate local usage compensation to be paid.

         PERCENTAGE INTERSTATE USAGE. Both Party's based on their respective tariffs for combined interstate and intrastate traffic terminated by the other Party over the same facilities, will be required to provide a projected Percentage Interstate Usage ("PIU") to the other Party. All jurisdictional report requirements, rules and regulations for Interexchange Carriers specified in the Parties' Access Services Tariff will apply. After interstate and intrastate traffic percentages have been determined by use of PIU procedures, the PLU factor will be used for application and billing of local interconnection. Notwithstanding the foregoing, where the terminating company has message recording technology that identifies the traffic terminated, such information, in lieu of the PLU factor, shall upon mutual agreement of the Parties be utilized to determine the appropriate local usage compensation to be paid.

2.1 AUDITS

        On thirty (30) days written notice, each party must provide the other the ability and opportunity to conduct an annual audit to ensure the proper billing of traffic. BellSouth and ITC/\DeltaCom shall retain records of call detail for a minimum of nine months from which a PLU can be ascertained. The audit shall be accomplished during normal business hours at an office designated by the party being audited. Audit requests shall not be submitted more frequently than one (1) time per calendar year. Audits shall be performed by a mutually acceptable independent auditory paid for by the party requesting the audit. The PLU and/or PIU shall be adjusted based upon the audit results and shall apply to the usage for the quarter the audit was completed, to the usage for the quarter prior to the completion of the audit, and to the usage for the two quarters following the completion of the audit.

3.0     METHODS OF INTERCONNECTION

3.1     SCOPE OF TRAFFIC

        This section prescribes parameters for trunk groups to be effected over the interconnections specified in this attachment 3 hereof for the transmission and routing of telephone exchange service traffic, Intralata Toll Traffic and Exchange Access Traffic. The Parties agree for the purpose of this Attachment that Local Interconnection is as defined in Part B of the General Terms and Conditions of this Agreement.

3.2     INTERCONNECTION TRUNKING AND ROUTING

3.2.1 TRUNKING OPTIONS. Each of the following trunking arrangements shall be available to either party, unless bellsouth demonstrates, consistent with objectively verifiable engineering standards, that such arrangement is not

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

ATTACHMENT 3                                                              PAGE 9


        technically feasible. BellSouth and ITC/\DeltaCom shall establish interconnecting trunk groups and trunking configurations between networks including the establishment of one-way or two-way trunks in accordance with the following conditions:

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

ATTACHMENT 3                                                             PAGE 10

3.2.1.1 INITIAL TRUNKING CONFIGURATION. At the specified Interconnection Point(s) per this Agreement, ITC/\DeltaCom and BellSouth shall interconnect using one-way trunk groups. One group carries ITC/\DeltaCom-originated local and intraLATA toll traffic destined for BellSouth end-users. The other group carries BellSouth-originated local and intraLATA toll traffic destined for ITC/\DeltaCom end-users. A trunk group must be established as a two-way group from the ITC/\DeltaCom switch to BellSouth access tandem(s) or local tandem(s) as specified in this Agreement. This group carries intratandem transit traffic between ITC/\DeltaCom and Independent Companies, Interexchange Carriers, other CLECs and other network providers with which ITC/\DeltaCom desires interconnection and has the proper contractual arrangements. If MTA is ordered to the BellSouth access tandem, this group may also carry intertandem traffic between ITC/\DeltaCom and Independent Companies, other CLECs, and other network providers (except Interexchange Carriers) with which ITC/\DeltaCom desires interconnection and has the proper contractual arrangements as specified in this Agreement. Other trunk groups for operator services, directory assistance, emergency services and intercept may be established if required.

3.2.1.2 TWO-WAY TRUNKING CONFIGURATION. Two-Way Trunk Interconnection establishes two-way trunk groups to carry local and intraLATA toll traffic between ITC/\DeltaCom and BellSouth. ITC/\DeltaCom and BellSouth must agree to the "BellSouth Two-way Trunking Rules" (described later in this attachment) in order to establish this architecture. The other parameters are similar to one-way trunk interconnection as described by the Initial Trunking architecture above. Other trunk groups for operator services, directory assistance, emergency services and intercept may be established if required.

3.2.1.3 SUPERGROUP TRUNKING CONFIGURATION. In the Supergroup arrangement, all local, intraLATA toll and transit traffic is carried on a single two-way trunk group between the ITC/\DeltaCom switch and each BellSouth access tandem within a LATA. ITC/\DeltaCom and BellSouth must agree to the " BellSouth Two-way Trunking Rules" in order to establish this architecture. Other trunk groups for operator services, directory assistance, emergency services and intercept may be established if required.

3.2.1.4 PREFERRED TRUNKING CONFIGURATION. At the specified Interconnection Point(s) per this Agreement, all ITC/\DeltaCom-to-BellSouth local, two-way intraLATA toll and two-way transit traffic is carried on a single two-way trunk group between the ITC/\DeltaCom switch and BellSouth access tandem(s) within a LATA. BellSouth-to-ITC/\DeltaCom local and intraLATA Toll traffic is carried on one-way trunk groups terminating to the ITC/\DeltaCom switch. Other trunk groups for operator services, directory assistance, emergency services and intercept may be established if required.

3.2.2    BellSouth Two-Way Trunking Rules

         3.2.2.1 ITC/\DeltaCom will initiate 2-way trunk request, and BellSouth will concur. However, 2-way trunks will be jointly provisioned.

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ATTACHMENT 3                                                             PAGE 11

         3.2.2.2 The Interconnection Point will be located at a mutually agreed location orpoint designated by BellSouth. If an agreement cannot be reached on the location of the Interconnection Point, each company will establish its own Interconnection Point and order 1-way trunks.

         3.2.2.3 BellSouth and ITC/\DeltaCom will jointly review the trunk forecast, as needed, on a periodic basis, or at least every six (6) months.

         3.2.2.4 ITC/\DeltaCom will order trunks using ASR process in place for Local Interconnection after the joint planning meeting takes place between BellSouth and ITC/\DeltaCom.

         3.2.2.5 BellSouth and ITC/\DeltaCom must agree on Standard Traffic Engineering parameters that will be used in the engineering of the trunk groups.

         3.2.2.6 BellSouth and ITC/\DeltaCom must agree to meet and resolve service-affecting situations in a timely manner.

         3.2.2.7 Establishing a 2-way trunk group does not preclude BellSouth or ITC/\DeltaCom from adding 1-way trunk groups within the same Local Calling Area.

         3.2.2.8 For technical reasons, 2-way trunk groups may not be ordered to a BellSouth DMS100 Local Tandem or DMS100 End Office.

         3.2.2.9 BellSouth will be responsible for the installation and maintenance of its trunks and facilities to the mutually agreed Interconnection Point, and ITC/\DeltaCom will be responsible for the installation and maintenance of its trunks and facilities to the mutually agreed to Interconnection Point.

3.2.3 Any ITC/\DeltaCom interconnection request that deviates from the standard trunking configurations as described in this section or the BellSouth Call Transport & Termination Service For Facility Based CLECs section of the Facility Based CLEC Activation Requirements Customer Guide that affects traffic delivered toITC/\DeltaCom from a BellSouth switch that requires special BellSouth switch translations and other network modifications will requireITC/\DeltaCom to submit a Bona Fide Request/New Business Request via the Bona Fide Request/New Business Request Process set forth in General Terms and Conditions and in Attachment 9.

3.2.4 Except as otherwise provided in 1.2.7, all terms and conditions, as well as charges, both non-recurring and recurring, associated with interconnecting trunk groups between BellSouth and ITC/\DeltaCom not addressed in Attachment 11 shall be as set forth in the appropriate BellSouth intrastate or interstate tariff for switched access services. ITC/\DeltaCom shall be responsible for ordering and paying for any two-way trunks carrying transit traffic.

3.2.5 The Parties shall utilize direct end office trunking under the following conditions:

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ATTACHMENT 3                                                             PAGE 12

                  (1) Tandem Exhaust - If a tandem through which the Parties are interconnected is unable to, or is forecasted to be unable to support additional traffic loads for any period of time, the Parties will mutually agree on an end office trunking plan that will alleviate the tandem capacity shortage and ensure completion of traffic between ITC/\DeltaCom and BellSouth's subscribers.

                  (2) Traffic Volume -To the extent either Party has the capability to measure the amount of traffic between a ITC/\DeltaCom switching center and a BellSouth end office, either Party shall install and retain direct end office trunking sufficient to handle actual or reasonably forecasted traffic volumes, whichever is greater, between a ITC/\DeltaCom switching center and a BellSouth end office where the traffic exceeds or is forecasted to exceed a single DS1 of local traffic per month. Either Party will install additional capacity between such points when overflow traffic between ITC/\DeltaCom's switching center and BellSouth's end office exceeds or is forecasted to exceed a single DS1 of local traffic per month. In the case of one way trunking, additional trunking shall only be required by the Party whose trunking has achieved the preceding usage threshold.

                  (3) Mutual Agreement - The Parties may install direct end office trunking upon mutual agreement in the absence of the conditions (1) or (2) above and agreement will not unreasonably be withheld.

3.2.6 Switched Access traffic will be delivered to and by IXCs based on ITC/\DeltaCom's NXX Access Tandem homing arrangement as specified by ITC/\DeltaCom in the national Local Exchange Routing Guide (LERG).

3.2.7 All trunk groups will be provisioned as Signaling System 7 (SS7) capable where technically feasible.

  3.3.   MULTIPLE TANDEM ACCESS.

3.3.1 Multiple Tandem Access (MTA) provides for LATA wide transport and termination of local and intraLATA toll traffic of a Party by establishing interconnection trunk group(s) at the transporting and terminating Party's access tandem with routing through multiple access tandems of the transporting and terminating Party as required. However, the Party originating such traffic must establish interconnection trunk group(s) at all access tandems of the transporting and terminating Party where the originating Party's NXXs are "homed". If the originating Party does not have NXXs homed at an access tandem of the transporting and terminating Party within a LATA and elects not to establish an interconnection trunk group(s) at such access tandem, the originating Party may order MTA in

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

ATTACHMENT 3                                                             PAGE 13


         each access tandem of the transporting and terminating Party within the LATA where it does have interconnection trunk group(s) and the transporting and terminating Party will terminate traffic to end-users served through those access tandems where the originating Party does not have an Interconnection Point. MTA shall be provisioned in accordance with the transporting and terminating Party's Ordering Guidelines.

3.3.2 MTA does not include switched access traffic that transits the transporting and terminating Party's network to an Interexchange Carrier (IXC). Switched Access traffic will be delivered to and by IXCs based on the originating Party's NXX Access Tandem homing arrangement as specified by the originating Party in the national Local Exchange Routing Guide (LERG).

3.3.3 For local and intraLATA toll traffic originated by one Party that the other Party transports but is destined for termination by a third Party network (transit traffic), MTA is required if multiple access tandems are necessary to deliver the call to the third party network..

3.3.4 With MTA, for the delivery of a Party's local and ISP-bound traffic, such Party will be assessed charges as specified in Attachment 11 to this Agreement for the additional transport and tandem switching on an elemental basis in addition to the reciprocal compensation rate to which the Parties have agreed in Section 6.1.2. Notwithstanding the foregoing, in the situation of tandem exhaust at any particular tandem, where the Parties choose MTA as an alternative routing plan, the Parties will negotiate in good-faith appropriate rates, terms and conditions for MTA.

3.3.5 To the extent a Party does not purchase MTA in a calling area that has multiple access tandems serving the calling area as defined by the other Party, such must establish an interconnection trunk group(s) to every access tandem in the calling area in order to serve the entire calling area. To the extent a Party does not purchase MTA and provides intraLATA toll service to its customers, it may be necessary for it to establish interconnection trunk group(s) to additional access tandems of the transporting and terminating Party that serve end offices outside the local calling area.

3.4 LOCAL TANDEM INTERCONNECTION. This interconnection arrangement allows ITC/\DeltaCom to establish interconnection trunk group(s) at BellSouth local tandems for: (1) the delivery of ITC/\DeltaCom-originated local traffic transported and terminated by BellSouth to BellSouth end offices within the local calling area as defined in BellSouth's GSST, section A3 served by those BellSouth local tandems, and (2) for local transit traffic transported by BellSouth for third party network providers who have also established interconnection trunk group(s) at those BellSouth local tandems.

3.4.1 When a specified local calling area is served by more than one BellSouth local tandem, ITC/\DeltaCom must designate a "home" local tandem for each of its assigned

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

ATTACHMENT 3                                                             PAGE 14


         NPA/NXXs and establish trunk connections to such local tandems. Additionally, ITC/\DeltaCom may choose to establish interconnection trunk group(s) at the BellSouth local tandems where it has no codes homing but is not required to do so. ITC/\DeltaCom may deliver local traffic to a "home" BellSouth local tandem that is destined for other BellSouth or third party network provider end offices subtending other BellSouth local tandems in the same local calling area where ITC/\DeltaCom does not choose to establish a interconnection trunk group(s). It is ITC/\DeltaCom's responsibility to enter its own NPA/NXX local tandem homing arrangements into the Local Exchange Routing Guide
         (LERG) either directly or via a vendor in order for other third party network providers to determine appropriate traffic routing to ITC/\DeltaCom's codes. Likewise, ITC/\DeltaCom shall obtain its routing information from the LERG.

3.4.2 Notwithstanding establishing interconnection trunk group(s) to BellSouth's local tandems, ITC/\DeltaCom must also establish interconnection trunk group(s) to BellSouth access tandems within the LATA on which ITC/\DeltaCom has NPA/NXX's homed for the delivery of Interexchange Carrier Switched Access (SWA) and toll traffic, and traffic to Type 2A CMRs connections located at the access tandems. BellSouth cannot switch SWA traffic through more than one BellSouth access tandem. SWA, Type 2A CMRs or toll traffic routed to the local tandem in error will not be backhauled to the BellSouth access tandem for completion. (Type 2A CMRs interconnection is defined in BellSouth's A35 General Subscriber Services Tariff.)

3.4.3 BellSouth's provisioning of local tandem interconnection assumes that ITC/\DeltaCom has executed the necessary local interconnection agreements with the other third party network providers subtending those local tandems as required by the Act.

3.5 Direct connection to an End Office shall provide the Party requesting Interconnection with access to all valid NXX codes served by that End Office. Direct end office trunking may not be unreasonably withheld. Trunking can be established to tandems or end offices or a combination as mutually agreed.

3.6 If a pre-existing trunk group is unable to support additional traffic loads, or consistent with standard trunk engineering practices, is reasonably forecasted as specified in accordance with Section 4.4 to be unable to support additional traffic loads, each Party shall, upon request of the other Party, provision additional trunks to expand the capacity of such pre-existing trunk group (within the timeframes specified in Attachments 6 and 10 to the Agreement).

3.7 ITC/\DeltaCom may opt at any time to terminate to BellSouth some or all local exchange traffic and intraLATA toll traffic originating on its network, together with switched access traffic, via Feature Group B or D Switched Access services which ITC/\DeltaCom may otherwise purchase from BellSouth, subject to the rates, terms and conditions specified in BellSouth's applicable switched access tariffs. At no time shall ITC/\DeltaCom be required to route outbound traffic via facilities for which a full retail or end

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

ATTACHMENT 3                                                             PAGE 15


         user toll charge would be assessed when parallel FG-B or FG-D routing, or routing via a different carrier exists which is capable of carrying and completing said traffic at more favorable rates. However, Switched Access Traffic will not be represented as Local Traffic.

4.0      NETWORK DESIGN AND MANAGEMENT FOR INTERCONNECTION

4.1 NETWORK MANAGEMENT AND CHANGES. BellSouth shall work cooperatively with ITC/\DeltaCom to install and maintain the most effective and reliable interconnected telecommunications networks, including but not limited to, the exchange of toll-free maintenance contact numbers and escalation procedures. BellSouth agrees to provide public notice of changes in the information necessary for the transmission and routing of services using its Local Exchange facilities or networks, as well as of any other changes that would affect the interoperability of those facilities and networks.

4.2 INTERCONNECTION- TECHNICAL STANDARDS. The interconnection of all networks will be based upon accepted industry/national guidelines for transmission standards and traffic blocking criteria. Interconnecting facilities shall conform, at a minimum, to the telecommunications industry standard of DS1 pursuant to Bellcore Standard No. TR-NWT-00499. Signal transfer point, Signaling System 7("SS7") connectivity is required at each interconnection point. BellSouth will provide out-of-band signaling using Common Channel Signaling Access Capability where technically and economically feasible, in accordance with the technical specifications set forth in the BellSouth Guidelines to Technical Publication, TR-TSV000905. Facilities of each Party shall provide the necessary on-hook, off-hook answer and disconnect supervision and shall hand off calling number ID when technically feasible.

4.3 NETWORK MANAGEMENT CONTROLS. Both Parties shall work cooperatively with each other to apply sound network management principles by invoking appropriate network management controls, e.g., call gapping, to alleviate or prevent network congestion.

4.4      FORECASTING REQUIREMENTS

4.4.1 The Parties shall exchange technical descriptions and forecasts of their Interconnection and traffic requirements in sufficient detail necessary to establish the interconnections required to assure traffic completion to and from all customers in their respective designated service areas. In order for BellSouth to provide as accurate reciprocal trunking forecasts as possible to ITC/\DeltaCom, ITC/\DeltaCom must timely inform BellSouth of any known or anticipated events that may affect BellSouth reciprocal trunking requirements. If ITC/\DeltaCom refuses to provide such information, BellSouth shall provide reciprocal trunking forecasts based only on existing

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

ATTACHMENT 3                                                             PAGE 16


         trunk group growth and BellSouth's annual estimated percentage of BellSouth subscriber line growth.

4.4.2 Both Parties shall meet every six (6) months or at otherwise mutually agreeable intervals for the purpose of exchanging non-binding forecasts of their traffic and volume requirements for the Interconnection and Network Elements provided under this Agreement, in the form and in such detail as agreed by the Parties. The Parties agree that each forecast provided under this Section shall be deemed "Confidential Information" under Section 9 of the General Terms and Conditions - Part A of the Agreement.

4.4.3 The trunk forecast should include trunk requirements for all of the interconnecting trunk groups for the current year plus the next two future years. The forecast meeting between the Parties could be a face-to-face meeting, video conference or audio conference. It could be held regionally or geographically. Ideally, these forecast meetings should be held at least semi-annually, or more often if the forecast is no longer usable. Updates to a forecast or portions thereof, should be made whenever the Party providing the forecast deems that the latest trunk requirements exceed the original quantities by 24 trunks or ten percent (10%), whichever is greater. Either Party should notify the other Party if they have measurements indicating that a trunk group is exceeding its designed call carrying capacity and is impacting other trunk groups in the network. Also, either Party should notify the other Party if they know of situations where the traffic load is expected to increase significantly and thus affect the interconnecting trunk requirements as well as the trunk requirements within the other Party's network. The Parties agree that the forecast information provided under this Section shall be deemed "Confidential Information" as described in the General Terms and Conditions Part A of the Agreement.

4.4.4    Binding forecast:

4.4.4.1 In addition to, and not in lieu of, non-binding forecasts, ITC/\DeltaCom may at its electionprovide to BellSouth a binding forecast of the trunks that BellSouth will need to interconnect with ITC/\DeltaCom in order to terminate traffic to ITC/\DeltaCom. Unless otherwise agreed, a binding forecast may not be requested for an existing trunk group that is underutilized as defined in this section or for exhausted BellSouth switch locations. ITC/\DeltaCom shall provide to BellSouth sufficient justification for the quantity of trunks contained within the binding forecast. The due date contained in the binding forecast shall be no less than three months from the date of the binding forecast. Once the binding forecast is submitted to BellSouth, ITC/\DeltaCom agrees to make no changes to said forecast.

4.4.4.2 BellSouth shall provide the total amount of requested trunks from either tandem or end offices depending on trunk and facilities availability.

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

ATTACHMENT 3                                                             PAGE 17


4.4.4.3 A binding forecast shall not replace the ASR process of ordering trunks and BellSouth shall order the quantity of trunks from ITC/\DeltaCom set forth in the binding forecast. BellSouth shall request due dates on the trunk orders to coincide with the due dates specified in the binding forecast, and the Parties shall provision the ordered trunks by the due date.

4.4.4.4 To recover the cost associated with assuring that the quantity of trunk port terminations needed to meet the binding forecast are available on the agreed upon due date, ITC/\DeltaCom shall pay to BellSouth a non-recurring charge of $305.00 for the first DS1 trunk port and a non-recurring charge $152.50 for each additional DS1 trunk port forecasted in a trunk group (i.e. between an A to Z location or BellSouth switch location to an ITC/\DeltaCom switch location)

4.4.4.5 If, within 180 days of the installation of the trunks, 60 percent of the capacity of the trunks is not being utilized, ITC/\DeltaCom will pay BellSouth a percentage of the total monthly recurring trunk and facility charges as set forth in BellSouth's tariffs for the percentage of the trunks' capacity that is not being utilized.

4.4.4.6 If, within 360 days of the installation of the trunks, 85 percent of the capacity of the trunks is not being utilized, ITC/\DeltaCom will pay BellSouth a percentage of the total monthly recurring trunk and facility charges as set forth in BellSouth's tariffs for the percentage of the trunks' capacity that is not being utilized.

4.4.4.7 If, within 405 days of the installation of the trunks, the trunks are not being utilized to 85 percent of the capacity of the trunks, the excess trunks may be disconnected by BellSouth.

4.4.4.8 Utilization on BellSouth reciprocal interconnection trunk groups associated with a binding forecast shall be measured monthly and shall be measured at the time consistent busy hour. The charges as a result of under-utilization as described in the preceding section shall apply monthly.

4.4.4.9  Except in the instance of underutilization by ITC/\DeltaCom in Section
         4.4.4.5 , neither Party shall charge the other for nonrecurring trunk and recurring, if applicable, trunk charges associated with a binding forecast.

4.4.4.10 Where BellSouth installs additional facilities on an interconnection trunk group associated with a binding forecast, ITC/\DeltaCom will not be subject to underutilization penalties as set for in this Section 4.4.4.

4.5 COMMON CHANNEL SIGNALING. Both Parties shall provide LEC-to-LEC Common Channel Signaling ("CCS") to each other, where available, in conjunction with all traffic in order to enable full interoperability of CLASS

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

ATTACHMENT 3                                                             PAGE 18


         features and functions except for call return. All CCS signaling parameters will be provided, including automatic number identification ("ANI"), calling party number ("CPN"), originating line information ("OLI"), calling company category, charge number, etc. All privacy indicators will be honored, and each Party will cooperate with the other on the exchange of Transactional Capabilities Application Part ("TCAP") messages to facilitate full interoperability of CCS-based features between the respective networks. Where available, network signaling information such as Carrier Identification Parameter (CCS platform), at the standard tariff rates, and CIC/OZZ information (non-CCS environment) will be provided wherever such information is needed for call routing or billing. The Parties will follow all Ordering and Billing Forum (OBF) adopted standards pertaining to CIC/OZZ codes. Where CCS is not available, in-band multi-frequency (MF) wink start E&M channel Associated signaling will be provided. Such MF arrangements will require a separate trunk group between ITC/\DeltaCom's switch and one specified BellSouth switch. ITC/\DeltaCom shall establish CCS interconnection with BellSouth signal transfer points (STPs) in each LATA, either directly or via an intermediary STP provider.

4.5.1 Where the interconnection is via B-link connections, charges for the SS7 interconnection elements are as follows: 1) Port Charge - BellSouth will not bill an STP port charge nor will BellSouth agree to pay a port charge; 2) SS7 Network Usage - BellSouth will bill SS7 Network Usage and will agree to pay usage billed by ITC/\DeltaCom (to the extent that a flat rate surrogate charge is billed by ITC/\DeltaCom, it will not exceed BellSouth's charge); 3) SS7 Link- BellSouth will bill for only two links of each quad ordered. Application of these charges in this manner reflects the reciprocal use of the two parties signaling networks.

4.5.2 Where the interconnection is via A-link connections, charges for the SS7 interconnection elements are as follows: 1) Port Charge- BellSouth will bill an STP port charge and does not agree to pay a termination charge at ITC/\DeltaCom's end office; 2) SS7 Network Usage- BellSouth will bill for usage on its SS7 network and will not agree to pay for any usage billed by ITC/\DeltaCom; 3) Link- BellSouth will bill full charges for each link in the A link pair and will not agree to pay ITC/\DeltaCom for any portion of those links

4.5.3 Call Information. BellSouth and ITC/\DeltaCom will send and receive 10 digits for local traffic. BellSouth and ITC/\DeltaCom shall exchange the proper call information, i.e., originated call company number and destination call company number, CIC, and OZZ, including all proper translations for routing between networks and any information necessary for billing.

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ATTACHMENT 3                                                             PAGE 19


4.5.4 Each Party is responsible for requesting Interconnection to the other Party's CCS network, where SS7 signaling on the trunk group(s) is desired. The Parties shall establish Interconnection at the STP.

4.5.5 Where available and upon the request of the other Party, each Party shall cooperate to ensure that its trunk groups are configured utilizing the B8ZS ESF protocol for 64 kbps clear channel transmission to allow for ISDN interoperability between the Parties' respective networks.

4.5.6 All originating Toll Free Service calls for which BellSouth performs the Service Switching Point (SSP) function (e.g., performs the database query) shall be delivered by ITC/\DeltaCom using GR-394 format over the transit trunk group. Carrier Code "0110" and Circuit Code of "08" shall be used for all such calls. In the event ITC/\DeltaCom becomes a toll free service provider, BellSouth shall deliver traffic using the GR-394 format over a trunk group designated for Toll Free Service.

4.5.7 All originating Toll Free Service calls for which ITC/\DeltaCom performs the SSP function, if delivered to BellSouth, shall be delivered by ITC/\DeltaCom using GR-394 format over the transit trunk group for calls destined to IXCs, or shall be delivered by ITC/\DeltaCom using GR-317 format over the Local Interconnection Trunk Group for calls destined to end offices that directly subtend BellSouth access tandems.

5.0      PARITY

         Interconnection shall be equal in quality to that provided by the Parties to themselves or to any subsidiary, affiliate, or other party. Equal in quality means that interconnection facilities shall meet the same technical criteria and service standards that are used within the Parties' own networks, such as probability of blocking in peak hours and transmission standards.

5.1 The Parties shall provide Interconnection (i) in accordance with the requirements of this Attachment 3, (ii) in conformance with the Performance Standards listed in Attachment 10, and (iii) as required by the applicable state Commission and the FCC.

5.2      Local Dialing Parity

         Each party shall provide local dialing parity, meaning that each party's customers will not have to dial any greater number of digits than the other Party's customers to complete the same call. In addition, under equivalent interconnection arrangements, ITC/\DeltaCom local service customers will experience at least the same quality as bellsouth local service customers regarding post-dial delay, call completion rate and transmission quality.

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ATTACHMENT 3                                                             PAGE 20


6.0      INTERCONNECTION COMPENSATION

6.1 COMPENSATION FOR CALL TRANSPORTATION AND TERMINATION FOR LOCAL TRAFFIC AND INTER-CARRIER COMPENSATION FOR ISP-BOUND TRAFFIC

6.1.1 Local Traffic is defined as any telephone call that originates and terminates in the same Local Access and Transport Area ("LATA") as that term is defined in 47 U.S.C. ss. 153(25) of the Communications Act of 1934, as amended.

6.1.2 Subject to the Parties agreement to the terms of Sections 1.2 through 1.2.8, 1.3.2, 3.3.3, and 6.1 through 6.1.9,the Parties will compensate each other on a mutual and reciprocal basis for the transport and termination of Local Traffic at the following rates:

         1/1/01 - 12/31/01                           $.00175 per MOU
         1/1/02 - 12/31/02                           $.00150 per MOU

         The Parties recognize and agree that they negotiated these annual rates together as a complete rate structure to apply over the full term of this Agreement and that the Parties would not have mutually agreed to accept a single annual rate in any single year.

6.1.3 The Parties have been unable to agree upon whether dial up calls to Internet Service Providers ("ISPs") should be considered Local Traffic for purposes of this Agreement. Dial-up Calls are defined as calls to an ISP that are dialed by using a local dialing pattern (7 or 10 digits) by the calling party to an ISP server located in the LATA (hereinafter referred to as "ISP-bound traffic"). However, without prejudice to either Party's position concerning the application of reciprocal compensation to ISP-bound traffic, the Parties agree for purposes of this Agreement only to compensate each other for the delivery of ISP-bound traffic at the same per minute of use rates set forth in Paragraph 6.1.2. It is expressly understood and agreed that this inter-carrier compensation mechanism for ISP-bound traffic is being established in consideration for: (1) the waiver and release by each Party for any and all claims for reciprocal compensation for ISP-bound traffic exchanged between the Parties prior to January 1, 2001, which is hereby given; and (2) the terms and conditions in Sections 1.2 through 1.2.8, 1.3.2, 3.3.3, and 6.1 through 6.1.9.

6.1.4. The Parties recognize and agree that the FCC, courts of competent jurisdiction, or state commissions with jurisdiction over the Parties will issue subsequent decisions on ISP-bound traffic ("Subsequent Decisions"). Notwithstanding any provision in this Agreement to the contrary, the inter-carrier compensation mechanism established in
         Section 6.1.3 shall continue at the rates set forth in Section 6.1.2 through December 31, 2002 without regard to such Subsequent Decisions.

6.1.5 ITC/\DeltaCom hereby waives its rights under this Agreement as well as under Section 252(i) of the 1996 Act and applicable FCC regulations to elect rates, terms, and conditions from any other approved interconnection agreement executed by BellSouth as

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

ATTACHMENT 3                                                             PAGE 21



         they relate to: (a) Local Interconnection arrangements described in
         Section 1 of Attachment 3 to this Agreement; (b) Multiple Tandem Access described in Section 3 of Attachment 3 to this Agreement; and (c) Interconnection Compensation described in Section 6 of Attachment 3 to this Agreement. Accordingly, during the term of this Agreement, ITC/\DeltaCom agrees that it will not seek to elect such rates, terms, or conditions from another interconnection agreement, regardless of when that interconnection agreement was entered into by BellSouth and regardless of when ITC/\DeltaCom became aware of the existence of such agreement. Nothing herein shall be construed as a waiver of ITC/\DeltaCom's rights to elect any rates, terms, and conditions to take effect after December 31, 2002.

6.1.6 The Parties recognize and agree that the compensation for the transport and termination of Local Traffic set forth in Section 6.1.2 and the inter-carrier compensation mechanism for ISP-bound traffic set forth in
         Section 6.1.3 are intended to allow each Party to recover costs associated with such traffic. The Parties agree to act in good faith in seeking compensation under Section 6.1.2 and Section 6.1.3 of this Agreement and to refrain from taking any action, whether directly or indirectly, for the primary purpose of generating compensation from the other Party. For example, the Parties recognize and agree that such compensation will not be billed and shall not be paid for a call placed by an end user customer, or placed on behalf of an end user customer, to establish or maintain a network connection if: (1) such call is not recognized by industry practice to constitute traffic (voice or data) which results from a telephone call; (2) the end user customer does not control the dialed number destination and content of that call; and (3) the primary purpose of that call is to generate the payment of compensation as a result of establishing or maintaining the network connection.

6.1.7 In Order No. PSC-00-0537-FOF-TP in Docket 990750-TP dated March 15, 2000, the Florida Public Service Commission approved a reciprocal compensation rate of $.009 per minute of use for inclusion in the interconnection agreement between BellSouth and ITC/\DeltaCom. Upon BellSouth's motion for reconsideration, the Florida Commission directed that the Parties mediate their dispute over the appropriate reciprocal compensation rate. In consideration for the resolution of this dispute, BellSouth hereby agrees to prepay compensation to ITC/\DeltaCom for the Local Traffic to be transported and terminated to ITC/\DeltaCom and the ISP-bound traffic to be handled by ITC/\DeltaCom during 2001 and 2002 based upon ITC/\DeltaCom's good-faith forecast of the amount of such traffic during this period. The compensation that BellSouth will prepay is Twenty Four Million Dollars ($24,000,000) for 2001 and an amount not to exceed Twenty Four Million Dollars ($24,000,000) for 2002. Such prepaid compensation is subject to the reconciliation process and the cap set forth in Sections 6.1.7.1, 6.1.7.2, and 6.1.7.3 respectively, and the change in control provision set forth in Section 6.1.7.4.

6.1.7.1 The prepayment of compensation pursuant to Section 6.1.7 shall not relieve ITC/\DeltaCom of the obligation to render monthly invoices to BellSouth reflecting the total minutes of Local Traffic transported and terminated to ITC/\DeltaCom and the minutes of ISP-bound traffic handled by ITC/\DeltaCom for which compensation is being sought from BellSouth. Not later than July 30, 2001, the Parties agree to review these


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ATTACHMENT 3                                                             PAGE 22


         invoices to verify the minutes of Local Traffic transported and terminated to ITC/\DeltaCom and the minutes of ISP-bound traffic handled by ITC/\DeltaCom during the first six months of 2001. A similar review will be conducted as soon as practicable in December 2001 for the preceding three month-period ("December 2001 Review"). Subsequent reviews will be conducted quarterly in 2002. As part of these reviews, ITC/\DeltaCom agrees to provide BellSouth upon request whatever information may be reasonably necessary to verify the minutes of use for which compensation is being sought from BellSouth. If, as a result of these reviews, the Parties determine that ITC/\DeltaCom's actual minutes of use for Local Traffic and ISP-bound traffic are below the forecasted amounts for such traffic, ITC/\DeltaCom will refund promptly to BellSouth the prepaid compensation attributable to the difference between the actual and forecasted minutes of use. If, as a result of these reviews, the Parties determine that ITC/\DeltaCom's actual minutes of use for Local Traffic and ISP-bound traffic exceed the forecasted amounts, BellSouth will pay promptly to ITC/\DeltaCom compensation attributable to the difference between the actual and forecasted minutes of use, subject to the cap set forth in Section
         6.1.7.3. Any dispute that may arise during this reconciliation process shall be handled pursuant to the dispute resolution procedures under this Agreement.

6.1.7.2 The specific amount of reciprocal compensation to be prepaid by BellSouth for the Local Traffic to be transported and terminated to ITC/\DeltaCom and the ISP-bound traffic to be handled by ITC/\DeltaCom during 2002 will be determined as a result of the December 2001 Review. As part of this review, the Parties will calculate the Prepayment Threshold by: (a) calculating the total minutes of use of Local Traffic and ISP-bound traffic originated by BellSouth for which ITC/\DeltaCom is seeking compensation during September, October, and November 2001;
         (b) multiplying these total minutes by the rate of $.0015 per minute of use; and (c) annualizing the results by applying a factor of four. If the Prepayment Threshold is equal to or exceeds Twenty One Million Six Hundred Thousand Dollars ($21,600,000), BellSouth will prepay compensation to ITC/\DeltaCom for the Local Traffic to be transported and terminated to ITC/\DeltaCom and the ISP-bound traffic to be handled by ITC/\DeltaCom during 2002 in the amount of Twenty Four Million Dollars ($24,000,000). If the Prepayment Threshold is less than Twenty One Million Six Hundred Thousand Dollars ($21,600,000), BellSouth will prepay compensation to ITC/\DeltaCom for the Local Traffic to be transported and terminated to ITC/\DeltaCom and the ISP-bound traffic to be handled by ITC/\DeltaCom during 2002 in the amount of the Prepayment Threshold.

6.1.7.3 Notwithstanding the prepayment of compensation by BellSouth and notwithstanding any provision in this Agreement to the contrary, BellSouth's total liability for compensation to ITC/\DeltaCom for the transport and termination of Local Traffic and for the handling of ISP-bound traffic shall not exceed Twenty Seven Million and Five Hundred Thousand Dollars ($27,500,000) for 2001 and Twenty Nine Million and Five Hundred Thousand Dollars ($29,500,000) for 2002. ITC/\DeltaCom agrees that once the cap has been met in a particular year that it will not seek to collect compensation from BellSouth, whether directly or indirectly, for the transport and termination of Local Traffic and for the handling of ISP-bound traffic. The Parties agree that no compensation will be due from

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ATTACHMENT 3                                                             PAGE 23


         BellSouth for resold services purchased by ITC/\DeltaCom from BellSouth, even if ITC/\DeltaCom purchases such services on behalf of or for the use of another entity, whether or not affiliated with ITC/\DeltaCom. Further, the Parties agree that no compensation will be due from ITC/\DeltaCom to BellSouth for transport and termination of Local Traffic over resold services.

6.1.7.4 DeltaCom hereby agrees that it will not dissolve, consolidate, reorganize, merge or sell all or substantially all of its stock or assets without the prior written consent of BellSouth, which consent shall not be unreasonably withheld. In the event BellSouth consents to a dissolution of ITC/\DeltaCom, and prior to such dissolution taking effect, ITC/\DeltaCom shall reimburse BellSouth all unaccrued amounts of compensation prepaid by BellSouth pursuant to Section 6.1.7 as of the effective date of such dissolution. In the event BellSouth consents to a consolidation, reorganization or merger of ITC/\DeltaCom or an acquisition of all or substantially all of the stock or assets of ITC/\DeltaCom, BellSouth shall have the option to either continue pursuant to the terms and conditions of this Agreement or elect to be reimbursed by ITC/\DeltaCom or its successor interest for all unaccrued amounts of compensation prepaid by BellSouth pursuant to Section 6.1.7 as of the effective date of such consolidation, reorganization, merger, or acquisition. In the event BellSouth elects to exercise its option of reimbursement as a result of consolidation, reorganization, merger or acquisition described herein, this Agreement shall be deemed amended as of the effective date of such consolidation, reorganization, merger, or acquisition to delete Section 6.1.7 in its entirety, such that: (a) the rates set forth in Section 6.1.2 for the transport and termination of Local Traffic and the delivery of ISP-bound traffic shall continue in effect for all applicable minutes of use during the applicable period of time following such consolidation, reorganization, merger, or acquisition; (b) compensation for such minutes of use shall be paid by BellSouth to such successor in interest to this Agreement based upon actual minutes of use during the applicable time period; and (c) the cap set forth in Section 6.1.7.3 shall be eliminated and of no effect. Prior to the effective date of any consolidation, reorganization, merger, or acquisition described herein, ITC/\DeltaCom shall take all necessary steps to bind its successor in interest to the terms of this Section.

6.1.7.5 However, in the event BellSouth does not consent to a ITC/\DeltaCom dissolution, consolidation, reorganization, merger or sale of all or substantially all of ITC/\DeltaCom's stock or assets, ITC/\DeltaCom may refund to BellSouth all unaccrued amounts prepaid to ITC/\DeltaCom as described in Section 6.1.7 and proceed with such dissolution, consolidation, reorganization, merger or sale of all or substantially all of ITC/\DeltaCom's stock or assets. However, in this event, this Agreement shall be deemed amended as of the effective date of such consolidation, reorganization, merger, or acquisition to delete Section
         6.1.7 in its entirety, such that: (a) the rates set forth in Section
         6.1.2 for the transport and termination of Local Traffic and the delivery of ISP-bound traffic shall continue in effect for all applicable minutes of use during the applicable period of time following such consolidation, reorganization, merger, or acquisition;
         (b) compensation for such minutes of use shall be paid by BellSouth to such successor in interest to this Agreement based upon actual minutes of use during the applicable time period; and (c) the cap set forth in
         Section 6.1.7.3 shall be eliminated and of no effect.

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ATTACHMENT 3                                                             PAGE 24


6.1.7.6 BellSouth may from time to time elect to apply a portion of the prepayment described in this Section against other amounts due from BellSouth to ITC/\DeltaCom for services provided by ITC/\DeltaCom to BellSouth between the date of this Agreement and December 31, 2002. BellSouth's election as described in this paragraph shall not affect BellSouth's obligation to pay in full all amounts when due for services provided to BellSouth by ITC/\DeltaCom, including, without limitation the obligation of payment of reciprocal compensation as provided in this Section 6.1.6 and subject to the terms and conditions set forth therein.

6.1.8 Neither Party shall represent switched access services traffic as Local Traffic for purposes of payment of reciprocal compensation.

6.1.9 Local traffic is defined in Section 6.1.1 as any call that originated and terminates within the same LATA and therefore is subject to reciprocal compensation. All other traffic including transit traffic is subject to switched access charges as defined by the parties' respective tariffs. Notwithstanding the above, any mandated local calling areas shall be subject to reciprocal compensation and not access charges

7.       TRANSMISSION AND ROUTING OF EXCHANGE ACCESS TRAFFIC

         The Parties shall jointly provide Tandem-transported Switched Exchange Access Services to Interexchange Carriers to enable such Interexchange Carriers to originate and terminate traffic from/to ITC/\DeltaCom's End Users, and to originate and terminate traffic to/from BellSouth's End Users.

8.0      NXX TRANSLATIONS IMPLEMENTATION

         It shall be the responsibility of each Party to program and update its switches and network systems pursuant to the local exchange routing guide (LERG) and other switched telecommunications industry guidelines to recognize and route traffic to the other Party's assigned NXX codes. Neither Party shall impose any fees or charges whatsoever on the other Party for such activities.

8.1 Testing and inputting of the translations in the BellSouth databases of ITC/\DeltaCom's NXXs' should be the same as BellSouth's own.

8.2.1 Each Party will translate NXXs according to industry guidelines, including the terminating LATA in which the NXXs/rate center is located.

8.3 The Parties will cooperate and implement industry solutions for number conservation, e.g. number pooling.

9.0      MEET-POINT BILLING ARRANGEMENTS

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ATTACHMENT 3                                                             PAGE 25


9.1      MEET-POINT BILLING

         When BellSouth and ITC/\DeltaCom provide an access service connection between an interexchange carrier ("IXC") and each other, each party will provide its own access services to the IXC on a multi-bill, multi-tariff meet-point basis. Each party will bill its own access services rates to the IXC with the exception of the interconnection charge. The interconnection charge will be billed by the party providing the end office function. The Parties will use the Multiple Exchange Carrier Access Billing guidelines to establish meet point billing for all applicable traffic, including traffic terminating to ported numbers. 30-day billing periods will be employed for these arrangements. The recording party agrees to provide to the initial billing company, at no charge, the switched access detailed usage data within no more than sixty (60) days after the recording date. The initial billing company will provide the switched access summary usage data to all subsequent billing companies within 10 days of rendering the initial bill to the IXC. Each company will notify the other when it is not feasible to meet these requirements so that the customers may be notified for any necessary revenue accrual associated with the significantly delayed recording or billing. As business requirements change data reporting requirements may be modified as necessary.

9.2 In the event that either Party fails to provide switched access detailed usage data to the other Party within 90 days after the recording date and the receiving Party is unable to bill and/or collect access revenues due to the sending Party's failure to provide such data within said time period, then the Party failing to send the data as specified herein shall be liable to the other Party in an amount equal to the unbillable or uncollectible revenues. Each Party will provide complete documentation to the other to substantiate any claim of unbillable access revenues. A negotiated settlement will be agreed upon between the Parties.

9.3 Each company will retain for a minimum period of sixty (60) days, access message detail sufficient to recreate any data which is lost or damaged by their company or any third party involved in processing or transporting data.

9.4      Each company agrees to recreate the lost or damaged data within five
         (5) days of notification by the other or by an authorized third party handling the data.

9.5 Each company also agrees to process the recreated data within five (5) days of receipt at its data processing center.

9.6 All claims should be filed with the other company with 120 days of the receipt of the date of the unbillable usage.

9.7 The Initial Billing Company shall keep records of its billing activities relating to jointly-provided Intrastate and Interstate access services in sufficient detail to permit the Subsequent Billing Company to, by formal or informal review or

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

ATTACHMENT 3                                                             PAGE 26


         audit, to verify the accuracy and reasonableness of the jointly-provided access billing data provided by the Initial billing Company. Each company agrees to cooperate in such formal or informal reviews or audits and further agrees to jointly review the findings of such reviews or audits in order to resolve any differences concerning the findings thereof.

9.8 The billing percentages shall be calculated by the Parties according to one of the methodologies specified for such purposes in the MECAB document and filed by the Parties, if applicable, in the National Exchange Carrier Association ("NECA") FCC Tariff No. 4.

9.9 Switched Access Traffic shall be defined in accordance with either Party's Commision approved Access Tariffs.

10.      TRANSIT TRAFFIC SERVICE

10.1 Transit Traffic Service is defined as the tandem switching, transport and delivery by one Party of (1) Local Traffic, IntraLATA Toll Traffic and InterLATA Toll Traffic originated from the other Party and terminating to a third party carrier, and (2) Local Traffic, IntraLATA Toll Traffic and InterLATA Toll Traffic originated from a third party carrier and terminating to the other Party. The Parties shall provide Transit Traffic Service to ITC/\DeltaCom in accordance with this
         Section 10. Rates for Transit Traffic Service for Local Traffic shall be the applicable call transport and termination charges for Local Traffic, as set forth in Attachment 11 to this Agreement. Rates for Transit Traffic Service for IntraLATA Toll Traffic and InterLATA Toll Traffic (i.e., Switched Access Traffic) shall be the applicable call transport and termination charges as set forth in the providing Party's Intrastate or Interstate switched access tariff, as filed and effective with the FCC or appropriate State Commission. Billing associated with all Transit Traffic Service shall be pursuant to MECAB procedures. Wireless Type 1 traffic shall not be treated as transit traffic from a routing or billing perspective. Wireless Type 2A traffic from a third Party carrier to ITC/\DeltaCom shall not be treated as transit traffic from a routing or billing perspective until the transiting Party and the wireless carrier have the capability to meet point bill properly in accordance with MECAB guidelines. Where ITC/\DeltaCom has a direct connection (via a cross connect between collocation spaces in a BellSouth central office or otherwise) to a third party carrier, ITC/\DeltaCom and that third party carrier shall not utilize Transit Traffic Service from BellSouth.

10.2 The delivery of traffic originated by ITC/\DeltaCom which transits the BellSouth network and is transported to another carrier's network is excluded from any BellSouth billing guarantees and will be delivered at the rates as set forth in Attachment 11 to this Agreement. ITC/\DeltaCom is responsible for establishing any necessary agreements or the placement of any necessary valid orders with the terminating carrier for the receipt of this traffic through the BellSouth network. BellSouth will not be liable for any compensation to the terminating carrier as a result of providing Transit Traffic Service.

10.3 The Parties shall compensate each other for Transit Traffic Service as follows:

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ATTACHMENT 3                                                             PAGE 27


         10.3.1 For Local Traffic and IntraLATA Toll Traffic originating from ITC/\DeltaCom that is delivered over the Transit Traffic Service, ITC/\DeltaCom will pay to BellSouth the applicable Tandem Switching and/or Interoffice Transport charges set forth in Attachment 11 to the Agreement. Charges for services provided by the Parties to a third party carrier(s) shall be assessed on a meet point basis, consistent with the terms of
                   Section 9 hereof.

         10.3.2 Except as provided in Section 10.3.3 hereafter, transit charges shall be assessed upon the originating carrier, and shall not be imposed on the terminating carrier.

         10.3.3 Transit charges associated with the provision of toll-free services (e.g. 800/888/877) shall be imposed upon the terminating carrier and shall not be assessed on the originating carrier.

11.0     PACKET SWITCHED NETWORK INTERCONNECTION/FRAME RELAY

         The Parties agree to interconnect their local data services networks for the exchange of Frame Relay Services ("FRS") traffic.

11.1 The following provisions will apply only to Frame Relay Service and Exchange Access Frame Relay Service in those states where traffic is being exchanged between ITC/\DeltaCom and BellSouth Frame Relay Switches in the same LATA.

11.1.1 The Parties agree to establish two-way Frame Relay facilities between their respective Frame Relay Switches to the mutually-agreed upon Frame Relay Service point(s) of interconnection ("POIs") within the LATA. All POIs shall be within the same Frame Relay Network Serving Area as defined in Section A40 of BellSouth's General Subscriber Services Tariff.

11.1.2 Upon the request of either Party, such interconnection will be established where BellSouth and ITC/\DeltaCom have Frame Relay Switches in the same LATA. Where there are multiple Frame Relay switches in the central office of a Party, an interconnection with any one of the switches will be considered an interconnection with all of the switches at that central office for purposes of routing packet traffic.

11.1.3 The Parties agree to provision local and IntraLATA Frame Relay Service and Exchange Access Frame Relay Service (both intrastate and interstate) over Frame Relay Trunks between the respective Frame Relay switches and the POIs.

11.1.4 The Parties agree to assess each other reciprocal charges for the facilities that each provides to the other according to the Percent Local Circuit Use ("PLCU") factor PLCU, determined as follows:

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                  (i) Frame Relay framed packet data is transported within
                  Virtual Circuits ("VC"). For the purposes of calculating the PLCU, if all the data packets transported within a VC remain within the LATA, then consistent with the local definitions in this Agreement, the traffic on that VC is local ("Local VC").

                  (ii) If the originating and terminating locations of the two way packet data traffic are not in the same LATA, the traffic on that VC is interLATA.

                  (iii) The PLCU shall be determined by dividing the total number of Local VCs, by the total number of VCs on each Frame Relay facility at the end of the reporting period. The Parties agree to renegotiate the method for determining PLCU, at either Parties' request, and within 90 days, if either Party notifies the other that it has found that this method does not adequately represent the PLCU.

                  (iv) If there are no VCs on a facility when it is billed, the PLCU will be zero.

11.1.5 BellSouth will provide the Frame Relay Trunk(s) between the Parties' respective Frame Relay Switches. The Parties will be compensated as follows- BellSouth will invoice, and ITC/\DeltaCom will pay, the total non-recurring and recurring charges for the trunk facility. ITC/\DeltaCom will then invoice, and BellSouth will pay, an amount calculated by multiplying the BellSouth billed charges for the trunk facility by one-half of ITC/\DeltaCom's PLCU.

11.1.16 Each Party will provide a Frame Relay network-to-network interface ("NNI") port to the other Party for each trunk facility provided pursuant to 11.1.5 above. Compensation for NNI ports shall be based upon the NNI rates set forth in the BellSouth F.C.C Tariff No. 1. Pursuant to that tariff, ITC/\DeltaCom may select a month-to-month or term rate structure for the NNI ports BellSouth provides to ITC/\DeltaCom. Whatever rate structure ITC/\DeltaCom selects shall be deemed to be the same rate structure that applies to the NNI port ITC/\DeltaCom provides to BellSouth. There shall be no termination liability to either party for the local portion of the NNI port as determined by the ITC/\DeltaCom PLCU at the time of termination.

11.1.7   Compensation for the NNI ports shall be calculated as follows:

         11.1.7.1 For NNI ports provided by BellSouth to ITC/\DeltaCom, BellSouth will invoice, and ITC/\DeltaCom will pay, the total nonrecurring and recurring charges for the NNI port. ITC/\DeltaCom will then invoice, and BellSouth will pay, an amount calculated by

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

ATTACHMENT 3                                                             PAGE 29


                    multiplying the BellSouth billed non-recurring and recurring charges for the NNI port by one-half of ITC/\DeltaCom's PLCU.

         11.1.7.2 For NNI ports provided by ITC/\DeltaCom to BellSouth, ITC/\DeltaCom will invoice, and BellSouth will pay, the total non-recurring and recurring charges for the NNI port. BellSouth will then invoice, and ITC/\DeltaCom will pay, an amount determined as follows: ITC/\DeltaCom's combined interLATA and local usage will be calculated by subtracting one-half of ITC/\DeltaCom's PLCU factor from one hundred percent. The difference will then be multiplied by the total charges initially billed by ITC/\DeltaCom for the NNI port. BellSouth will then invoice, and ITC/\DeltaCom will pay, this amount to BellSouth.

11.1.8 A Permanent Virtual Circuit ("PVC") is a logical channel from a frame relay network interface (e.g., NNI or User Network Interface) to another frame relay network interface. A PVC is created when a Data Link Channel Identifier ("DLCI") is mapped together with another DLCI. Neither Party will charge the other Party any DLCI or Committed Information Rate ("CIR") charges for the PVC from its Frame Relay switch to its own subscriber's premises.

11.1.9 For the PVC between the ITC/\DeltaCom and BellSouth Frame Relay switches, compensation for the DLCI and CIR charges are based upon the rates in the BellSouth FCC Tariff No. 1. Compensation for PVC and CIR rate elements shall be calculated as follows:

11.1.10 For PVCs between the BellSouth Frame Relay switch and the ITC/\DeltaCom Frame Relay switch, BellSouth will invoice, and ITC/\DeltaCom will pay, the total nonrecurring and recurring DLCI and CIR charges. If the VC is a Local VC, ITC/\DeltaCom will invoice and BellSouth will pay, 100% of the DLCI and CIR charges initially billed by BellSouth for that PVC. If the VC is not local, no compensation will be paid to ITC/\DeltaCom for the PVC.

11.1.11 Each Party will compensate the other Party for any applicable Feature Change or Transfer of Service Charges as set forth in BellSouth's Tariff F.C.C. No. 1. The Parties agree to limit the sum of the CIR for the VCs on a given NNI port to not more than two times the port speed.

11.1.12 Except as expressly provided herein, this Agreement does not address or alter in any way either Party's provision of Exchange Access Frame Relay Service or interLATA Frame Relay Service. All charges by each Party to the other for carriage of Exchange Access Frame Relay Service or interLATA Frame Relay Service are included in the BellSouth access tariffs.

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11.1.13   Until such time as BellSouth obtains authority to provide in-region,
          interLATA service, ITC/\DeltaCom will identify and report its PLCU to BellSouth on a quarterly basis.

11.1.14 Either Party may request a review or audit of the various service components, including but not limited to a Party's determination of its PLCU, consistent with the provisions of section E2 of the BellSouth State Access Services tariffs or Section 2 of the BellSouth FCC No. 1 Tariff.

11.1.15 If during the term of this Agreement, BellSouth obtains authority to provide in-region, interLATA service, the Parties shall renegotiate the provisions of Section 11.1.5, 11.1.7, 11.1.8-11.1.10, and 11.1.13
          to account for BellSouth's PLCU. In the event the parties are unable to reach agreement within one hundred eighty (180) days of the date BellSouth receives interLATA authority, the matter shall be resolved pursuant to the dispute resolution provisions set forth in this agreement.

11.1.16 If during the term of this Agreement, BellSouth makes available, to an affiliate or any other telecommunications carrier, Frame Relay interconnection on rates, terms and conditions different than those provided for in this Section 11, then ITC/\DeltaCom shall be entitled, at its option, to replace any part of this Section 11 with such rates, terms, and conditions.

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

                                 Attachment 4
                                       1

                             PHYSICAL COLLOCATION

  1.  SCOPE OF ATTACHMENT

      1.1 SCOPE OF ATTACHMENT. The rates, terms, and conditions contained within this Attachment shall only apply when ITC/\DeltaCom is occupying the collocation space as a sole occupant or as a Host pursuant to Section 4.

      1.2 RIGHT TO OCCUPY. Subject to Section 4 of this Attachment,
  BellSouth hereby grants ITC/\DeltaCom a right to occupy that certain area designated by BellSouth within a BellSouth Central Office premises of a size which is specified by ITC/\DeltaCom and agreed to by BellSouth (hereinafter "Collocation Space"), Notwithstanding the foregoing, BellSouth shall consider in its designation for cageless collocation any unused space within the BellSouth central office premises. The size specified by ITC/\DeltaCom may contemplate a request for space sufficient to accommodate ITC/\DeltaCom's growth within a two year period unless otherwise agreed to by the Parties.

          1.2.1 SPACE RECLAMATION. In the event of space exhaust within a central office premises, and applicable only to those physical collocation arrangements applied for subsequent to the execution of this Agreement, ITC/\DeltaCom may be required to release space to BellSouth to be allocated to other physical collocation applicants when a minimum of 50% percent of the total amount of space in ITC/\DeltaCom's collocation arrangement is not being reasonably utilized within the first year of operation, or 100% of the total amount of space by the end of the second year of operation. ITC/\DeltaCom shall release space to BellSouth to be allocated to other physical collocation applicants when a minimum of fifty percent of the total amount of space in ITC/\DeltaCom's collocation arrangement is not being utilized within the first year of operation, or 100% of the total amount of space by the end of the second year of operation. For those physical collocation arrangements existing or applied for prior to the execution of this Agreement, ITC/\DeltaCom may be required to release space to BellSouth to be allocated to other physical collocation applicants when 100% of the total amount of space in the collocation arrangement is not reasonably utilized by the end of the second year of operation. ITC/\DeltaCom will first have the option of subleasing any amount of space not being utilized pursuant to this subsection in lieu of releasing space to BellSouth.

      1.3 USE OF SPACE. ITC/\DeltaCom shall use the Collocation Space for the purposes of installing, maintaining and operating ITC/\DeltaCom's equipment (to include testing and monitoring equipment) which is used or useful primarily to interconnect with BellSouth's services and facilities including access to unbundled network elements, for the provision of telecommunications services. Pursuant to Section 5, following, ITC/\DeltaCom may at its option, place ITC/\DeltaCom -owned fiber entrance facilities to the Collocation Space. The Collocation Space may be used for no other purposes except as for specifically agreed upon by the Parties.

      1.4 RATES AND CHARGES. ITC/\DeltaCom agrees to pay the rates and charges identified at Exhibit A attached hereto.



  Florida

                                 Attachment 4
                                      2

      1.5 PERFORMANCE MEASURES. Collocation provided under this
  Collocation Agreement shall be subject to Attachment 10 of the Agreement.


  2.      SPACE NOTIFICATION

      2.1 AVAILABILITY OF SPACE. Upon submission of an application pursuant to Section 6, BellSouth will permit ITC/\DeltaCom to physically collocate, pursuant to the terms of this Attachment, at any BellSouth central office premises, unless BellSouth has determined that there is no space available due to space limitations or no space available due to technical infeasibility. BellSouth will respond to an application within ten (10) business days as to whether space is available or not available within a BellSouth central office premises.

      2.2 REPORTING. Upon request from ITC/\DeltaCom, BellSouth will provide a written report specifying the amount of collocation space available at the central office premises requested, the number of collocators present at the central office premises, any modifications in the use of the space since the last report or the central office premises requested and the measures BellSouth is taking to make additional space available for collocation arrangements.

          2.2.1 The request from ITC/\DeltaCom must be written and must include the central office premises and Common Language Location Identification (CLLI) code of the central office premises. Such information regarding central office premises and CLLI code is located in the National Exchange Carriers Association (NECA) Tariff FCC No. 4.

          2.2.2 BellSouth will respond to a request for a particular
  Central Office location within ten (10) business days of receipt of such request. BellSouth will make best efforts to respond in ten (10) business days to such a request when the request includes up to and including five
  (5) Central Office locations within the same state. The response time for requests of more than five (5) shall be negotiated between the Parties. If BellSouth cannot meet the ten business day response time, BellSouth shall notify ITC/\DeltaCom and inform ITC/\DeltaCom of the time frame under which it can respond.

      2.3 DENIAL OF APPLICATION. After notifying ITC/\DeltaCom that
  BellSouth has no available space in the requested Central Office (`Denial of Application"), BellSouth will allow ITC/\DeltaCom, upon request, to tour the entire Central Office within ten (10) business days of such Denial of Application. In order to schedule said tour within ten (10) business days, the request for a tour of the Central Office must be received by BellSouth within five (5) business days of the Denial of Application.

      2.4 FILING OF PETITION FOR WAIVER. Upon Denial of Application BellSouth will timely file a petition with the Commission pursuant to 47 U.S.C.ss.251 (c)(6).

      2.5 WAITING LIST. On a first come first served basis, BellSouth will maintain a waiting list of requesting carriers who have either received a Denial of Application or, where it is publicly known that the central office premises is out of space, have submitted a Letter of intent to collocate. BellSouth will notify the telecommunications carriers on the waiting list when space becomes available according to how much space becomes available and the position of



  Florida

                                 Attachment 4
                                      3

  telecommunications carrier on said waiting list. Upon request BellSouth will advise ITC/\DeltaCom as to its position on the list.

      2.6 PUBLIC NOTIFICATION. BellSouth will maintain on its Interconnection Services website a notification document that will indicate all central office premises that are without available space. BellSouth shall update such document within ten (10) business days of the Denial of Application date. BellSouth will also post a document on its Interconnection Services website that contains a general notice where space has become available in a Central Office previously on the space exhaust list. BellSouth shall allocate said available space pursuant to the waiting list referenced in Section 2.5.

      2.7 STATE AGENCY PROCEDURES. Notwithstanding the foregoing, should any state regulatory agency impose a procedure different than procedures set forth in this section, that procedure shall supersede the requirements set forth herein.

  3.      COLLOCATION OPTIONS

      3.1 CAGELESS. Except where local building code does not allow cageless collocation, BellSouth shall allow ITC/\DeltaCom to collocate ITC/\DeltaCom's equipment and facilities without requiring the construction of a cage or similar structure and without requiring the creation of a separate entrance to the Collocation Space. BellSouth shall allow ITC/\DeltaCom to have direct access to its equipment and facilities but may require ITC/\DeltaCom to use a central entrance to the BellSouth Central Office. BellSouth shall make cageless collocation available in single bay increments pursuant to Section 7. Except where ITC/\DeltaCom's equipment requires special technical considerations (e.g., special cable racking, isolated ground plane), BellSouth shall assign cageless Collocation Space in conventional equipment rack lineups where feasible. For equipment requiring special technical considerations, ITC/\DeltaCom must provide the equipment layout, including spatial dimensions for such equipment pursuant to generic requirements contained in BellCore (Telcordia) GR-63-Core and shall be responsible for constructing all special technical requirements associated with such equipment pursuant to Section 6.5 following.

      3.2 CAGES AND ADJACENT ARRANGEMENT ENCLOSURES. BellSouth shall authorize the enclosure of ITC/\DeltaCom's equipment and facilities at ITC/\DeltaCom's option or if required by local building code. ITC/\DeltaCom must arrange with a BellSouth certified contractor to construct a collocation arrangement enclosure in accordance with BellSouth's guidelines and specifications and at its sole expense. BellSouth will provide guidelines and specifications upon request. Where local building codes require enclosure specifications more stringent than BellSouth's standard enclosure specification, ITC/\DeltaCom and ITC/\DeltaCom's BellSouth certified contractor must comply with local building code requirements. ITC/\DeltaCom's BellSouth certified contractor shall be responsible for filing and receiving any and all necessary permits and/or licenses for such construction. The Certified Vendor shall bill ITC/\DeltaCom directly for all work performed for ITC/\DeltaCom pursuant to this Agreement and BellSouth shall have no liability for nor responsibility to pay such charges imposed by the Certified Vendor. ITC/\DeltaCom must provide the local BellSouth building contact with two Access Keys used to enter the locked enclosure. Except in case of emergency, BellSouth will not access ITC/\DeltaCom's locked enclosure prior to notifying ITC/\DeltaCom.

          3.2.1 BellSouth has the right to review ITC/\DeltaCom's plans and specifications prior to allowing construction to start, BellSouth has the right to inspect the



  Florida

                                 Attachment 4
                                      4

  enclosure after construction to make sure it is designed and constructed according to BellSouth's guidelines and specifications and to require ITC/\DeltaCom to remove or correct at ITC/\DeltaCom's cost any structure that does not meet these standards.

      3.3 SHARED (SUBLEASED) CAGED COLLOCATION. ITC/\DeltaCom may allow other telecommunications carriers to share ITC/\DeltaCom's caged collocation arrangement pursuant to terms and conditions agreed to by ITC/\DeltaCom ("Host") and other telecommunications carriers ("Guests") and pursuant to this section with the following exceptions: (1) where local building code does not allow Shared (Subleased) Caged Collocation and (2) where the BellSouth central office premises is located within a leased space and BellSouth is prohibited by said lease from offering such an option. The terms and conditions of the agreement between the Host and its Guests shall be written and a copy provided to the BellSouth contact specified in
  Section 15 within ten (10) business days of its execution and prior to any Firm Order. Further, said agreement shall incorporate by reference the rates, terms, and conditions of this Agreement between BellSouth and ITC/\DeltaCom.

          3.3.1 ITC/\DeltaCom shall be the sole interface and responsible party to BellSouth for the purpose of submitting applications for initial and additional equipment placements of Guest; for assessment of rates and charges contained within this Agreement; and for the purposes of ensuring that the safety and security requirements of this Agreement are fully complied with by the Guest, its employees and agents. The initial Guest application shall require the assessment of an Application Fee, as set forth in Exhibit A. Notwithstanding the foregoing, Guest may arrange directly with BellSouth for the provision of the interconnecting facilities between BellSouth and Guest and for the provisions of the services and access to unbundled network elements.

          3.3.2 ITC/\DeltaCom shall indemnify and hold harmless
  BellSouth from any and all claims, actions, causes of action, of whatever kind or nature arising out of the presence of ITC/\DeltaCom's Guests in the Collocation Space.

      3.4 ADJACENT COLLOCATION. BellSouth will provide adjacent collocation arrangements ("Adjacent Arrangement") where space within the Central Office is legitimately exhausted, subject to technical feasibility, where the Adjacent Arrangement does not interfere with access to existing or planned structures or facilities on the Central Office property and where permitted by zoning and other applicable state and local regulations. The Adjacent Arrangement shall be constructed or procured by ITC/\DeltaCom and in conformance with BellSouth's design and construction specifications. Further, ITC/\DeltaCom shall construct, procure, maintain and operate said Adjacent Arrangement(s) pursuant to all of the terms and conditions set forth in this Agreement. Rates shall be negotiated at the time of the request for Adjacent Collocation.

          3.4.1 Should ITC/\DeltaCom elect such option, ITC/\DeltaCom must arrange with a BellSouth certified contractor to construct an Adjacent Arrangement structure in accordance with BellSouth's guidelines and specifications. BellSouth will provide guidelines and specifications upon request. Where local building codes require enclosure specifications more stringent than BellSouth's standard specification, ITC/\DeltaCom and ITC/\DeltaCom's contractor must comply with local building code requirements. ITC/\DeltaCom's contractor shall be responsible for filing and receiving any and all necessary zoning, permits and/or licenses for such construction. ITC/\DeltaCom's BellSouth Certified Vendor shall bill ITC/\DeltaCom directly for all work performed for ITC/\DeltaCom pursuant to this Agreement and BellSouth shall have no liability for nor responsibility to pay such charges imposed by the Certified Vendor.



  Florida

                                 Attachment 4
                                      5

  ITC/\DeltaCom must provide the local BellSouth building contact with two cards, keys or other access device used to enter the locked enclosure. Except in cases of emergency, BellSouth shall not access ITC/\DeltaCom's locked enclosure prior to notifying ITC/\DeltaCom.

          3.4.2 BellSouth maintains the right to review
  ITC/\DeltaCom's plans and specifications prior to construction of an Adjacent Arrangement(s). BellSouth may inspect the Adjacent Arrangement(s) following construction and prior to commencement, as defined in Section
  4.1 following, to ensure the design and construction comply with BellSouth's guidelines and specifications. BellSouth may require ITC/\DeltaCom, at ITC/\DeltaCom's sole cost, to correct any deviations from BellSouth's guidelines and specifications found during such inspection(s), up to and including removal of the Adjacent Arrangement, within five (5) business days of BellSouth's inspection, unless the Parties mutually agree to an alternative time frame.

          3.4.3 ITC/\DeltaCom shall provide a concrete pad, the structure housing the arrangement, HVAC, lighting, and all facilities that connect the structure (i.e. racking, conduits, etc.) to the BellSouth point of interconnection. At ITC/\DeltaCom's option, BellSouth shall provide an AC power source and access to physical collocation services and facilities subject to the same nondiscriminatory requirements as applicable to any other physical collocation arrangement.

          3.4.4 BellSouth shall allow Shared (Subleased) Caged
  Collocation within an Adjacent Arrangement pursuant to the terms and conditions set forth in Section 3.3 proceeding.

  4.      OCCUPANCY

      4.1 COMMENCEMENT DATE. The "Commencement Date" shall be the day ITC/\DeltaCom's equipment becomes operational as described in Section 4.2. following.

      4.2 OCCUPANCY. BellSouth will notify ITC/\DeltaCom in writing that the Collocation Space is ready for occupancy. ITC/\DeltaCom must place operational telecommunications equipment in the Collocation Space and connect with BellSouth's network within one hundred eighty (180) days after receipt of such notice. ITC/\DeltaCom must notify BellSouth in writing that collocation equipment installation is complete and is operational with BellSouth's network. BellSouth may, at its option not complete orders for interconnected service until receipt of such notice. BellSouth may consent to an extension beyond 180 days upon a demonstration by ITC/\DeltaCom that circumstances beyond its reasonable control prevented ITC/\DeltaCom from completing installation by the prescribed date. If lTC/\DeItaCom fails to place operational telecommunications equipment in the Collocation Space within 180 days and such failure continues for a period of thirty (30) days after receipt of written notice from BellSouth, then and in that event ITC/\DeltaCom's right to occupy the Collocation Space terminates and BellSouth shall have no further obligations to ITC/\DeltaCom with respect to said Collocation Space. Termination of ITC/\DeltaCom's rights to the Collocation Space pursuant to this paragraph shall not operate to release ITC/\DeltaCom from its obligation to reimburse BellSouth for all costs reasonably incurred by BellSouth in preparing the Collocation Space, but rather such obligation shall survive this Agreement. For purposes of this paragraph, ITC/\DeltaCom's telecommunications equipment will be deemed operational when cross-connected to BellSouth's network for the purpose of service provision

      4.3 TERMINATION. Except where otherwise agreed to by the Parties, ITC/\DeltaCom may terminate occupancy in a particular Collocation Space upon thirty (30) days prior written



  Florida

                                 Attachment 4
                                      6

  notice to BellSouth. Upon termination of such occupancy, ITC/\DeltaCom at its expense shall remove its equipment and other property from the Collocation Space. ITC/\DeltaCom shall have thirty (30) days from the termination date to complete such removal, including the removal of all equipment and facilities of ITC/\DeltaCom's Guests; provided, however, that ITC/\DeltaCom shall continue payment of monthly fees to BellSouth until such date as ITC/\DeltaCom has fully vacated the Collocation Space. Should ITC/\DeltaCom fail to vacate the Collocation Space within thirty (30) days from the termination date, BellSouth shall have the right to remove the equipment and other property of ITC/\DeltaCom at ITC/\DeltaCom's expense and with no liability for damage or injury to ITC/\DeltaCom's property unless caused by the gross negligence or intentional misconduct of BellSouth. ITC/\DeltaCom shall be responsible for the cost of removing any enclosure, together with all support structures (e.g., racking, conduits), of an Adjacent Collocation arrangement at the termination of occupancy and restoring the grounds to their original condition.

  5.     USE OF COLLOCATION SPACE

      5.1 EQUIPMENT TYPE. BellSouth permits the collocation of any type of equipment used or useful for interconnection to BellSouth's network or for access to unbundled network elements in the provision of telecommunications services. Such equipment used or useful for interconnection and access to unbundled network elements includes, but is not limited to transmission equipment including, but not limited to, optical terminating equipment and multiplexers, and digital subscriber line access multiplexers, routers, asyncronous transfer mode multiplexers, and remote switching modules. Nothing in this section requires BellSouth to permit collocation of equipment used solely to provide enhanced services; provided, however, that BellSouth may not place any limitations on the ability of requesting carriers to use all the features, functions, and capabilities of equipment collocated pursuant to this section.

          5.1.1 Such equipment must at a minimum meet the following BellCore (Telcordia) Network Equipment Building Systems (NEBS) General Equipment Requirements: Criteria Level 1 requirements as outlined in the BellCore (Telcordia) Special Report SR-3580, Issue 1; equipment design spatial requirements per GR-63-CORE, Section 2; thermal heat dissipation per GR-063-CORE, Section 4, Criteria 77-79; acoustic noise per GR-063-CORE, Section 4, Criterion 128, and National Electric Code standards.

           5.1.2 ITC/\DeltaCom shall not use the Collocation Space for marketing purposes nor shall it place any identifying signs or markings in the area surrounding the Collocation Space or on the grounds of the central office premises.

          5.1.3 ITC/\DeltaCom shall place a plaque or other identification affixed to ITC/\DeltaCom's equipment necessary to identify ITC/\DeltaCom's equipment, including a list of emergency contacts with telephone numbers.

      5.2 ENTRANCE FACILITIES. ITC/\DeltaCom may elect to place ITC/\DeltaCom-owned or ITC/\DeltaCom-leased fiber entrance facilities into the Collocation Space. BellSouth will designate the point of interconnection in close proximity to the Central Office building housing the Collocation Space, such as an entrance manhole or a cable vault which are physically accessible by both parties. ITC/\DeltaCom will provide and place fiber cable at the point of interconnection of sufficient length to be pulled through conduit and into the splice location. ITC/\DeltaCom will provide and install a sufficient length of fire retardant riser cable, to which



  Florida

                                 Attachment 4
                                      7

  the entrance cable will be spliced, which will extend from the splice location to the ITC/\DeltaCom's equipment in the Collocation Space. In the event ITC/\DeltaCom utilizes a non-metallic, riser-type entrance facility, a splice will not be required. ITC/\DeltaCom must contact BellSouth for instructions prior to placing the entrance facility cable in the manhole. ITC/\DeltaCom is responsible for maintenance of the entrance facilities At ITC/\DeltaCom's option BellSouth will accommodate where technically feasible a microwave entrance facility pursuant to separately negotiated terms and conditions.

          5.2.1 DUAL ENTRANCE. BellSouth will provide at least two interconnection points at each central office premises where there are at least two such interconnection points available and where capacity exists. Upon receipt of a request for physical collocation under this Agreement, BellSouth shall provide ITC/\DeltaCom with information regarding BellSouth's capacity to accommodate dual entrance facilities. If conduit in the serving manhole(s) is available and is not reserved for another purpose for utilization within 12 months of the receipt of an application for collocation, BellSouth will make the requested conduit space available for installing a second entrance facility to ITC/\DeltaCom's arrangement. The location of the serving manhole(s) will be determined at the sole discretion of BellSouth. Where dual entrance is not available due to lack of capacity, BellSouth will so state in the Application Response.

          5.2.2 SHARED USE. ITC/\DeltaCom may utilize spare capacity on an existing lnterconnector entrance facility for the purpose of providing an entrance facility to another ITC/\DeltaCom collocation arrangement within the same BellSouth Central Office. ITC/\DeltaCom must arrange with BellSouth for BellSouth to splice the utilized entrance facility capacity to ITC/\DeltaCom-provided riser cable.

      5.3 SPLICING IN THE ENTRANCE MANHOLE. Although not generally permitted, should ITC/\DeltaCom request a splice to occur in the entrance manhole(s), BellSouth, at its sole discretion, may grant such a request, provided that BellSouth will not unreasonably withhold approval of requests to make such a splice. When the request for a splice is granted to ITC/\DeltaCom by BellSouth, ITC/\DeltaCom shall ensure its employees or agents entering and/or performing work in the entrance manhole(s) are trained and comply with BellSouth procedures and OSHA requirements regarding access to manholes and that BellSouth personnel are notified and present for all entrances and work performed in the entrance manhole(s). Manhole covers shall be properly closed and secured at the conclusion of entry and/or work. Advance notification to BellSouth shall occur at a minimum of 48 hours prior to desired entry for normal work activities and at a minimum of 2 hours prior to desired entry in an out of service condition.

      5.4 DEMARCATION POINT. BellSouth will designate the point(s) of interconnection between ITC/\DeltaCom's equipment and/or network and BellSouth's network. Each party will be responsible for maintenance and operation of all equipment/facilities on its side of the demarcation point. For 2-wire and 4-wire connections to BellSouth's network, the demarcation point shall be a common block on the BellSouth designated conventional distributing frame. ITC/\DeltaCom shall be responsible for providing, and ITC/\DeltaCom's BellSouth Certified Vendor shall be responsible for installing and properly labeling/stenciling, the common block, and necessary cabling pursuant to Section 6.4. For all other terminations including two wire and four wire fiber optic connections, BellSouth shall designate a demarcation point on a per arrangement basis. ITC/\DeltaCom or its agent must perform all required maintenance to equipment/facilities on its side of the demarcation point, pursuant to subsection 5.5, following, and may self-provision cross-connects that may be required within the collocation space to



  Florida

                                 Attachment 4
                                      8

  activate service requests. At ITC/\DeltaCom's option, a Point of Termination (POT) bay or frame may be placed in the Collocation Space.

       5.5 ITC/\DELTACOM'S EQUIPMENT AND FACILITIES. ITC/\DeltaCom, or if required by this Attachment, ITC/\DeltaCom's BellSouth certified vendor, is solely responsible for the design, engineering, installation, testing, provisioning, performance, monitoring, maintenance and repair of the equipment and facilities used by ITC/\DeltaCom. Such equipment and facilities may include but are not limited to cable(s); equipment; and point of termination connections.

       5.6 ITC/\DeltaCom may deploy optical or electrical connections directly between its own facilities without being routed through BellSouth equipment. Where cable support structure exists for such connection there will be a recurring charge per linear foot of support structure used. When cable support structures do not exist and must be constructed a nonrecurring charge for the individual case will be assessed.

       5.7 EASEMENT SPACE. From time to time BellSouth may require access to the Collocation Space. BellSouth retains the right to access such space for the purpose of making BellSouth equipment and building modifications (e.g., running, altering or removing racking, ducts, electrical wiring, HVAC, and cables). BellSouth will give reasonable notice to ITC/\DeltaCom when access to the Collocation Space is required. ITC/\DeltaCom may elect to be present whenever BellSouth performs work in the Collocation Space. The Parties agree that ITC/\DeltaCom will not bear any of the expense associated with this work.

       5.8 ACCESS. ITC/\DeltaCom shall have access to the Collocation
  Space twenty-four (24) hours a day, seven (7) days a week beginning at the time of Space Acceptance. At the time of Bona Fide Firm Order, ITC/\DeltaCom agrees to provide the name, social security number, and date of birth of each employee, contractor, or agent upon initial request for Access Keys or cards ("Access Keys") for such employee, contractor, or agent. BellSouth will make Access Keys available at Space Acceptance upon completion of the requirements in sub-Section 6.3.4 and Section 11. To the extent any employee, contractor, or agent has completed the requirements of Section 6.3.4 and Section 11 and has been provided an Access Key pursuant to this Section, any additional Access Keys or updates to access locations for such employee, contractor, or agent may be obtained by ITC/\DeltaCom's provision of that employee's, contractors or agent's existing Access Key information. Access Keys shall not be duplicated under any circumstances. ITC/\DeltaCom agrees to be responsible for all Access Keys and for the return of all said Access Keys in the possession of ITC/\DeltaCom employees, contractor's, Guests, or agents after termination of the employment relationship, contractual obligation with ITC/\DeltaCom or upon the termination of this Attachment or the termination of occupancy of an individual collocation arrangement. A security escort will be required whenever ITC/\DeltaCom or its approved agent desires access to the entrance manhole or must have access to the Central Office Premises after the one accompanied site visit allowed pursuant to subsection 6.3.2 prior to completing BellSouth's Security Training requirements and/or prior to Space Acceptance.

          5.7.1 LOST OR STOLEN ACCESS KEYS. ITC/\DeltaCom shall notify BellSouth in writing immediately in the case of lost or stolen
  Access Keys. ITC/\DeltaCom will pay BellSouth $250.00 per Access Key(s) lost or stolen. Should it become necessary for BellSouth to re-key buildings as a result of a lost Access Key(s) or for failure to return an Access Key(s), ITC/\DeltaCom shall pay for all reasonable costs associated with the re-keying.



  Florida

                                 Attachment 4
                                      9

       5.9 INTERFERENCE OR IMPAIRMENT. Notwithstanding any other provisions of this Agreement, equipment and facilities placed in the Collocation Space shall not interfere with or impair service provided by BellSouth or by any other ITC/\DeltaCom located in the Central Office;
  shall not endanger or damage the facilities of BellSouth or of any other ITC/\DeltaCom, the Collocation Space, or the Central Office; shall not compromise the privacy of any communications carried in, from, or through the Central Office; and shall not create an unreasonable risk of injury or death to any individual or to the public. If BellSouth reasonably determines that any equipment or facilities of ITC/\DeltaCom violates the provisions of this paragraph, BellSouth shall give written notice to ITC/\DeltaCom, which notice shall direct ITC/\DeltaCom to cure the violation within forty-eight (48) hours of ITC/\DeltaCom's actual receipt of written notice or, at a minimum, to commence curative measures within 24 hours and to exercise reasonable diligence to complete such measures as soon as possible thereafter. After receipt of the notice, the parties agree to consult immediately and, if necessary, to inspect the arrangement. If ITC/\DeltaCom fails to take curative action within 48 hours or if the violation is of a character which poses an immediate and substantial threat of damage to property, injury or death to any person, or interference/impairment of the services provided by BellSouth or any other ITC/\DeltaCom, then and only in that event BellSouth may take such action as it deems appropriate to correct the violation, including without limitation the interruption of electrical power to ITC/\DeltaCom's equipment. BellSouth will endeavor, but is not required, to provide notice to ITC/\DeltaCom prior to taking such action and shall have no liability to ITC/\DeltaCom for any damages arising from such action, except to the extent that such action by BellSouth constitutes willful misconduct.

       5.10 PERSONALTY AND ITS REMOVAL. Subject to requirements of this Agreement, ITC/\DeltaCom may place or install in or on the Collocation Space such facilities and equipment, including storage for and spare equipment, as it deems desirable for the conduct of business; Provided that such equipment is telecommunications equipment, does not violate floor loading requirements, imposes or could impose or contains or could contain environmental conditions or hazards. Personal property, facilities and equipment placed by ITC/\DeltaCom in the Collocation Space shall not become a part of the Collocation Space, even if nailed, screwed or otherwise fastened to the Collocation Space, but shall retain their status as personalty and may be removed by ITC/\DeltaCom at any time. Any damage caused to the Collocation Space by ITC/\DeltaCom's employees, agents or representatives during the removal of such property shall be promptly repaired by ITC/\DeltaCom at its expense.

       5.11 ALTERATIONS. In no case shall ITC/\DeltaCom or any person acting on behalf of ITC/\DeltaCom make any rearrangement, modification, improvement, addition, repair, or other alteration to the Collocation Space or the BellSouth Central Office without the written consent of BellSouth, which consent shall not be unreasonably withheld. The cost of any such specialized alterations shall be paid by ITC/\DeltaCom.

       5.12 JANITORIAL SERVICE. ITC/\DeltaCom shall be responsible for the general upkeep and cleaning of the Caged Collocation Space and shall arrange directly with a BellSouth certified contractor for janitorial services. BellSouth shall provide a list of such contractors on a site-specific basis upon request.

  6.       ORDERING AND PREPARATION OF COLLOCATION SPACE



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                                 Attachment 4
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       6.1 APPLICATION FOR SPACE. ITC/\DeItaCom shall submit an
  application document when ITC/\DeltaCom or ITC/\DeltaCom's Guest(s), as defined in Section 3.3, desires to request or modify the use of the Collocation Space.

          6.1.1 INITIAL APPLICATION. For ITC/\DeItaCom or
  ITC/\DeltaCom's Guest(s) initial equipment placement, ITC/\DeItaCom shall submit to BellSouth a complete and accurate Application and Inquiry document (Bona Fide Application), together with payment of the Application Fee as stated in Exhibit A. The Bona Fide Application shall contain a detailed description and schematic drawing of the equipment to be placed in ITC/\DeltaCom's Collocation Space(s) and an estimate of the amount of square footage required.

           6.1.2 SUBSEQUENT APPLICATION FEE. In the event
  ITC/\DeltaCom or ITC/\DeltaCom's Guest(s) desire to modify the use of the Collocation Space, ITC/\DeltaCom shall complete an Application document detailing all information regarding the modification to the Collocation Space together with payment of the minimum Subsequent Application Fee as stated in Exhibit A. Said minimum Subsequent Application Fee shall be considered a partial payment of the applicable Subsequent Application Fee which shall be calculated as set forth below. BellSouth shall determine what modifications, if any, to the Central Office premises are required to accommodate the change requested by ITC/\DeltaCom in the Application. Such necessary modifications to the Central Office premises may include but are not limited to, floor loading changes, changes necessary to meet HVAC requirements, changes to power plant requirements, and equipment additions. The fee paid by ITC/\DeltaCom for its request to modify the use of the Collocation Space shall be dependent upon the modification requested and ITC/\DeltaCom will be notified of the applicable fee within the same time intervals as set forth in Section 6.2 below. Where the subsequent application does not require provisioning or construction work by BellSouth, no Subsequent Application Fee will be required and the prepaid fee shall be refunded to ITC/\DeltaCom. The fee for an application where the modification requested has limited effect (i.e., does not require capital expenditure by BellSouth) shall be the Subsequent Application Fee as set forth In Exhibit A. All other modifications shall require a Subsequent Application Fee assessed at the applicable Application Fee. In the event such modifications require the assessment of a full Application Fee as set forth in Exhibit A, the outstanding balance shall be due by ITC/\DeltaCom within 30 calendar days following ITC/\DeltaCom's receipt of a bill or invoice from BellSouth.

       6.2 APPLICATION RESPONSE. In addition to the notice of space availability pursuant to Section 2.1, BellSouth will respond within ten
  (10) business days of receipt of an Application whether the Application is Bona Fide, and if it is not Bona Fide, the items necessary to cause the Application to become Bona Fide. When space has been determined to be available, BellSouth will provide a comprehensive written response within thirty (30) calendar days of receipt of a complete application. When multiple applications are submitted within a fifteen calendar day window within the same state, BellSouth will respond to the applications as soon as possible, but no later than the following: within thirty (30) calendar days for applications 1-5; within thirty-six (36) calendar days for applications 6-10; within forty-two (42) calendar days for applications 11-15. Response intervals for multiple applications submitted by ITC/\DeltaCom within the same timeframe for the same state in excess of 15 must be negotiated. All negotiations shall consider the total volume from all requests from telecommunications companies for collocation. The Application Response will detail whether the amount of space requested is available or if the amount of space requested is not available, the amount of space that is available. The response will also include the configuration of the space. When



  Florida
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                                 Attachment 4
                                     11

  BellSouth's response includes an amount of space less than that requested by ITC/\DeltaCom or differently configured, ITC/\DeltaCom must amend its application to reflect the actual space available prior to submitting a Bona Fide Firm Order.

       6.3 BONA FIDE FIRM ORDER. ITC/\DeltaCom shall indicate its intent to proceed with equipment installation in a BellSouth Central Office by submitting a Bona Fide Firm Order to BellSouth. A Bona Fide Firm Order requires ITC/\DeltaCom to complete the Application/Inquiry process described in Subsection 6.1, preceding, and submit the Expanded Interconnection Bona Fide Firm Order document (BSTEI-1P-F) indicating acceptance of the written application response provided by BellSouth
  ("Bona Fide Firm Order") and all appropriate fees. The Bona Fide Firm
  Order must be received by BellSouth no later than thirty (30) calendar days after BellSouth's response to ITC/\DeltaCom's Application/Inquiry. If ITC/\DeltaCom makes major changes to its application in light of BellSouth's written Application Response, BellSouth will be required to re-evaluate and respond to the change(s). In this event, BellSouth's provisioning interval will not start until the re-evaluation and response to the change(s) is complete and the Bona Fide Firm Order is received by BellSouth and all appropriate fees and duties have been executed. If BellSouth needs to reevaluate ITC/\DeltaCom's application as a result of changes requested by ITC/\DeltaCom to ITC/\DeltaCom's original application, then BellSouth will charge ITC/\DeltaCom a fee based upon the additional engineering hours required to do the reassessment. Major changes such as requesting additional space or adding additional equipment may require ITC/\DeltaCom to resubmit the application with an application fee.

          6.3.1 BellSouth will establish a firm order date, per request, based upon the date BellSouth is in receipt of a Bona Fide Firm Order. BellSouth will acknowledge the receipt of ITC/\DeltaCom's Bona Fide Firm Order within five (5) business days of receipt indicating that the Bona Fide Firm Order has been received. A BellSouth response to a Bona Fide Firm Order will include a Firm Order Confirmation containing the firm order date.

          6.3.2 BellSouth will permit one accompanied site visit to ITC/\DeltaCom's designated collocation arrangement location after receipt of the Bona Fide Firm Order without charge to ITC/\DeltaCom.

          6.3.3 Space preparation for the Collocation Space will not begin until BellSouth receives the Bona Fide Firm Order and all applicable fees.

          6.3.4 ITC/\DeltaCom must submit to BellSouth the completed
  Access Control Request Form (RF-2906-A) for all employees or agents requiring access to the BellSouth Central Office a minimum of 30 calendar days prior to the date ITC/\DeItaCom desires access to the Collocation Space.

          6.4 CONSTRUCTION AND PROVISIONING INTERVAL. BellSouth will negotiate construction and provisioning intervals per request on an individual case basis. Excluding the time interval required to secure the appropriate government licenses and permits, BellSouth will use best efforts to complete construction for collocation arrangements other than cageless under ordinary conditions as soon as possible and within a maximum of 90 business days from receipt of a complete and accurate Bona Fide Firm Order. Ordinary conditions are defined as space available with only minor changes to support systems required, such as but not limited to, HVAC, cabling and the power plant(s). Excluding the time interval required to secure the appropriate government licenses and permits, BellSouth will use best efforts to complete construction of all other collocation space ("extraordinary conditions") within 130 business days of the receipt of a complete and accurate Bona Fide Firm Order. Extraordinary conditions are



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

                                 Attachment 4
                                     12

  defined to include but are not limited to major BellSouth equipment rearrangement or addition; power plant addition or upgrade; major mechanical addition or upgrade; major upgrade for ADA compliance; environmental hazard or hazardous materials abatement. BellSouth will complete construction for cageless collocation arrangements within three
  (3) months in accordance with the conditions set forth in FPSC order no. PSC-96-1579-FOF-TP.

           6.4.1 JOINT PLANNING MEETING. Unless otherwise agreed to by the Parties, a joint planning meeting or other method of joint planning between BellSouth and ITC/\DeltaCom will commence within a maximum of 15 business days from BellSouth's receipt of a Bona Fide Firm Order and the payment of agreed upon fees. At such meeting, the Parties will agree to the preliminary design of the Collocation Space and the equipment configuration requirements as reflected in the Application and affirmed in the Bona Fide Firm Order. The Collocation Space Completion time period will be provided to ITC/\DeltaCom during the joint planning meeting or as soon as possible thereafter. BellSouth will complete all design work following the joint planning meeting.

           6.42 PERMITS. Each Party or its agents will diligently pursue filing for the permits required for the scope of work to be performed by that Party or its agents within 7 business days of the completion of finalized construction designs and specifications.

           6.4.3 ACCEPTANCE WALK THROUGH. ITC/\DeltaCom and BellSouth will complete an acceptance walk through of each Collocation Space requested from BellSouth by ITC/\DeltaCom. BellSouth will correct any deviations to ITC/\DeltaCom's original or jointly amended requirements within five (5) business days after the walk through, unless the Parties jointly agree upon a different time frame.

       6.5 USE OF CERTIFIED VENDOR. ITC/\DeItaCom shall select a vendor which has been approved as a BellSouth Certified Vendor to perform all engineering and installation work required in the Collocation Space. In some cases, ITC/\DeltaCom must select separate BellSouth Certified Vendors for transmission equipment, switching equipment and power equipment. BellSouth shall provide ITC/\DeltaCom with a list of Certified Vendors upon request. The Certified Vendor(s) shall be responsible for installing ITC/\DeltaCom's equipment and components, installing co-carrier cross connects, extending power cabling to the BellSouth power distribution frame, performing operational tests after installation is complete, and notifying BellSouth's equipment engineers and ITC/\DeltaCom upon successful completion of installation. The Certified Vendor shall bill ITC/\DeItaCom directly for all work performed for ITC/\DeItaCom pursuant to this Agreement and BellSouth shall have no liability for nor responsibility to pay such charges imposed by the Certified Vendor. BellSouth shall consider certifying ITC/\DeltaCom or any vendor proposed by ITC/\DeltaCom.

       6.6 ALARM AND MONITORING. BellSouth shall place environmental alarms in the Central Office for the protection of BellSouth equipment and facilities. ITC/\DeltaCom shall be responsible for placement, monitoring and removal of environmental and equipment alarms used to service ITC/\DeltaCom's Collocation Space. Upon request, BellSouth will provide ITC/\DeltaCom with applicable tariffed service(s) to facilitate remote monitoring of collocated equipment by ITC/\DeltaCom. Both parties shall use best efforts to notify the other of any verified environmental hazard known to that party. The parties agree to utilize and adhere to the Environmental Hazard Guidelines identified as Exhibit B attached hereto.



  Florida
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                                 Attachment 4
                                     13

       6.7 BASIC TELEPHONE SERVICE. Upon request of ITC/\DeltaCom, BellSouth will provide basic telephone service to the Collocation Space under the rates, terms and conditions of the current tariff offering for the service requested.

       6.8 SPACE PREPARATION. BellSouth shall pro rate the costs of any renovation or upgrade to Central Office space or support mechanisms which is required to accommodate physical collocation. ITC/\DeltaCom's pro rated share will be calculated by multiplying such cost by a percentage equal to the amount of square footage occupied by ITC/\DeltaCom divided by the total Central Office square footage receiving renovation or upgrade. For this section, support mechanisms provided by BellSouth may include, but not be limited to heating/ventilation/air conditioning (HVAC) equipment, HVAC duct work, cable support structure, fire wall(s), mechanical upgrade, asbestos abatement, or ground plane addition. Such renovation or upgrade will be evaluated and the charges assessed on a per Central Office basis. BellSouth will reimburse ITC/\DeltaCom in an amount equal to ITC/\DeltaCom reasonable, demonstrative and mitigated expenditures incurred as a direct result of delays to the completion and turnover dates caused by BellSouth.

       6.9 VIRTUAL COLLOCATION TRANSITION. BellSouth offers Virtual Collocation pursuant to the rates, terms and conditions set forth in its F.C.C. Tariff No. 1. For the interconnection to BellSouth's network and access to BellSouth unbundled network elements, ITC/\DeltaCom may purchase 2-wire and 4-wire Cross-Connects as set forth in Exhibit A, and ITC/\DeltaCom may place within its Virtual Collocation arrangements the telecommunications equipment set forth in Section 5.1. In the event physical collocation space was previously denied at a location due to technical reasons or space limitations, and that physical collocation space has subsequently become available, ITC/\DeltaCom may transition its virtual collocation arrangements to physical collocation arrangements and pay the appropriate non-recurring fees for physical collocation and for the rearrangement or reconfiguration of services terminated in the virtual collocation arrangement. In the event that BellSouth knows when additional space for physical collocation may become available at the location requested by ITC/\DeltaCom, such information will be provided to ITC/\DeItaCom in BellSouth's written denial of physical collocation. To the extent that (i) physical collocation space becomes available to ITC/\DeltaCom within 180 days of BellSouth's written denial of ITC/\DeItaCom's request for physical collocation, and (ii) ITC/\DeltaCom was not informed in the written denial that physical collocation space would become available within such 180 days, then ITC/\DeltaCom may transition its virtual collocation arrangement to a physical collocation arrangement and will receive a credit for any nonrecurring charges previously paid for such virtual collocation credit for any ITC/\DeltaCom must arrange with a BellSouth certified vendor for the relocation of equipment from its virtual collocation space to its physical collocation space and will bear the cost of such relocation.

       6.10 CANCELLATION. If, at anytime, ITC/\DeltaCom cancels its order for the Collocation Space(s), ITC/\DeltaCom will reimburse BellSouth for any expenses incurred up to the date that written notice of the cancellation is received. In no event will the level of reimbursement under this paragraph exceed the maximum amount ITC/\DeltaCom would have otherwise paid for work undertaken by BellSouth if no cancellation of the order had occurred.

       6.11 LICENSES. ITC/\DeltaCom, at its own expense, will be solely responsible for obtaining from governmental authorities, and any other appropriate agency, entity, or person, all rights, privileges, and licenses necessary or required to operate as a provider of telecommunications services to the public or to occupy the Collocation Space.

  7.      RATES AND CHARGES



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                                 Attachment 4
                                     14

       7.1 NON-RECURRING FEES. In addition to the Application Fee referenced in Section 6, preceding, ITC/\DeltaCom shall remit payment of a Cable Installation Fee and one-half (1/2) of the estimated Space Preparation Fee, as applicable, coincident with submission of a Bona Fide Firm Order. The outstanding balance of the actual Space Preparation Fee shall be due thirty (30) calendar days following ITC/\DeltaCom's receipt of a bill or invoice from BellSouth. Once the installation of the initial equipment arrangement is complete, a subsequent application fee may apply (as described in Subsection 7.4), when ITC/\DeltaCom requests a modification to the arrangement.

       7.2 DOCUMENTATION. BellSouth shall provide documentation to establish the actual Space Preparation Fee. The Space Preparation Fee will be pro rated as prescribed in Section 6, preceding.

       7.3 CABLE INSTALLATION. Cable Installation Fee(s) are assessed per entrance fiber placed.

       7.4 FLOOR SPACE. The floor space charge includes reasonable charges for lighting, heat, air conditioning, ventilation and other allocated expenses associated with maintenance of the Central Office but does not include amperage necessary to power ITC/\DeItaCom's equipment. When the Collocation Space is enclosed, ITC/\DeltaCom shall pay floor space charges based upon the number of square feet so enclosed. When the Collocation Space is not enclosed, ITC/\DeItaCom shall pay floor space charges based upon the following floor space calculation: [(depth of the equipment lineup in which the rack is placed) + (0.5 x maintenance aisle depth) + (0.5 x wiring aisle depth)] X (width of rack and spacers). For purposes of this calculation, the depth of the equipment lineup shall consider the footprint of equipment racks plus any equipment overhang. BellSouth will assign unenclosed Collocation Space in conventional equipment rack lineups where feasible. In the event ITC/\DeltaCom's collocated equipment requires special cable racking, isolated grounding or other treatment which prevents placement within conventional equipment rack lineups, ITC/\DeltaCom shall be required to request an amount of floor space sufficient to accommodate the total equipment arrangement. Floor space charges are due beginning with the date on which BellSouth releases the Collocation Space for occupancy or on the date ITC/\DeltaCom first occupies the Collocation Space, whichever is sooner.

       7.5 POWER. BellSouth shall supply --48 Volt (-48V) DC power for ITC/\DeltaCom's Collocation Space within the central office premises and shall make available AC power at ITC/\DeltaCom's option for Adjacent Arrangement collocation.

           7.5.1 Charges for -48V DC power will be assessed per ampere per month based upon the certified vendor engineered and installed power feed fused ampere capacity. Rates include redundant feeder fuse positions (A&B) and cable rack to ITC/\DeltaCom's equipment or space enclosure. When obtaining power from a BellSouth Battery Distribution Fuse Bay, fuses and power cables (A&B) must be engineered (sized), furnished and installed by ITC/\DeltaCom's certified vendor. When obtaining power from a BellSouth Power Board, power cables (A&B) must be engineered (sized), furnished and installed by ITC/\DeltaCom's certified power vendor. ITC/\DeltaCom's certified vendor must also provide a copy of the engineering power specification prior to the Commencement Date. In the event BellSouth shall be required to construct additional DC power plant or upgrade the existing DC power plant in a Central Office as a result of ITC/\DeltaCom's request to collocate in that Central Office ("Power

                                 Attachment 4
                                     15

  Plant Construction"), ITC/\DeltaCom shall pay its pro-rata share of costs associated with the Power Plant Construction. The determination of whether Power Plant Construction is necessary shall be within BellSouth's sole, but reasonable, discretion. BellSouth shall comply with all BellCore (Telcordia) and ANSI Standards regarding power cabling, including BellCore (Telcordia) Network Equipment Building System (NEBS) StandardGR-63-CORE. BellSouth will notify ITC/\DeltaCom of the need for the Power Plant Construction and will estimate the costs associated with the Power Plant Construction if BellSouth were to perform the Power Plant Construction. The costs of power plant construction shall be pro-rated and shared among all who benefit from that construction. ITC/\DeltaCom shall pay BellSouth one-half of its prorata share of the estimated Power Plant Construction costs prior to commencement of the work. ITC/\DeltaCom shall pay BellSouth the balance due (actual cost less one-half of the estimated cost) within thirty (30) days of completion of the Power Plant Construction. ITC/\DeltaCom has the option to perform the Power Plant Construction itself; provided, however, that such work shall be performed by a BellSouth certified contractor and such contractor shall comply with BellSouth's guidelines and specifications. Where the Power Plant Construction results in construction of a new power plant room, upon termination of this Agreement ITC/\DeltaCom shall have the right to remove its equipment from the power plant room, but shall otherwise leave the room intact. Where the Power Plant Construction results in an upgrade to BellSouth's existing power plant, upon termination of this Attachment, such upgrades shall become the property of BellSouth.

           7.5.2 Charges for AC power will be assessed per breaker ampere per month based upon the certified vendor engineered and installed power feed fused ampere capacity. Rates include the provision of commercial and standby AC power. When obtaining power from a BellSouth Distribution Fuse Bay, Power Board or Service Panel, fuses and power cables must be engineered (sized), furnished and installed by ITC/\DeltaCom's certified vendor. ITC/\DeltaCom's certified vendor must also provide a copy of the engineering power specification prior to the Commencement Date. Charges for AC power shall be assessed pursuant to the rates specified in Exhibit A. AC power voltage and phase ratings shall be determined on a per location basis.

       7.6 SECURITY ESCORT. A security escort will be required as set forth in Section 5.8. ITC/\DeltaComRates for a security escort are assessed in one-half (1/2) hour increments according to the schedule appended hereto as Exhibit A.

       7.7 RATE "TRUE-UP." The Parties agree that the prices reflected as interim herein shall be "trued-up" (up or down) based on final prices either determined by further agreement or by an effective order, in a proceeding involving BellSouth before the regulatory authority for the state in which the services are being performed or any other body having jurisdiction over this agreement (hereinafter "Commission"). Under the "true-up" process, the interim price for each service shall be multiplied by the volume of that service purchased to arrive at the total interim amount paid for that service ("Total Interim Price"). The final price for that service shall be multiplied by the volume purchased to arrive at the total final amount due ("Total Final Price"). The Total Interim Price shall be compared with the Total Final Price. If the Total Final Price is more than the Total Interim Price, ITC/\DeltaCom shall pay the difference to BellSouth. If the Total Final Price is less than the Total Interim Price, BellSouth shall pay the difference to ITC/\DeltaCom. Each party shall keep its own records upon which a "true-up" can be based and any final payment from one party to the other shall be in an amount agreed upon by the Parties based on such records. In the event of any disagreement as between the records or



  Florida

                                 Attachment 4
                                     16

  the Parties regarding the amount of such "true-up," the Parties agree that the Commission shall be called upon to resolve such differences.

       7.8 OTHER. If no rate is identified in the contract, the rate for the specific service or function will be negotiated by the parties upon request by either party. Payment of all other charges under this Agreement shall be due thirty (30) days after receipt of the bill (payment due date). ITC/\DeltaCom will pay a late payment charge of one and one-half percent (1-1/2%) assessed monthly on any balance which remains unpaid after the payment due date.

  8.      INSURANCE

       8.1 ITC/\DeltaCom shall, at its sole cost and expense, procure, maintain, and keep in force insurance as specified in this Article VI and underwritten by insurance companies licensed to do business in the states applicable under this Agreement and having a BEST Insurance Rating of B ++ X (B ++ ten).

       8.2 ITC/\DeltaCom shall maintain the following specific coverage:

           8.2.1 Commercial General Liability coverage in the amount of ten million dollars ($10,000,000.00) or a combination of Commercial General Liability and Excess/Umbrella coverage totaling not less than ten million dollars ($10,000,000.00). BellSouth shall be named as an ADDITIONAL INSURED on ALL applicable policies as specified herein.

           8.2.2 Statutory Workers Compensation coverage and
  Employers Liability coverage in the amount of one hundred thousand dollars ($100,000.00) each accident, one hundred thousand dollars ($100,000.00) each employee by disease, and five hundred thousand dollars ($500,000.00) policy limit by disease.

           8.2.3 ITC/\DeltaCom may elect to purchase business interruption and contingent business interruption insurance, having been advised that BellSouth assumes no liability for loss of profit or revenues should an interruption of service occur.

       8.3 The limits set forth in Subsection 6.2 above may be increased by BellSouth from time to time during the term of this Agreement upon thirty (30) days notice to ITC/\DeltaCom to at least such minimum limits as shall then be customary with respect to comparable occupancy of BellSouth structures.

       8.4 All policies purchased by ITC/\DeltaCom shall be deemed to be primary and not contributing to or in excess of any similar coverage purchased by BellSouth. All insurance must be in effect on or before the date equipment is delivered to BellSouth's Central Office and shall remain in effect for the term of this Agreement or until all ITC/\DeltaCom's property has been removed from BellSouth's Central Office, whichever period is longer. If ITC/\DeltaCom fails to maintain required coverage, BellSouth may pay the premiums thereon and seek reimbursement of same from ITC/\DeltaCom.

       8.5 ITC/\DeltaCom shall annually submit one certificate of insurance covering all central offices and reflecting the coverage required pursuant to this Section. The first such certificate will be required a minimum of ten (10) days prior to the commencement of any work in the first Collocation Space. Failure to meet this requirement may result in construction and



  Florida

                                 Attachment 4
                                     17

  equipment installation delays. ITC/\DeltaCom shall arrange for BellSouth to receive thirty (30) days advance notice of cancellation from ITC/\DeltaCom's insurance company. ITC/\DeltaCom shall forward a certificate of insurance and notice of cancellation to BellSouth at the following address:

           BellSouth Telecommunications, Inc.
           Attn.:  Risk Management Coordinator
           600 N. 19th Street, 18B3
           Birmingham, Alabama 35203

       8.6 ITC/\DeltaCom must conform to recommendations made by BellSouth's fire insurance company to the extent BellSouth has agreed to, or shall hereafter agree to, such recommendations.

       8.7 Failure to comply with the provisions of this Section will be deemed a material breach of this Agreement.

  9.      MECHANICS LIENS

       9.1 If any mechanics lien or other liens shall be filed against property of either party (BellSouth or ITC/\DeltaCom), or any improvement thereon by reason of or arising out of any labor or materials furnished or alleged to have been furnished or to be furnished to or for the other party or by reason of any changes, or additions to said property made at the request or under the direction of the other party, the other party directing or requesting those changes shall, within thirty (30) days after receipt of written notice from the party against whose property said lien has been filed, either pay such lien or cause the same to be bonded off the affected property in the manner provided by law. The party causing said lien to be placed against the property of the other shall also defend, at its sole cost and expense, on behalf of the other, any action, suit or proceeding which may be brought for the enforcement of such liens and shall pay any damage and discharge any judgment entered thereon.

  10.     INSPECTIONS

       10.1 BellSouth may conduct an inspection of ITC/\DeltaCom's equipment and facilities in the Collocation Space(s) prior to the activation of facilities between ITC/\DeltaCom's equipment and equipment of BellSouth. BellSouth may conduct an inspection if ITC/\DeltaCom adds equipment and may otherwise conduct routine inspections at reasonable intervals mutually agreed upon by the Parties. The Parties agree that three months is a reasonable interval on which to mutually agree upon conducting routine inspections unless BellSouth determines a need outside of the three month interval to conduct an inspection of ITC/\DeltaCom's equipment and facilities. BellSouth shall provide ITC/\DeltaCom with a minimum of forty-eight (48) hours or two (2) business days, whichever is greater, advance notice of all such inspections. All costs of such inspection shall be borne by BellSouth.

  11.     SECURITY

       11.1 Only BellSouth employees, BellSouth certified vendors and authorized employees, authorized Guests, pursuant to Section 3.3, preceding, or authorized agents of ITC/\DeltaCom will be permitted in the BellSouth Central Office. ITC/\DeltaCom shall provide its



  Florida
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                                 Attachment 4
                                     18

  employees and agents with picture identification which must be worn and visible at all times while in the Collocation Space or other areas in or around the Central Office. The photo Identification card shall bear, at a minimum, the employee's name and photo, and the ITC/\DeltaCom name. BellSouth reserves the right to remove from its premises any employee of ITC/\DeltaCom not possessing identification issued by ITC/\DeltaCom. ITC/\DeltaCom shall hold BellSouth harmless for any damages resulting from such removal of its personnel from BellSouth premises. ITC/\DeltaCom shall be solely responsible for ensuring that any Guest of ITC/\DeltaCom is in compliance with all subsections of this Section 11.

           11.1.1 ITC/\DeltaCom will be required, at its own expense, to conduct a statewide investigation of criminal history records for each ITC/\DeltaCom employee being considered for work on the BellSouth Central Office, for the states/counties where the ITC/\DeltaCom employee has worked and lived for the past five years. Such investigation shall cover the period five years prior to the date of investigation. The investigation will be required prior to issuance of an Access Key to gain entry into the BellSouth Central Office(s) and shall be no more than three months old as of the date upon which issuance of an Access Key for such employee is required. Where state law does not permit statewide collection or reporting, an investigation of the applicable counties is acceptable.

           11.1.2 ITC/\DeltaCom will be required to administer to their personnel assigned to the BellSouth Central Office security training either provided by BellSouth, or meeting criteria defined by BellSouth.

           11.1.3 ITC/\DeltaCom shall not assign to the BellSouth
  Central Office any personnel with records of felony criminal convictions. ITC/\DeltaCom shall not assign to the BellSouth Central Office any personnel with records of misdemeanor convictions (other than traffic offenses) without advising BellSouth of the nature and gravity of the offense(s). BellSouth reserves the right to refuse building access to any ITC/\DeltaCom personnel who have been identified to have misdemeanor criminal convictions. Notwithstanding the foregoing, in the event that ITC/\DeltaCom chooses not to advise BellSouth of the nature and gravity of any misdemeanor conviction, ITC/\DeltaCom may, in the alternative, certify to BellSouth that it shall not assign to the BellSouth Central Office any personnel with records of misdemeanor convictions (other than traffic offenses).

           11.1.4 For each ITC/\DeltaCom employee requiring access to a BellSouth Central Office pursuant to this agreement, ITC/\DeltaCom shall furnish BellSouth, prior to an employee gaining such access, a notarized affidavit certifying that the aforementioned background check and security training were completed. The affidavit will contain a statement certifying no felony convictions were found and certifying that the security training was completed by the employee. If the employee's criminal history includes misdemeanor convictions, ITC/\DeltaCom will disclose the nature of the convictions to BellSouth at that time, or, if ITC/\DeltaCom so chooses in accordance with Section 11.1.3 above, ITC/\DeltaCom may certify in the aforementioned affidavit that no misdemeanor convictions were found.

           11.1.5 At BellSouth's request, ITC/\DeltaCom shall promptly remove from the BellSouth's premises any employee of ITC/\DeltaCom BellSouth does not wish to grant access to its premises pursuant to any investigation conducted by BellSouth.



  Florida

                                 Attachment 4
                                     19

       11.2 NOTIFICATION TO BELLSOUTH. BellSouth reserves the right to interview ITC/\DeltaCom's employees, agents or contractors in the event of wrongdoing in or around BellSouths property or involving BellSouth's or another CLEC's property or personnel, provided that BellSouth shall provide 24 hours notice (or such shorter notice as may be agreed by the parties as reasonable under the circumstances) to ITC/\DeltaCom's Security contact of such interview. ITC/\DeltaCom and its contractors shall reasonably cooperate with BellSouth's investigation into allegations of wrongdoing or criminal conduct committed by, witnessed by or involving ITC/\DeltaCom's employees, agents, or contractors. Additionally, BellSouth reserves the right to bill ITC/\DeltaCom for all reasonable costs associated with investigations involving its employees, agents, or contractors if it is established and mutually agreed in good faith that ITC/\DeltaCom's employees, agents, or contractors are responsible for the alleged act. BellSouth shall bill ITC/\DeltaCom for BellSouth property which is stolen or damaged where an investigation determines the culpability of ITC/\DeltaCom employees, agents, or contractors and ITC/\DeltaCom agrees, in good faith, with the results of such investigation. ITC/\DeltaCom shall notify BellSouth in writing immediately in the event that ITC/\DeltaCom discovers one of its employees already working on the BellSouth central office premises is a possible security risk. BellSouth reserves the right to permanently but lawfully remove from its premises any employee of ITC/\DeltaCom identified as posing a security risk to BellSouth or any other CLEC, or having violated BellSouth policies set forth in the BellSouth CLEC Security Training. ITC/\DeltaCom shall hold BellSouth harmless for any damages resulting from such removal of its personnel from BellSouth premises.

       11.3 USE OF BELLSOUTH SUPPLIES BY ITC/\DELTACOM EMPLOYEES. Use of any BellSouth supplies by a ITC/\DeltaCom employee, whether or not used routinely to provide telephone service (e.g. plug-in cards,) will be considered theft and will be handled accordingly. Costs associated with such unauthorized use of BellSouth property may be charged to ITC/\DeltaCom as may be all associated investigative costs. At BellSouth's request, ITC/\DeltaCom shall promptly and permanently remove from BellSouth's Central Office any employee of ITC/\DeltaCom found to be in violation of this rule.

       11.4 USE OF OFFICIAL LINES BY ITC/\DELTACOM EMPLOYEES. Except for local calls necessary in the performance of their work, ITC/\DeltaCom employees shall not use the telephones on BellSouth Central Office. Charges for unauthorized telephone calls made by a ITC/\DeltaCom's employees may be charged to ITC/\DeltaCom as may be all associated investigative costs. At BellSouth's request, ITC/\DeltaCom shall promptly and permanently remove from BellSouth's premises any employee of ITC/\DeltaCom found to be in violation of this rule.

       11.5 ACCOUNTABILITY. Full compliance with the Security requirements of this section shall in no way limit the accountability of any CLEC for the improper actions of its employees.

  12.     DESTRUCTION OF COLLOCATION SPACE.

       12.1 In the event a Collocation Space is wholly or partially damaged by fire, windstorm, tornado, flood or by similar causes to such an extent as to be rendered wholly unsuitable for ITC/\DeltaCom's permitted use hereunder, then either party may elect within ten (10) days after such damage, to terminate this Attachment, and if either party shall so elect, by giving the other written notice of termination, both parties shall stand released of and from



  Florida

                                 Attachment 4
                                     20

  further liability under the terms hereof. If the Collocation Space shall suffer only minor damage and shall not be rendered wholly unsuitable for ITC/\DeltaCom's permitted use, or is damaged and the option to terminate is not exercised by either party, BellSouth covenants and agrees to proceed promptly without expense to ITC/\DeltaCom, except for improvements not the property of BellSouth, to repair the damage. BellSouth shall have a reasonable time within which to rebuild or make any repairs, and such rebuilding and repairing shall be subject to delays caused by storms, shortages of labor and materials, government regulations, strikes, walkouts, and causes beyond the control of BellSouth, which causes shall not be construed as limiting factors, but as exemplary only. ITC/\DeltaCom may, at its own expense, accelerate the rebuild of its collocated space and equipment provided however that a certified vendor is used and the necessary space preparation has been completed. Rebuild of equipment must be performed by a BellSouth Certified Vendor. If ITC/\DeltaCom's acceleration of the project increases the cost of the project, then those additional charges will be incurred by ITC/\DeltaCom. Where allowed and where practical, ITC/\DeltaCom may erect a temporary facility while BellSouth rebuilds or makes repairs. In all cases where the Collocation Space shall be rebuilt or repaired, ITC/\DeltaCom shall be entitled to an equitable abatement of rent and other charges, depending upon the unsuitability of the Collocation Space for ITC/\DeltaCom's permitted use, until such Collocation Space is fully repaired and restored and ITC/\DeltaCom's equipment installed therein (but in no event later than thirty (30) days after the Collocation Space is fully repaired and restored) Where ITC/\DeltaCom has placed an Adjacent Arrangement pursuant to section 3.4, ITC/\DeltaCom shall have the sole responsibility to repair or replace said Adjacent Arrangement provided herein. Pursuant to this section, BellSouth will restore the associated services to the Adjacent Arrangement.

  13.     EMINENT DOMAIN

      13.1 If the whole of a Collocation Space shall be taken by any public authority under the power of eminent domain, then this Attachment shall terminate as of the day possession shall be taken by such public authority and rent and other charges for the Collocation Space shall be paid up to that day with proportionate refund by BellSouth of such rent and charges as may have been paid in advance for a period subsequent to the date of the taking. If any part of the Collocation Space shall be taken under eminent domain, BellSouth and ITC/\DeltaCom shall each have the right to terminate this Attachment and declare the same null and void, by written notice of such intention to the other party within ten (10) days after such taking.

  14.     NONEXCLUSIVITY

       14.1 ITC/\DeltaCom understands that this Agreement is not exclusive and that BellSouth may enter into similar agreements with other parties. Assignment of space pursuant to all such agreements shall be determined by space availability and made on a first come, first served basis.

  15. NOTICES

       15.1 Except as otherwise provided herein, any notices or demands that are required by law or under the terms of this Agreement shall be given or made by ITC/\DeltaCom or BellSouth in writing and shall be given by hand delivery, or by certified or registered mail, and



  Florida

                                 Attachment 4
                                     21

  addressed to the parties at the addresses set forth in Section 20 of the General Terms and Conditions of this Agreement.

  15.2 Such notices shall be deemed to have been given in the case of certified or registered mail when deposited in the United States mail with postage prepaid.

  16.     INDEMNITY/LIMITATION OF LIABILITY

       16.1 ITC/\DeltaCom shall be liable for any damage to property, equipment or facilities or injury to person caused by the activities of ITC/\DeltaCom, its agents or employees pursuant to, or in furtherance of, rights granted under this Agreement. ITC/\DeltaCom shall indemnify and hold BellSouth harmless from and against any judgments, fees, costs or other expenses resulting or claimed to result from such activities by ITC/\DeltaCom, its agents or employees. Likewise, BellSouth shall be liable for any damage to property, equipment or facilities or injury to person caused by the activities of BellSouth, its agents or employees pursuant to, or in furtherance of, providing the Collocation Space(s) under this Agreement. BellSouth shall indemnify and hold ITC/\DeltaCom harmless from and against any judgments, fees, costs or other expenses resulting or claimed to result from such activities by BellSouth, its agents or employees.



  Florida

                                 Attachment 4
                                      22

                                                                       EXHIBIT A
                                                                     Page 1 of 3

                                             SCHEDULE OF RATES AND CHARGES

RATE ELEMENT DESCRIPTION                    TYPE OF CHARGE                              CHARGE
Application Fee                              NRC (per Arrangement, per C.O.)            $3,850.00
Subsequent Application Fee (Note 1)          NRC (per Arrangement, per C.O.)              ICB
    No greater than $1,600.00

Space Preparation Fee (Note 2)               NRC (per Arrangement, per C.O.)              ICB
Space Enclosure Construction Fee (Note 2)    NRC (per Arrangement, per C.O.)            $4,500.00
Additional Engineering Fee (Note 3)          NRC                                           ICB
Cable Installation                           NRC (per entrance cable)                    2,750.00

Floor Space                                  RC (per square foot)                       $    7.50

Power                                        RC (per amp)                               $    5.00

Cable Support Structure                      RC (per entrance cable)                    $   13.35

Cross-Connects      2-wire                   RC (per cross-connect)                     $    0.30
                    4-wire                   RC (per cross-connect)                     $    0.50
                    DS1                      RC (per cross-connect)                     $    8.00
                    DS3                      RC (per cross-connect)                     $   72.00

                    2-wire                   NRC (first cross-connect)                  $   19.20
                    4-wire                   NRC (first cross-connect)                  $   19.20
                    DS1                      NRC (first cross-connect)                  $  155.00
                    DS3                      NRC (first cross-connect)                  $  155.00

                    2-wire                   NRC (each additional cross-connect)        $   19.20
                    4-wire                   NRC (each additional cross-connect)        $   19.20
                    DS1                      NRC (each additional cross-connect)        $   27.00
                    DS3                      NRC (each additional cross-connect)        $   27.00

POT Bay             2-wire                   RC (per cross-connect)                     $    0.40
                    4-wire                   RC (per cross-connect)                     $    1.20
                    DS1                      RC (per cross-connect)                     $    1.20
                    DS3                      RC (per cross-connect)                     $    8.00

Additional Security Access Cards             NRC-ICB (each)                             $   10.00


Florida

                                 Attachment 4
                                     23

                                  EXHIBIT A
                                 Page 2 of 3

          SCHEDULE OF RATES AND CHARGES (CONT.)


RATE ELEMENT DESCRIPTION                   TYPE OF CHARGE                       CHARGE
Direct Connection (Note 4)
(1) Fiber Arrangement                      RC  (per cable, per linear foot)     $  0.06
         -with Initial Application         NRC (per Arrangement)                n/a
         -Subsequent to Application        NRC (per Arrangement)                $246.00

(2) Copper or Coaxial Arrangement          RC  (per cable, per linear foot)     $  0.03
         -with Initial Application         NRC (per Arrangement)                n/a
         -Subsequent to Application        NRC (per Arrangement)                $246.00

Security Escort

         Basic - first half hour           NRC-ICB                              $ 41.00
         Overtime - first half hour        NRC-ICB                              $ 48.00
         Premium - first half hour         NRC-ICB                              $ 55.00

         Basic - addition half hour        NRC-ICB                              $ 25.00
         Overtime - additional half hour   NRC-ICB                              $ 30.00
         Premium - additional half hour    NRC-ICB                              $ 35.00


NOTES

NRC:     Non-recurring Charge - one-time charge
RC:      Recurring Charge - charge monthly
ICB:     Individual Case Basis - one time charge


(1) SUBSEQUENT APPLICATION FEE. BellSouth requires the submission of an Application Fee for modifications to an existing arrangement. However, when the modifications do not require BellSouth to expend capital, BellSouth will assess the Subsequent Application Fee in lieu of the Application Fee. Proposed modifications that could result in assessment of a Subsequent Application Fee would cause BellSouth to analyze the following but are not limited to; floor loading changes, changes to HVAC requirements, power requirement changes which may result in a power plant upgrade, environmental or safety requirements, or equipment relocation.

(2) SPACE PREPARATION FEE. The Space Preparation Fee is a one-time fee, assessed per arrangement, per location. It recovers costs assessed with the shared physical collocation area within a central office, which include survey, engineering, design and building modification costs. BellSouth will pro rate the total shared space preparation costs among the collocators at each location based on the amount of square footage occupied by each collocator. This charge may vary depending on the location and the type of arrangement requested.



Florida

                                 Attachment 4
                                     24

                                  EXHIBIT A
                                 Page 3 of 3


          SCHEDULE OF RATES AND CHARGES (CONT.)



NOTES (CONT.)

(2)      (cont.)
    SPACE ENCLOSURE CONSTRUCTION FEE. The Space Enclosure Construction Fee is a one-time fee, assessed per enclosure, per location. It recovers costs associated with providing an optional equipment arrangement enclosure, which include architectural and engineering fees, materials, and installation costs. This fee is assessed in fifty (50) square-foot increments, with a minimum space enclosure size of one hundred (100) square feet. Interconnector may at its option, arrange with a BellSouth certified contractor to construct the space enclosure in accordance with BellSouth's guidelines and specifications. In this event, the contractor shall directly bill Interconnector for the space enclosure, and this fee shall not be applicable.

(3) ADDITIONAL ENGINEERING FEE. BellSouth's engineering and other labor costs associated with establishing the Physical Collocation Arrangement shall be recovered as Additional Engineering charges, under provisions in BellSouth's F.C.C. Number 1 Tariff, Sections 13.1 and 13,2. An estimate of the Additional Engineering charges shall be provided by BellSouth in the Application Response.



Florida

                                 Attachment 4
                                     25

                                  EXHIBIT B
                                 Page 1 of 4
             ENVIRONMENTAL AND SAFETY

                 PRINCIPLES

  The following principles provide basic guidance on environmental and safety issues when applying for and establishing Physical Collocation arrangements.

  1.           GENERAL PRINCIPLES

  1.1 COMPLIANCE WITH APPLICABLE LAW. BellSouth and ITC/\DeltaCom agree to comply with applicable federal, state, and local environmental and safety laws and regulations including U.S. Environmental Protection Agency (USEPA) regulations issued under the Clean Air Act (CAA), Clean Water Act (CWA),
         Resource Conservation and Recovery Act (RCRA), Comprehensive Environmental Response, Compensation and Liability Act
         (CERCLA), Superfund Amendments and Reauthorization Act
         (SARA), the Toxic Substances Control Act (TSCA), and OSHA regulations issued under the Occupational Safety and Health
         Act of 1970, as amended and NFPA and National Electrical
         Codes (NEC) and the NESC ("Applicable Laws"). Each Party shall notify the other if compliance inspections are conducted by regulatory agencies and/or citations are issued that relate to any aspect of this Attachment.

  1.2 NOTICE. BellSouth and ITC/\DeltaCom shall provide notice to the other, including Material Safety Data Sheets (MSDSs), of known and recognized physical hazards or Hazardous Chemicals existing on site or brought on site. Each Party is required to provide specific notice for known potential Imminent
         Danger conditions. ITC/\DeltaCom should contact 1-800-743-6737 for BellSouth MSDS sheets.

  1.3 PRACTICES/PROCEDURES. BellSouth may make available additional environmental control procedures for ITC/\DeltaCom to follow when working at a BellSouth Premises (See Section 2, below).
         These practices/procedures will represent the regular work practices required to be followed by the employees and contractors of BellSouth for environmental protection.
         ITC/\DeltaCom will require its contractors, agents and others accessing the BellSouth Premises to comply with these practices Section 2 lists the Environmental categories where
         BST practices should be followed by CLEC when operating in the BellSouth Premises.

  1.4 ENVIRONMENTAL AND SAFETY INSPECTIONS. BellSouth reserves the right to inspect the ITC/\DeltaCom space with proper notification. BellSouth reserves the right to stop any ITC/\DeltaCom work operation that imposes Imminent Danger to the environment, employees or other persons in the area or Facility.

  1.5 HAZARDOUS MATERIALS BROUGHT ON SITE. Any hazardous materials brought into, used, stored or abandoned at the BellSouth
         Premises by ITC/\DeltaCom are owned by ITC/\DeltaCom.
         ITC/\DeltaCom will indemnify BellSouth for claims, lawsuits or



  Florida

                                 Attachment 4
                                     26

         damages to persons or property caused by these materials. Without prior written BellSouth approval, no substantial new safety or environmental hazards can be created by ITC/\DeltaCom or different hazardous materials used by ITC/\DeltaCom at BellSouth Facility. ITC/\DeltaCom must demonstrate adequate emergency response capabilities for its materials used or remaining at the BellSouth Facility.

  1.6 SPILLS AND RELEASES. When contamination is discovered at a BellSouth Premises, the Party discovering the condition must notify BellSouth. All Spills or Releases of regulated materials will immediately be retorted by ITC/\DeltaCom to BellSouth.

  1.7 COORDINATED ENVIRONMENTAL PLANS AND PERMITS. BellSouth and ITC/\DeltaCom will coordinate plans, permits or information required to be submitted to government agencies, such as emergency response plans, spill prevention control and countermeasures (SPCC) plans and community reporting. If fees are associated with filing, BellSouth and ITC/\DeltaCom will develop a cost sharing procedure. If BellSouth' s permit or EPA identification number must be used, ITC/\DeltaCom must comply with all of BellSouth's permit conditions and environmental processes, including environmental "best management practices (BMP)" (see Section 2, below) and/or selection of BST disposition vendors and disposal sites.

  1.8 ENVIRONMENTAL AND SAFETY INDEMNIFICATION. BellSouth and ITC/\DeltaCom shall indemnify, defend and hold harmless the other Party from and against any claims (including, without limitation, third-party claims for personal injury or death or real or personal property damage), judgments, damages, (including direct and indirect damages, and punitive damages), penalties, fines, forfeitures, costs, liabilities, interest and losses arising in connection with the violation or alleged violation of any Applicable Law or contractual obligation or the presence or alleged presence of contamination arising out of the acts or omissions of the indemnifying Party, its agents, contractors, or employees concerning its operations at the Facility.

  2. CATEGORIES FOR CONSIDERATION OF ENVIRONMENTAL ISSUES When performing functions that fall under the following Environmental categories on BellSouth's Premises, ITC/\DeltaCom agrees to comply with the applicable sections of the current issue of BellSouth's Environmental and Safety Methods and Procedures (M&Ps), incorporated herein by this reference. ITC/\DeltaCom further agrees to cooperate with BellSouth to ensure that ITC/\DeltaCom's employees, agents, and/or subcontractors are knowledgeable of and satisfy those provisions of BellSouth's Environmental M&Ps which apply to the specific Environmental function being performed by ITC/\DeltaCom, its employees, agents and/or subcontractors.

         The most current version of reference documentation must be requested from BellSouth.

Florida

                                                            Attachment 4
                                                                      27

               ENVIRONMENTAL                    ENVIRONMENTAL                        ADDRESSED BY THE
                 CATEGORIES                       ISSUES                                FOLLOWING
                                                                                       DOCUMENTATION
----------------------------------------------------------------------------------------------------------------------------
     Disposal of hazardous                      Compliance with all applicable       o  Std T&C 450
     material or other regulated                local, state, & federal laws and     o  Fact Sheet Series 17000
     material                                   regulations
     (e.g., batteries, fluorescent
     tubes, solvents & cleaning                 Pollution liability insurance        o  Std T&C 660-3
     materials)
                                                EVET approval of contractor          o  Approved Environmental Vendor
                                                                                        List (Contact E/S Management)
----------------------------------------------------------------------------------------------------------------------------
     Emergency response                         Hazmat/waste release/spill           o  Fact Sheet Series 1700
                                                firesafety emergency                 o  Building Emergency
                                                                                        Operations Plan (EOP)
                                                                                        (specific to and located on
                                                                                        Premises)
----------------------------------------------------------------------------------------------------------------------------
     Contract labor/outsourcing for             Compliance with all applicable       o  Std T&C 450
     services with environmental                local, state, & federal laws and
     implications to be performed on            regulations
     BellSouth Premises (e.g.,
     disposition of hazardous                   Performance of services in           o  Std T&C 450-B
     materiaL/waste; maintenance of             accordance with BST's environmental  o  (Contact E/S for copy
     storage tanks)                             M&Ps                                    of appropriate E/S M&Ps.)

                                                Insurance                            o  Std T&C 660
----------------------------------------------------------------------------------------------------------------------------
     Transportation of hazardous                Compliance with all applicable       o  Std T&C 450
     material                                   local, state, & federal laws and     o  Fact Sheet Series 17000
                                                regulations

                                                Pollution liability insurance        o  Std T&C 660-3

                                                EVET approval of contractor          o  Approved Environmental Vendor
                                                                                        List (Contact B/S Management)
----------------------------------------------------------------------------------------------------------------------------
     Maintenance/operations work which          Compliance with all application      o  Std T&C 450
     may produce a waste                        local, state, & federal laws and
                                                regulations

     Other maintenance work                     Protection of BST employees and      o  29CFR 19 10.147 (OSHA Standard)
                                                equipment                            o  29CFR 1910 Subpart 0
----------------------------------------------------------------------------------------------------------------------------



Florida

                                 Attachment 4
                                     28

                                                                         (OSHA Standard)
                                              -----------------------------------------------------------------------
Janitorial services                            All waste removal and disposal        o  P&SM Manager - Procurement
                                               must conform to all applicable
                                               federal, state and local regulations

                                               All Hazardous Material and Waste      o  Fact Sheet Series 17000

                                                Asbestos notification and            o  GU-BTEN-001BT,
                                                                                        Chapter 3
                                                protection of employees and          o  BSP 010-170-001BS
                                                equipment                               (Hazcom)
----------------------------------------------------------------------------------------------------------------------------
  Manhole cleaning                              Compliance with all applicable       o  Std T&C 450
                                                local, state, & federal laws and     o  Fact Sheet 14050
                                                                                     o  BSP 620-145-011PR
                                                                                        Issue A, August 1996

                                                Pollution liability Insurance        o  Std T&C 660-3

                                                EVET approval of contractor          o  Approved Environmental Vendor
                                                                                        List (Contact E/S Management)
----------------------------------------------------------------------------------------------------------------------------
 Removing or disturbing building               Asbestos work practices               o  GU-BTEN-OO1BT, Chapter 3
 materials that may contain asbestos
----------------------------------------------------------------------------------------------------------------------------

  3.          DEFINITIONS

  GENERATOR. Under RCRA, the person whose act produces a Hazardous Waste, as defined in 40 CFR 261, or whose act first causes a Hazardous Waste to become subject to regulation. The Generator is legally responsible for the proper management and disposal of Hazardous Wastes in accordance with regulations.

  HAZARDOUS CHEMICAL. As defined in the U.S. Occupational Safety and Health
  (OSHA) hazard communication standard (29 CFR 1910.1200), any chemical which is a health hazard or physical hazard.

  HAZARDOUS WASTE. As defined in section 1004 of RCRA.

  IMMINENT DANGER. Any conditions or practices at a facility which are such that a danger exists which could reasonably be expected to cause immediate death or serious harm to people or immediate significant damage to the environment or natural resources.

  SPILL OR RELEASE. As defined in Section 101 of CERCLA.



  Florida

                                 Attachment 4
                                     29

  4.           ACRONYMS

  E/S - Environmental/Safety

  EVET - Environmental Vendor Evaluation Team

  DEC/LDEC - Department Environmental Coordinator/Local Department Environmental Coordinator

  GU-BTEN-001BT - BellSouth Environmental Methods and Procedures

  NESC - National Electrical Safety Codes

  P&SM - Property & Services Management

  Std. T&C - Standard Terms & Conditions



  Florida

                                                                    ATTACHMENT 5
                                                                          PAGE 1

                    ACCESS TO NUMBERS AND NUMBER PORTABILITY

1.0      Non-Discriminatory Access to Telephone Numbers

         Nothing in this Agreement shall be construed to limit or otherwise adversely affect in any manner either Party's right to employ, or to request and be assigned, any Central Office (NXX) Codes pursuant to the Central Office Code Assignment Guidelines, as may be amended from time to time, or to establish by Tariff or otherwise, Rate Center and Rating Points corresponding to such NXX Codes. BellSouth will provide number portability to ITC/\DeltaCom and their customers with minimum impairment of functionality, quality, reliability and convenience.

1.1 During the term of this Agreement, the Parties shall contact Lockheed Martin for the assignment of numbering resources. In order to be assigned a Central Office Code, the Parties will be required to complete the Central Office Code (NXX) Assignment Request and Confirmation Form (Code Request Form) in accordance with Industry Numbering Committee's Central Office Code (NXX) Assignment Guidelines (INC 95-0407-008).

1.2 It shall be the responsibility of each Party to program and update its own switches and network systems in accordance with the Local Exchange Routing Guide ("LERG") in order to recognize and route traffic to the other Party's assigned NXX Codes at all times.

2.0      Local Number Portability

2.1 The Parties shall provide Local Number Portability ("LNP") on a reciprocal basis to each other to the extent technically feasible, and in accordance with the applicable rules and regulations as prescribed from time to time by the FCC and/or the Commission.

2.2      Local Number Portability

         2.2.1 Deployment of LNP. LNP allows End Users to keep their existing Telephone Line Numbers ("TLNs") when switching LECs. The Parties shall implement and deploy the Location Routing Number ("LRN") solution for permanent LNP in accordance with orders, rulings and policies regarding LNP issued by the North American Numbering Committee ("NANC"), the FCC and applicable state commissions, including without limitation, the FCC prescribed permanent LNP geographic deployment schedules.

         2.2.2 Description of LNP. LNP uses the industry standard LRN that assigns a unique 10-digit number to each Wire Center. To support LNP, LRN data is stored, and LNP is provisioned on Advanced Intelligent Network ("AIN") elements that replace the dialed TLN with the LRN so that LNP calls can be routed to the proper Wire Center for connection to the dialed party. To obtain the LRN data and properly provision LNP services, carriers must be connected to independently

                                                                    ATTACHMENT 5
                                                                          PAGE 2
               operated Regional Number Portability Administration Centers ("NPACs") which will manage LNP services and provide LNP call routing data to carriers.

         2.2.3 Once LNP is implemented, either Party will withdraw its Interim Number Portability ("INP") offerings, subject to (i) provision of reasonable advance notice to the other Party; and
               (ii) coordination to allow the seamless and transparent conversion of INP customers to LNP. Once LNP is implemented in an end office pursuant to FCC or state Commission orders, rules or regulations, with advance written notice, either Party must withdraw its INP offerings. The transition from existing INP arrangements to LNP shall occur within 120 days from the date LNP is implemented in the end office serving the telephone number. Neither Party shall charge the other Party for conversion from INP to LNP. The Parties shall comply with any INP/LNP transition processes established by the FCC and State Commissions and appropriate industry number portability work groups.

         2.2.4 Notwithstanding the foregoing, the Parties acknowledge that the FCC has determined once LNP has been deployed pursuant to the FCC's orders, rules and regulations, that all local exchange carriers (LECs) have the duty to provide LNP. Therefore, either Party, at any time, may seek appropriate legal or regulatory relief concerning the transition from INP to LNP or other related issues.

         2.2.5 CHARGES. The Parties agree to compensate each other for providing LNP in accordance with pertinent rules, orders and charges adopted or approved by the FCC, and effective Tariffs filed in accordance with such FCC requirements. Such charges shall be itemized and clearly designated as "LNP charges."

         2.2.6 The Parties will exchange SS7 TCAP messages as required for the implementation of Customer Local Area Signaling Services (CLASS) or other features available.

2.3.     INTERIM NUMBER PORTABILITY

         2.3.1    SERVICE PROVIDER NUMBER PORTABILITY

                  2.3.1.1 DEFINITION. Until an industry-wide permanent solution can be achieved, BellSouth shall provide Service Provider Number Portability ("SPNP"). SPNP is an interim service arrangement whereby an end user who switches subscription of his local exchange service from BellSouth to ITC/\DeltaCom, or vice versa, is permitted to retain the use of his existing assigned telephone number, provided that the end user remains at the same location for his local exchange service. or changes locations and service providers but stays within the same serving wire center of his existing number.

                  2.3.1.2 METHODS OF PROVIDING NUMBER PORTABILITY. SPNP is available through either remote call forwarding or direct inward dialing trunks, at the election of ITC/\DeltaCom.
                  Remote call forwarding (SPNP-RCF) is an existing switch-based
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                                                                    ATTACHMENT 5
                                                                          PAGE 3

                  BellSouth service that redirects calls within the telephone network. Direct inward dialing trunks (SPNP-DID) allow calls to be routed over a dedicated facility to the ITC/\DeltaCom switch that serves the subscriber. SS7 Signaling is required for the provision of either of these services.

         2.3.2 SPNP-DID is available from BellSouth on a per DS0, DS1, or DS3 basis. Where SPNP-DID is technically feasible and is provided on a DS1 or a DS3 basis, the applicable channelization rates are those specified in Attachment 11 hereto, incorporated herein by this reference. SPNP is available only for basic local exchange service.

2.4 SPNP is available only where ITC/\DeltaCom or BellSouth is currently providing, or will begin providing concurrent with provision of SPNP, basic local exchange service to the affected end user. SPNP for a particular telephone number is available only from the central office originally providing local exchange service to the end user. SPNP for a particular assigned telephone number will be disconnected when any end user, Commission, BellSouth, or ITC/\DeltaCom initiated activity (e.g., a change in exchange boundaries) would normally result in a telephone number change had the end user retained his initial local exchange service.

         2.4.1 SPNP-RCF, as contemplated by this Agreement, is a telecommunications service whereby a call dialed to an SPNP-RCF equipped telephone number is automatically forwarded to an assigned seven- or ten- digit telephone number within the local calling area as defined in BellSouth's General Subscriber Services Tariff. The forwarded-to number shall be specified by ITC/\DeltaCom or BellSouth, as appropriate. The forwarding company will provide identification of the originating telephone number, via SS7 signaling, to the receiving Party. Identification of the originating telephone number to the SPNP-RCF end user cannot be guaranteed, however. SPNP-RCF provides a single call path for the forwarding of no more than one simultaneous call to the receiving Party's specified forwarded-to number. Additional call paths for the forwarding of multiple simultaneous calls are available on a per path basis at separate rates in addition to the rates for SPNP-RCF.

         2.4.2 SPNP-DID service, as contemplated by this Agreement, provides trunk side access to end office switches for direct inward dialing to the other company's premises equipment from the telecommunications network to lines associated with the other company's switching equipment and must be provided on all trunks in a group arranged for inward service. A SPNP-DID trunk termination charge, provided with SS7 Signaling only, applies for each trunk voice grade equivalent. In addition, direct facilities are required from the end office where a ported number resides to the end office serving the ported end user customer. The rates for a switched local channel and switched dedicated transport apply as contained in Attachment 11 hereto. Transport mileage will be calculated as the airline distance between the end office where the number is ported and the Point of Interface ("POI") using the V&H coordinate method. SPNP-DID must be
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                                                                    ATTACHMENT 5
                                                                          PAGE 4

               established with a minimum configuration of two channels and one unassigned telephone number per switch, per arrangement for control purposes. Transport facilities arranged for SPNP-DID may not be mixed with any other type of trunk group, with no outgoing calls placed over said facilities. SPNP-DID will be provided only where such facilities are available and where the switching equipment of the ordering company is properly equipped. Where SPNP-DID service is required from more than one wire center or from separate trunk groups within the same wire center, such service provided from each wire center or each trunk group within the same wire center shall be considered a separate service. Only customer-dialed sent-paid calls will be completed to the first number of a SPNP-DID number group; however, there are no restrictions on calls completed to other numbers of a SPNP-DID number group. Interface group arrangements provided for terminating the switched transport at the Party's terminal location are as set forth in of BellSouth's Intrastate Access Services Tariff, ss. E6.1.3.A as amended from time to time.

         2.4.3 The calling Party shall be responsible for payment of the applicable charges for sent-paid calls to the SPNP number. For collect, third-Party, or other operator-assisted non-sent paid calls to the ported telephone number, BellSouth or ITC/\DeltaCom shall be responsible for the payment of charges under the same terms and conditions for which the end user would have been liable for those charges. Either company may request that the other block collect and third company non-sent paid calls to the SPNP-assigned telephone number. If a company does not request blocking, the other company will provide itemized local usage data for the billing of non-sent paid calls on the monthly bill of usage charges provided at the individual end user account level. The detail will include itemization of all billable usage. Each company shall have the option of receiving this usage data on a daily basis via a data file transfer arrangement. This arrangement will utilize the existing industry uniform standard, known as EMI standards, for exchange of billing data. Files of usage data will be created daily for the optional service. Usage originated and recorded in the sending BellSouth RAO will be provided in unrated or rated format, depending on processing system. ITC/\DeltaCom usage originated elsewhere and delivered via CMDS to the sending BellSouth RAO shall be provided in rated format.

         2.4.4 Each company shall be responsible for obtaining authorization from the end user for the handling of the disconnection of the end user's service, the provision of new local service and the provision of SPNP services. Each company shall be responsible for coordinating the provision of service with the other to assure that its switch is capable of accepting SPNP ported traffic. Each company shall be responsible for providing equipment and facilities that are compatible with the other's service parameters, interfaces, equipment and facilities and shall be required to provide sufficient terminating facilities and services at the terminating end of an SPNP call to adequately handle all traffic to that location and shall be solely responsible to ensure that its facilities, equipment and services do not interfere with or impair any facility, equipment, or service of the other company or

                                                                    ATTACHMENT 5
                                                                          PAGE 5

               any of its end users. In the event that either company determines in its reasonable judgment that the other company will likely impair or is impairing, or interfering with any equipment, facility or service or any of its end users, that company may either refuse to provide SPNP service or may terminate SPNP service to the other Party after providing appropriate notice.

         2.4.5 Each company shall be responsible for providing an appropriate intercept announcement service for any telephone numbers subscribed to SPNP services for which it is not presently providing local exchange service or terminating to an end user. Where either company chooses to disconnect or terminate any SPNP service, that company shall be responsible for designating the preferred standard type of announcement to be provided.

         2.4.6 Each company shall be the other company's single point of contact for all repair calls on behalf of each company's end user. Each company reserves the right to contact the other company's customers if deemed necessary for maintenance purposes.

         2.4.7 Neither company shall be responsible for adverse effects on any service, facility or equipment from the use of SPNP services. End-to-end transmission characteristics may vary depending on the distance and routing necessary to complete calls over SPNP facilities and the fact that another carrier is involved in the provisioning of service. Therefore, end-to-end transmission characteristics cannot be specified by either company for such calls. Neither company shall be responsible to the other if any necessary change in protection criteria or in any of the facilities, operation, or procedures of either renders any facilities provided by the other company obsolete or renders necessary modification of the other company's equipment.

         2.4.8 For terminating IXC traffic ported to either Party which requires use of either Party's 's tandem switching, the tandem provider will bill the IXC tandem switching and its portion of the transport, and the other Party will bill the IXC local switching, the carrier common line, the interconnection charge, and its portion of the transport. If the tandem provider is unable to provide the necessary access records to permit the other company to bill the IXC directly for terminating access to ported numbers, then the tandem provider will bill the IXC full terminating switched access charges at the tandem provider's rate, keep the, tandem switching and its portion of transport, and remit the local switching, the interconnection charge, the other Party's portion of transport at the tandem provider's rate, CCL revenues to the other Party. If an intraLATA toll call is delivered, the delivering Party will pay terminating access rates to the other Party. This subsection does not apply in cases where SPNP-DID is utilized for number portability.

         2.4.9 If, through an effective order, the Federal Communications Commission ("FCC") issues regulations pursuant to 47 U.S.C. ss. 251 to require number portability different than that provided pursuant to this section, the Parties will comply with any such order.
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                                                                    ATTACHMENT 5
                                                                          PAGE 6

         2.4.10 Charges for INP shall be as specified in Attachment 11, provided that interim rates will be replaced or trued-up in accordance with regulatory requirements.

2.5      INP Requirements

         2.5.1 Either Party shall notify the other of any technical or capacity limitations that would prevent use of a requested INP implementation in a particular End Office or Wire Center.

         2.5.2 Either Party shall pass all Calling Party Number ("CPN") or Automatic Number Identification ("ANI") information to and from the ported number, whenever technically feasible.

         2.5.3 BellSouth and ITC/\DeltaCom shall cooperate in resolving all service calls involving the other Party's service, to avoid unnecessary service outages.

2.6      LNP Cutover Procedures.

         2.6.1 BellSouth will ensure that the disconnect order is completed for all ported numbers once the NPAC notification of ITC/\DeltaCom's Activate Subscription Version has been received by BellSouth. If BellSouth receives such notice by 12:00 noon, it will complete the disconnect the same business day. If BellSouth receives such notice after 12:00 noon, it will complete the disconnect the next business day.

         2.6.2 For an LNP Coordinated Cutover Environment (where the loop is being purchased by ITC/\DeltaCom as an unbundled Network Element at the time of LNP implementation), BellSouth shall use best efforts to update switch translations, where necessary, within fifteen (15) minutes after receiving the activate message from NPAC. For an LNP Non-Coordinated Cutover Environment (where the Loop is supplied by ITC/\DeltaCom) BellSouth shall use best efforts to update switch translations, where necessary, within fifteen (15) minutes after receiving the activate message from NPAC.

2.7      Number Portability Through NXX Migration

         2.7.1 Where either Party has activated an entire NXX for a single
               End User, or activated 25% or more of the numbers available in an NXX for a single End User with the remaining numbers in that NXX either reserved for future use or otherwise unused, if such End User chooses to receive service from the other Party, the other Party shall cooperate with the second Party to have the entire NXX reassigned in the Local Exchange Routing Guide ("LERG") (and associated industry databases, routing tables, etc.) to an End Office operated by the second Party. Such transfer will be accomplished with appropriate coordination between the Parties and subject to appropriate industry lead-times for movements of NXX's from one switch to another.

                                                                    ATTACHMENT 6
                                                                          PAGE 1


                            ORDERING AND PROVISIONING

1.       ORDERING AND PROVISIONING

1.1 BellSouth shall provide ordering and provisioning services to ITC/\DeltaCom that are equal to the ordering and provisioning services BellSouth provides to itself, any affiliates or subsidiaries or any other CLEC where technically feasible and shall provide reasonable assistance to ITC/\DeltaCom as necessary for ITC/\DeltaCom to understand how to implement and use all of the OSS functions available to it. BellSouth shall provide information, assistance and access to training at rates as may be specified by BellSouth as necessary to provide ITC/\DeltaCom with nondiscriminatory access to BellSouth's OSS. BellSouth shall make available one free seat per year for each OSS system (e.g. LENS, TAG, EDI, and TAFI). Additional training shall be available at rates specified by BellSouth. BellSouth shall provide ITC/\DeltaCom with nondiscriminatory access to its Operations Support Systems ("OSS") as necessary to access pre-ordering information, place orders, and obtain maintenance and repair, of both Resale Services and Unbundled Network Elements ("UNEs"). Detailed guidelines for ordering and pre-ordering are set forth in the Ordering Guide for manual ordering and the Local Exchange Ordering Guide for electronic ordering. Except where otherwise required by Commission order, where practicable, BellSouth will notify ITC/\DeltaCom of changes to ordering and preordering interfaces and business rules via the appropriate BellSouth web site thirty days prior to such changes. Where thirty (30) days advance notice is not practicable, BellSouth will use its best efforts to provide such notification via the appropriate web site within one
         (1) day of BellSouth's decision to implement the changes or as soon as possible. In addition, BellSouth will use its best efforts, through the account team assigned to ITC/\DeltaCom and upon ITC/\DeltaCom's request, to provide such notices via e-mail to the address specified by ITC/\DeltaCom.

1.2 All changes implemented by the Change Control Process ("CCP") shall be followed by the Parties. Upon request of ITC/\DeltaCom for electronic access to the pre-ordering, ordering/provisioning, maintenance/repair and billing functions described herein, BellSouth shall make available to ITC/\DeltaCom the following interfaces, without limitation: (i) for ordering, an electronic interface utilizing the Electronic Data Interchange ("EDI") protocol, consistent with the most recent industry standards for such systems established by the Ordering and Billing
         Forum ("OBF") and the Alliance for Telecommunications Industry
         Solutions ("ATIS") as determined by the Electronic Interface Change Control Process ("EICCP"); (ii) for pre-ordering and ordering, a -human-to-machine interface known as the Local Exchange Navigation System ("LENS"), and the machine-to-machine interface known as Telecommunications Access Gateway ("TAG"); (iii) facsimile-based and e-mail-based interfaces; (iv) BellSouth's Trouble Analysis and Facilitation Interface ("TAFI"), T I /M I machine-to-machine interface, and Electronic Communication Trouble Administration ("ECTA") interface for maintenance and repair; or (v) any other mutually agreeable method. Each such interface shall be made available to support the ordering of both Resale services and UNEs (provided that as of the date hereof LENS does not support UNE ordering), and
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                                                                    ATTACHMENT 6
                                                                          PAGE 2


         shall be upgraded as necessary to ensure that ITC/\DeltaCom is provided access to OSS functions at parity to that provided by BellSouth to itself, its Affiliates or any other Telecommunications Carrier.

1.3 Access shall be offered immediately for pre-ordering capability integratable with ordering capability, and for associated maintenance/repair and billing functions. Any such interface shall remain consistent with ATIS, Telecommunications Industry Forum ("TIF"), and the most current industry guideline(s) as determined by the EICCP. Notwithstanding the forgoing, in the event that an industry standard interface is developed by the appropriate industry forum, and is generally accepted for implementation by the industry, then upon agreement by the EICCP, BellSouth shall implement such interface and make it available to ITC/\DeltaCom on a timely basis.

1.4 When BellSouth is unable to test and implement OSS interfaces for multiple Telecommunications Carriers simultaneously, BellSouth shall engage in such testing and implementation on a "first come-first served" basis.

1.5 ITC/\DeltaCom may utilize BellSouth electronic interfaces for the purpose of establishing and maintaining Resale services, UNEs, and future uses as they are made available by BellSouth.

1.6 When utilizing such OSS functions, the Parties shall at all times adhere to all FCC requirements relating to confidentiality of End-Users' Customer Proprietary Network Information ("CPNI") and in accordance with the terms of the Blanket Letter of Authorization provided to each Party.

1.7 BellSouth and ITC/\DeltaCom shall jointly establish interface contingency and disaster recovery plans for the pre-order, ordering, provisioning, repair and maintenance of Resale Services and UNEs.

1.8 The electronic interfaces described herein shall be utilized for, but not limited to, transferring and receiving orders, Firm Order Confirmations ("FOCs"), completion notices, other electronic error notices, and service jeopardies.

1.9 Industry standards bodies and forums (OBF and ECIC) regularly produce updates and new releases to specifications and documentation related to electronic access to OSS functions. Except as otherwise specified in the Agreement, the Parties agree that systems utilized for access to OSS shall be compliant with the most current policies and/or guidelines of OBF and ECIC, as determined by the EICCP.

         1.9.1 Neither Party waives its right to participate in, or advocate any position in connection with deliberations of OBF, ATIS-TIF or other industry standards organizations to establish and conform standards for electronic interfaces for pre-ordering, ordering, provisioning, and maintenance and repair. ITC/\DeltaCom and BellSouth shall be individually responsible for evaluating the risk of

                                                                    ATTACHMENT 6
                                                                          PAGE 3


                  developing their respective systems in advance of standards and shall support their own system modifications as necessary to comply with new requirements.

1.10 In areas where BellSouth does not provide an electronic interface for the pre-order and ordering processes, BellSouth and ITC/\DeltaCom shall develop manual work around processes until such time as the transactions can be electronically transmitted. ITC/\DeltaCom shall transmit preorder and ordering requests to the Local Carrier Service Center ("LCSC") via facsimile where electronic interfaces are not available or are not functioning.

1.11 BellSouth shall provide ITC/\DeltaCom personnel with all relevant manuals or other publications, information concerning ordering codes and field identifiers, and information concerning other business rules or practices necessary to ensure nondiscriminatory access to OSS, including all updates, on a timely basis via an electronic means as mutually agreed by the Parties.

1.12 BellSouth shall deploy the necessary systems and personnel to provide sufficient access to each of the necessary OSS functions.

1.13 BellSouth shall provide ITC/\DeltaCom with the technical specifications necessary to instruct ITC/\DeltaCom on how to modify or design its systems in a manner that shall enable it to communicate with BellSouth's legacy systems and any interfaces utilized by BellSouth for such access.

1.14 BellSouth shall provide ITC/\DeltaCom with all of the information necessary to format and process its electronic requests so that these requests flow through the interfaces, the transmission links, and into the legacy systems as quickly and efficiently as possible.

1.15 BellSouth shall disclose to ITC/\DeltaCom any 'business rules,' including information concerning the ordering codes, that BellSouth uses which ITC/\DeltaCom needs to place orders through the system efficiently via BellSouth's Interconnection Web Site in downloadable common spaced value format. Such ordering codes include universal service ordering codes ("USOCs") and field identifiers ("FIDs") used to identify the different services and features used in offering Telecommunications Services to Customers. Throughout the term of this Agreement, the following information will be available on BellSouth's Web Site:

         1.15.1 USOC Code. Alphanumeric code that is utilized to provision BellSouth products and services;

         1.15.2   USOC Description . English description of each USOC Code;

         1.15.3   State Code. State where the USOC is available;

                                                                    ATTACHMENT 6
                                                                          PAGE 4


         1.15.4 Service Type Indicator. Designates whether the USOC is available at the order level;

         1.15.5 Line Indicator. Designates whether the USOC is available at the line level;

         1.15.6 Feature Charge Code. Designates whether the USOC is available at the feature level;

         1.15.7 Resellable Code. Designates whether the USOC is available for resale;

         1.15.8 Bus/Res Indicator. Designates whether the USOC is available for Business or Residential;

         1.15.9 MRC. Designates appropriate Monthly Recurring Charges for the USOC;

         1.15.10  NRC. Designates appropriate Non-Recurring Charges for the
                  USOC;

         1.15.11 FIDs. A list of all valid FIDs (File Identifiers) associated with the USOC; and

1.16 BellSouth shall ensure that its OSS are designed to accommodate both current demand and projected demand of ITC/\DeltaCom and other CLECs in the aggregate for access to OSS functions.

1.17 For those OSS functions, if any, that have no retail analogue, BellSouth shall provide access to ITC/\DeltaCom that offers ITC/\DeltaCom a meaningful opportunity to compete. The specific performance measurements for OSS functions are specified in Attachment 10.

1.18 BellSouth shall provide access to OSS functions necessary to order both individual UNEs and those combinations of Network Elements as set forth in Attachment 2.

1.19 BellSouth OSS functions for ordering and provisioning shall be able to handle reasonable fluctuations in service orders by competing carriers as well as reasonably foreseeable general increases in ordering volumes.

1.20 The Ordering Guide and the Local Exchange Ordering Guide, and associated training and carrier consultation, shall support both Resale services and UNEs.

1.21 BellSouth shall provide ITC/\DeltaCom notification of disconnects, updated and delivered once daily, via an electronic process known as OUTPLOC.

2.0      CHANGE MANAGEMENT

2.1 BellSouth reserves the right to modify or discontinue the use of any OSS interface or version of such interface on the following terms:

                                                                    ATTACHMENT 6
                                                                          PAGE 5


         2.1.1 With respect to national standard electronic interfaces, upon the release of a new version of such interfaces, BellSouth shall maintain the current national standard version and the previous national standard version.

         2.1.2 With respect to discontinuation of electronic interfaces, BellSouth shall provide ITC/\DeltaCom with ninety (90) days advance notice of such discontinuation consistent with applicable state and FCC requirements.

         2.1.3 With respect to changes or modifications to electronic interfaces other than as specified in 2.1.1 above, BellSouth shall provide prior notice of such changes and modifications and shall use its best efforts to provide ITC/\DeltaCom with ninety (90) days advance notice of such changes or modifications. When necessary, the Parties shall work cooperatively to develop a temporary work around solution and to implement such changes and modifications to the electronic interfaces.

3.0      PRE-ORDERING INTERFACES AND FUNCTIONS

3.1 Definition. Pre-ordering is defined as the exchange of information between ITC/\DeltaCom and BellSouth relating to current or proposed products, services or UNEs utilized by End Users. Pre-ordering includes the activities undertaken by ITC/\DeltaCom to gather and verify information necessary to formulate an accurate order for End Users. As provided hereafter, pre-ordering functions include, without limitation: telephone number selection; street address validation; services and features availability; due date selection; and Customer Service Record ("CSR") information. BellSouth shall provide OSS to ITC/\DeltaCom necessary to access such pre-order functions that is at parity with that provided by BellSouth to itself, its Affiliates, or any other Telecommunications Carrier.

3.2 Interfaces. BellSouth shall make available the following interfaces to ITC/\DeltaCom for access to pre-order functions: LENS and TAG (as provided in Section 1.2 above). LENS shall be available for resale services and TAG shall be available in connection with both Resale services and UNEs.

3.3 The Parties acknowledge that ordering requirements necessitate the use of current, real time pre-order information to accurately build service orders. Each pre-order interface shall be available twenty-four (24) hours a day, seven (7) days a week, less reasonable periods required for regular maintenance and scheduled down-time. BellSouth shall use its best efforts to perform maintenance and schedule down-time during evening hours and on weekends.

3.4 Preordering Functions. Pre-ordering functions for Resale Services and UNEs shall include, but not be limited to:

                                                                    ATTACHMENT 6
                                                                          PAGE 6


         3.4.1 Obtain End User information, including, but not limited to, customer name, billing address and residence or business address, billing telephone numbers, billed telephone numbers, features and services available in the End Office where the End User is provisioned and directory listing and delivery information; BellSouth agrees to provide accurate customer service record information that is updated on a daily basis. When a customer selects ITC/\DeltaCom as its primary local carrier, BellSouth will, within 24 hours after the conversion date, update the customer service record.

         3.4.2 Identify prices for all features and services to which the End User subscribes where required by Commission order.

         3.4.3 ITC/\DeltaCom may electronically assign a telephone number to its End User. Telephone numbers may be reserved for up to 30 days via LENS and up to 365 days via TAG.

         3.4.4    Provide service availability dates (i.e., actual due dates);

         3.4.5 Provide information regarding the dispatch/installation schedule, if applicable;

         3.4.6    Provide PIC options for intraLATA toll and interLATA toll;

         3.4.7    Perform address verification;

         3.4.8 Channel Facility Assignment ("CFA"), Network Channel ("NC"), and Network Channel Interface ("NCI") data.

4.0      ORDERING/PROVISIONING INTERFACES AND FUNCTIONS

4.1 For generation of Resale service orders, ordering flows shall be available via such electronic interfaces for each of the following ordering functions: Conversion ("as is" or "with changes"); Change (features, listings, long distance, etc); New Connect; Disconnect; From and To (change of premises with same service).

         4.1.1 BellSouth shall accept any requests from ITC/\DeltaCom to disconnect the service of an existing ITC/\DeltaCom end user. BellSouth will not require end user confirmation prior to disconnection of the end user's service. If ITC/\DeltaCom rescinds such disconnect order or issues a reconnect order within 24 hours of submission of the disconnect order, BellSouth shall use its best efforts to reconnect service within 24 hours.

4.2 BellSouth shall provide ITC/\DeltaCom with a FOC for each Resale and UNE order. As of the date of this Agreement, the FOC includes purchase order number, telephone number, Local Service Request Number, the due date and Service Order number. Any changes to information included in the FOC shall be as determined by the EICCP.

                                                                    ATTACHMENT 6
                                                                          PAGE 7


4.3 BellSouth shall provision Resale Services and UNEs as prescribed in ITC/\DeltaCom's service order requests. Access to status on such electronic orders of Resale services and UNEs shall be provided via the electronic interfaces utilized by ITC/\DeltaCom. Status on manual orders shall be provided as mutually agreed by the Parties.

4.4 Order Status shall allow ITC/\DeltaCom to check service order status, including Due Dates and Customer and Facility Due Date-Jeopardies.

4.5 BellSouth shall provide notice of a lack of facilities availability at parity (in terms of means and timing) to that BellSouth provides to itself, its Affiliates, or any other Telecommunications Carrier.

4.6      GENERAL ORDERING/PROVISIONING REQUIREMENTS

         4.6.1 BellSouth shall provide a single point of contact ("SPOC") for the provisioning of Resale Services (LCSC) and provisioning of UNEs (UNE center) ordered by ITC/\DeltaCom. For services and UNEs available electronically, preordering and ordering shall be available via an electronic interface seven (7) days a week, 24 hours a day less reasonable periods for maintenance and scheduled downtime. During provisioning of services to ITC/\DeltaCom, support personnel will be available until the migration of the end user is complete. Provisioning services (LCSC and UNE Center) shall be provided during the same business hours that BellSouth provisions services to its own end users. All other ITC/\DeltaCom requests for provision and installation services are considered outside of the normal hours of operation and may be performed subject to the application of additional charges.

         4.6.2 BellSouth shall provide access to assistance for technical issues such as connectivity and passwords related to LENS, TAG and TAFI, and to the "EDI Central Group" for technical problems with EDI. Assistance will be available by telephone during normal business hours and through other contacts on nights, weekends and holidays.

         4.6.3    BellSouth shall provide the following to ITC/\DeltaCom:

                  4.6.3.1 Circuit Layout Record Card and Design Layout Records ("DLRs") for designed unbundled Network Elements;

                  4.6.3.2 Upon request of ITC/\DeltaCom, advance information on the details and requirements for planning and implementation of NPA splits.

                                                                    ATTACHMENT 6
                                                                          PAGE 8


                  4.6.3.3 BellSouth shall provide MSAG to ITC/\DeltaCom, as a facilities based carrier, and shall provide updates to MSAG on a quarterly basis. MSAG and the updates thereto shall be provided at no charge.

         4.6.4 BellSouth and ITC/\DeltaCom shall work cooperatively to develop methods and procedures between BellSouth's LCSC and ITC/\DeltaCom's corresponding Work Center(s) regarding common systems and work center interfaces.

         4.6.5 BellSouth and ITC/\DeltaCom shall establish mutually acceptable methods andprocedures at no charge to the other for handling all misdirected calls from ITC/\DeltaCom End Users. All misdirected calls to BellSouth from ITC/\DeltaCom End Users shall be given a recording (or a live statement) directing them to call an ITC/\DeltaCom designated 800 number. ITC/\DeltaCom, on a reciprocal basis, shall refer all misdirected calls that ITC/\DeltaCom receives from BellSouth End Users to a BellSouth-designated number.

         4.6.6 BellSouth shall provide order format specifications to ITC/\DeltaCom for all available services, features, and functions and for ancillary data that is necessary to provision these services. Business Rules and EDI Mapping for format and data requirements shall be consistent with industry guidelines and standards.

         4.6.7 The Parties shall provide a generic intercept referral message that includes any new telephone number of an End User for the same period of time that the Party's provide such service to their end users. The intercept message shall be similar in format to the intercept referral message currently provided by BellSouth for its own End Users. Each Party shall provide this referral service at no charge to the other Party.

         4.6.8 BellSouth shall perform all pre-testing necessary to insure the services ordered meet the specifications outlined in the technical service description provided by BellSouth for the service being ordered.

         4.6.9 Any written "leave behind" materials that BellSouth technicians provide to ITC/\DeltaCom End Users shall be non-branded materials that do not identify the work being performed as being by BellSouth. These materials shall include, without limitation, non-branded forms for the Customer and non-branded "not at home" cards.

         4.6.10 If an ITC/\DeltaCom End User requests a change of service at the time of installation, BellSouth technicians shall direct them to contact ITC/\DeltaCom directly and provide a toll-free
                  (8xx) number supplied by ITC/\DeltaCom. When a BellSouth employee visits the premise of an ITC/\DeltaCom End User, the

                                                                    ATTACHMENT 6
                                                                          PAGE 9


                  BellSouth employee shall inform the Customer that he or she is there acting on behalf of ITC/\DeltaCom.

         4.6.11 BellSouth shall provide telephone and/or facsimile notification of any charges associated with any construction required for a given service, and obtain ITC/\DeltaCom's approval prior to commencing construction under an ITC/\DeltaCom order for such service or those charges shall be waived.

         4.6.12 Each Party shall train and direct its employees who have contact with End Users of the other Party, including but not limited to those employees involved in the process of provisioning, maintenance or repair, not to disparage the other Party or its services in any way to the other Party's End Users. Nor shall either Party use these calls to End Users as a basis for internal referrals or to solicit customers to market services. Both Parties shall respond with accurate information in answering customer questions.

         4.6.13 When ITC/\DeltaCom places an LSR, ITC/\DeltaCom shall specify a requested Due Date, and BellSouth shall assign a Due Date based on the applicable intervals. In the event ITC/\DeltaCom's requested date is less than the standard interval, ITC/\DeltaCom shall contact BellSouth by telephone and the Parties shall negotiate an expedited Due Date. This situation shall be considered an expedited order. In the event the negotiated Due Date assigned by BellSouth is within the standard interval, the order will not be considered expedited. BellSouth shall not complete the order prior to the Due Date unless authorized by ITC/\DeltaCom. BellSouth shall use its best efforts to notify ITC/\DeltaCom of any known jeopardies prior to the scheduled conversion. BellSouth shall also promptly notify ITC/\DeltaCom of the revised installation Due Date if known at the time of the jeopardy notice. If ITC/\DeltaCom requests that an order be expedited, BellSouth shall notify ITC/\DeltaCom of the status of the order within the expedited interval (i) by the end of the same Business Day when such expedite requests are made prior to noon; or (ii) by noon the following Business Day otherwise.

         4.6.14 ITC/\DeltaCom and BellSouth shall agree to escalation procedures and contacts for resolving issues related to ordering and provisioning procedures or to the processing of individual orders, subject ultimately to the dispute resolution provisions of this Agreement. BellSouth shall use its best efforts to notify ITC/\DeltaCom of any modifications to these contacts within ten business (10) days of any such modifications.

         4.6.15 BellSouth shall transmit to ITC/\DeltaCom a FOC or, in the alternative, notification of the lack of available facilities within time periods specified herein after BellSouth's receipt of a complete and correct LSR from ITC/\DeltaCom, provided, however, that an LSR for complex services requiring a service inquiry shall be deemed received for these purposes only after completion of the service inquiry. The FOC shall contain a due date which shall be established on a

                                                                    ATTACHMENT 6
                                                                         PAGE 10


                  nondiscriminatory basis with respect to installation dates for comparable orders at such time. If ITC/\DeltaCom uses EDI, or any other electronic interface for the submission of the LSR, the FOC or notification shall be posted by BellSouth in EDI or in the electronic interface used within 24 hours of receipt of the LSR. If ITC/\DeltaCom does not use an electronic interface, or, an electronic interface is not available for the service or UNE being ordered, BellSouth shall transmit the FOC or notification by facsimile to a toll-free number provided by ITC/\DeltaCom within 48 hours of BellSouth's receipt of the LSR. When ITC/\DeltaCom submits a complete and correct LSR for INP and an associated unbundled Loop simultaneously, BellSouth shall likewise issue a FOC for both the Loop and the INP simultaneously.

         4.6.16 BellSouth shall notify ITC/\DeltaCom via electronic interface, of Rejections/Errors contained in any of the data element(s) fields contained on any ITC/\DeltaCom electronic Service Request. If the electronic interface is unavailable or malfunctioning, BellSouth shall notify ITC/\DeltaCom by telephone, facsimile, or email as mutually agreed to by the Parties, of such Rejections and Errors.

         4.6.17   ITC/\DeltaCom shall specify on each LSR its Desired Due Date
                  (DDD) for completion of that particular order. BellSouth shall not complete the order prior to DDD unless early turn-up is needed for testing purposes. BellSouth shall notify ITC/\DeltaCom if the DDD cannot be met. BellSouth shall exercise best efforts to meet the DDD for Network Element requests.

         4.6.18 USE OF FACILITIES. When a customer of a ITC/\DeltaCom elects to discontinue service and transfer service to another local exchange carrier, including BellSouth, BellSouth shall have the right to reuse the facilities provided to CLEC by BellSouth for retail or resale service, unbundled loop and/or unbundled port for that customer. In addition, BellSouth may disconnect and reuse facilities when the facility is in a denied state and BellSouth has received an order to establish new service or transfer of service from a customer or a customer's CLEC at the same address served by the denied facility. In the event of such reuse of facilities, BellSouth and ITC/\DeltaCom shall coordinate such transition to avoid any service outage to the end users.

         4.6.18.1 Upon receipt of a service order, BellSouth will do the following:

                  4.6.18.1.1 Process disconnect and reconnect orders to provision the service which shall be due dated using current interval guidelines.

                  4.6.18.1.2 Reuse the serving facility for the retail, resale service, or unbundled network element at the same location.

                  4.6.18.1.3 Notify ITC/\DeltaCom subsequent to the disconnect order being completed.

                                                                    ATTACHMENT 6
                                                                         PAGE 11


         4.6.19 BellSouth shall provision UNEs with the same timeliness that the same or similar facilities are provisioned to BellSouth's Affiliates, or other Persons to whom BellSouth directly provides such facilities.

         4.6.20 When available, BellSouth shall provide ITC/\DeltaCom with the ability to have BellSouth end offices AIN triggers initiated via an electronic service order from ITC/\DeltaCom.

         4.6.21 ITC/\DeltaCom may order from BellSouth multiple individual UNEs on a single order without the need for ITC/\DeltaCom to send an order for each such UNE, if such UNEs are (i) for a single type of service, (ii) for a single location and (iii) for the same account.

         4.6.22 BellSouth shall recognize ITC/\DeltaCom as the Customer of Record for all UNEs ordered by ITC/\DeltaCom and shall send all notices, invoices and pertinent Customer information directly to ITC/\DeltaCom.

         4.6.23 Within two (2) hours of ITC/\DeltaCom's request, BellSouth shall use its best efforts to perform cooperative testing with ITC/\DeltaCom (including trouble shooting to isolate any problems) to test UNEs purchased by ITC/\DeltaCom in order to identify any performance problems.
         4.6.24 Order Flow Through. Order Flow Through is defined as the process whereby ITC/\DeltaCom's orders are transmitted electronically through the gateway and accepted into BellSouth's back office order systems without manual intervention.

         4.6.25 BellSouth will provide ITC/\DeltaCom with one line equipped for Remote Call Forwarding in certain BellSouth switches as set forth in this Section for ITC/\DeltaCom's use solely to conduct verification testing of routing and translations instructions in BellSouth's switches. Such verification is intended to confirm that BellSouth has implemented proper routing and translation instructions in the BellSouth switch so that calls from end users served by such BellSouth switch will be properly routed to NXX codes assigned to ITC/\DeltaCom's switch. The Remote Call Forwarding line will be equipped with one call path. Provision of such lines will generally coincide with ITC/\DeltaCom's installation of new switches where ITC/\DeltaCom assigns new NXX codes to such switches. In such cases, the Remote Call Forwarding lines will be provided to ITC/\DeltaCom in sufficient time for ITC/\DeltaCom to perform its verification testing prior to NXX code activation. Thereafter, ITC/\DeltaCom may use the Remote Call Forwarding lines to perform NXX code verification testing. Remote Call Forwarding lines will also be provided to ITC/\DeltaCom as needed for verification testing relating to existing switches. ITC/\DeltaCom will pay the same non-recurring and recurring rates for these Remote Call Forwarding lines as ITC/\DeltaCom pays for Remote Call Forwarding used in conjunction with Interim Number Portability as set forth in Attachment 11 of this Agreement.

                                                                    ATTACHMENT 6
                                                                         PAGE 12


4.7      UNE CONVERSIONS

         4.7.1 BellSouth agrees to coordinate with ITC/\DeltaCom at least forty-eight hours prior to the due date a scheduled conversion date and time.

         4.7.2 Twenty-four (24) to forty-eight (48) hours in advance of a loop cutover, BellSouth will conduct testing to ensure that dial tone from ITC/\DeltaCom is available for requested loops. If dial tone is not available from ITC/\DeltaCom, BellSouth will so notify ITC/\DeltaCom.

         4.7.3 If ITC/\DeltaCom requests or approves that a BellSouth technician perform services in excess of those necessary for the conversion of "live" Telephone Exchange Services to UNEs, BellSouth may charge ITC/\DeltaCom for any additional reasonable labor charges to perform such services.

         4.7.4 Notwithstanding any other provision hereof, the performance/intervals for installation of unbundled Loops should not exceed the interval for reestablishing service for the customer with BellSouth.

5.0      MAINTENANCE/REPAIR INTERFACES AND FUNCTIONS

5.1 BellSouth shall make available electronic interfaces to ITC/\DeltaCom for maintenance, trouble reporting, and repair, including initiation of trouble tickets, updates/changes, status checking, scheduling maintenance appointments, and cancellation, for both Resale services and UNEs. Ongoing maintenance practices on unbundled loops shall equal the practices employed by BellSouth for facilities used to provide retail services. BellSouth will use its best efforts to ensure that the mean time to repair unbundled loops shall be equivalent to the mean time to repair reported by BellSouth for its retail customers.

5.2 BellSouth's maintenance systems and databases will allow ITC/\DeltaCom maintenance personnel and customer service representatives to perform the following functions for ITC/\DeltaCom Customers: (i) enter a new customer trouble ticket into the BellSouth maintenance system for an ITC/\DeltaCom Customer; (ii) retrieve and track current status on all ITC/\DeltaCom Customer repair tickets; (iii) receive "estimated time to repair" ("ETTR") on a real-time basis; (iv) perform where appropriate an electronic test at the time of ticket entry and provide test results to ITC/\DeltaCom; and (v) electronic notification when trouble is cleared.

5.3 If an electronic interface is not available, BellSouth agrees that ITC/\DeltaCom may transmit repair calls to BellSouth's repair bureau and request dispatching a BellSouth technician to an ITC/\DeltaCom customer's premises by telephone. BellSouth agrees to

                                                                    ATTACHMENT 6
                                                                         PAGE 13


         provide the status upon ITC/\DeltaCom's request, in an expedient manner. The speed of answer time for ITC/\DeltaCom shall be equal to that for BellSouth.

5.4 BellSouth shall prioritize ITC/\DeltaCom end users for purposes of repair in the same manner and within the same time frames that BellSouth prioritizes its own end users for repair as described in this Section. In disaster situations, BellSouth follows the FCC's Emergency Preparedness Restoration Guidelines (010-400-002 BT). In non-disaster situations, BellSouth shall expedite, at no additional charge, the repair of ITC/\DeltaCom's UNEs and services where ITC/\DeltaCom reports to BellSouth that the UNE or service serves an emergency facility, an end user requiring access to emergency facilities via telecommunications services or another high priority end user. ITC/\DeltaCom agrees to submit expedite reports pursuant to this Section only in the circumstances described herein, and any such report for prioritization shall be made in good faith. The Parties shall comply with the Disaster Recovery Plan as set forth in Exhibit A of this Attachment.

5.5 BellSouth agrees to advise ITC/\DeltaCom of any central office failure or other major service interruptions that are known at the time of an inquiry or trouble report.

5.6 BellSouth agrees to provide, via electronic interface, an Estimated Time to Repair ("ETTR") on all trouble reports submitted electronically, an appointment time or a commitment time, as appropriate.

5.7 The Parties shall insure that all technicians and representatives are properly trained and that they follow such procedures in all their communications with End Users. At a minimum, the aforementioned procedures shall assume that: (1) BellSouth technicians shall provide repair service that is at least equal in quality to that provided to BellSouth customers or any other entity; (2) maintenance and repair shall take place based on a prioritization schedule devised by mutual agreement of the parties; (3) Customers shall be restored to service based on the priority system devised by mutual agreement of the parties on a non-discriminatory basis; and (4) ITC/\DeltaCom may prioritize repair scheduling of its own customers through an escalation procedure.

5.8 The BellSouth repair bureau including the Electronic Interface, shall be on-line and operational twenty-four (24) hours per day, seven (7) days per week except for scheduled electronic interface downtime.

5.9 Service centers shall be established by both Parties to handle service issues, escalations, and resolution of billing issues and other administrative problems.

5.10 The Parties agree to adopt a process for the efficient management of misdirected service calls.

5.11 BellSouth shall perform Mechanized Unbundled Loop Tests ("Quick Test") at the request of ITC/\DeltaCom while ITC/\DeltaCom is on line.

                                                                    ATTACHMENT 6
                                                                         PAGE 14


5.12 BellSouth shall close all trouble reports with ITC/\DeltaCom, within 24 hours of resolution of the trouble. ITC/\DeltaCom shall close all trouble reports with the End User. BellSouth's outside technicians shall clear troubles to the network interface and provide callback from the fault location to ITC/\DeltaCom.

5.13 BellSouth shall not undertake any work at an End User's request for which ITC/\DeltaCom would be charged without obtaining the prior approval of ITC/\DeltaCom. This includes authorizations by ITC/\DeltaCom if a dispatch is required to the customer premises as well as verification of actual work completed.

5.14 All Auto/Subscriber Line Tests ("ALT/SLT") tests performed on ITC/\DeltaCom customers that result in a failure shall be reported to ITC/\DeltaCom.

5.15 ITC/\DeltaCom shall coordinate dispatches to the customer premise. This includes redispatches for customer not-at-home.

5.16 BellSouth shall respond to ITC/\DeltaCom customer alarms consistent with how and when they respond to alarms for their own customers. BellSouth shall ensure that all applicable alarm systems that support ITC/\DeltaCom customers are operational and the supporting databases are accurate so that equipment that is in alarm will be promptly identified.

5.17 BellSouth will use best efforts to notify ITC/\DeltaCom, of any scheduled maintenance activity performed by BellSouth that may be service affecting to ITC/\DeltaCom local customers (i.e., cable throws, power tests, etc.).

5.18 The Parties agree to establish a special emergency escalation procedure for use in situations involving customer out-of-service situations.

5.19 In facility and power outage situations, BellSouth agrees to provide UNEs leased by ITC/\DeltaCom the same priority for maintenance and restoral as similar elements used by BellSouth for itself or its Affiliates.

5.20 BellSouth shall notify ITC/\DeltaCom at parity with its own retail units in the event any repair person is unable to be present for, or anticipates missing, a scheduled repair opportunity.

                                                                    EXHIBIT A TO
                                                                    ATTACHMENT 6


                                    BELLSOUTH

                           DISASTER RECOVERY PLANNING

                                       FOR

                              --------------------

                                      CLECS

                              --------------------

                                                                       EXHIBIT A
                                                                 OF ATTACHMENT 6
                                                                          PAGE 2


CONTENTS                                                                    PAGE

1.0  Purpose............................................................      3
2.0  Single Point of Contact............................................      3
3.0  Identifying the Problem............................................      3
         3.1  Site Control..............................................      4
         3.2  Environmental Concerns....................................      5
4.0  The Emergency Control Center (ECC).................................      6
5.0  Recovery
        5.1 CLEC Outage ................................................      7
        5.2 BellSouth Outage ...........................................      7
        5.3 Combined Outage (CLEC and BellSouth Equipment) .............     10
6.0 T1 Identification Procedures .......................................     10
7.0 Acronyms ...........................................................     11

                                                                       EXHIBIT A
                                                                 OF ATTACHMENT 6
                                                                          PAGE 3

1.0 PURPOSE

In the unlikely event of a disaster occurring that affects BellSouth's long-term ability to deliver traffic to a Competitive Local Exchange Carrier (CLEC), general procedures have been developed to hasten the recovery process. Since each location is different and could be affected by an assortment of potential problems, a detailed recovery plan is impractical. However, in the process of reviewing recovery activities for specific locations, some basic procedures emerge that appear to be common in most cases.

These general procedures should apply to any disaster that affects the delivery of traffic for an extended time period. Each CLEC will be given the same parity consideration during an outage and service will be restored as quickly as possible.

This document will cover the basic recovery procedures that would apply to every CLEC.

2.0      SINGLE POINT OF CONTACT

When a problem is experienced, regardless of the severity, the BellSouth Network Management Center (NMC) will observe traffic anomalies and begin monitoring the situation. Controls will be appropriately applied to insure the sanity of BellSouth's network; and, in the event that a switch or facility node is lost, the NMC will attempt to circumvent the failure using available reroutes.

BellSouth's NMC will remain in control of the restoration efforts until the problem has been identified as being a long-term outage. At that time, the NMC will contact BellSouth's Emergency Control Center (ECC) and relinquish control of the recovery efforts. Even though the ECC may take charge of the situation, the NMC will continue to monitor the circumstances and restore traffic as soon as damaged network elements are revitalized.

         THE TELEPHONE NUMBER FOR THE BELLSOUTH NETWORK MANAGEMENT CENTER IN ATLANTA, AS PUBLISHED IN TELCORDIA'S NATIONAL NETWORK MANAGEMENT DIRECTORY, IS 404-321-2516. THE TELEPHONE NUMBER FOR ITC/\DeltaCom's Switch Control Center is 888-430-2722.

3.0      IDENTIFYING THE PROBLEM

During the early stages of problem detection, the NMC will be able to tell which CLECs are affected by the catastrophe. Further analysis and/or first hand observation will determine if the disaster has affected CLEC equipment only; BellSouth equipment only or a combination. The initial restoration activity will be largely determined by the equipment that is affected.

Once the nature of the disaster is determined and after verifying the cause of the problem, the NMC will initiate reroutes and/or transfers that are jointly agreed upon by the affected CLECs' Network Management Center and the BellSouth NMC. The type and percentage of controls used will depend upon available network capacity. Controls necessary to stabilize the situation will be invoked and the NMC will attempt to re-establish as much traffic as possible.

                                                                       EXHIBIT A
                                                                 OF ATTACHMENT 6
                                                                          PAGE 4


For long term outages, recovery efforts will be coordinated by the Emergency Control Center (ECC). Traffic controls will continue to be applied by the NMC until facilities are re-established. As equipment is made available for service, the ECC will instruct the NMC to begin removing the controls and allow traffic to resume.

3.1      SITE CONTROL

In the total loss of building use scenario, what likely exists will be a smoking pile of rubble. This rubble will contain many components which could be dangerous. It could also contain any personnel on the premises at the time of the disaster. For these reasons, the local fire marshal with the assistance of the police will control the site until the building is no longer a threat to surrounding properties and the companies have secured the site from the general public.

During this time, the majority owner of the building should be arranging for a demolition contractor to mobilize to the site with the primary objective of reaching the cable entrance facility for a damage assessment. The results of this assessment would then dictate immediate plans for restoration, both short term and permanent.

In a less catastrophic event, i.e., the building is still standing and the cable entrance facility is usable, the situation is more complex. The site will initially be controlled by local authorities until the threat to adjacent property has diminished. Once the site is returned to the control of the companies, the following events should occur.

An initial assessment of the main building infrastructure systems (mechanical, electrical, fire & life safety, elevators, and others) will establish building needs. Once these needs are determined, the majority owner should lead the building restoration efforts. There may be situations where the site will not be totally restored within the confines of the building. The companies must individually determine their needs and jointly assess the cost of permanent restoration to determine the overall plan of action.

Multiple restoration trailers from each company will result in the need for designated space and installation order. This layout and control is required to maximize the amount of restoration equipment that can be placed at the site, and the priority of placements.

Care must be taken in this planning to insure other restoration efforts have logistical access to the building. Major components of telephone and building equipment will need to be removed and replaced. A priority for this equipment must also be jointly established to facilitate overall site restoration. (Example: If the AC switchgear has sustained damage, this would be of the highest priority in order to regain power, lighting, and HVAC throughout the building.)

If the site will not accommodate the required restoration equipment, the companies would then need to quickly arrange with local authorities for street closures, rights of way or other possible options available.

                                                                       EXHIBIT A
                                                                 OF ATTACHMENT 6
                                                                          PAGE 5


3.2      ENVIRONMENTAL CONCERNS

In the worse case scenario, many environmental concerns must be addressed. Along with the police and fire marshal, the state environmental protection department will be on site to monitor the situation.

Items to be concerned with in a large central office building could include:

         1. Emergency engine fuel supply. Damage to the standby equipment and the fuel handling equipment could have created "spill" conditions that have to be handled within state and federal regulations.

         2. Asbestos containing materials that may be spread throughout the wreckage. Asbestos could be in many components of building, electrical, mechanical, outside plant distribution, and telephone systems.

         3. Lead and acid. These materials could be present in potentially large quantities depending upon the extent of damage to the power room.

         4. Mercury and other regulated compounds resident in telephone equipment.

         5. Other compounds produced by the fire or heat.

Once a total loss event occurs at a large site, local authorities will control immediate clean up (water placed on the wreckage by the fire department) and site access.

At some point, the companies will become involved with local authorities in the overall planning associated with site clean up and restoration. Depending on the clean up approach taken, delays in the restoration of several hours to several days may occur.

In a less severe disaster, items listed above are more defined and can be addressed individually depending on the damage.

In each case, the majority owner should coordinate building and environmental restoration as well as maintain proper planning and site control.

4.0      THE EMERGENCY CONTROL CENTER (ECC)

The ECC is located in the Colonnade Building in Birmingham, Alabama. During an emergency, the ECC staff will convene a group of pre-selected experts to inventory the damage and initiate corrective actions. These experts have regional access to BellSouth's personnel and equipment and will assume control of the restoration activity anywhere in the nine state area.

                                                                       EXHIBIT A
                                                                 OF ATTACHMENT 6
                                                                          PAGE 6


In the past, the ECC has been involve with restoration activities resulting from hurricanes, ice storms and floods. They have demonstrated their capabilities during these calamities as well as during outages caused by human error or equipment failures. This group has an excellent record of restoring service as quickly as possible.

During a major disaster, the ECC may move emergency equipment to the affected location, direct recovery efforts of local personnel and coordinate service restoration activities with the CLECs. The ECC will attempt to restore service as quickly as possible using whatever means are available; leaving permanent solutions, such as the replacement of damaged buildings or equipment, for local personnel to administer.

Part of the ECC's responsibility, after temporary equipment is in place, is to support the NMC efforts to return service to the CLECs. Once service has been restored, the ECC will return control of the network to normal operational organizations. Any long-term changes required after service is restored will be made in an orderly fashion and will be conducted as normal activity.

5.0      RECOVERY PROCEDURES

The nature and severity of any disaster will influence the recovery procedures. One crucial factor in determining how BellSouth will proceed with restoration is whether or not BellSouth's equipment is incapacitated. Regardless of who's equipment is out of service, BellSouth will move as quickly as possible to aid with service recovery; however, the approach that will be taken may differ depending upon the location of the problem.

5.1      CLEC OUTAGE

For a problem limited to one CLEC (or a building with multiple CLECs), BellSouth has several options available for restoring service quickly. For those CLECs that have agreements with other CLECs, BellSouth can immediately start directing traffic to a provisional CLEC for completion. This alternative is dependent upon BellSouth having concurrence from the affected CLECs.

Whether or not the affected CLECs have requested a traffic transfer to another CLEC will not impact BellSouth's resolve to re-establish traffic to the original destination as quickly as possible.

5.2      BELLSOUTH OUTAGE

Because BellSouth's equipment has varying degrees of impact on the service provided to the CLECs, restoring service from damaged BellSouth equipment is different. The outage will probably impact a number of Carriers simultaneously. However, the ECC will be able to initiate immediate actions to correct the problem.

                                                                       EXHIBIT A
                                                                 OF ATTACHMENT 6
                                                                          PAGE 7


A disaster involving any of BellSouth's equipment locations could impact the CLECs, some more than others. A disaster at a Central Office (CO) would only impact the delivery of traffic to and from that one location, but the incident could affect many Carriers. If the Central Office is a Serving Wire Center
(SWC), then traffic from the entire area to those Carriers served from that switch would also be impacted. If the switch functions as an Access Tandem, or there is a tandem in the building, traffic from every CO to every CLEC could be interrupted. A disaster that destroys a facility hub could disrupt various traffic flows, even though the switching equipment may be unaffected.

The NMC would be the first group to observe a problem involving BellSouth's equipment. Shortly after a disaster, the NMC will begin applying controls and finding reroutes for the completion of as much traffic as possible. These reroutes may involve delivering traffic to alternate Carriers upon receiving approval from affected carriers and notification of the CLECs involved. In some cases, changes in translations will be required. If the outage is caused by the destruction of equipment, then the ECC will assume control of the restoration.

5.2.1    LOSS OF A CENTRAL OFFICE

When BellSouth loses a Central Office, the ECC will

         a) place specialists and emergency equipment on notice;

         b) inventory the damage to determine what equipment and/or functions are lost;

         c) move containerized emergency equipment and facility equipment to the stricken area, if necessary;

         d) begin reconnecting service for Hospitals, Police and other emergency agency customers of CLECs and BellSouth in a nondiscriminatory manner in accordance with NSEP-TSP guidelines; and

         e) begin restoring service to CLECs and other customers.

5.2.2    LOSS OF A CENTRAL OFFICE WITH SERVING WIRE CENTER FUNCTIONS

The loss of a Central Office that also serves as a Serving Wire Center (SWC), will be restored as described in section 5.2.1.

5.2.3    LOSS OF A CENTRAL OFFICE WITH TANDEM FUNCTIONS

When BellSouth loses a Central Office building that serves as an Access Tandem and as a SWC, the ECC will

         a) place specialists and emergency equipment on notice;

         b) inventory the damage to determine what equipment and/or functions are lost;

         c) move containerized emergency equipment and facility equipment to the stricken area, if necessary;
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                                                                       EXHIBIT A
                                                                 OF ATTACHMENT 6
                                                                          PAGE 8


         d) begin reconnecting service for Hospitals, Police and other emergency agency customers of CLECs and BellSouth in a nondiscriminatory manner in accordance with NSEP-TSP guidelines; and

         e) redirect as much traffic as possible to the alternate access tandem (if available) for delivery to those CLECs utilizing a different location as a SWC;

         f) begin aggregating traffic to a location near the damaged building. From this location, begin re-establishing trunk groups to the CLECs for the delivery of traffic normally found on the direct trunk groups. (This aggregation point may be the alternate access tandem location or another CO on a primary facility route.)

         g) begin restoring service to CLECs and other customers.

5.2.4    LOSS OF A FACILITY HUB

In the event that BellSouth loses a facility hub, the recovery process is much the same as above. Once the NMC has observed the problem and administered the appropriate controls, the ECC will assume authority for the repairs. The recovery effort will include

         a) placing specialists and emergency equipment on notice;

         b) inventorying the damage to determine what equipment and/or functions are lost;

         c) moving containerized emergency equipment to the stricken area, if necessary;

         d) reconnecting service for Hospitals, Police and other emergency agency customers of CLECs and BellSouth in a nondiscriminatory manner in accordance with NSEP-TSP guidelines; and

         e) restoring service to CLECs and other customers. If necessary, BellSouth will aggregate the traffic at another location and build temporary facilities. This alternative would be viable for a location that is destroyed and building repairs are required.

5.3      COMBINED OUTAGE (CLEC AND BELLSOUTH EQUIPMENT)

In some instances, a disaster may impact BellSouth's equipment as well as the CLECs'. This situation will be handled in much the same way as described in section 5.2.3. Since BellSouth and the CLECs will be utilizing temporary equipment, close coordination will be required.

6.0      T1 IDENTIFICATION PROCEDURES

                                                                       EXHIBIT A
                                                                 OF ATTACHMENT 6
                                                                          PAGE 9


During the restoration of service after a disaster, BellSouth may be forced to aggregate traffic for delivery to an CLEC. During this process, T1 traffic may be consolidated onto DS3s and may become unidentifiable to the Carrier. Because resources will be limited, BellSouth may be forced to "package" this traffic entirely differently then normally received by the CLECs. Therefore, a method for identifying the T1 traffic on the DS3s and providing the information to the Carriers is required.

                                                                       EXHIBIT A
                                                                 OF ATTACHMENT 6
                                                                         PAGE 10


7.0 ACRONYMS

CO       -        Central Office (BellSouth)

DS3      -        Facility that carries 28 T1s (672 circuits)

ECC      -        Emergency Control Center (BellSouth)

CLEC     -        Competitive Local Exchange Carrier

NMC      -        Network Management Center

SWC      -        Serving Wire Center (BellSouth switch)

T1       -        Facility that carries 24 circuits

                                                                    ATTACHMENT 7
                                                                          PAGE 1

                   BILLING AND BILLING ACCURACY CERTIFICATION


1.        PAYMENT AND BILLING ARRANGEMENTS

          1.1 BILLING. Currently, BellSouth provides billing through the Carrier Access Billing System (CABS) and through the Customer Records Information System (CRIS) depending on the particular service(s) that ITC/\DeltaCom requests. BellSouth will bill and record in accordance with this agreement those charges ITC/\DeltaCom incurs as a result of ITC/\DeltaCom purchasing from BellSouth Network Elements, Combinations, and Local Services, as set forth in this agreement. BellSouth will format all bills in CBOS Standard or CLUB/EDI format, depending on the type of service ordered. BellSouth's bills to ITC/\DeltaCom for unbundled network elements and resold services purchased by ITC/\DeltaCom shall include the item, quantity and price of such purchased services. For those services where standards have not yet been developed, BellSouth's billing format will change as necessary when standards are finalized by the Ordering and Billing Forum
                  (OBF).

                  1.1.1 If ITC/\DeltaCom requests multiple billing media or additional copies of bills BellSouth will provide these at a reasonable cost.

          1.2 MASTER ACCOUNT. If ITC/\DeltaCom has not already done so, after receiving certification as a local exchange company from the appropriate regulatory agency, ITC/\DeltaCom will provide the appropriate BellSouth service center the necessary documentation to enable BellSouth to establish a master account for resold services. Such documentation shall include the Application for Master Account, proof of authority to provide telecommunications services, an Operating Company Number ("OCN") assigned by the National Exchange Carriers Association ("NECA") and a tax exemption certificate, if applicable. To the extent applicable, BellSouth shall maintain an account under which ITC/\DeltaCom shall bill BellSouth for services provided pursuant to this Agreement.

          1.3 PAYMENT RESPONSIBILITY. Payment of all charges will be the responsibility of ITC/\DeltaCom or BellSouth as applicable. ITC/\DeltaCom and BellSouth shall make payment to each other for all services billed. Neither Party shall be responsible for payments not received by the other Party's customers. Neither Party shall become involved in billing disputes that may arise between the other Party and its customers. Payments made by either Party as payment on account shall be credited to an accounts receivable master account and not to an end user's account.

          1.4 PAYMENT DUE. The payment shall be due by the next bill date (i.e., same date in the following month as the bill date) ("Payment Due Date") and is

                                                                    ATTACHMENT 7
                                                                          PAGE 2

                  payable in immediately available funds. Payment is considered to have been made when received.

                  1.4.1 If the payment due date falls on a Sunday or on a Holiday which is observed on a Monday, the payment due date shall be the first non-Holiday day following such Sunday or Holiday. If the payment due date falls on a Saturday or on a Holiday which is observed on Tuesday, Wednesday, Thursday, or Friday, the payment due date shall be the last non-Holiday day preceding such Saturday or Holiday. If payment is not received by the payment due date, a late payment penalty, as set forth in Section 1.7, below, shall apply.

          1.5 TAX EXEMPTION. Upon proof of tax exempt certification, the total amount billed shall not include any taxes due from the end user. The Retail Service provider shall be solely responsible for the computation, tracking, reporting and payment of all federal, state and/or local jurisdiction taxes associated with the services resold to the end user.

          1.6 MISCELLANEOUS. As the customer of record for resold services, ITC/\DeltaCom shall be responsible for, and remit to BellSouth, all charges applicable to its resold services for emergency services (E911 and 911) and Telecommunications Relay Service (TRS) as well as any other charges of a similar nature.

          1.7 LATE PAYMENT. If any portion of the payment is received by the billing party after the payment due date as set forth preceding, or if any portion of the payment is received in funds that are not immediately available to the billing party, then a late payment penalty shall be due to the billing party. The late payment penalty shall be the portion of the payment not received by the payment due date times a late factor. The late factor shall be as set forth in Section A2 of BellSouth's General Subscriber Service Tariff, Section B2 of BellSouth's Private Line Service Tariff or Section E2 of the Intrastate Access Tariff or the applicable ITC/\DeltaCom tariff as appropriate.

          1.8 ACCESS CHARGES FOR RESOLD SERVICES. Any switched access charges associated with interexchange carrier access to the resold local exchange lines will be billed by, and due to, BellSouth. No additional charges are to be assessed to ITC/\DeltaCom.

          1.9 END USER COMMON LINE CHARGE FOR RESOLD SERVICES. Pursuant to 47 CFR Section 51.617, BellSouth will bill ITC/\DeltaCom end user common line charges identical to the end user common line charges BellSouth bills its end users.

                                                                    ATTACHMENT 7
                                                                          PAGE 3

          1.10 DISCONTINUING SERVICE. The procedures for discontinuing service to ITC/\DeltaCom or BellSouth are as follows:

                  1.10.1 Each party reserves the right to suspend or terminate service for nonpayment in accordance with applicable state and federal regulations.

                  1.10.2 If payment of account is not received by the bill day in the month after the original bill day, the billing Party may provide written notice to the other Party that additional applications for service will be refused and that any pending orders for service will not be completed if payment is not received by the fifteenth day following the date of the notice. In addition the billing party may, at the same time, give thirty days notice to the person designated by the other party to receive notices of noncompliance, to discontinue the provision of existing services at any time thereafter.

                  1.10.3 In the case of such discontinuance, all billed charges, as well as applicable termination charges, shall become due.

                  1.10.4 If the billing party does not discontinue the provision of the services involved on the date specified in the thirty days notice and the other Party's noncompliance continues, nothing contained herein shall preclude the billing party's right to discontinue the provision of the services without further notice.

                  1.10.5 If payment is not received or satisfactory arrangements made for payment by the date given in the written notification, the billed party's services may be discontinued. Upon discontinuance of service on the billed party's account, service to the billed party's end users will be denied. The billing party will reestablish service at the request of the end user or the other Party upon payment of the appropriate connection fee and subject to the billing party's 's normal application procedures. The billed party is solely responsible for notifying the end user of the proposed service disconnection.

                  1.10.6 If within fifteen days after an end user's service has been denied no contact has been made in reference to restoring service, the end user's service shall be disconnected.

          1.11 DEPOSIT POLICY. Either Party may be required to provide information regarding credit worthiness. If either Party repeatedly fails to pay undisputed billed charges by the Payment due date or its financial condition deteriorates materially, such party may be required to provide information regarding credit worthiness. Based on the results of the credit

                                                                    ATTACHMENT 7
                                                                          PAGE 4

                  analysis, the Party providing services reserves the right to secure the account with a suitable form of security deposit. Such security deposit may take the form of an irrevocable Letter of Credit or in its sole discretion some other form of security acceptable to the Party providing service. Any such security deposit shall in no way release the customer from its obligation to make complete and timely payments of its bill. Such security may be required prior to the inauguration of service. If, in the sole opinion of the Party providing service, circumstances so warrant and/or gross monthly billing has increased beyond the level initially used to determine the level of security, the Party providing service reserves the right to request additional security. Interest on a security deposit shall accrue and be refunded in accordance with the terms in the appropriate tariff of the Party providing service.

2.        BILLING AND BILLING ACCURACY CERTIFICATION

          2.1 At the option of ITC/\DeltaCom, BellSouth and ITC/\DeltaCom shall mutually agree upon a billing quality assurance program for all billing elements covered in this Agreement that shall eliminate the need for post-billing reconciliation. Appropriate terms for access to any BellSouth documents, systems, records, and procedures for the recording and billing of charges shall be part of that program.

          2.2 As part of the billing quality assurance program, BellSouth and ITC/\DeltaCom will develop standards, measurements, and performance requirements for a local billing measurements process. On a regular basis the billing party will provide the other party with mutually agreed upon performance measurement data that substantiates the accuracy, reliability, and integrity of the billing process for local billing. In return, each party shall pay all bills received from the other party in full by the payment due date.

          2.3 Local billing discrepancies will be addressed in an orderly manner via a mutually agreed upon billing exemption process.

                  2.3.1 Each party agrees to notify the other Party upon identifying a billing discrepancy. The Parties shall endeavor to resolve any billing discrepancy within sixty (60) calendar days of the notification date. A mutually agreed upon escalation process shall be established for resolving local billing discrepancies as part of the billing quality assurance program.

                  2.3.2 Closure of a specific billing period shall occur by joint agreement of the Parties whereby the Parties agree that such billing period is closed to any further analysis and financial transactions except those resulting from regulatory mandates. Closure will take place

                                                                    ATTACHMENT 7
                                                                          PAGE 5

                         within a mutually agreed upon time interval from the Bill Date. The month being closed represents those charges that were billed or should have been billed by the designated Bill Date.

3.        BILLING DISPUTES

          3.1 Where the parties have not agreed upon a billing quality assurance program, billing disputes shall be handled pursuant to the terms of this section. Provided, that nothing herein shall preclude either party from filing complaints, at any time, in accordance with the dispute resolution provisions included in the General Terms and Conditions to the Agreement.

          3.2 Each Party agrees to notify the other Party upon the discovery of a billing dispute. In the event of a billing dispute, the Parties will endeavor to resolve the dispute within sixty (60) calendar days of the Bill Date on which such disputed charges appear. Resolution of the dispute is expected to occur at the first level of management resulting in a recommendation for settlement of the dispute and closure of a specific billing period. If the issues are not resolved within the allotted time frame, the following resolution procedure will begin.

          3.3 If the dispute is not resolved within sixty (60) days of the Bill Date, the dispute will be escalated to the second level of management for each of the respective Parties for resolution. If the dispute is not resolved within ninety (90) days of the Bill Date, the dispute will be escalated to the third level of management for each of the respective Parties for resolution.

                  If the dispute is not resolved within one hundred and twenty
                  (120) days of the Bill Date, the dispute will be escalated to the fourth level of management for each of the respective Parties for resolution.

          3.4 If a Party disputes a charge and does not pay such charge by the payment due date, such charges shall be subject to late payment charges as set forth in the Late Payment Charges provision of this Attachment. If a Party disputes charges and the dispute is resolved in favor of such Party, the other Party shall credit the bill of the disputing Party for the amount of the disputed charges along with any late payment charges assessed no later than the second Bill Date after the resolution of the dispute. Accordingly, if a Party disputes charges and the dispute is resolved in favor of the other Party, the disputing Party shall pay the other Party the amount of the disputed charges and any associated late payment charges assessed no later than the second bill payment due date after the resolution of the dispute. In no event, however, shall any late payment charges be assessed on any previously assessed late payment charges.

                                                                    ATTACHMENT 7
                                                                          PAGE 6
4.       RAO HOSTING

          4.1     RAO Hosting, Credit Card and Third Number Settlement System
                  (CATS) and Non-Intercompany Settlement System (NICS) services provided to ITC/\DeltaCom by BellSouth will be in accordance with the methods and practices regularly adopted and applied by BellSouth to its own operations during the term of this Agreement, including such revisions as may be made from time to time by BellSouth.

          4.2 ITC/\DeltaCom shall furnish all relevant information required by BellSouth for the provision of RAO Hosting, CATS and NICS.

          4.3 Applicable compensation amounts will be billed by BellSouth to ITC/\DeltaCom on a monthly basis in arrears. Amounts due from one Party to the other (excluding adjustments) are payable within thirty (30) days of receipt of the billing statement.

          4.4 ITC/\DeltaCom must have its own unique RAO code. Requests for establishment of RAO status where BellSouth is the selected CMDS interfacing host, require written notification from ITC/\DeltaCom to the BellSouth RAO Hosting coordinator at least eight (8) weeks prior to the proposed effective date. The proposed effective date will be mutually agreed upon between the Parties with consideration given to time necessary for the completion of required BellCore functions. BellSouth will request the assignment of an RAO code from its connecting contractor on behalf of ITC/\DeltaCom and will coordinate all associated conversion activities.

          4.5 BellSouth will receive messages from ITC/\DeltaCom that are to be processed by BellSouth, another LEC or CLEC in the BellSouth region or a LEC outside the BellSouth region.

          4.6 BellSouth will perform invoice sequence checking, standard EMI format editing, and balancing of message data with the EMI trailer record counts on all data received from ITC/\DeltaCom.

          4.7 All data received from ITC/\DeltaCom that is to be processed or billed by another LEC or CLEC within the BellSouth region will be distributed to that LEC or CLEC in accordance with the agreement(s) which may be in effect between BellSouth and the involved LEC or CLEC.

          4.8 All data received from ITC/\DeltaCom that is to be placed on the CMDS network for distribution outside the BellSouth region will be handled in accordance with the agreement(s) which may be in effect between BellSouth and its connecting contractor.

                                                                    ATTACHMENT 7
                                                                          PAGE 7

          4.9 BellSouth will receive messages from the CMDS network that are destined to be processed by ITC/\DeltaCom and will forward them to ITC/\DeltaCom on a daily basis.

          4.10 Transmission of message data between BellSouth and ITC/\DeltaCom will be VIA CONNECT:DIRECT.

          4.11 All messages and related data exchanged between BellSouth and ITC/\DeltaCom will be formatted in accordance with accepted industry standards for EMI formatted records and packed between appropriate EMI header and trailer records, also in accordance with accepted industry standards.

          4.12 ITC/\DeltaCom will ensure that the recorded message detail necessary to recreate files provided to BellSouth will be maintained for back-up purposes for a period of three (3) calendar months beyond the related message dates.

          4.13 Should it become necessary for ITC/\DeltaCom to send data to BellSouth more than sixty (60) days past the message date(s), ITC/\DeltaCom will notify BellSouth in advance of the transmission of the data. If there will be impacts outside the BellSouth region, BellSouth will work with its connecting contractor and ITC/\DeltaCom to notify all affected Parties.

          4.14 In the event that data to be exchanged between the two Parties should become lost or destroyed, both Parties shall work together to determine the source of the problem. Once the cause of the problem has been jointly determined and the responsible Party (BellSouth or ITC/\DeltaCom) identified and agreed to, the company responsible for creating the data (BellSouth or ITC/\DeltaCom) shall make every effort to have the affected data restored and retransmitted. If the data cannot be retrieved, the responsible Party will be liable to the other Party for any resulting lost revenue. Lost revenue may be a combination of revenues that could not be billed to the end users and associated access revenues. Both Parties will work together to estimate the revenue amount based upon a reasonable estimate of three to twelve months of prior usage. The resulting estimated revenue loss will be paid by the responsible Party to the other Party within three (3) calendar months of the date of problem resolution, or as mutually agreed upon by the Parties. If access usage data is not processed and delivered by either Party in a timely manner such that the other Party is unable to bill the IXC, the responsible Party shall be liable for the amount of lost revenue. The Parties agree that the term "timely manner" as used herein shall be defined in accordance with OBF guidelines. Until such time as OBF addresses this issue, the term "timely manner" shall be reasonably determined on a case by case basis.

                                                                    ATTACHMENT 7
                                                                          PAGE 8

          4.15 Should an error be detected by the EMI format edits performed by BellSouth on data received from ITC/\DeltaCom, the entire pack containing the affected data will not be processed by BellSouth. BellSouth will notify ITC/\DeltaCom of the error condition. ITC/\DeltaCom will correct the error(s) and will resend the entire pack to BellSouth for processing. In the event that an out-of-sequence condition occurs on subsequent packs, ITC/\DeltaCom will resend these packs to BellSouth after the pack containing the error has been successfully reprocessed by BellSouth. Both Parties agree to provide the other Party notification of any discovered errors within 7 business days of the discovery.

          4.16 In association with message distribution service, BellSouth will provide ITC/\DeltaCom with associated intercompany settlements reports (CATS and NICS) as appropriate.

          4.17 Other than as specified in Section 4.14 and 4.15 above, in no case shall either Party be liable to the other for any direct or consequential damages incurred as a result of the obligations set out in this agreement.

          4.18    RAO COMPENSATION

                  4.18.1 Rates for message distribution service provided by
                         BellSouth for ITC/\DeltaCom are as set forth in Attachment 11 of this Agreement.

                  4.18.2 Rates for data transmission associated with message distribution service are as set forth in Attachment 11 of this Agreement.

                  4.18.3 Data circuits (private line or dial-up) will be
                         required between BellSouth and ITC/\DeltaCom for the purpose of data transmission. Where a dedicated line is required, ITC/\DeltaCom will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. ITC/\DeltaCom will also be responsible for any charges associated with this line. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges assessed to ITC/\DeltaCom. Additionally, all message toll charges associated with the use of the dial circuit by ITC/\DeltaCom will be the responsibility of ITC/\DeltaCom. Associated equipment on the BellSouth end, including a modem, will be negotiated on a case by case basis between the Parties.

                                                                    ATTACHMENT 7
                                                                          PAGE 9

                  4.18.4 All equipment, including modems and software, that is required on the ITC/\DeltaCom end for the purpose of data transmission will be the responsibility of ITC/\DeltaCom.

          4.19    INTERCOMPANY SETTLEMENTS MESSAGES

                  4.19.1 This Section addresses the settlement of revenues
                         associated with traffic originated from or billed by ITC/\DeltaCom as a facilities based provider of local exchange telecommunications services outside the BellSouth region. Only traffic that originates in one company's operating territory and bills in another company's operating territory is included. Traffic that originates and bills within the same company's operating territory will be settled on a local basis between ITC/\DeltaCom and the involved company(ies), unless that company is participating in NICS.

                  4.19.2 Both traffic that originates outside the BellSouth
                         region by ITC/\DeltaCom and is billed within the BellSouth region, and traffic that originates within the BellSouth region and is billed outside the BellSouth region by ITC/\DeltaCom, is covered by this Agreement (CATS). Also covered is traffic that either is originated by or billed by ITC/\DeltaCom, involves a company other than ITC/\DeltaCom, qualifies for inclusion in the CATS settlement, and is not originated or billed within the BellSouth region (NICS).

                  4.19.3 Revenues associated with calls originated and billed within the BellSouth region will be settled via BellCore's, its successor or assign, NICS system.

                  4.19.4 BellSouth shall receive the monthly NICS reports from
                         BellCore, its successor or assign, on behalf of ITC/\DeltaCom. BellSouth will distribute copies of these reports to ITC/\DeltaCom on a monthly basis.

                  4.19.5 BellSouth shall receive the monthly Credit Card and
                         Third Number Settlement System (CATS) reports from BellCore, its successor or assign, on behalf of ITC/\DeltaCom. BellSouth will distribute copies of these reports to ITC/\DeltaCom on a monthly basis.

                  4.19.6 BellSouth shall collect the revenue earned by
                         ITC/\DeltaCom from the operating company in whose territory the messages are billed (CATS), less a per message billing and collection fee of five cents ($0.05), on behalf of ITC/\DeltaCom. BellSouth will remit the revenue billed by ITC/\DeltaCom to the operating company in

                                                                    ATTACHMENT 7
                                                                         PAGE 10

                         whose territory the messages originated, less a per message billing and collection fee of five cents ($0.05), on behalf of ITC/\DeltaCom. These two amounts will be netted together by BellSouth and the resulting charge or credit issued to ITC/\DeltaCom via a monthly Carrier Access Billing System (CABS) miscellaneous bill.

                  4.19.7 BellSouth shall collect the revenue earned by
                         ITC/\DeltaCom within the BellSouth territory from another CLEC also within the BellSouth territory (NICS) where the messages are billed, less a per message billing and collection fee of five cents ($0.05), on behalf of ITC/\DeltaCom. BellSouth will remit the revenue billed by ITC/\DeltaCom within the BellSouth region to the CLEC also within the BellSouth region, where the messages originated, less a per message billing and collection fee of five cents ($0.05). These two amounts will be netted together by BellSouth and the resulting charge or credit issued to ITC/\DeltaCom via a monthly Carrier Access Billing System (CABS) miscellaneous bill.

                         BellSouth and ITC/\DeltaCom agree that monthly netted amounts of less than fifty dollars ($50.00) shall not be settled.

5.        OPTIONAL DAILY USAGE FILE

          5.1 Upon written request from ITC/\DeltaCom, BellSouth shall provide the Optional Daily Usage File (ODUF) service to ITC/\DeltaCom pursuant to the terms and conditions set forth in this section.

          5.2 ITC/\DeltaCom shall furnish all relevant information required by BellSouth for the provision of the Optional Daily Usage File.

          5.3 The Optional Daily Usage Feed will contain billable messages that were carried over the BellSouth Network and processed in the BellSouth Billing System, but billed to an ITC/\DeltaCom customer.

                  Charges for delivery of the Optional Daily Usage File will appear on ITC/\DeltaCom's monthly bills. The charges are as set forth in Attachment 11 of this Agreement.

          5.4 The Optional Daily Usage Feed will contain both rated and unrated messages. All messages will be in the standard Alliance for Telecommunications Industry Solutions (ATIS) EMI record format.

          5.5 Messages that error in the billing system of ITC/\DeltaCom will be the responsibility of ITC/\DeltaCom. If, however, ITC/\DeltaCom should encounter significant volumes of errored messages that prevent

                                                                    ATTACHMENT 7
                                                                         PAGE 11

                  processing by ITC/\DeltaCom within its systems, BellSouth will work with ITC/\DeltaCom to determine the source of the errors and the appropriate resolution.

          5.6 The following specifications shall apply to the Optional Daily Usage Feed.

                  5.6.1   Usage To Be Transmitted

                  5.6.1.1 The following messages recorded by BellSouth will be transmitted to ITC/\DeltaCom:

                          - message recording for per use/per activation type
                            services (examples: Three Way Calling, Verify, Interrupt, Call Return, ETC.)

                          - measured billable Local

                          - Directory Assistance messages

                          - intraLATA Toll

                          - WATS & 800 Service

                          - N11

                          - information service provider messages

                          - OPS services messages

                          - OPS messages - attempted calls (UNE only)

                          - Credit /cancel records

                  - Usage for Voice Mail

                  5.6.1.2 Rated Incollects (originated in BellSouth and from other companies) can also be on Optional Daily Usage File. Rated Incollects will be intermingled with BellSouth recorded rated and unrated usage. Rated Incollects will not be packed separately.

                  5.6.1.3 BellSouth will perform duplicate record checks on
                          records processed to Optional Daily Usage File. Any duplicate messages detected will be deleted and not sent to ITC/\DeltaCom.

                                                                    ATTACHMENT 7
                                                                         PAGE 12

                  5.6.1.4 In the event that ITC/\DeltaCom detects a duplicate on
                          Optional Daily Usage File they receive from BellSouth, ITC/\DeltaCom will drop the duplicate message (ITC/\DeltaCom will not return the duplicate to BellSouth).

          5.6.2   Physical File Characteristics

                  5.6.2.1 The Optional Daily Usage File will be distributed to
                          ITC/\DeltaCom via an agreed medium with CONNECT:Direct being the preferred transport method. The Daily Usage Feed will be a variable block format (2476) with an LRECL of 2472. The data on the Daily Usage Feed will be in a non-compacted EMI format (175 byte format plus modules). It will be created on a daily basis (Monday through Friday except holidays). Details such as dataset name and delivery schedule will be addressed during negotiations of the distribution medium. There will be a maximum of one dataset per workday per OCN.

                  5.6.2.2 Data circuits (private line or dial-up) may be
                          required between BellSouth and ITC/\DeltaCom for the purpose of data transmission. Where a dedicated line is required, ITC/\DeltaCom will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. ITC/\DeltaCom will also be responsible for any charges associated with this line. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges assessed to ITC/\DeltaCom. Additionally, all message toll charges associated with the use of the dial circuit by ITC/\DeltaCom will be the responsibility of ITC/\DeltaCom. Associated equipment on the BellSouth end, including a modem, will be negotiated on a case by case basis between the parties. All equipment, including modems and software, that is required on the ITC/\DeltaCom end for the purpose of data transmission will be the responsibility of ITC/\DeltaCom.

          5.6.3   Packing Specifications

                  5.6.3.1 A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header

                                                                    ATTACHMENT 7
                                                                         PAGE 13

                          record and a pack trailer record. One transmission can contain a maximum of 99 packs and a minimum of one pack.

                  5.6.3.2 The OCN, From RAO, and Invoice Number will control the invoice sequencing. The From RAO will be used to identify to ITC/\DeltaCom which BellSouth RAO that is sending the message. BellSouth and ITC/\DeltaCom will use the invoice sequencing to control data exchange. BellSouth will be notified of sequence failures identified by ITC/\DeltaCom and resend the data as appropriate.

                          The data will be packed using ATIS EMI records.

          5.6.4   Pack Rejection

                  5.6.4.1 ITC/\DeltaCom shall notify BellSouth within one
                          business day of rejected packs (via the mutually agreed medium). Packs could be rejected because of pack sequencing discrepancies or a critical edit failure on the Pack Header or Pack Trailer records (i.e. out-of-balance condition on grand totals, invalid data populated). Standard ATIS EMI Error Codes will be used. ITC/\DeltaCom will not be required to return the actual rejected data to BellSouth. Rejected packs will be corrected and retransmitted to ITC/\DeltaCom by BellSouth.

          5.6.5   Control Data

                  ITC/\DeltaCom will send one confirmation record per pack that is received from BellSouth. This confirmation record will indicate ITC/\DeltaCom received the pack and the acceptance or rejection of the pack. Pack Status Code(s) will be populated using standard ATIS EMI error codes for packs that were rejected by ITC/\DeltaCom for reasons stated in the above section.

          5.6.6   Testing

                  5.6.6.1 Upon request from ITC/\DeltaCom BellSouth shall send test files to ITC/\DeltaCom for the Optional Daily Usage File. The parties agree to review and discuss the file's content and/or format. For testing of usage results, BellSouth shall request that ITC/\DeltaCom set up a production (LIVE) file. The live test may consist of ITC/\DeltaCom's employees making test calls for the types of services ITC/\DeltaCom requests on the Optional Daily Usage File. These test calls

                                                                    ATTACHMENT 7
                                                                         PAGE 14

                         are logged by ITC/\DeltaCom, and the logs are provided to BellSouth. These logs will be used to verify the files. Testing will be completed within 30 calendar days from the date on which the initial test file was sent.

6.        ACCESS DAILY USAGE FILE

          6.1.    SCOPE OF AGREEMENT

                  6.1.1 This agreement shall apply to the service of the Access Daily Usage File (ADUF) as provided by BellSouth to ITC/\DeltaCom upon written request from ITC/\DeltaCom. The specifications, terms and conditions for the provisions of this service are outlined in Exhibit A of this Agreement.

          6.2.    DEFINITIONS

                  6.2.1 COMPENSATION is the amount of money due from ITC/\DeltaCom to BellSouth for services provided under this Agreement.

                  6.2.2 ACCESS DAILY USAGE FILE (ADUF) is the compilation of interstate access messages associated with an unbundled port in standard Exchange Message Interface (EMI) format exchanged from BellSouth to ITC/\DeltaCom.

                  6.2.3 EXCHANGE MESSAGE INTERFACE is the nationally administered standard format for the exchange of data within the telecommunications industry.

                  6.2.4 MESSAGE DISTRIBUTION is routing determination and subsequent delivery of message data from one company to another.

          6.3.    RESPONSIBILITIES OF THE PARTIES

                  6.3.1 ADUF service provided to ITC/\DeltaCom by BellSouth will be in accordance with the methods and practices regularly adopted and applied by BellSouth to its own operations during the term of this agreement, including such revisions as may be made from time to time by BellSouth.

                  6.3.2 ITC/\DeltaCom shall furnish in a timely manner all relevant information required by BellSouth for the provision of the ADUF.

         6.4.     COMPENSATION ARRANGEMENTS

                                                                    ATTACHMENT 7
                                                                         PAGE 15

                  6.4.1 Applicable compensation amounts will be billed by BellSouth to ITC/\DeltaCom on a monthly basis in arrears. Amounts due from ITC/\DeltaCom to BellSouth (excluding adjustments) are payable within 30 days of the date of the billing statement. Rates for ADUF are as set forth in Exhibit A.


          6.5.    ASSOCIATED EXHIBIT

                  6.5.1 Listed below is the exhibit associated with this Agreement, incorporated herein by this reference.

                  Exhibit A   Access Daily Usage File (ADUF)

                  6.5.2 From time to time by written agreement of the parties, new exhibits may be substituted for the attached Exhibit A, superseding and canceling the Exhibit(s) then in effect.

                                                                    ATTACHMENT 7
                                                                         PAGE 16

                        EXHIBIT A ACCESS DAILY USAGE FILE


1.        SCOPE OF EXHIBIT

          1.1 Upon request from ITC/\DeltaCom, BellSouth will provide the Access Daily Usage File service to ITC/\DeltaCom pursuant to the rates, terms and conditions set forth in this exhibit.

2.        GENERAL INFORMATION

          2.1 ITC/\DeltaCom shall furnish the following information required by BellSouth for the provision of the Access Daily Usage File:
                  (1) ITC/\DeltaCom's preference for either transmitted files or magnetic tapes, (2) ITC/\DeltaCom's transmission sites, (3) the data set names to be used, (4) the software to be executed on receipt of the files, and (5) other LAN-to-LAN connectivity information.

          2.2 The Access Daily Usage File will contain access records associated with an unbundled port that ITC/\DeltaCom has purchased from BellSouth. Charges for the Access Daily Usage File will be as follows:

                  $0.004 per message - Message Distribution/$0.001 per message - Data Transmission (CONNECT:Direct)/$54.95 per magnetic tape

                  Charges for delivery of the Access Daily Usage Feed will appear on ITC/\DeltaCom's monthly bills.

          2.3 All messages provided with the Access Daily Usage File will be in the standard Bellcore EMI record format.

          2.4 Messages that error in the billing system of ITC/\DeltaCom will be the responsibility of ITC/\DeltaCom. If, however, ITC/\DeltaCom should encounter significant volumes of errored messages that prevent processing by ITC/\DeltaCom within its systems, BellSouth will work with ITC/\DeltaCom to determine the source of the errors and the appropriate resolution.

3.        USAGE TO BE TRANSMITTED

          3.1 The following messages recorded by BellSouth will be transmitted to ITC/\DeltaCom:

                         - Interstate access records associated with an unbundled port

                                                                    ATTACHMENT 7
                                                                         PAGE 17

                         - Intrastate access records associated with an unbundled port

                         - Undetermined jurisdiction access records associated with an unbundled port

          3.2 When ITC/\DeltaCom purchases Network Element ports from BellSouth and calls are made using these ports, BellSouth will handle the calls as follows:

                  Originating from Network Element and carried by Interexchange
                  Carrier:

                         BellSouth will bill network element to CLEC and send access record to the CLEC via ADUF

                  Originating from network element and carried by BellSouth (ITC/\DeltaCom is BellSouth's toll customer):

                         BellSouth will bill resale toll rates to ITC/\DeltaCom and send toll record for the end user toll billing purposes via ODUF (Optional Daily Usage File). Access record will be sent to ITC/\DeltaCom via ADUF.

                  Terminating on network element and carried by Interexchange
                  Carrier:

                         BellSouth will bill network element to ITC/\DeltaCom and send access record to ITC/\DeltaCom.

                  Terminating on network element and carried by BellSouth:

                  BellSouth will bill network element to ITC/\DeltaCom and send access record to ITC/\DeltaCom.

          3.3 BellSouth will perform duplicate record checks on records processed to the Access Daily Usage File. Any duplicate messages detected will be dropped and not sent to ITC/\DeltaCom.

          3.4 In the event that ITC/\DeltaCom detects a duplicate on the Access Daily Usage File they receive from BellSouth, ITC/\DeltaCom will drop the duplicate message (ITC/\DeltaCom shall not return the duplicate to BellSouth).

                                                                    ATTACHMENT 7
                                                                         PAGE 18

4.        FILE CHARACTERISTICS AND TRANSMISSION METHOD

          4.1 The Access Daily Usage Feed will be distributed to ITC/\DeltaCom via an agreed upon medium with CONNECT:Direct being the preferred transport method. The Access Daily Usage Feed will be a fixed block format (2476) with an LRECL of 2472. The data on the Access Daily Usage Feed will be in a non-compacted EMI format (210 byte format plus modules). It will be created on a daily basis (Monday through Friday except holidays). Details such as dataset name and delivery schedule will be addressed during negotiations of the distribution medium. There will be one dataset per workday per OCN.

          4.2 Data circuits (private line or dial-up) may be required between BellSouth and ITC/\DeltaCom for the purpose of data transmission. Where a dedicated line is required, ITC/\DeltaCom will be responsible for ordering the circuit, overseeing its installation and coordinating the installation with BellSouth. ITC/\DeltaCom will also be responsible for any charges associated with this line. Equipment required on the BellSouth end to attach the line to the mainframe computer and to transmit successfully ongoing will be negotiated on a case by case basis. Where a dial-up facility is required, dial circuits will be installed in the BellSouth data center by BellSouth and the associated charges assessed to ITC/\DeltaCom. Additionally, all message toll charges associated with the use of the dial circuit by ITC/\DeltaCom will be the responsibility of ITC/\DeltaCom. Associated equipment on the BellSouth end, including a modem, will be negotiated on a case by case basis between the parties. All equipment, including modems and software, that is required on ITC/\DeltaCom's end for the purpose of data transmission will be the responsibility of ITC/\DeltaCom.

5.        PACKING SPECIFICATIONS

          5.1 A pack will contain a minimum of one message record or a maximum of 99,999 message records plus a pack header record and a pack trailer record. One transmission can contain a maximum of 99 packs and a minimum of one pack.

          5.2 The OCN, From RAO, and Invoice Number will control the invoice sequencing. The From RAO will be used to identify to ITC/\DeltaCom which BellSouth RAO that is sending the message. BellSouth and ITC/\DeltaCom will use the invoice sequencing to control data exchange. BellSouth will be notified of sequence failures identified by ITC/\DeltaCom and resend the data as appropriate.

                  The data will be packed using EMI records.

                                                                    ATTACHMENT 7
                                                                         PAGE 19

6.        PACK REJECTION

          6.1 ITC/\DeltaCom will notify BellSouth within one business day of rejected packs (via the mutually agreed medium). Packs could be rejected because of pack sequencing discrepancies or a critical edit failure on the Pack Header or Pack Trailer records (i.e. out-of-balance condition on grand totals, invalid data populated). ITC/\DeltaCom will not be required to return the actual rejected data to BellSouth. Rejected packs will be corrected and/or retransmitted to ITC/\DeltaCom by BellSouth.

7.        CONTROL DATA

          7.1 ITC/\DeltaCom will send one confirmation record per pack that is received from BellSouth. This confirmation record will indicate ITC/\DeltaCom received the pack and the acceptance or rejection of the pack. Pack status Code(s) will be populated using standard Bellcore EMI codes for packs that were rejected by ITC/\DeltaCom for reasons stated in the above section.

8.        TESTING

          8.1 Upon request from ITC/\DeltaCom, BellSouth shall send test file(s) to ITC/\DeltaCom for the Access Daily Usage File. The parties agree to review and discuss the file's content or format.

                                 Attachment 8

                         Rights-of-Way, Conduits and
                               Pole Attachments


        BellSouth agrees to provides ITC/\Deltacom, pursuant to 47 U.S.C.
        (S)224, as amended by the Act, nondiscriminatory access to any pole, duct, conduit, or right-of-way owned or controlled by BellSouth pursuant to terms and conditions that are subsequently negotiated with BellSouth's Competitive Structure Provisioning Center.

                                                                    ATTACHMENT 9
                                                                          PAGE 1

                 BONA FIDE REQUEST/NEW BUSINESS REQUEST PROCESS


1.0 The Parties agree that ITC/\DeltaCom is entitled to order any network element, interconnection option, service option or other Resale service required to be made available by the Telecommunications Act of 1996, FCC requirements or State Commission requirements. Procedures applicable to requesting the addition of such facilities or service options are specified in this Attachment 9 and referenced in Section 5 of the General Terms and Conditions.

2.0 Bona Fide Requests ("BFR") are to be used when ITC/\DeltaCom makes a request of BellSouth to provide a new or modified network element, interconnection option, or other service option pursuant to the Act; or to provide a new or custom capability or function to meet ITC/\DeltaCom's business needs; that were not previously included in the Agreement. The BFR process is intended to facilitate the two way exchange of information between the requesting Party and BellSouth, necessary for accurate processing of requests in a consistent and timely fashion.

3.0 A Bona Fide Request shall be submitted in writing by ITC/\DeltaCom and shall specifically identify the required service date, technical requirements, space requirements and/or such specifications that clearly define the request such that BellSouth has sufficient information to analyze and prepare a response. Such a request also shall include a ITC/\DeltaCom's designation of the request as being (i) pursuant to the Telecommunications Act of 1996 or (ii) pursuant to the needs of the business. The request shall be sent to ITC/\DeltaCom's Account Executive.

4.0 ITC/\DeltaCom may cancel a BFR at any time. If ITC/\DeltaCom cancels the request more than thirty (30) business days after submitting it, ITC/\DeltaCom shall pay BellSouth's reasonable and demonstrable costs of processing and/or implementing the BFR up to the date of cancellation. If ITC/\DeltaCom does not cancel a BFR, ITC/\DeltaCom shall pay BellSouth's reasonable and demonstrable costs of processing and implementing the request.

5.0 Within twenty (20) Business Days of its receipt of a BFR from ITC/\DeltaCom, BellSouth shall respond via email or overnight delivery to ITC/\DeltaCom by providing a preliminary analysis of such Interconnection, Network Element, or requested level of quality thereof that is the subject of the BFR. The preliminary analysis shall confirm that BellSouth will either offer access to the Interconnection, Network Element, or requested level of quality or provide an explanation of why it is not technically feasible and/or why the request does not qualify as an Interconnection, Network Element, or requested level of quality that is

                                                                    ATTACHMENT 9
                                                                          PAGE 1

         required to be provided under the Act. If BellSouth determines that the Interconnection, Network Element, or requested level of quality that is the subject of the BFR is technically feasible, BellSouth shall provide to ITC/\DeltaCom a high level cost estimate and detailed development price quote.

6.0 Within twenty (20) business days after receipt and acceptance of preliminary business analysis, BellSouth shall propose a firm price and a detailed implementation plan via email or overnight delivery.

7.0 Within twenty (20) business days after its receipt of the BFR price quote and implementation plan from BellSouth, ITC/\DeltaCom must either confirm its order for such Interconnection or Network Element or, if it believes such quote is not consistent with the requirements of the Communications Act, may seek Commission arbitration of its request or file a complaint with the FCC, as appropriate. Any such arbitration applicable to Network Elements and/or Interconnection shall be conducted in accordance with standards prescribed in Section 252 of the Act.

8.0 All prices shall be consistent with the pricing principles of the Act, the FCC and the Supreme Court's ruling of January 25, 1999 upholding the FCC pricing rules.

9.0 If either Party to a BFR believes that the other Party is not requesting, negotiating or processing the Bona Fide Request in good faith, or disputes a determination, or price or cost quote, such Party may seek state Commission or FCC resolution of the dispute as appropriate.

10.0 Upon agreement to the terms of a BFR, an amendment to the Agreement may be required. Pursuant to Sections 5.3 and 16 of the General Terms and Conditions, ITC/\DeltaCom may adopt through another Company's Agreement any BFR provided to any other carrier.

                                 ATTACHMENT 10

                            PERFORMANCE MEASUREMENTS

                                                                   Attachment 10
                                                                          Page 2


                           Performance Measurements

Upon a particular Commission's issuance of an Order pertaining to Performance Measurements in a proceeding expressly applicable to all CLECs generally, BellSouth shall implement in that state such Performance Measurements as of the date specified by the Commission.

                                                                   Attachment 11
                                                                         Table 1
                                                                 Rates - 1 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
       DESCRIPTION                                                                     USOC               FL
------------------------------------------------------------------------------------------------------------------------------------
       NIDs
       NID to NID Cross Connect, 2-Wire or 4-Wire, NRC                                 UNDC2             $6.15
       NID to NID Cross Connect, 2-Wire or 4-Wire, NRC                                 UNDC4             $6.15
       NID, 1-2 lines, per month                                                       UND12              NA
                NRC - 1st                                                              UND12            $94.50
                NRC - Add'l                                                            UND12            $57.22
                NRC - Disconnect Charge - 1st                                          UND12              NA
                NRC - Disconnect Charge - Add'l                                        UND12              NA
                NRC - Service Order submitted Electronically, per LSR                  SOMEC             $2.75
                NRC - Setvice Order submitted Electronically, per LSR - Disconnect     SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                        SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect            SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                  SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect           SOMAN              NA
       NID, 1-6 lines, per month                                                       UND16              NA
                NRC - 1st                                                              UND16            $136.75
                NRC - Add'l                                                            UND16            $99.47
                NRC - Disconnect Charge - 1st                                          UND16              NA
                NRC - Disconnect Charge - Add'l                                        UND16              NA
                NRC - Service Order submitted Electronically, per LSR                  SOMEC             $2.75
                NRC - Setvice Order submitted Electronically, per LSR - Disconnect     SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                        SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect            SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                  SOMAN            $21.56
                NRC - Incremental Charge - Manual Service Order - Add'l                SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect           SOMAN             $3.84
       Nonrecurring Charge - customer transfer, feature additions, changes (1)                            NA
       LOOP, EXCLUDING NID
       2-Wire Analog VG Loop (Standard), per month                                                        NA
                NRC - 1st                                                                                 NA
                NRC - Add'l                                                                               NA
       2-Wire Analog VG Loop (Customized), per month                                                      NA
                NRC - 1st                                                                                 NA
                NRC - Add'l                                                                               NA
       4-Wire Analog VG Loop (Standard), per month                                                        NA
                NRC - 1st                                                                                 NA
                NRC - Add'l                                                                               NA
       2-Wire ISDN Digital Grade Loop (Standard), per month                                               NA
                NRC - 1st                                                                                 NA
                NRC - Add'l                                                                               NA
       2-Wire ADSL Loop (Standard), per month                                                             NA
                NRC - 1st                                                                                 NA
                NRC - Add'l                                                                               NA
       2-Wire HDSL Loop (Standard), per month                                                             NA
                NRC - 1st                                                                                 NA
                NRC - Add'l                                                                               NA
       4-Wire HDSL Loop (Standard), per month                                                             NA
                NRC - 1st                                                                                 NA
                NRC - Add'l                                                                               NA
       LOOP, INCLUDING NID
       2-Wire Analog VG Loop-SL1
                RC - Statewide, per month                                              UEAL2              NA
                RC - Zone 1, per month  (Note 2)                                       UEAL2            $13.75
                RC - Zone 2, per month  (Note 2)                                       UEAL2            $20.13
                RC - Zone 3, per month  (Note 2)                                       UEAL2            $44.40
                RC - Zone 4, per month  (Note 2)                                       UEAL2              NA
                NRC - 1st                                                              UEAL2            $83.20
                NRC - Add'l                                                            UEAL2            $35.12
                NRC - Disconnect Charge - 1st                                          UEAL2            $55.97
                NRC - Disconnect Charge - Add'l                                        UEAL2            $10.35
                NRC - Service Order submitted Electronically, per LSR                  SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect     SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                        SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect            SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                  SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect           SOMAN              NA
                NRC - Loop Make-Up                                                     UEANM              TBD
       2-Wire Analog VG Loop-SL2 w/loop or ground start signaling
                RC - Statewide, per month                                              UEAL2              NA
                RC - Zone 1, per month  (Note 2)                                       UEAL2            $18.48
                RC - Zone 2, per month  (Note 2)                                       UEAL2            $22.43
                RC - Zone 3, per month  (Note 2)                                       UEAL2            $27.87

                                                                   Attachment 11
                                                                         Table 1
                                                                 Rates - 2 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
                RC - Zone 4, per month  (Note 2)                                               UEAL2              NA
                NRC - 1st                                                                      UEAL2            $218.96
                NRC - Add'l                                                                    UEAL2            $136.44
                NRC - Disconnect Charge - 1st                                                  UEAL2            $113.41
                NRC - Disconnect Charge - Add'l                                                UEAL2            $20.58
                NRC - Service Order submitted Electronically, per LSR                          SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect             SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                    SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                          SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                        SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                   SOMAN              NA
                NRC - Incremental Charge - Order Coordination - Time Specific (per LSR)        OCOSL            $36.18
       2-Wire Analog VG Loop-SL2 w/ reverse battery signaling
                RC - Statewide, per month                                                      UEAR2              NA
                RC - Zone 1, per month  (Note 2)                                               UEAR2            $18.48
                RC - Zone 2, per month  (Note 2)                                               UEAR2            $22.43
                RC - Zone 3, per month  (Note 2)                                               UEAR2            $27.87
                RC - Zone 4, per month  (Note 2)                                               UEAR2              NA
                NRC - 1st                                                                      UEAR2            $218.96
                NRC - Add'l                                                                    UEAR2            $136.44
                NRC - Disconnect Charge - 1st                                                  UEAR2            $113.41
                NRC - Disconnect Charge - Add'l                                                UEAR2            $20.58
                NRC - Service Order submitted Electronically, per LSR                          SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect             SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                    SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                          SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                        SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                   SOMAN              NA
                NRC - Incremental Charge - Order Coordination - Time Specific (per LSR)        OCOCL            $36.18
       4-Wire Analog VG Loop
                RC - Statewide, per month                                                      UEAL4              NA
                RC - Zone 1, per month  (Note 2)                                               UEAL4            $24.26
                RC - Zone 2, per month  (Note 2)                                               UEAL4            $35.51
                RC - Zone 3, per month  (Note 2)                                               UEAL4            $78.35
                RC - Zone 4, per month  (Note 2)                                               UEAL4              NA
                NRC - 1st                                                                      UEAL4            $141.00
                NRC - Add'l                                                                    UEAL4            $43.00
                NRC - Disconnect Charge - 1st                                                  UEAL4            $122.15
                NRC - Disconnect Charge - Add'l                                                UEAL4            $27.42
                NRC - Service Order submitted Electronically, per LSR                          SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect             SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                    SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                          SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                        SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                   SOMAN              NA
                NRC - Incremental Charge - Order Coordination - Time Specific (per LSR)        OCOSL            $36.18
       2-Wire ISDN Digital Grade Loop
                RC - Statewide, per month                                                      U1L2X              NA
                RC - Zone 1, per month  (Note 2)                                               U1L2X            $32.34
                RC - Zone 2, per month  (Note 2)                                               U1L2X            $47.35
                RC - Zone 3, per month  (Note 2)                                               U1L2X            $104.47
                RC - Zone 4, per month  (Note 2)                                               U1L2X              NA
                NRC - 1st                                                                      U1L2X            $306.00
                NRC - Add'l                                                                    U1L2X            $283.00
                NRC - Disconnect Charge - 1st                                                  U1L2X            $111.10
                NRC - Disconnect Charge - Add'l                                                U1L2X            $18.28
                NRC - Service Order submitted Electronically, per LSR                          SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect             SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                    SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                          SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                        SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                   SOMAN              NA
                NRC - Incremental Charge - Order Coordination - Time Specific (per LSR)        OCOSL            $36.18
       2-Wire Universal Digital Carrier (UDC), statewide, per month                            UDC2X              NA
                Zone 1, per month                                                              UDC2X            $32.34
                Zone 2, per month                                                              UDC2X            $47.35
                Zone 3, per month                                                              UDC2X            $104.47
                Zone 4, per month                                                              UDC2X              NA
                NRC - 1st                                                                      UDC2X            $306.00
                NRC - Add'l                                                                    UDC2X            $283.00
                NRC - Disconnect Charge - 1st                                                  UDC2X            $111.10
                NRC - Disconnect Charge - Add'l                                                UDC2X            $18.28
                NRC - Service Order submitted Electronically, per LSR                          SOMEC             $2.75

                                                                   Attachment 11
                                                                         Table 1
                                                                 Rates - 3 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
---------------------------------------------------------------------------------------------------------------------------
                NRC - Service Order submitted Electronically, per LSR - Disconnect               SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                  SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                      SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                            SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                          SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                     SOMAN              NA
                NRC - Incremental Charge - Order Coordination - Time Specific (per LSR)          OCOSL            $36.18
       2-Wire ADSL Compatible Loop incl Man Svc Inquiry & Fac Reservation
                RC - Statewide, per month                                                        UAL2X              NA
                RC - Zone 1, per month  (Note 2)                                                 UAL2X            $12.78
                RC - Zone 2, per month  (Note 2)                                                 UAL2X            $18.72
                RC - Zone 3, per month  (Note 2)                                                 UAL2X            $41.29
                RC - Zone 4, per month  (Note 2)                                                 UAL2X              NA
                NRC - 1st                                                                        UAL2X            $113.85
                NRC - Add'l                                                                      UAL2X            $99.61
                NRC - Disconnect Charge - 1st                                                    UAL2X            $154.23
                NRC - Disconnect Charge - Add'l                                                  UAL2X            $35.23
                NRC - Service Order submitted Electronically, per LSR                            SOMEC             $2.75
                NRC - Service Order submitted Manually, per LSR                                  SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                      SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                            SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                          SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                     SOMAN              NA
                NRC - Incremental Charge - Order Coordination - Time Specific (per LSR)          OCOSL            $36.18
       2-Wire ADSL Compatible Loop without Man Svc Inquiry & Fac Reservation
       RC - Statewide, per month                                                                 UAL2W              NA
                Zone 1, per month                                                                UAL2W            $12.78
                Zone 2, per month                                                                UAL2W            $18.72
                Zone 3, per month                                                                UAL2W            $41.29
                Zone 4, per month                                                                UAL2W              NA
                NRC - 1st                                                                        UAL2W            $258.86
                NRC - Add'l                                                                      UAL2W            $175.48
                NRC - Disconnect Charge - 1st                                                    UAL2W            $108.29
                NRC - Disconnect Charge - Add'l                                                  UAL2W            $15.46
                NRC - Service Order submitted Electronically, per LSR                            SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect               SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                  SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                      SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                            SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                          SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                     SOMAN              NA
                NRC - Incremental Charge - Order Coordination - Time Specific (per LSR)          OCOSL            $36.18
       2-Wire HDSL Compatible Loop, incl Man Svc Inquiry & Fac Reserv
                RC - Statewide, per month                                                        UHL2X              NA
                RC - Zone 1, per month  (Note 2)                                                 UHL2X             $9.80
                RC - Zone 2, per month  (Note 2)                                                 UHL2X            $14.35
                RC - Zone 3, per month  (Note 2)                                                 UHL2X            $31.65
                RC - Zone 4, per month  (Note 2)                                                 UHL2X              NA
                NRC - 1st                                                                        UHL2X            $113.85
                NRC - Add'l                                                                      UHL2X            $99.61
                NRC - Disconnect Charge - 1st                                                    UHL2X            $154.23
                NRC - Disconnect Charge - Add'l                                                  UHL2X            $35.23
                NRC - Service Order submitted Electronically, per LSR                            SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect               SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                  SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                      SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                            SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                          SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                     SOMAN              NA
                NRC - Incremental Charge - Order Coordination - Time Specific (per LSR)          OCOSL            $36.18
       2-Wire HDSL Compatible Loop, without Man Svc Inquiry & Fac Reserv
       Statewide, per month                                                                      UHL2W              NA
                Zone 1, per month                                                                UHL2W             $9.80
                Zone 2, per month                                                                UHL2W            $14.35
                Zone 3, per month                                                                UHL2W            $31.65
                Zone 4, per month                                                                UHL2W              NA
                NRC - 1st                                                                        UHL2W            $276.19
                NRC - Add'l                                                                      UHL2W            $192.81
                NRC - Disconnect Charge - 1st                                                    UHL2W            $108.29
                NRC - Disconnect Charge - Add'l                                                  UHL2W            $15.46
                NRC - Service Order submitted Electronically, per LSR                            SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect               SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                  SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                      SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                            SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                          SOMAN              NA

                                                                   Attachment 11
                                                                         Table 1
                                                                 Rates - 4 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
--------------------------------------------------------------------------------------------------------------------------
                NRC - Incremental Charge - Manual Service Order - Disconnect                 SOMAN              NA
                NRC - Incremental Charge - Order Coordination - Time Specific (per LSR)      OCOSL            $36.18
       4-Wire HDSL Compatible Loop, incl Man Svc Inquiry & Fac Reserv
CALLING NAME (CNRC)- Statewide, per month                                                    UHL4X              NA
    CNAM (DatabaRC - Zone 1, per month  (Note 2)                                             UHL4X            $14.75
                RC - Zone 2, per month  (Note 2)                                             UHL4X            $21.59
                RC - Zone 3, per month  (Note 2)                                             UHL4X            $47.64
                RC - Zone 4, per month  (Note 2)                                             UHL4X              NA
                NRC - 1st                                                                    UHL4X            $116.91
                NRC - Add'l                                                                  UHL4X            $101.71
                NRC - Disconnect Charge - 1st                                                UHL4X            $161.19
                NRC - Disconnect Charge - Add'l                                              UHL4X            $26.10
                NRC - Service Order submitted Electronically, per LSR                        SOMEC             $2.75

                NRC - Service Order submitted Electronically, per LSR - Disconnect           SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                              SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                  SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                        SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                      SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                 SOMAN              NA
                NRC - Incremental Charge - Order Coordination - Time Specific (per LSR)      OCOSL            $36.18
       4-Wire HDSL Compatible Loop, without Man Svc Inquiry & Fac Res
       Statewide, per month                                                                  UHL4W              NA
                Zone 1, per month                                                            UHL4W            $14.75
                Zone 2, per month                                                            UHL4W            $21.59
                Zone 3, per month                                                            UHL4W            $47.64
                Zone 4, per month                                                            UHL4W              NA
                NRC - 1st                                                                    UHL4W            $333.40
                NRC - Add'l                                                                  UHL4W            $250.01
                NRC - Disconnect Charge - 1st                                                UHL4W            $114.30
                NRC - Disconnect Charge - Add'l                                              UHL4W            $19.58
                NRC - Service Order submitted Electronically, per LSR                        SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect           SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                              SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                  SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                        SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                      SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                 SOMAN              NA
                NRC - Incremental Charge - Order Coordination - Time Specific (per LSR)      OCOSL            $36.18
       4-Wire DS1 Digital Loop
                RC - Statewide, per month                                                    USLXX              NA
                RC - Zone 1, per month  (Note 2)                                             USLXX            $64.69
                RC - Zone 2, per month  (Note 2)                                             USLXX            $94.71
                RC - Zone 3, per month  (Note 2)                                             USLXX            $208.93
                RC - Zone 4, per month  (Note 2)                                             USLXX              NA
                NRC - 1st                                                                    USLXX            $540.00
                NRC - Add'l                                                                  USLXX            $465.00
                NRC - Disconnect Charge - 1st                                                USLXX            $82.85
                NRC - Disconnect Charge - Add'l                                              USLXX            $21.69
                NRC - Service Order submitted Electronically, per LSR                        SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect           SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                              SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                  SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                        SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                      SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                 SOMAN              NA

                NRC - Incremental Charge - Order Coordination - Time Specific (per LSR)      OCOSL            $36.18
       4-Wire 56 Kbps Dig Grade Loop
                RC - Statewide, per month                                                    UDL56              NA
                RC - Zone 1, per month  (Note 2)                                             UDL56            $39.08
                RC - Zone 2, per month  (Note 2)                                             UDL56            $57.21
                RC - Zone 3, per month  (Note 2)                                             UDL56            $126.22
                RC - Zone 4, per month  (Note 2)                                             UDL56              NA
                NRC - 1st                                                                    UDL56            $654.72
                NRC - Add'l                                                                  UDL56            $428.45
                NRC - Disconnect Charge - 1st                                                UDL56            $122.15
                NRC - Disconnect Charge - Add'l                                              UDL56            $27.42
                NRC - Service Order submitted Electronically, per LSR                        SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect           SOMEC             $0.42

                                                                   Attachment 11
                                                                         Table 1
                                                                 Rates - 5 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
--------------------------------------------------------------------------------------------------------------------------
                NRC - Service Order submitted Manually, per LSR                             SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                 SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                SOMAN              NA
                NRC - Incremental Charge - Order Coordination - Time Specific (per LSR)     OCOSL            $36.18
       4-Wire 64 Kbps Dig Grade Loop
                RC - Statewide, per month                                                   UDL64              NA
                RC - Zone 1, per month  (Note 2)                                            UDL64            $39.08
                RC - Zone 2, per month  (Note 2)                                            UDL64            $57.21
                RC - Zone 3, per month  (Note 2)                                            UDL64            $126.22
                RC - Zone 4, per month  (Note 2)                                            UDL64              NA
                NRC - 1st                                                                   UDL64            $654.72
                NRC - Add'l                                                                 UDL64            $428.45

                NRC - Disconnect Charge - 1st                                               UDL64            $122.15
                NRC - Disconnect Charge - Add'l                                             UDL64            $27.42
                NRC - Service Order submitted Electronically, per LSR                       SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect          SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                             SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                 SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                SOMAN              NA
                NRC - Incremental Charge - Order Coordination - Time Specific (per LSR)     OCOSL            $36.18
       2-Wire Unb Copper Loop/Short((less than) or = 18kft), incl Man SI & Fac Res*
                RC - Statewide, per month                                                   UCLPB              NA
                RC - Zone 1, per month  (Note 2)                                            UCLPB            $18.60
                RC - Zone 2, per month  (Note 2)                                            UCLPB            $27.23
                RC - Zone 3, per month  (Note 2)                                            UCLPB            $60.07
                RC - Zone 4, per month  (Note 2)                                            UCLPB              NA
                NRC - 1st                                                                   UCLPB            $389.84
                NRC - Add'l                                                                 UCLPB            $251.26
                NRC - Disconnect Charge - 1st                                               UCLPB            $154.23
                NRC - Disconnect Charge - Add'l                                             UCLPB            $35.23
                NRC - Service Order submitted Electronically, per LSR                       SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect          SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                             SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                 SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect - 1st          SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l        SOMAN              NA
                NRC - Incremental Charge - Manual Order Coordination - per loop             UCLMC            $16.31

       2-Wire Unb Copper Loop/Short ((less than) or = 18kft), without Man SI & Fac Res
       RC - Statewide, per moth                                                             UCLPW              NA
                Zone 1, per month                                                           UCLPW            $18.60
                Zone 2, per month                                                           UCLPW            $27.23
                Zone 3, per month                                                           UCLPW            $60.07
                Zone 4, per month                                                           UCLPW              NA

                NRC - 1st                                                                   UCLPW            $257.00
                NRC - Add'l                                                                 UCLPW            $173.62

                NRC - Disconnect Charge - 1st                                               UCLPW            $108.29
                NRC - Disconnect Charge - Add'l                                             UCLPW            $15.46
                NRC - Service Order submitted Electronically, per LSR                       SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect          SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                             SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                 SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                       SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                     SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect - 1st          SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l        SOMAN              NA
                NRC - Incremental Charge - Manual Order Coordination - per loop             UCLMC            $16.31

       2-Wire Unb Copper Loop/Long (> 18kft), incl Man SI & Fac Res

                RC - Statewide, per month                                                   UCL2L              NA
                RC - Zone 1, per month  (Note 2)                                            UCL2L            $48.79
                RC - Zone 2, per month  (Note 2)                                            UCL2L            $58.13
                RC - Zone 3, per month  (Note 2)                                            UCL2L            $71.17
                RC - Zone 4, per month  (Note 2)                                            UCL2L              NA
                NRC - 1st                                                                   UCL2L            $331.86
                NRC - Add'l                                                                 UCL2L            $193.27

                                                                   Attachment 11
                                                                         Table 1
                                                                 Rates - 6 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
--------------------------------------------------------------------------------------------------------------------------
                NRC - Disconnect Charge - 1st                                                UCL2L            $154.23
                NRC - Disconnect Charge - Add'l                                              UCL2L              NA
                NRC - Service Order submitted Electronically, per LSR                        SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect           SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                              SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                  SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                        SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                      SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect - 1st           SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect - Add'L         SOMAN              NA
                NRC - Incremental Charge - Manual Order Coordination - per loop              UCLMC            $16.31

       2-Wire Unb Copper Loop/Long (> 18kft), without Man SI & Fac Res

       RC - Statewide, per month                                                             UCL2W              NA
                Zone 1, per month                                                            UCL2W            $48.79
                Zone 2, per month                                                            UCL2W            $58.13
                Zone 3, per month                                                            UCL2W            $71.17
                Zone 4, per month                                                            UCL2W              NA
                NRC - 1st                                                                    UCL2W            $199.01
                NRC - Add'l                                                                  UCL2W            $115.63
                NRC - Disconnect Charge - 1st                                                UCL2W            $108.29
                NRC - Disconnect Charge - Add'l                                              UCL2W            $15.46
                NRC - Service Order submitted Electronically, per LSR                        SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect           SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                              SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                  SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                        SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                      SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect - 1st           SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect - Add'L         SOMAN              NA
                NRC - Incremental Charge - Manual Order Coordination - per loop              UCLMC            $16.31
       4-Wire Unb Copper Loop/Short ((less than) or = 18kft), incl Man SI & Fac Res

       Statewide, per month*                                                                 UCL4S              NA
                Zone 1, per month                                                            UCL4S            $25.56
                Zone 2, per month                                                            UCL4S            $30.53
                Zone 3, per month                                                            UCL4S            $32.24
                Zone 4, per month                                                            UCL4S              NA
                NRC - 1st                                                                    UCL4S            $438.27
                NRC - Add'l                                                                  UCL4S            $299.68
                NRC - Disconnect Charge - 1st                                                UCL4S            $161.19
                NRC - Disconnect Charge - Add'l                                              UCL4S            $39.76
                NRC - Service Order submitted Electronically, per LSR                        SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect           SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                              SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                  SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                        SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                      SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                 SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect - Add'L         SOMAN
                NRC - Incremental Charge - Manual Order Coordination - per loop              UCLMC            $16.31
       4-Wire Unb Copper Loop/Short ((less than) or = 18kft), without Man SI & Fac Res

       RC - Statewide, per month                                                             UCL4W              NA
                Zone 1, per month                                                            UCL4W            $25.56
                Zone 2, per month                                                            UCL4W            $30.53
                Zone 3, per month                                                            UCL4W            $32.24
                Zone 4, per month                                                            UCL4W              NA
                NRC - 1st                                                                    UCL4W            $305.43
                NRC - Add'l                                                                  UCL4W            $222.05
                NRC - Disconnect Charge - 1st                                                UCL4W            $114.30
                NRC - Disconnect Charge - Add'l                                              UCL4W            $19.58
                NRC - Service Order submitted Electronically, per LSR                        SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect           SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                              SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                  SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                        SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                      SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                 SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect - Add'L         SOMAN              NA
                NRC - Incremental Charge - Manual Order Coordination - per loop              UCLMC            $16.31
       4-Wire Unb Copper Loop/Long (>18kft), incl Man Svc Inq & Fac Res

                                                                   Attachment 11
                                                                         Table 1
                                                                 Rates - 7 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
--------------------------------------------------------------------------------------------------------------------------
                Statewide, Per month                                                            UCL4L              NA
                Zone 1, per month                                                               UCL4L            $82.70
                Zone 2, per month                                                               UCL4L            $119.02
                Zone 3, per month                                                               UCL4L            $147.54
                Zone 4, per month                                                               UCL4L              NA
                NRC - 1st                                                                       UCL4L            $380.29
                NRC - Add'l                                                                     UCL4L            $241.70
                NRC - Disconnect Charge - 1st                                                   UCL4L            $161.19
                NRC - Disconnect Charge - Add'l                                                 UCL4L            $39.76
                NRC - Service Order submitted Electronically, per LSR                           SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect              SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                 SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                     SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                           SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                         SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                    SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect - Add'L            SOMAN              NA
                NRC - Incremental Charge - Manual Order Coordination - per loop                 UCLMC            $16.31
       4-Wire Unb Copper Loop/Long (>18kft), without Man SI & Fac Res
                Statewide, Per month                                                            UCL4O              NA
                Zone 1, per month                                                               UCL4O            $82.70
                Zone 2, per month                                                               UCL4O            $119.02
                Zone 3, per month                                                               UCL4O            $147.54
                Zone 4, per month                                                               UCL4O              NA
                NRC - 1st                                                                       UCL4O            $247.44
                NRC - Add'l                                                                     UCL4O            $164.06
                NRC - Disconnect Charge - 1st                                                   UCL4O            $114.30
                NRC - Disconnect Charge - Add'l                                                 UCL4O            $19.58
                NRC - Service Order submitted Electronically, per LSR                           SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect              SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                 SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                     SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                           SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                         SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                    SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect - Add'L            SOMAN              NA
                NRC - Incremental Charge - Manual Order Coordination - per loop                 UCLMC            $16.31
       DS3 Local Loop

                DS3 Unbundled Local Loop - per mile                                             1L5ND            $11.77
                DS3 Unbundled Local Loop- per Facility Termination                              UE3PX            $404.58
                NRC -  Facility Termination - 1st                                               UE3PX            $903.37
                NRC -  Facility Termination - Add'l                                             UE3PX            $528.05
                NRC -  Facility Termination - Disconnect - 1st                                  UE3PX            $221.46
                NRC -  Facility Termination - Disconnect - Add'l                                UE3PX            $154.90
                NRC - Manual Svc Order, per LSR                                                 SOMAN            $21.56
                NRC - Manual Svc Order, per LSR disconnect                                      SOMAN             $3.84
                NRC - Electronic Svc Order, per LSR                                             SOMEC             $2.75
                NRC - Electronic Svc Order, per LSR disconnect                                  SOMEC             $0.42
                NRC -  Incremental Charge--Manual Svc Order - 1st                               SOMAN              NA
                NRC -  Incremental Charge--Manual Svc Order - Add'l                             SOMAN              NA
                NRC -  Incremental Cost  - Manual Svc. Order vs. Elect-Disconnect-1st           SOMAN              NA
                NRC -  Incremental Cost  - Manual Svc. Order vs. Elect-Disconnect-Add'l         SOMAN              NA
       STS-1 Local Loop

                STS-1 Unbundled Local Loop - per mile                                           1L5ND            $11.77
                STS-1 Unbundled Local Loop- per Facility Termination                            UDLS1            $446.09
                NRC - STS-1 - Facility Termination - 1st                                        UDLS1            $903.37
                NRC - STS-1 - Facility Termination - Add'l                                      UDLS1            $528.05
                NRC - STS-1 - Facility Termination - Disconnect - 1st                           UDLS1            $221.46
                NRC - STS-1 - Facility Termination - Disconnect - Add'l                         UDLS1            $154.90
                NRC - Manual Svc Order, per LSR                                                 SOMAN            $21.56
                NRC - Manual Svc Order, per LSR disconnect                                      SOMAN             $3.84
                NRC - Electronic Svc Order, per LSR                                             SOMEC             $2.75
                NRC - Electronic Svc Order, per LSR disconnect                                  SOMEC             $0.42
                NRC - STS-1 - Incremental Charge--Manual Svc Order - 1st                        SOMAN              NA
                NRC - STS-1 - Incremental Charge--Manual Svc Order - Add'l                      SOMAN              NA
                NRC - STS-1 - Incremental Cost  - Manual Svc. Order vs. Elect-Disconnect-1st    SOMAN              NA
                NRC - STS-1 - Incremental Cost  - Manual Svc. Order vs. Elect-Disconnect-Add'l  SOMAN              NA
       OC3- Local Loop

                Local Loop - OC3 - per Mile                                                     1L5ND             $8.93
                Local Loop - OC3 - per Facility Termination                                                      $648.60
                NRC - OC3 - Facility Termination - 1st                                                           $966.45
                NRC - OC3 - Facility Termination - Add'l                                                         $408.85

                                                                   Attachment 11
                                                                         Table 1
                                                                 Rates - 8 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
                NRC - OC3 - Facility Termination - Disconnect - 1st                                                        $11.56
                NRC - OC3 - Facility Termination - Disconnect - Add'l                                                      $108.34
                NRC - Manual Svc Order, per LSR                                                                  SOMAN     $21.56
                NRC - Manual Svc Order, per LSR disconnect                                                       SOMAN      $3.84
                NRC - Electronic Svc Order, per LSR                                                              SOMEC      $2.75
                NRC - Electronic Svc Order, per LSR disconnect                                                   SOMEC      $0.42
                NRC - OC3 - Incremental Charge--Manual Svc Order - 1st                                           SOMAN       NA
                NRC - OC3 - Incremental Charge--Manual Svc Order - Add'l                                         SOMAN       NA
                NRC - OC3 -Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-1st                         SOMAN       NA
                NRC - OC3 -Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-Add'l                       SOMAN       NA
       OC -12 Local Loop
                Local Loop - OC12 - per Mile                                                                     1L5ND    $10.99
                Local Loop - OC12 - per Facility Termination                                                              $2,053.06
                NRC - OC12 - Facility Termination - 1st                                                                   $1,183.46
                NRC - OC12 - Facility Termination - Add'l                                                                  $408.85
                NRC - OC12 - Facility Termination - Disconnect - 1st                                                       $111.56
                NRC - OC12 - Facility Termination - Disconnect - Add'l                                                     $108.34
                NRC - Manual Svc Order, per LSR                                                                  SOMAN     $21.56
                NRC - Manual Svc Order, per LSR disconnect                                                       SOMAN      $3.84
                NRC - Electronic Svc Order, per LSR                                                              SOMEC      $2.75
                NRC - Electronic Svc Order, per LSR disconnect                                                   SOMEC      $0.42
                NRC -OC12 - Incremental Charge - Manual Svc Order - 1st                                          SOMAN       NA
                NRC - OC12 - Incremental Charge - Manual Svc Order - Add'l                                       SOMAN       NA
                NRC - OC12 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect-1st                         SOMAN       NA
                NRC - OC12 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect-Add'l                       SOMAN       NA
       OC - 48 Local Loop
                Local Loop - OC48 - per Mile                                                                     1L5ND     $36.04
                Local Loop - OC48 - per Facility Termination                                                              $1,685.97
                Local Loop - OC12 interface on OC48 Facility                                                               $587.71
                NRC - OC48 - Facility Termination - 1st                                                                   $1,183.46
                NRC - OC48 - Facility Termination - Add'l                                                                  $408.85
                NRC - OC48 - Interface OC12 on OC48 - 1st                                                                  $543.72
                NRC - OC48 - Interface OC12 on OC48 - Add'l                                                                $312.05
                NRC - OC48 - Facility Termination - Disconnect - 1st                                                       $111.56
                NRC - OC48 - Facility Termination - Disconnect - Add'l                                                     $108.34
                 NRC - OC48- Interface OC12 on OC48 - Disconnect - 1st                                                     $111.56
                NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l                                                   $108.34
                NRC - Manual Svc Order, per LSR                                                                  SOMAN     $21.56
                NRC - Manual Svc Order, per LSR disconnect                                                       SOMAN      $3.84
                NRC - Electronic Svc Order, per LSR                                                              SOMEC      $2.75
                NRC - Electronic Svc Order, per LSR disconnect                                                   SOMEC      $0.42
                NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconnect-1st                  SOMAN       NA
                NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconnect-Add'l                SOMAN       NA
                NRC - OC48 - Interface - Manual Svc Order vs Electronic-Disconnect-1st                           SOMAN       NA
                NRC - OC48 - Interface - Manual Svc Order vs Electronic-Disconnect-Add'l                         SOMAN       NA
                NRC - OC-48 -  Incremental Charge--Manual Svc Order-1st                                          SOMAN       NA
                NRC - OC-48 -  Incremental Charge--Manual Svc Order-Add'l                                        SOMAN       NA
                NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc Order-1st                   SOMAN       NA
                NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc Order-Add'l                 SOMAN       NA

       Unbundled Loop Modification/Conditioning
                NRC - Load Coil/Equipment Removal per 2 Wire pair - Loops less than or equal to 18kft **         ULM2L     $65.40
                NRC - Load Coil/Equipment Removal per 2 Wire pair - Loops greater than 18kft - 1st **            ULM2G     $710.71
                NRC - Load Coil/Equipment Removal per 2 Wire pair - Loops greater than 18kft -Add'l **           ULM2G     $23.77
                NRC - Load Coil/Equipment Removal per 4 Wire pair - Loops less than or equal to 18kft **         ULM4L     $65.40
                NRC - Load Coil/Equipment Removal per 4 Wire pair - Loops greater than 18kft - 1st **            ULM4G     $710.71
                NRC - Load Coil/Equipment Removal per 4 Wire pair - Loops greater than 18kft -Add'l **           ULM4G     $23.77
                NRC - Bridge Tap Removal per pair unloaded **                                                    ULMBT     $65.44

       UNBUNDLED SUB-LOOPS
       SUB-LOOP DISTRIBUTION
            Cross-Box Set-Up
                NRC - Set-Up per Cross Box location in the field - CLEC Feeder Facility set-up                   USBSA     $711.78
                NRC - Set-Up per Cross Box location in the field - per 25 pair panel set-up                      USBSB     $45.28
                NRC - Set-Up per Building Equipment Room - CLEC Feeder Facility set-up                           USBSC     $333.44
                NRC - Set-Up per Building Equipment Room - per 25 pair panel set-up                              USBSD     $109.85
       Loop Distribution per 2-Wire Analog VG Sub-Loop, per month                                                USBN2       NA
                Zone 1, per month                                                                                USBN2      $9.36
                Zone 2, per month                                                                                USBN2     $12.49
                Zone 3, per month                                                                                USBN2     $16.13
                Zone 4, per month                                                                                USBN2       NA
                NRC - 1st                                                                                        USBN2     $139.20
                NRC - Add'l                                                                                      USBN2     $61.94
                NRC - Disconnect Charge - 1st                                                                    USBN2     $98.49
                NRC - Disconnect Charge - Add'l                                                                  USBN2     $13.08
                NRC - Service Order submitted Electronically, per LSR                                            SOMEC      $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect                               SOMEC      $0.42

                                                                   Attachment 11
                                                                         Table 1
                                                                 Rates - 9 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
--------------------------------------------------------------------------------------------------------------------------

                NRC - Service Order submitted Manually, per LSR                               SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                   SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                         SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                       SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                  SOMAN              NA
                NRC - Incremental Charge - Manual Order Coordination - per loop               USBMC            $16.31
       Loop Distribution per 4-Wire Analog VG Sub-Loop, per month                             USBN4              NA
                Zone 1, per month                                                             USBN4            $10.12
                Zone 2, per month                                                             USBN4            $18.29
                Zone 3, per month                                                             USBN4            $26.09
                Zone 4, per month                                                             USBN4              NA
                NRC - 1st                                                                     USBN4            $165.68
                NRC - Add'l                                                                   USBN4            $88.42
                NRC - Disconnect Charge - 1st                                                 USBN4            $104.31
                NRC - Disconnect Charge - Add'l                                               USBN4            $17.15
                NRC - Service Order submitted Electronically, per LSR                         SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect            SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                               SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                   SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                         SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                       SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                  SOMAN              NA
                NRC - Incremental Charge - Manual Order Coordination - per loop               USBMC            $16.31
       Loop Distribution per 2 Wire Unbundled Copper Sub-Loop, per month                      UCS2X              NA
                Zone 1, per month                                                             UCS2X             $7.91
                Zone 2, per month                                                             UCS2X            $10.37
                Zone 3, per month                                                             UCS2X            $12.76
                Zone 4, per month                                                             UCS2X              NA
                NRC - 1st                                                                     UCS2X            $139.20
                NRC - Add'l                                                                   UCS2X            $61.94
                NRC - Disconnect Charge - 1st                                                 UCS2X            $98.49
                NRC - Disconnect Charge - Add'l                                               UCS2X            $13.08
                NRC - Service Order submitted Electronically, per LSR                         SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect            SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                               SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                   SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                         SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                       SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                  SOMAN              NA
                NRC - Incremental Charge - Manual Order Coordination - per loop               USBMC            $16.31
       Loop Distribution per 4 Wire Unbundled Copper Sub-Loop, per month                      UCS4X              NA
                Zone 1, per month                                                             UCS4X             $7.11
                Zone 2, per month                                                             UCS4X            $11.26
                Zone 3, per month                                                             UCS4X            $16.92
                Zone 4, per month                                                             UCS4X              NA
                NRC - 1st                                                                     UCS4X            $165.68
                NRC - Add'l                                                                   UCS4X            $88.42
                NRC - Disconnect Charge - 1st                                                 UCS4X            $104.31
                NRC - Disconnect Charge - Add'l                                               UCS4X            $17.15
                NRC - Service Order submitted Electronically, per LSR                         SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect            SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                               SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                   SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                         SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                       SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                  SOMAN              NA
                NRC - Incremental Charge - Manual Order Coordination - per loop               USBMC            $16.31
       Sub-Loop-Intrabldg Ntwk Cable (aka riser cable), 2W analog, per mo                     USBR2             $3.87
                NRC - 1st                                                                     USBR2            $113.62
                NRC - Add'l                                                                   USBR2            $36.36
                NRC - Disconnect Charge - 1st                                                 USBR2            $98.49
                NRC - Disconnect Charge - Add'l                                               USBR2            $13.08
                NRC - Service Order submitted Electronically, per LSR                         SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect            SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                               SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                   SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                         SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                       SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                  SOMAN              NA
                NRC - Incremental Charge - Manual Order Coordination - per loop               USBMC            $16.31
       Sub-Loop-Intrabldg Ntwk Cable (aka riser cable), 4W analog, per mo                     USBR4             $7.20
                NRC - 1st                                                                     USBR4            $126.10
                NRC - Add'l                                                                   USBR4            $48.84
                NRC - Disconnect Charge - 1st                                                 USBR4            $104.31
                NRC - Disconnect Charge - Add'l                                               USBR4            $17.15
                NRC - Service Order submitted Electronically, per LSR                         SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect            SOMEC             $0.42

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 10 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
----------------------------------------------------------------------------------------------------------------------------
                NRC - Service Order submitted Manually, per LSR                                    SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                        SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                              SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                            SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                       SOMAN              NA
                NRC - Incremental Charge - Manual Order Coordination - per loop                    USBMC            $16.31

       SUB-LOOP FEEDER

            Cross-Box Set-Up

                NRC - DS0 Set-Up per Cross Box location - CLEC Distribution Facility set-up        USBFW            711.78
                NRC - DS0 Set-Up per Cross Box location - per 25 pair panel set-up                 USBFX             45.28
                NRC - DS1 Set-Up per Cross Box location - CLEC Distribution Facility set-up        USBFY            711.78
                NRC - DS1 Set-Up per Cross Box location - per pair panel set-up                    USBFZ             45.28

       2-Wire Analog VG Ground-Start Unbundled Sub-Loop Feeder, per month                          USBFA              NA
                Zone 1, per month                                                                  USBFA            $10.75
                Zone 2, per month                                                                  USBFA            $11.57
                Zone 3, per month                                                                  USBFA            $13.51
                Zone 4, per month                                                                  USBFA              NA
                NRC - 1st                                                                          USBFA            $193.62
                NRC - Add'l                                                                        USBFA            $113.00
                NRC - Disconnect Charge - 1st                                                      USBFA            $116.59
                NRC - Disconnect Charge - Add'l                                                    USBFA            $26.70
                NRC - Service Order submitted Electronically, per LSR                              SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect                 SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                    SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                        SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                              SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                            SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                       SOMAN              NA

       2-Wire Analog VG Loop-Start Unbundled Sub-Loop Feeder, per month                            USBFB              NA
                Zone 1, per month                                                                  USBFB            $10.75
                Zone 2, per month                                                                  USBFB            $11.57
                Zone 3, per month                                                                  USBFB            $13.51
                Zone 4, per month                                                                  USBFB              NA
                NRC - 1st                                                                          USBFB            $193.62
                NRC - Add'l                                                                        USBFB            $113.00
                NRC - Disconnect Charge - 1st                                                      USBFB            $116.59
                NRC - Disconnect Charge - Add'l                                                    USBFB            $26.70
                NRC - Service Order submitted Electronically, per LSR                              SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect                 SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                    SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                        SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                              SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                            SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                       SOMAN              NA

       2-Wire Analog VG Reverse Battery Unb Sub-Loop Feeder, per month                             USBFC              NA
                Zone 1, per month                                                                  USBFC            $10.75
                Zone 2, per month                                                                  USBFC            $11.57
                Zone 3, per month                                                                  USBFC            $13.51
                Zone 4, per month                                                                  USBFC              NA
                NRC - 1st                                                                          USBFC            $193.62
                NRC - Add'l                                                                        USBFC            $113.00
                NRC - Disconnect Charge - 1st                                                      USBFC            $116.59
                NRC - Disconnect Charge - Add'l                                                    USBFC            $26.70
                NRC - Service Order submitted Electronically, per LSR                              SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect                 SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                    SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                        SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                              SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                            SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                       SOMAN              NA

       4-Wire Analog VG Ground-Start Unbundled Sub-Loop Feeder, per month                          USBFD              NA
                Zone 1, per month                                                                  USBFD            $23.35
                Zone 2, per month                                                                  USBFD            $27.94
                Zone 3, per month                                                                  USBFD            $40.51
                Zone 4, per month                                                                  USBFD              NA
                NRC - 1st                                                                          USBFD            $222.74
                NRC - Add'l                                                                        USBFD            $140.22
                NRC - Disconnect Charge - 1st                                                      USBFD            $127.64
                NRC - Disconnect Charge - Add'l                                                    USBFD            $32.91
                NRC - Service Order submitted Electronically, per LSR                              SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect                 SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                    SOMAN            $21.56


                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 11 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
--------------------------------------------------------------------------------------------------------------------------

                NRC - Service Order submitted Manually, per LSR, Disconnect               SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                     SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                   SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect              SOMAN              NA

       4-Wire Analog VG Loop-Start Unbundled Sub-Loop Feeder, per month                   USBFE              NA
                Zone 1, per month                                                         USBFE            $23.35
                Zone 2, per month                                                         USBFE            $27.94
                Zone 3, per month                                                         USBFE            $40.51
                Zone 4, per month                                                         USBFE              NA
                NRC - 1st                                                                 USBFE            $222.74
                NRC - Add'l                                                               USBFE            $140.22
                NRC - Disconnect Charge - 1st                                             USBFE            $127.64
                NRC - Disconnect Charge - Add'l                                           USBFE            $32.91
                NRC - Service Order submitted Electronically, per LSR                     SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect        SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                           SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect               SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                     SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                   SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect              SOMAN              NA

       2-Wire ISDN Unbundled Sub-Loop Feeder, per month                                   USBFF              NA
                Zone 1, per month                                                         USBFF            $22.39
                Zone 2, per month                                                         USBFF            $25.85
                Zone 3, per month                                                         USBFF            $26.12
                Zone 4, per month                                                         USBFF      NA
                NRC - 1st                                                                 USBFF            $222.74
                NRC - Add'l                                                               USBFF            $140.22
                NRC - Disconnect Charge - 1st                                             USBFF            $127.64
                NRC - Disconnect Charge - Add'l                                           USBFF            $32.91
                NRC - Service Order submitted Electronically, per LSR                     SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect        SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                           SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect               SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                     SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                   SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect              SOMAN              NA

       4-Wire DSI Unbundled Sub-Loop Feeder, per month                                    USBFG              NA
                Zone 1, per month                                                         USBFG            $56.00
                Zone 2, per month                                                         USBFG            $80.13
                Zone 3, per month                                                         USBFG            $156.12
                Zone 4, per month                                                         USBFG              NA
                NRC - 1st                                                                 USBFG            $211.55
                NRC - Add'l                                                               USBFG            $129.04
                NRC - Disconnect Charge - 1st                                             USBFG            $127.78
                NRC - Disconnect Charge - Add'l                                           USBFG            $33.06
                NRC - Service Order submitted Electronically, per LSR                     SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect        SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                           SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect               SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                     SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                   SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect              SOMAN              NA

       2-Wire Copper Unbundled Sub-Loop Feeder, per month                                 USBFH              NA
                Zone 1, per month                                                         USBFH            $11.01
                Zone 2, per month                                                         USBFH             $9.78
                Zone 3, per month                                                         USBFH             $7.83
                Zone 4, per month                                                         USBFH              NA
                NRC - 1st                                                                 USBFH            $175.18
                NRC - Add'l                                                               USBFH            $92.66
                NRC - Disconnect Charge - 1st                                             USBFH            $113.67
                NRC - Disconnect Charge - Add'l                                           USBFH            $20.84
                NRC - Service Order submitted Electronically, per LSR                     SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect        SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                           SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect               SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                     SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                   SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect              SOMAN              NA
                NRC - Incremental Charge - Manual Order Coordination - per loop           USBMC            $16.31

       4-Wire Copper Unbundled Sub-Loop Feeder, per month                                 USBFJ              NA
                Zone 1, per month                                                         USBFJ            $20.59
                Zone 2, per month                                                         USBFJ            $21.48

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 12 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
                Zone 3, per month                                                             USBFJ            $17.70
                Zone 4, per month                                                             USBFJ              NA
                NRC - 1st                                                                     USBFJ            $209.61
                NRC - Add'l                                                                   USBFJ            $127.09
                NRC - Disconnect Charge - 1st                                                 USBFJ            $119.80
                NRC - Disconnect Charge - Add'l                                               USBFJ            $25.07
                NRC - Service Order submitted Electronically, per LSR                         SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect            SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                               SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                   SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                         SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                       SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                  SOMAN              NA
                NRC - Incremental Charge - Manual Order Coordination - per loop               USBMC            $16.31

       4-Wire 2.4 KBPS Digital Unbundled Sub-Loop Feeder, per month                           USBFK              NA
                Zone 1, per month                                                             USBFK            $24.89
                Zone 2, per month                                                             USBFK            $28.83
                Zone 3, per month                                                             USBFK            $29.16
                Zone 4, per month                                                             USBFK              NA
                NRC - 1st                                                                     USBFK            $211.32
                NRC - Add'l                                                                   USBFK            $128.81
                NRC - Disconnect Charge - 1st                                                 USBFK            $127.64
                NRC - Disconnect Charge - Add'l                                               USBFK            $32.91
                NRC - Service Order submitted Electronically, per LSR                         SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect            SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                               SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                   SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                         SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                       SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                  SOMAN              NA

       4-Wire 4.8 KBPS Digital Unbundled Sub-Loop Feeder, per month                           USBFL              NA
                Zone 1, per month                                                             USBFL            $24.89
                Zone 2, per month                                                             USBFL            $28.83
                Zone 3, per month                                                             USBFL            $29.16
                Zone 4, per month                                                             USBFL              NA
                NRC - 1st                                                                     USBFL            $211.32
                NRC - Add'l                                                                   USBFL            $128.81
                NRC - Disconnect Charge - 1st                                                 USBFL            $127.64
                NRC - Disconnect Charge - Add'l                                               USBFL            $32.91
                NRC - Service Order submitted Electronically, per LSR                         SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect            SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                               SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                   SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                         SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                       SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                  SOMAN              NA

       4-Wire 9.6 KBPS Digital Unbundled Sub-Loop Feeder, per month                           USBFM              NA
                Zone 1, per month                                                             USBFM            $24.89
                Zone 2, per month                                                             USBFM            $28.83
                Zone 3, per month                                                             USBFM            $29.16
                Zone 4, per month                                                             USBFM              NA
                NRC - 1st                                                                     USBFM            $211.32
                NRC - Add'l                                                                   USBFM            $128.81
                NRC - Disconnect Charge - 1st                                                 USBFM            $127.64
                NRC - Disconnect Charge - Add'l                                               USBFM            $32.91
                NRC - Service Order submitted Electronically, per LSR                         SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect            SOMEC             $0.42

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 13 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
                NRC - Service Order submitted Manually, per LSR                                  SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                      SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                            SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                          SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                     SOMAN              NA

       4-Wire 19.2 KBPS Digital Unbundled Sub-Loop Feeder, per month                             USBFN              NA
                Zone 1, per month                                                                USBFN            $24.89
                Zone 2, per month                                                                USBFN            $28.83
                Zone 3, per month                                                                USBFN            $29.16
                Zone 4, per month                                                                USBFN              NA
                NRC - 1st                                                                        USBFN            $211.32
                NRC - Add'l                                                                      USBFN            $128.81
                NRC - Disconnect Charge - 1st                                                    USBFN            $127.64
                NRC - Disconnect Charge - Add'l                                                  USBFN            $32.91
                NRC - Service Order submitted Electronically, per LSR                            SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect               SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                  SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                      SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                            SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                          SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                     SOMAN              NA

       4-Wire 56 KBPS Digital Unbundled Sub-Loop Feeder, per month                               USBFO              NA
                Zone 1, per month                                                                USBFO            $24.89
                Zone 2, per month                                                                USBFO            $28.83
                Zone 3, per month                                                                USBFO            $29.16
                Zone 4, per month                                                                USBFO              NA
                NRC - 1st                                                                        USBFO            $211.32
                NRC - Add'l                                                                      USBFO            $128.81
                NRC - Disconnect Charge - 1st                                                    USBFO            $127.64
                NRC - Disconnect Charge - Add'l                                                  USBFO            $32.91
                NRC - Service Order submitted Electronically, per LSR                            SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect               SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                  SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                      SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                            SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                          SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                     SOMAN              NA

       4-Wire 64 KBPS Digital Unbundled Sub-Loop Feeder, per month                               USBFP              NA
                Zone 1, per month                                                                USBFP            $24.89
                Zone 2, per month                                                                USBFP            $28.83
                Zone 3, per month                                                                USBFP            $29.16
                Zone 4, per month                                                                USBFP              NA
                NRC - 1st                                                                        USBFP            $211.32
                NRC - Add'l                                                                      USBFP            $128.81
                NRC - Disconnect Charge - 1st                                                    USBFP            $127.64
                NRC - Disconnect Charge - Add'l                                                  USBFP            $32.91
                NRC - Service Order submitted Electronically, per LSR                            SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect               SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                  SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                      SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                            SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                          SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                     SOMAN              NA

       Unbundled Sub-Loop Modification

                NRC - Load Coil/Equipment Removal per 2 Wire pair - 1st                          ULM2X            $357.81
                NRC - Load Coil/Equipment Removal per 2 Wire pair - Add'l                        ULM2X             $8.15
                NRC - Load Coil/Equipment Removal per 4 Wire pair - 1st                          ULM4X            $357.81
                NRC - Load Coil/Equipment Removal per 4 Wire pair - Add'l                        ULM4X             $8.15
                NRC - Bridge Tap Removal per pair unloaded - 1st                                 ULMBT            $562.71
                NRC - Bridge Tap Removal per pair unloaded - Add'l                               ULMBT            $10.19

       Loop Make Up
                NRC - Loop Makeup - Preordering Without Reservation, per working
                facility queried (Manual) **                                                     UMKLW           $134.00
                Loop Makeup - Preordering Without Reservation, per spare
                facility queried (Manual) Maximum number of spare facilities
                per manual LMUSI is 3.**                                                         UMKLW           $134.00
                NRC - Loop Makeup - Preordering With Reservation, per
                spare facility queried (Manual) Max number of spare facilities
                per manual LMUSI is 3.**                                                         UMKLP           $140.00
                NRC - Loop Makeup - Preordering Without Reservation, per working
                facility queried (Mechanized)**                                                                    $1.08
                Loop Makeup - Preordering Without Reservation, per
                spare facility queried (Mechanized) Max number of spare
                facilities per mechanized LMUSI is 10.**                                                           $1.08
                Loop Makeup - Preordering With Reservation, per spare facility queried
                (Mechanized) Max number of spare facilities per mechanized
                LMUSI is 10.**                                                                                     $1.08

       Unbundled Network Terminating Wire, per pair, per month                                   UENPP             $0.46
                NRC - UNTW Pair, per pair                                                        UENPP            $65.35
                NRC - Disconnect Charge, per pair                                                UENPP              NA
                NRC - Service Order submitted Electronically, per LSR                            SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect               SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                  SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                      SOMAN             $3.84

       Sub-Loop Concentration - Channelization Sys (Outside CO)
                NRC - Service Order submitted Electronically, per LSR                            SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect               SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                                  SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                      SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                            SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                          SOMAN              NA
            TR008 - System A (96 channel capacity - channels 1-96), per month                    UCT8A            $477.76
                NRC - 1st                                                                        UCT8A            $408.22

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 14 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
---------------------------------------------------------------------------------------------------------------------------
                NRC - Add'l                                                             UCT8A            $222.37
                NRC-Disconnect, 1st                                                     UCT8A            $236.02
                NRC-Disconnect, Add'l                                                   UCT8A            $74.84
            TR008 - System B (96 channel capacity - channels 97-192), per month         UCT8B            $85.12
                NRC - 1st                                                               UCT8B            $408.22
                NRC - Add'l                                                             UCT8B            $222.37
                NRC-Disconnect, 1st                                                     UCT8B            $236.02
                NRC-Disconnect, Add'l                                                   UCT8B            $74.84
            TR303 - System A (96 channel capacity - channels 1-96), per month           UCT3A            $512.86
                NRC - 1st                                                               UCT3A            $408.22
                NRC - Add'l                                                             UCT3A            $222.37
                NRC-Disconnect, 1st                                                     UCT3A            $236.02
                NRC-Disconnect, Add'l                                                   UCT3A            $74.84
            TR303 - System B (96 channel capacity - channels 97-192), per month         UCT3B            $120.21
                NRC - 1st                                                               UCT3B            $408.22
                NRC - Add'l                                                             UCT3B            $222.37
                NRC-Disconnect, 1st                                                     UCT3B            $236.02
                NRC-Disconnect, Add'l                                                   UCT3B            $74.84
            DS1 Feeder Interface, per month                                             UCTFS              NA
                Zone 1, per month                                                       UCTFS            $56.65
                Zone 2, per month                                                       UCTFS            $65.86
                Zone 3, per month                                                       UCTFS            $107.08
                Zone 4, per month                                                       UCTFS              NA
                NRC 1st                                                                 UCTFS            $211.55
                NRC Add'l                                                               UCTFS            $129.04
                NRC-Disconnect, 1st                                                     UCTFS            $127.78
                NRC-Disconnect, Add'l                                                   UCTFS            $33.06
            Channel Interface-2 Wire Voice-Loop Start or Ground Start, per mo           ULCC2             $2.12
                NRC 1st                                                                 ULCC2            $21.07
                NRC Add'l                                                               ULCC2            $20.96
                NRC-Disconnect, 1st                                                     ULCC2             $9.99
                NRC-Disconnect, Add'l                                                   ULCC2             $9.93
            Channel Interface - 2 Wire ISDN, per month                                  ULCC1             $8.48
                NRC 1st                                                                 ULCC1            $21.07
                NRC Add'l                                                               ULCC1            $20.96
                NRC-Disconnect, 1st                                                     ULCC1             $9.99
                NRC-Disconnect, Add'l                                                   ULCC1             $9.93
            Channel Interface - 2 Wire Voice - Reverse Battery, per month               ULCCR            $12.61
            .   NRC 1st                                                                 ULCCR            $21.07
                NRC Add'l                                                               ULCCR            $20.96
                NRC-Disconnect, 1st                                                     ULCCR             $9.99
                NRC-Disconnect, Add'l                                                   ULCCR             $9.93
            Channel Interface - 4 Wire Voice (Specials Card), per month                 ULCC4             $7.52
                NRC 1st                                                                 ULCC4            $21.07
                NRC Add'l                                                               ULCC4            $20.96
                NRC-Disconnect, 1st                                                     ULCC4             $9.99
                NRC-Disconnect, Add'l                                                   ULCC4             $9.93
            Test Circuit, per month                                                     UCTTC            $36.76
                NRC 1st                                                                 UCTTC            $21.07
                NRC Add'l                                                               UCTTC            $20.96
                NRC-Disconnect, 1st                                                     UCTTC             $9.99
                NRC-Disconnect, Add'l                                                   UCTTC             $9.93
            Channel Interface - Digital 56Kbps, per month                               ULCC5            $11.14
                NRC 1st                                                                 ULCC5            $21.07
                NRC Add'l                                                               ULCC5            $20.96
                NRC-Disconnect, 1st                                                     ULCC5             $9.99
                NRC-Disconnect, Add'l                                                   ULCC5             $9.93
            Channel Interface - Digital 64Kbps, per month                               ULCC6            $11.14
                NRC 1st                                                                 ULCC6            $21.07
                NRC Add'l                                                               ULCC6            $20.96
                NRC-Disconnect, 1st                                                     ULCC6             $9.99
                NRC-Disconnect, Add'l                                                   ULCC6             $9.93
       Loop Concentration System (Inside C.O.)
                NRC - Service Order submitted Electronically, per LSR                   SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect      SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                         SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect             SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                   SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                 SOMAN              NA
            TR008 -System A (96 channel capacity - channels 1-96), per month            UCT8A            $470.73
                NRC - 1st                                                               UCT8A            $651.05
                NRC - Add'l                                                             UCT8A              NA
                NRC-Disconnect, 1st                                                     UCT8A              NA
                NRC-Disconnect, Add'l                                                   UCT8A              NA
            TR008 -System B (96 channel capacity - channels 97-192), per month          UCT8B            $55.96
                NRC - 1st                                                               UCT8B            $271.27
                NRC - Add'l                                                             UCT8B              NA

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 15 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
---------------------------------------------------------------------------------------------------------------------------
                NRC-Disconnect, 1st                                                          UCT8B              NA
                NRC-Disconnect, Add'l                                                        UCT8B              NA
            TR303 - System A (96 channel capacity - channels 1-96), per month                UCT3A            $510.37
                NRC - 1st                                                                    UCT3A            $651.05
                NRC - Add'l                                                                  UCT3A              NA
                NRC-Disconnect, 1st                                                          UCT3A              NA
                NRC-Disconnect, Add'l                                                        UCT3A              NA
            TR303 - System B (96 channel capacity - channels 97-192), per month              UCT3B            $94.30
                NRC - 1st                                                                    UCT3B            $271.27
                NRC - Add'l                                                                  UCT3B              NA
                NRC-Disconnect, 1st                                                          UCT3B              NA
                NRC-Disconnect, Add'l                                                        UCT3B              NA
            DS1 Interface, per month                                                         UCTCO             $5.28
                NRC 1st                                                                      UCTCO            $126.61
                NRC Add'l                                                                    UCTCO            $92.17
                NRC-Disconnect, 1st                                                          UCTCO            $31.11
                NRC-Disconnect, Add'l                                                        UCTCO             $8.71
            Channel Interface-2 Wire Voice-Loop Start or Ground Start, per month             ULCC2             $2.10
                NRC 1st                                                                      ULCC2            $21.07
                NRC Add'l                                                                    ULCC2            $20.96
                NRC-Disconnect, 1st                                                          ULCC2             $9.99
                NRC-Disconnect, Add'l                                                        ULCC2             $9.93
            Channel Interface - 2 Wire ISDN, per month                                       ULCC1             $8.38
                NRC 1st                                                                      ULCC1            $21.07
                NRC Add'l                                                                    ULCC1            $20.96
                NRC-Disconnect, 1st                                                          ULCC1             $9.99
                NRC-Disconnect, Add'l                                                        ULCC1             $9.93
            Channel Interface - 2 Wire Voice - Reverse Battery, per month                    ULCCR            $12.46
            .   NRC 1st                                                                      ULCCR            $21.07
                NRC Add'l                                                                    ULCCR            $20.96
                NRC-Disconnect, 1st                                                          ULCCR             $9.99
                NRC-Disconnect, Add'l                                                        ULCCR             $9.93
            Channel Interface - 4 Wire Voice, per month                                      ULCC4             $7.43
                NRC 1st                                                                      ULCC4            $21.07
                NRC Add'l                                                                    ULCC4            $20.96
                NRC-Disconnect, 1st                                                          ULCC4             $9.99
                NRC-Disconnect, Add'l                                                        ULCC4             $9.93
            Test Circuit, per month                                                          UCTTC             36.31
                NRC 1st                                                                      UCTTC            $21.07
                NRC Add'l                                                                    UCTTC            $20.96
                NRC-Disconnect, 1st                                                          UCTTC             $9.99
                NRC-Disconnect, Add'l                                                        UCTTC             $9.93
            Channel Interface - Digital 56Kbps, per month                                    ULCC5            $11.01
                NRC 1st                                                                      ULCC5            $21.07
                NRC Add'l                                                                    ULCC5            $20.96
                NRC-Disconnect, 1st                                                          ULCC5             $9.99
                NRC-Disconnect, Add'l                                                        ULCC5             $9.93
            Channel Interface - Digital 64Kbps, per month                                    ULCC6            $11.01
                NRC 1st                                                                      ULCC6            $21.07
                NRC Add'l                                                                    ULCC6            $20.96
                NRC-Disconnect, 1st                                                          ULCC6             $9.99
                NRC-Disconnect, Add'l                                                        ULCC6             $9.93

       LINE SHARING
                2-Wire analog VG (SL1) for Line Sharing
                RC - per month (Note 3) **                                                                      TBD
                NRC - 1st (Note 3) **                                                                           TBD
                NRC -  Add'l (Note 3) **                                                                        TBD

                System Splitter - 96 Line Capacity
                RC - Per month **                                                            ULSDA            $100.00
                NRC - 1st  **                                                                ULSDA            $150.00
                NRC - Addl **                                                                ULSDA             $0.00
                NRC - Disconnect 1st **                                                      ULSDA            $150.00
                NRC - Disconnect Add'l **                                                    ULSDA             $0.00

                System Splitter - 24 Line Capacity
                RC - Per month **                                                            ULSDB            $25.00
                NRC - 1st  **                                                                ULSDB            $150.00
                NRC - Addl **                                                                ULSDB             $0.00
                NRC - Disconnect 1st **                                                      ULSDB            $150.00
                NRC - Disconnect Add'l **                                                    ULSDB             $0.00

                Loop Capacity, Line Activation Per Occurrence
                RC - Per Month **                                                            ULSDC             $6.00
                NRC - 1st  **                                                                ULSDC            $40.00
                NRC - Addl **                                                                ULSDC            $22.00

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 16 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
---------------------------------------------------------------------------------------------------------------------------

                NRC - Service Order submitted Electronically, per LSR                        SOMEC             $2.75
                NRC - Service Order submitted Electronically, per LSR - Disconnect           SOMEC             $0.42
                NRC - Service Order submitted Manually, per LSR                              SOMAN            $21.56
                NRC - Service Order submitted Manually, per LSR, Disconnect                  SOMAN             $3.84
                NRC - Incremental Charge - Manual Service Order - 1st                        SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Add'l                      SOMAN              NA
                NRC - Incremental Charge - Manual Service Order - Disconnect                 SOMAN              NA

                Subsequent Activity - Per Occurrence

                NRC - 1st **                                                                 ULSDS            $30.00
                NRC - Addl **                                                                ULSDS            $15.00

                * Interim Rates subject to true-up
               ** TN rates are interim and subject to true-up.

       NOTES:

          1 In states where a specific NRC for customer transfer, feature additions and changes is not stated, the applicable NRC from the appropriate tariff applies.

          2 Geographically Deaveraged UNE Zones and applicable rates have been established for certain services, as shown in this Agreement. Where Geographically Deaveraged UNE Zones and applicable rates are established, Statewide rates are obsolete. Further, BellSouth is in the process of enhancing its billing systems in order to accomodate this Geographically Deaveraged UNE Zone Rate Structure. Until these enhancements are accomplished, estimated to be mid 2001, the UNE Zone 1 rate will be billed for all services residing in Zones 1, 2, 3 or 4, i.e., Rates for services residing in UNE Zones 2, 3 and UNE Zone 4, where applicable, will not be billed. Once billing enhancements are complete, all applicable UNE Zone rates reflected in this Agreement will be billed. Reference Internet Website http://www.interconnection.bellsouth.com/become_clec/ docs/interconnection/deavuzns.pdf to view Geographically Deaveraged UNE Zone Designations by Central Office. There will be no retroactive true-up for Zones 2,

          3 The recurring interim and nonrecurring interim rates in TN for 2-Wire analog VG (SL1) for Line Sharing is for a stand-alone loop purchased by CLEC-1 to provide both analog voice service and xDSL services or in the event CLEC-1 wishes to continue providing xDSL services to an end-user who terminates its BellSouth-provided voice service. These rates apply when CLEC-1 purchases the splitter from BellSouth.

         4 If no rate is identified in the contract, the rate for the specific service or function will be as ordered by the Commision. If the Commission has not ordered a rate then the rates will be as set forth in applicable BellSouth tariff or as negotiated by the Parties upon request by either Party.

         5 The prices that ITC/\DeltaCom shall pay to BellSouth for Network Elements and Other Services are as set forth in Attachment 11. It is the intent of the Parties that where applicable state commissions have approved rates for network elements and other services set forth in this Agreement as of the date of the date hereof, such rates have been included in Attachment 11.

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 17 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
    DESCRIPTION                                                                                                    USOC       FL
 LOCAL EXCHANGE SWITCHING (PORTS)
    2-Wire Analog Line Port (Res., Bus.), per month
              2-Wire Voice Grade Line Port (Residence), per month
              2- wire voice unbundled port - residence                                                             UEPRL     $1.62
              2-wire voice unbundled port  with caller ID - residence                                              UEPRC     $1.62
              2-wire voice unbundled port outgoing only - residence                                                UEPRO     $1.62
              2-wire voice grade unbundled Alabama extended local dialing parity port with caller ID               UEPAR      NA
              2-wire voice grade unbundled Kentucky extended local dialing parity port with caller ID              UEPRM      NA
              2-wire voice grade unbundled Louisiana extended local dialing parity port with caller ID             UEPAS      NA
              2-wire voice grade unbundled Mississippi extended local dialing parity port with caller ID           UEPAT      NA
              2-wire voice grade unbundled South Carolina extended local dialing parity port with caller ID        UEPAU      NA
              2-wire voice grade unbundled Tennessee extended local dialing parity port with caller ID             UEPAQ      NA
              2-wire voice unbundled Florida area calling with caller ID - residence                               UEPAF     $1.62
              2-wire voice unbundled Louisiana Area Plus with caller ID - residence (RUL)                          UEPAG      NA
              2-wire voice unbundled Louisiana Area Plus with caller ID - residence (AC7)                          UEPAH      NA
              2-wire voice unbundled South Carolina Area Calling port with Caller ID - residence (LW8)             UEPAJ      NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (F2R)                  UEPAK      NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (TACER)                UEPAL      NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (TACSR)                UEPAM      NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (1MF2X)                UEPAN      NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (2MR)                  UEPAO      NA
              2-wire voice unbundled res, low usage line port with Caller ID (LUM)                                 UEPAP     $1.62

              LOCAL NUMBER PORTABILITY (REQUIRES ONE PER PORT)                                                     LNPCX

              2-Wire Voice Grade Line Port(Business), per month

              2-wire voice unbundled port without Caller ID                                                        UEPBL     $1.62
              2-wire voice unbundled port with unbundled port with Caller+E484 ID                                  UEPBC     $1.62
              2-wire voice unbundled outgoing only port                                                            UEPBO     $1.62
              2-wire voice grade unbundled Alabama extended local dialing parity port with caller ID               UEPAW      NA
              2-wire voice grade unbundled Kentucky extended local dialing parity port with caller ID              UEPBM      NA
              2-wire voice grade unbundled Louisiana extended local dialing parity port with caller ID             UEPAX      NA
              2-wire voice grade unbundled Mississippi extended local dialing parity port with caller ID           UEPAY      NA
              2-wire voice grade unbundled South Carolina extended local dialing parity port with caller ID        UEPAZ      NA
              2-wire voice grade unbundled Tennessee extended local dialing parity port with caller ID             UEPAV      NA
              2-wire voice unbundled incoming only port with Caller ID                                             UEPB1     $1.62
              2-wire voice unbundled LA Bus Area Calling Port with Caller ID (BUC)                                 UEPAA      NA
              2-wire voice unbundled SC Bus Area Calling Port with Caller ID (LMB)                                 UEPAB      NA
              2-wire voice unbundled TN Bus 2-Way Area Calling Port Economy Option (TACC1)                         UEPAC      NA
              2-wire voice unbundled TN Bus 2-Way Area Calling Port Standard Option (TACC2)                        UEPAD      NA
              2-wire voice unbundled TN Bus 2-WAY Collierville and Memphis Local Calling Port (B2F)                UEPAE      NA

              LOCAL NUMBER PORTABILITY (REQUIRES ONE PER PORT)                                                     LNPCX

              Non-Recurring Charges (NRC) - 1st (Residence)
              2- wire voice unbundled port - residence                                                             UEPRL     $4.76
              2-wire voice unbundled port  with caller ID - residence                                              UEPRC     $4.76
              2-wire voice unbundled port outgoing only - residence                                                UEPRO     $4.76
              2-wire voice grade unbundled Alabama extended local dialing parity port with caller ID               UEPAR      NA
              2-wire voice grade unbundled Kentucky extended local dialing parity port with caller ID              UEPRM      NA
              2-wire voice grade unbundled Louisiana extended local dialing parity port with caller ID             UEPAS      NA
              2-wire voice grade unbundled Mississippi extended local dialing parity port with caller ID           UEPAT      NA
              2-wire voice grade unbundled South Carolina extended local dialing parity port with caller ID        UEPAU      NA
              2-wire voice grade unbundled Tennessee extended local dialing parity port with caller ID             UEPAQ      NA
              2-wire voice unbundled Florida area calling with caller ID - residence                               UEPAF     $4.76
              2-wire voice unbundled Louisiana Area Plus with caller ID - residence (RUL)                          UEPAG       NA
              2-wire voice unbundled Louisiana Area Plus with caller ID - residence (AC7)                          UEPAH       NA
              2-wire voice unbundled South Carolina Area Calling port with Caller ID - residence (LW8)             UEPAJ       NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (F2R)                  UEPAK       NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (TACER)                UEPAL       NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (TACSR)                UEPAM       NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (1MF2X)                UEPAN       NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (2MR)                  UEPAO       NA
              2-wire voice unbundled Res Low Usage Line Port with Caller+E563 ID (LUM)                             UEPAP       NA

              NRC - Add'l (Residence)
              2- wire voice unbundled port - residence                                                             UEPRL      $4.54
              2-wire voice unbundled port  with caller ID - residence                                              UEPRC      $4.54
              2-wire voice unbundled port outgoing only - residence                                                UEPRO      $4.54
              2-wire voice grade unbundled Alabama extended local dialing parity port with caller ID               UEPAR       NA
              2-wire voice grade unbundled Kentucky extended local dialing parity port with caller ID              UEPRM       NA
              2-wire voice grade unbundled Louisiana extended local dialing parity port with caller ID             UEPAS       NA
              2-wire voice grade unbundled Mississippi extended local dialing parity port with caller ID           UEPAT       NA
              2-wire voice grade unbundled South Carolina extended local dialing parity port with caller ID        UEPAU       NA
              2-wire voice grade unbundled Tennessee extended local dialing parity port with caller ID             UEPAQ       NA
              2-wire voice unbundled Florida area calling with caller ID - residence                               UEPAF      $4.54

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 18 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
       DESCRIPTION                                                                                             USOC         FL
              2-wire voice unbundled Louisiana Area Plus with caller ID - residence (RUL)                      UEPAG        NA
              2-wire voice unbundled Louisiana Area Plus with caller ID - residence (AC7)                      UEPAH        NA
              2-wire voice unbundled South Carolina Area Calling port with Caller ID - residence (LW8)         UEPAJ        NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (F2R)              UEPAK        NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (TACER)            UEPAL        NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (TACSR)            UEPAM        NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (1MF2X)            UEPAN        NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (2MR)              UEPAO        NA
              2-wire voice unbundled Res Low Usage Line Port with Caller ID (LUM)                              UEPAP       $4.54

              NRC - Subsequent Activity                                                                        USASC      $10.00

              NRC - 1st (Business)
              2-wire Voice Unbundled Port without Caller ID                                                    UEPBL       $4.76
              2-wire voice unbundled port with Caller ID                                                       UEPBC       $4.76
              2-wire voice unbundled outgoing only port                                                        UEPBO       $4.76
              2-wire voice grade unbundled Alabama extended local dialing parity port with caller ID           UEPAW        NA
              2-wire voice grade unbundled Kentucky extended local dialing parity port with caller ID          UEPBM        NA
              2-wire voice grade unbundled Louisiana extended local dialing parity port with caller ID         UEPAX        NA
              2-wire voice grade unbundled Mississippi extended local dialing parity port with caller ID       UEPAY        NA
              2-wire voice grade unbundled South Carolina extended local dialing parity port with caller ID    UEPAZ        NA
              2-wire voice grade unbundled Tennessee extended local dialing parity port with caller ID         UEPAV        NA
              2-wire voice unbundled Incoming only Port with Caller ID                                         UEPB1       $4.76
              2-wire voice unbundled LA Bus Area Calling Port with  Caller ID (BUC)                            UEPAA        NA
              2-wire voice unbundled SC Bus Area Calling Port with Caller ID+E587 (LMB)                        UEPAB        NA
              2-wire voice unbundled TN Bus 2-way Area Calling Port Economy Option (TACC1)                     UEPAC        NA
              2-wire voice unbundled TN Bus 2-way Area Calling Port Standard Option (TACC2)                    UEPAD        NA
              2-wire voice unbundled TN Bus 2-way Collierville and Memphis Local Calling Port (B2F)            UEPAE        NA

              NRC - Add'l (Business)
              2-wire voice unbundled port without Caller ID                                                    UEPBL       $4.54
              2-wire voice unbundled port with Caller ID                                                       UEPBC       $4.54
              2-wire voice unbundled outgoing only port                                                        UEPBO       $4.54
              2-wire voice grade unbundled Alabama extended local dialing parity port with caller ID           UEPAW        NA
              2-wire voice grade unbundled Kentucky extended local dialing parity port with caller ID          UEPBM        NA
              2-wire voice grade unbundled Louisiana extended local dialing parity port with caller ID         UEPAX        NA
              2-wire voice grade unbundled Mississippi extended local dialing parity port with caller ID       UEPAY        NA
              2-wire voice grade unbundled South Carolina extended local dialing parity port with caller ID    UEPAZ        NA
              2-wire voice grade unbundled Tennessee extended local dialing parity port with caller ID         UEPAV        NA
              2-wire voice unbundled incoming only port with Caller ID                                         UEPB1       $4.54
              2-wire voice unbundled LA Bus Area Calling Port with Caller ID (BUC)                             UEPAA        NA
              2-wire voice unbundled SC Bus Area Calling Port with Caller ID (LMB)                             UEPAB        NA
              2-wire voice unbundled TN Bus 2-way Area Calling Port Economy Option (TACC1)                     UEPAC        NA
              2-wire voice unbundled TN Bus 2-way Area Calling Port Standard Option (TACC2)                    UEPAD        NA
              2-wire voice unbundled TN Bus 2-way Collierville and Memphis Locall Calling Port (B2F)           UEPAE        NA

              NRC - Subsequent Activity                                                                        USASC      $10.00

              NRC - Disconnect Charge - 1st

              2- wire voice unbundled port - residence                                                         UEPRL       $2.76
              2-wire voice unbundled port  with caller ID - residence                                          UEPRC       $2.76
              2-wire voice unbundled port outgoing only - residence                                            UEPRO       $2.76
              2-wire voice grade unbundled Alabama extended local dialing parity port with caller ID           UEPAR        NA
              2-wire voice grade unbundled Kentucky extended local dialing parity port with caller ID          UEPRM        NA
              2-wire voice grade unbundled Louisiana extended local dialing parity port with caller ID         UEPAS        NA
              2-wire voice grade unbundled Mississippi extended local dialing parity port with caller ID       UEPAT        NA
              2-wire voice grade unbundled South Carolina extended local dialing parity port with caller ID    UEPAU        NA
              2-wire voice grade unbundled Tennessee extended local dialing parity port with caller ID         UEPAQ        NA
              2-wire voice unbundled Florida area calling with caller ID - residence                           UEPAF       $2.76
              2-wire voice unbundled Louisiana Area Plus with caller ID - residence (RUL)                      UEPAG        NA
              2-wire voice unbundled Louisiana Area Plus with caller ID - residence (AC7)                      UEPAH        NA
              2-wire voice unbundled South Carolina Area Calling port with Caller ID - residence (LW8)         UEPAJ        NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (F2R)              UEPAK        NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (TACER)            UEPAL        NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (TACSR)            UEPAM        NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (1MF2X)            UEPAN        NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (2MR)              UEPAO        NA
              2-wire voice unbundled Res Low Usage Line Port with Caller ID (LUM)                              UEPAP       $2.76

              2-wire voice unbundled port without Caller ID                                                    UEPBL       $2.76
              2-wire voice unbundled port with Caller ID                                                       UEPBC       $2.76
              2-wire voice unbundled outgoing only  Port                                                       UEPBO       $2.76
              2-wire voice grade unbundled Alabama extended local dialing parity port with caller ID           UEPAW        NA
              2-wire voice grade unbundled Kentucky extended local dialing parity port with caller ID          UEPBM        NA
              2-wire voice grade unbundled Louisiana extended local dialing parity port with caller ID         UEPAX        NA
              2-wire voice grade unbundled Mississippi extended local dialing parity port with caller ID       UEPAY        NA

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 19 of 65
                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
       DESCRIPTION                                                                                             USOC         FL
              2-wire voice grade unbundled South Carolina extended local dialing parity port with caller ID       UEPAZ      NA
              2-wire voice grade unbundled Tennessee extended local dialing parity port with caller ID            UEPAV      NA
              2-wire voice unbundled Incoming only Port with Caller ID                                            UEPB1     $2.76
              2-wire voice unbundled LA Bus Area Calling Port with Caller ID (BUC)                                UEPAA      NA
              2-wire voice unbundles SC Bus Area Calling Port with Caller ID (LMB)                                UEPAB      NA
              2-wire voice unbundled TN Bus 2-way Area Calling Port Economy Option (TACC1)                        UEPAC      NA
              2-wire voice unbundled TN Bus 2-way Area Calling Port Standard Option (TACC2)                       UEPAD      NA
              2-wire voice unbundled TN Bus 2-Way Collierville and Memphis Local Calling Port (B2F)               UEPAE      NA

              NRC - Disconnect Charge - Add'l

              2- wire voice unbundled port - residence                                                            UEPRL     $2.59
              2-wire voice unbundled port  with caller ID - residence                                             UEPRC     $2.59
              2-wire voice unbundled port outgoing only - residence                                               UEPRO     $2.59
              2-wire voice grade unbundled Alabama extended local dialing parity port with caller ID              UEPAR      NA
              2-wire voice grade unbundled Kentucky extended local dialing parity port with caller ID             UEPRM      NA
              2-wire voice grade unbundled Louisiana extended local dialing parity port with caller ID            UEPAS      NA
              2-wire voice grade unbundled Mississippi extended local dialing parity port with caller ID          UEPAT      NA
              2-wire voice grade unbundled South Carolina extended local dialing parity port with caller ID       UEPAU      NA
              2-wire voice grade unbundled Tennessee extended local dialing parity port with caller ID            UEPAQ      NA
              2-wire voice unbundled Florida area calling with caller ID - residence                              UEPAF     $2.59
              2-wire voice unbundled Louisiana Area Plus with caller ID - residence (RUL)                         UEPAG      NA
              2-wire voice unbundled Louisiana Area Plus with caller ID - residence (AC7)                         UEPAH      NA
              2-wire voice unbundled South Carolina Area Calling port with Caller ID - residence (LW8)            UEPAJ      NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (F2R)                 UEPAK      NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (TACER)               UEPAL      NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (TACSR)               UEPAM      NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (1MF2X)               UEPAN      NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (2MR)                 UEPAO      NA
              2-wire voice unbundled Res Low Usage Line Port with Caller ID (LUM)                                 UEPAP     $2.59

              2-wire voice unbundled port without Caller ID                                                       UEPBL     $2.59
              2-wire voice unbundled port with Caler ID                                                           UEPBC     $2.59
              2-wire voice unbundled outgoing only port                                                           UEPBO     $2.59
              2-wire voice grade unbundled Alabama extended local dialing parity port with caller ID              UEPAW      NA
              2-wire voice grade unbundled Kentucky extended local dialing parity port with caller ID             UEPBM      NA
              2-wire voice grade unbundled Louisiana extended local dialing parity port with caller ID            UEPAX      NA
              2-wire voice grade unbundled Mississippi extended local dialing parity port with caller ID          UEPAY      NA
              2-wire voice grade unbundled South Carolina extended local dialing parity port with caller ID       UEPAZ      NA
              2-wire voice grade unbundled Tennessee extended local dialing parity port with caller ID            UEPAV      NA
              2-wire voice unbundled incoming only port with Caller ID                                            UEPB1     $2.59
              2-wire voice unbundled LA Bus Area Calling Port with Caller ID (BUC)                                UEPAA      NA
              2-wire voice unbundled SC Bus Area Calling Port with Caller ID (LMB)                                UEPAB      NA
              2-wire voice unbundled  TN Bus 2-way Area Calling Port Economy Option (TACC1)                       UEPAC      NA
              2-wire voice unbundled TN Bus 2-way Area Calling Port Standard Option (TACC2)                       UEPAD      NA
              2-wire voice unbundled TN Bus 2-way Collierville and Memphis Local Calling Port (B2F)               UEPAE      NA

              NRC - OSS

              NRC - OSS LSR Charge, Electronic, per LSR received from the CLEC by one of the
              OSS interactive interfaces                                                                          SOMEC     $3.50
              NRC - Incremental Charge - Manual Service Order - 1st                                               SOMAN      NA
              NRC - Incremental Charge - Manual Service Order - Add'l                                             SOMAN      NA
              NRC - Incremental Charge - Manual Service Order - Disconnect - 1st                                  SOMAN      NA
              NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l                                SOMAN      NA

    All available features, per month                                                                             UEPVF     $3.40
              NRC - 1st (all types)                                                                                          NA
              NRC - Add'l (all types)                                                                                        NA
              NRC - Disconnect Charge - 1st                                                                                  NA
              NRC - Disconnect Charge - Add'l                                                                                NA
              NRC - Incremental Charge - Manual Service Order - 1st                                               SOMAN      NA
              NRC - Incremental Charge - Manual Service Order - Add'l                                             SOMAN      NA
              NRC - Incremental Charge - Manual Service Order - Disconnect - 1st                                  SOMAN      NA
              NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l                                SOMAN      NA

    Three available feature, per month                                                                            UEPVF      NA
              NRC - 1st (all types)                                                                                          NA
              NRC - Add'l (all types)                                                                                        NA
              NRC - Disconnect Charge - 1st                                                                                  NA
              NRC - Disconnect Charge - Add'l                                                                                NA
              NRC - Incremental Charge - Manual Service Order - 1st                                               SOMAN      NA
              NRC - Incremental Charge - Manual Service Order - Add'l                                             SOMAN      NA
              NRC - Incremental Charge - Manual Service Order - Disconnect - 1st                                  SOMAN      NA
              NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l                                SOMAN      NA

    4-Wire Analog VG Port, per month                                                                              UEP4A     $8.74
              NRC - 1st                                                                                           UEP4A     $4.76
              NRC - Add'l                                                                                         UEP4A     $4.54

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 20 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
       DESCRIPTION                                                                                       USOC              FL
              NRC - Disconnect Charge - 1st                                                               BFR              $2.82
              NRC - Disconnect Charge - Add'l                                                             BFR              $2.64
              NRC - Incremental Charge - Manual Service Order - 1st                                      SOMAN            $21.56
              NRC - Incremental Charge - Manual Service Order - Add'l                                    SOMAN            $21.56
              NRC - Incremental Charge - Manual Service Order - Disconnect - 1st                         SOMAN             $3.84
              NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l                       SOMAN             $3.84
CALLING NAME (CNAM) QUERY SERVICE
    CNAM (Database Owner), Per Query                                                                     UEPP2             $9.38
              NRC - 1st                                                                                  UEPP2            $248.44
              NRC - Add'l                                                                                UEPP2            $37.49
              NRC - Disconnect Charge - 1st                                                              UEPP2            $113.28
              NRC - Disconnect Charge - Add'l                                                            UEPP2             $7.12
              NRC - Incremental Charge - Manual Service Order - 1st                                      SOMAN            $21.56
              NRC - Incremental Charge - Manual Service Order - Add'l                                    SOMAN            $21.56
              NRC - Incremental Charge - Manual Service Order - Disconnect - 1st                         SOMAN             $3.84
              NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l                       SOMAN             $3.84

    4-Wire DS1 Port w/DID capability, per month                                                          UEPDD            $63.31
              NRC - 1st                                                                                  UEPDD            $413.93
              NRC - Add'l                                                                                UEPDD            $191.44
              NRC - Disconnect Charge - 1st                                                              UEPDD            $137.29
              NRC - Disconnect Charge - Add'l                                                            UEPDD             $4.65
              NRC - Incremental Charge - Manual Service Order - 1st                                      SOMAN            $21.56
              NRC - Incremental Charge - Manual Service Order - Add'l                                    SOMAN            $21.56
              NRC - Incremental Charge - Manual Service Order - Disconnect - 1st                         SOMAN             $3.84
              NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l                       SOMAN             $3.84

    2-Wire ISDN Port(2) (3), per month                                                                   U1PMA            $10.20
              NRC - 1st                                                                                  U1PMA            $155.34
              NRC - Add'l                                                                                U1PMA            $106.00
              NRC - Disconnect Charge - 1st                                                              U1PMA            $93.37
              NRC - Disconnect Charge - Add'l                                                            U1PMA            $20.98
              NRC - Incremental Charge - Manual Service Order - 1st                                      SOMAN            $21.56
              NRC - Incremental Charge - Manual Service Order - Add'l                                    SOMAN            $21.56
              NRC - Incremental Charge - Manual Service Order - Disconnect - 1st                         SOMAN             $3.84
              NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l                       SOMAN             $3.84
              NRC - User Profile per B Channel (4)                                                       U1UMA              NA

    2-Wire ISDN Port(2) (3) including all available features, per month                                  U1PMA              NA
              NRC - 1st                                                                                  U1PMA              NA
              NRC - Add'l                                                                                U1PMA              NA
              NRC - Disconnect Charge - 1st                                                              U1PMA              NA
              NRC - Disconnect Charge - Add'l                                                            U1PMA              NA
              NRC - Incremental Charge - Manual Service Order - 1st                                      SOMAN              NA
              NRC - Incremental Charge - Manual Service Order - Add'l                                    SOMAN              NA
              NRC - Incremental Charge - Manual Service Order - Disconnect - 1st                         SOMAN              NA
              NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l                       SOMAN              NA

    2-Wire ISDN Port(2) (3) including three available features, per month                                U1PMA              NA
              NRC - 1st                                                                                  U1PMA              NA
              NRC - Add'l                                                                                U1PMA              NA
              NRC - Incremental Charge - Manual Service Order - 1st                                      SOMAN              NA
              NRC - Incremental Charge - Manual Service Order - Add'l                                    SOMAN              NA

    4-Wire ISDN DS1 Port, per month                                                                      UEPEX            $95.39
              NRC - 1st                                                                                  UEPEX            $417.51
              NRC - Add'l                                                                                UEPEX            $203.18
              NRC - Disconnect Charge - 1st                                                              UEPEX            $149.75
              NRC - Disconnect Charge - Add'l                                                            UEPEX            $37.93
              NRC - Incremental Charge - Manual Service Order - 1st                                      SOMAN            $21.56
              NRC - Incremental Charge - Manual Service Order - Add'l                                    SOMAN            $21.56
              NRC - Incremental Charge - Manual Service Order - Disconnect - 1st                         SOMAN             $3.84
              NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l                       SOMAN             $3.84

     4-Wire ISDN DS1 Port including all available features, per month                                    UEPEX              NA
              NRC - 1st                                                                                  UEPEX              NA
              NRC - Add'l                                                                                UEPEX              NA
              NRC - Incremental Charge - Manual Service Order - 1st                                      SOMAN              NA
              NRC - Incremental Charge - Manual Service Order - Add'l                                    SOMAN              NA

    2-Wire Analog Line Port (PBX), per month

              2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence                             UEPRD             $1.62
              LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS                                 UEPPC             $1.62
              LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                                           UEPPO             $1.62
              LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                                          UEPP1             $1.62
              LONG DISTANCE TERMINAL PBX TRUNK-BUSINESS                                                  UEPLD             $1.62

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 21 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
       DESCRIPTION                                                                                       USOC              FL
              TN 2-WAY CALLING PLAN PBX TRUNK - BUSINESS                                                 UEPT2             $1.62
              TN OUTWARD CALLING PLAN PBX TRUNK - BUSINESS                                               UEPTO             $1.62
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING PORT                          UEPA2              NA
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA CALLING PORT                        UEPL2              NA
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                                               UEPLD             $1.62
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE CALLING PORT                        UEPT2              NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING PORT                           UEPTO              NA
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT                                    UEPXA             $1.62
              2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                                       UEPXB             $1.62
              2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                                           UEPXC             $1.62
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT                                    UEPXD             $1.62
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD CAPABLE PORT                        UEPXE             $1.62
              2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING PORT WITHOUT LUD               UEPXF              NA
              2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT                                  UEPXG              NA
              2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT                                   UEPXH              NA
              2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT WITHOUT LUD                        UEPXJ              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL CALLING PORT                     UEPXK              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ADMINISTRATIVE CALLING PORT        UEPXL             $1.62
              2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ROOM CALLING PORT                  UEPXM             $1.62
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL ECONOMY
              ADMINIATRATIVE CALLING PORTTENNESSEE CALLING PORT                                          UEPXN              NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL DIACOUNT ROOM CALLING PORT        UEPXO             $1.62
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL DISCOUNT CALLING PORT            UEPXP              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY CALLING PORT                    UEPXQ              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL CALLING PORT                   UEPXR              NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT                                     UEPXS             $1.62
              2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS CALLING PORT                     UEPXT              NA
              2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT                             UEPXU              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV CALLING PORT                         UEPXV              NA

              UNBUNDLED LOOP BILLING USOC (REQUIRES ONE PER PORT)                                        UEPLX

              LOCAL NUMBER PORTABILITY (REQUIRES ONE PER PORT)                                           LNPCP

              NRC - 1st                                                                                  UEPPC            $62.56
              2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence                             UEPRD            $62.56
              LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS                                 UEPPC            $62.56
              LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                                           UEPPO            $62.56
              LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                                          UEPP1            $62.56
              LONG DISTANCE TERMINAL PBX TRUNK-BUSINESS                                                  UEPLD            $62.56
              TN 2-WAY CALLING PLAN PBX TRUNK - BUSINESS                                                 UEPT2            $62.56
              TN OUTWARD CALLING PLAN PBX TRUNK - BUSINESS                                               UEPTO            $62.56
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING PORT                          UEPA2              NA
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA CALLING PORT                        UEPL2              NA
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                                               UEPLD            $62.56
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE CALLING PORT                        UEPT2              NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING PORT                           UEPTO              NA
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT                                    UEPXA            $62.56
              2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                                       UEPXB            $62.56
              2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                                           UEPXC            $62.56
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT                                    UEPXD            $62.56
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD CAPABLE PORT                        UEPXE            $62.56
              2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING PORT WITHOUT LUD               UEPXF              NA
              2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT                                  UEPXG              NA
              2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT                                   UEPXH              NA
              2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT WITHOUT LUD                        UEPXJ              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL CALLING PORT                     UEPXK              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ADMINISTRATIVE CALLING PORT        UEPXL            $62.56
              2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ROOM CALLING PORT                  UEPXM            $62.56
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL ECONOMY
              ADMINIATRATIVE CALLING PORTTENNESSEE CALLING PORT                                          UEPXN              NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL DIACOUNT ROOM CALLING PORT        UEPXO            $62.56
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL DISCOUNT CALLING PORT            UEPXP              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY CALLING PORT                    UEPXQ              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL CALLING PORT                   UEPXR              NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT                                     UEPXS            $62.56
              2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS CALLING PORT                     UEPXT              NA
              2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT                             UEPXU              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV CALLING PORT                         UEPXV              NA

              Subsequent Activity                                                                        USASC            $10.00

              NRC - Add'l

              2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence                             UEPRD            $29.70
              LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS                                 UEPPC            $29.70
              LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                                           UEPPO            $29.70

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 22 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
-------------------------------------------------------------------------------------------------------------------------------
       DESCRIPTION                                                                                    USOC              FL
              LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                                       UEPP1            $29.70
              LONG DISTANCE TERMINAL PBX TRUNK-BUSINESS                                               UEPLD            $29.70
              TN 2-WAY CALLING PLAN PBX TRUNK - BUSINESS                                              UEPT2            $29.70
              TN OUTWARD CALLING PLAN PBX TRUNK - BUSINESS                                            UEPTO            $29.70
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING PORT                       UEPA2              NA
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA CALLING PORT                     UEPL2              NA
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                                            UEPLD            $29.70
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE CALLING PORT                     UEPT2              NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING PORT                        UEPTO              NA
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT                                 UEPXA            $29.70
              2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                                    UEPXB            $29.70
              2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                                        UEPXC            $29.70
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT                                 UEPXD            $29.70
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD CAPABLE PORT                     UEPXE            $29.70
              2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING PORT WITHOUT LUD            UEPXF              NA
              2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT                               UEPXG              NA
              2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT                                UEPXH              NA
              2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT WITHOUT LUD                     UEPXJ              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL CALLING PORT                  UEPXK              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ADMINISTRATIVE CALLING PORT     UEPXL            $29.70
              2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ROOM CALLING PORT               UEPXM            $29.70
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL ECONOMY
              ADMINIATRATIVE CALLING PORTTENNESSEE CALLING PORT                                       UEPXN              NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL DIACOUNT ROOM CALLING PORT     UEPXO            $29.70
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL DISCOUNT CALLING PORT         UEPXP              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY CALLING PORT                 UEPXQ              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL CALLING PORT                UEPXR              NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT                                  UEPXS            $29.70
              2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS CALLING PORT                  UEPXT              NA
              2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT                          UEPXU              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV CALLING PORT                      UEPXV              NA

              NRC - Disconnect Charge - 1st

              2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence                          UEPRD            $26.37
              LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS                              UEPPC            $26.37
              LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                                        UEPPO            $26.37
              LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                                       UEPP1            $26.37
              LONG DISTANCE TERMINAL PBX TRUNK-BUSINESS                                               UEPLD            $26.37
              TN 2-WAY CALLING PLAN PBX TRUNK - BUSINESS                                              UEPT2            $26.37
              TN OUTWARD CALLING PLAN PBX TRUNK - BUSINESS                                            UEPTO            $26.37
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING PORT                       UEPA2              NA
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA CALLING PORT                     UEPL2              NA
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                                            UEPLD            $26.37
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE CALLING PORT                     UEPT2              NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING PORT                        UEPTO              NA
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT                                 UEPXA            $26.37
              2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                                    UEPXB            $26.37
              2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                                        UEPXC            $26.37
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT                                 UEPXD            $26.37
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD CAPABLE PORT                     UEPXE            $26.37
              2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING PORT WITHOUT LUD            UEPXF              NA
              2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT                               UEPXG              NA
              2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT                                UEPXH              NA
              2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT WITHOUT LUD                     UEPXJ              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL CALLING PORT                  UEPXK              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ADMINISTRATIVE CALLING PORT     UEPXL            $26.37
              2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ROOM CALLING PORT               UEPXM            $26.37
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL ECONOMY ADMINIATRATIVE
              CALLING PORTTENNESSEE CALLING PORT                                                      UEPXN            $26.37
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL DIACOUNT ROOM CALLING PORT     UEPXO            $26.37
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL DISCOUNT CALLING PORT         UEPXP              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY CALLING PORT                 UEPXQ              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL CALLING PORT                UEPXR              NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT                                  UEPXS            $26.37
              2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS CALLING PORT                  UEPXT              NA
              2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT                          UEPXU              NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV CALLING PORT                      UEPXV              NA

              NRC - Disconnect Charge - Add'l

              2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence                          UEPRD             $1.69
              LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS                              UEPPC             $1.69
              LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                                        UEPPO             $1.69
              LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                                       UEPP1             $1.69
              LONG DISTANCE TERMINAL PBX TRUNK-BUSINESS                                               UEPLD             $1.69
              TN 2-WAY CALLING PLAN PBX TRUNK - BUSINESS                                              UEPT2             $1.69
              TN OUTWARD CALLING PLAN PBX TRUNK - BUSINESS                                            UEPTO             $1.69

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 23 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
---------------------------------------------------------------------------------------------------------------------------------
       DESCRIPTION                                                                                            USOC        FL
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING PORT                               UEPA2        NA
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA CALLING PORT                             UEPL2        NA
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                                                    UEPLD       $1.69
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE CALLING PORT                             UEPT2        NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING PORT                                UEPTO        NA
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT                                         UEPXA       $1.69
              2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                                            UEPXB       $1.69
              2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                                                UEPXC       $1.69
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT                                         UEPXD       $1.69
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD CAPABLE PORT                             UEPXE       $1.69
              2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING PORT WITHOUT LUD                    UEPXF        NA
              2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT                                       UEPXG        NA
              2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT                                        UEPXH        NA
              2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT WITHOUT LUD                             UEPXJ        NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL CALLING PORT                          UEPXK        NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ADMINISTRATIVE CALLING PORT             UEPXL       $1.69
              2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ROOM CALLING PORT                       UEPXM       $1.69
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL ECONOMY
              ADMINIATRATIVE CALLING PORTTENNESSEE CALLING PORT                                               UEPXN        NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL DIACOUNT ROOM CALLING PORT             UEPXO       $1.69
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL DISCOUNT CALLING PORT                 UEPXP        NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY CALLING PORT                         UEPXQ        NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL CALLING PORT                        UEPXR        NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT                                          UEPXS       $1.69
              2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS CALLING PORT                          UEPXT        NA
              2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT                                  UEPXU        NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV CALLING PORT                              UEPXV        NA

              NRC - OSS

              NRC - OSS LSR Charge, Electronic, per LSR received from the CLEC by
              one of the OSS interactive interfaces                                                           SOMEC       $2.75
              NRC - Incremental Charge - Manual Service Order - 1st                                           SOMAN      $21.56
              NRC - Incremental Charge - Manual Service Order - Add'l                                         SOMAN      $21.56
              NRC - Incremental Charge - Manual Service Order - Disconnect - 1st                              SOMAN       $3.84
              NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l                            SOMAN       $3.84

    2-Wire Analog Hunting, per line per month                                                                 HTGUX        NA
              NRC - 1st                                                                                       HTGUX        NA
              NRC - Add'l                                                                                     HTGUX        NA

    Coin Port, per month                                                                                                  $1.62
              NRC - 1st                                                                                                   $4.76
              NRC - Add'l                                                                                                 $4.54
              NRC - Disconnect Charge - 1st                                                                               $2.76
              NRC - Disconnect Charge - Add'l                                                                             $2.59
              NRC - Incremental Charge - Manual Service Order - 1st                                           SOMAN      $21.56
              NRC - Incremental Charge - Manual Service Order - Add'l                                         SOMAN      $21.56
              NRC - Incremental Charge - Manual Service Order - Disconnect - 1st                              SOMAN       $3.84
              NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l                            SOMAN       $3.84

    VERTICAL FEATURES

    Local Switching Features offered with Port, Per month                                                      N/A   No add'l charge
    Three-Way Calling, per month                                                                                           NA
              NRC                                                                                                          NA
              NRC - Disconnect                                                                                             NA
    Customer Changeable Speed Calling, per month                                                                           NA
              NRC                                                                                                          NA
              NRC - Disconnect                                                                                             NA
    Call Waiting                                                                                                           NA
              NRC                                                                                                          NA
              NRC - Disconnect                                                                                             NA
    Remote Activation of Call Fordwarding, per month                                                                       NA
              NRC                                                                                                          NA
              NRC - Disconnect                                                                                             NA
    Cancel Call Waiting, per month                                                                                         NA
              NRC                                                                                                          NA
              NRC - Disconnect                                                                                             NA
    Automatic Callback, per month                                                                                          NA
              NRC                                                                                                          NA
              NRC - Disconnect                                                                                             NA
    Automatic Recall, per month                                                                                            NA
              NRC                                                                                                          NA
              NRC - Disconnect                                                                                             NA
    Calling Number Delivery, per month                                                                                     NA
              NRC                                                                                                          NA
              NRC - Disconnect                                                                                             NA

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 24 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
--------------------------------------------------------------------------------
    Calling Number Delivery Blocking, per month                            NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Customer Originated Trace, per month                                   NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Selective Call Rejection, per month                                    NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Selective Call Forwarding, per month                                   NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Selective Call Acceptance, per month                                   NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Multiline Hunt Service (Rotary)
    Service per line, (in addition to port) , per month                    NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Call Forwarding Variable, per month                                    NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Call Forwarding Busy Line, per month                                   NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Call Forwarding Don't Answer All Calls, per month                      NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Remote Call Forwarding, per month                                      NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Call Transfer, per month                                               NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Call Hold, per month                                                   NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Toll Restricted Service, per month                                     NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Message Waiting Indicator - Stutter Dial Tone, per month               NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Anonymous Call Rejection, per month                                    NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Shared Call Appearances of a DN, per month                             NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Multiple Call Appearances, per month                                   NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    ISDN Bridged Call Exclusion, per month                                 NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Call by Call Access, per month                                         NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Privacy Release, per month                                             NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Multi Appearance Directory Number Calls, per month                     NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Make Set Busy, per month                                               NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Teen Service (Res. Dist. Alerting Service), per month                  NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Code Restriction and Diversion, per month                              NA
              NRC                                                          NA
              NRC - Disconnect                                             NA
    Call Park, per month                                                   NA
              NRC                                                          NA
              NRC - Disconnect                                             NA

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 25 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
---------------------------------------------------------------------------------------------------------------
       DESCRIPTION                                                                     USOC              FL
    Automatic Line, per month                                                                             NA
              NRC                                                                                         NA
              NRC - Disconnect                                                                            NA

    2-WIRE ISDN BRI FEATURES
    Shared Primary Number-First Appr On Each Add'l Terminal                            DS1FJ              TBD
    Secondary Only Dn (Shared/Non-Shared) First Appearance                             LLDSF              TBD
    Shared Secondary Only Dn-First Appr On Each Add'l Term                             DS1F1              TBD
    Shared Non-ISDN DN                                                                  DOE               TBD
    Privacy Release                                                                    DS1FU              TBD
    Manual Exclusion                                                                   DS1FM              TBD
    Call Forwarding Variable-Voice Or Voice/Data                                       LLNCV              TBD
    Call Forwarding Variable - Data                                                    LLOCD              TBD
    Call Forwarding Variable - Feature Button - Voice                                  GJXCF              TBD
    Call Forwarding Variable - Feature Button - Data                                   LLPCD              TBD
    Call Forwarding Busy Line - Voice Or Voice/Data                                    LLQCV              TBD
    Call Forwarding Busy Line - Data                                                   LLRCD              TBD
    Call Frwdng Busy Line-Prgrmmbl-Voice Or Voice/Data                                 M6AVA              TBD
    Call Forwarding Busy Line - Programmable - Data                                    M6ADF              TBD
    Call Forwarding Don't Answer - Voice Or Voice/Data                                 LLSCV              TBD
    Call Forwarding Don't Answer - Data                                                LLUCD              TBD
    Call Forwdng Don't Answer-Prgrmmble Voice Or Voice/Data                            M6BVA              TBD
    Call Forwarding Don't Answer - Programmable - Data                                 M6BDF              TBD
    Call Frwdng Multiple Simultaneous - Voice Or Voice/Data                            M6CV5              TBD
    Call Forwarding Multiple Simultaneous - Data                                       M6CD5              TBD
    Conference, Drop, Hold And Transfer                                                DS1FN              TBD
    Six-Way Conference, Drop, Hold And Transfer                                        LLY6P              TBD
    Multi-Line Hunt Group - Voice Or Voice/Data                                         HTG               TBD
    Multi-Line Hunt Group - Data                                                       HTGSD              TBD
    Speed Calling                                                                      LLZSU              TBD
    Visual Message Waiting Indicator                                                   LLAVP              TBD
    Audible Message Waiting Indicator                                                   MWW               TBD
    Additional Call Appearance, PDN Or DN                                              DS1FG              TBD
    Call Tracing                                                                        NST               TBD
    Call Return                                                                         NSS               TBD
    Preferred Call Forwarding                                                           NCE               TBD
    Call Block                                                                          NSY               TBD
    Repeat Dialing                                                                      NSQ               TBD
    Per Line Blocking For Agencies/Law Enforcement                                      NOB               TBD
    Per Line Blocking For Non-Pub Customers                                            NOBNN              TBD
    Per Line Blocking For General Public                                               NOBPC              TBD
    Per Line Blocking For Non-Pub, And Non-Listed Customer                             NOBPP              TBD
    Per Line Blocking For Non-Pub Customers                                            NOBNP              TBD
    Per Line Blocking For Non-Pub Customers                                            NOBNR              TBD
    Call Return Denial Of, Per Activation                                               BCR               TBD
    Repeat Dialing, Denial Of, Per Activation                                           BRD               TBD
    Automatic Line/Direct Connect                                                      M6GN9              TBD
    Make Set Busy                                                                      M6MPD              TBD
    Selective Call Acceptance                                                          M6K16              TBD
    Call Park/Call Retrieve                                                            M6HP6              TBD
    Call Transfer System Exception                                                     M6QTD              TBD
    Make Set Busy - Intragroup                                                         M6MGD              TBD
    All Customized  Code Restrictions                                                  CREX+              TBD
    Additional Listings                                                                 CLT               TBD
    Additional Listing No Rate                                                          FLT               TBD
    Cross Reference Listing                                                             LLT               TBD
    Non-Pub Listing No Rate                                                             NP3               TBD
    Non-List Listing                                                                    NLT               TBD
    Non-List Listing No Rate                                                            NLE               TBD
    Alternate Call Listing                                                              FNA               TBD
    Manual Service Order Charge                                                        SOMAN              TBD
    All Selective Class Of Call Screening                                              SRG++              TBD

    ISDN Message Waiting Indication-Lamp, per month                                                       NA
              NRC                                                                                         NA
              NRC - Disconnect                                                                            NA
    ISDN Feature Function Buttons                                                                         NA
              NRC                                                                                         NA
              NRC - Disconnect                                                                            NA
    Subsequent Ordering Charge - (per order, per line)                                                    NA
              NRC - Electronic - 1st                                                                      NA
              NRC - Electronic - Add'l                                                                    NA
              NRC - Manual - 1st                                                                          NA
              NRC - Manual - Add'l                                                                        NA
              NRC - Disconnect                                                                            NA

    Unbundled Port Usage Charges
    End Office Switching (Port Usage)

         End Office Switching Function, per mou                                         N/A           $0.0008846

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 26 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES

------------------------------------------------------------------------------------------------------------------------------------
       DESCRIPTION                                                                     USOC               FL
------------------------------------------------------------------------------------------------------------------------------------
         End Office Interoffice Trunk Port--Shared, per mou                             N/A           $0.0001893

    Tandem Switching (Port Usage) (Local or Access Tandem)
         Tandem Switching Function per mou                                              N/A           $0.0001522
         Tandem Interoffice Trunk Port - Shared per mou                                               $0.0002713

    Common (Shared) Transport

              Common (Shared) Transport per mile per mou                                N/A           $0.0000039
              Common (Shared) Transport Facilities Termination per mou                  N/A           $0.0004579

    NOTES:
              Interim rates subject to true-up.
          1   Port rate includes all available features.
          2   Transmission/usage charges associated with POTS circuit switched usage will also apply to circuit switched voice and/or circuit switched data transmission by B-Channels associated with 2-wire
              ISDN ports.
          3   Access to B Channel or D Channel Packet capabilities will be avail- able only through BFR/New Business Request Process. Rates for the packet capabilities will be determined via the Bona Fide
              Request/New Business Request Process.
          4   This rate element is for those states which have a specific rate for User Profile per B Channel.
          5   This rate element is for use in those states with a different rate for additional minutes of use.
          6   Rates in TN and FL are interim and shall be trued-up when final rates are ordered.

                                                                   Attachment 11
                                                                         Table 1
                                                                  Rates-27 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES

UNBUNDLED DEDICATED TRANSPORT - Local Channel                                                            USOC              FL
Local Channel - Dedicated - 2-Wire VG
2-wire VG per mile                                                                                       1L5NC           $0.00
2-wire VG Monthly Recurring per month                                                                    ULDV2           $29.33
          NRC - 2-wire VG - 1st                                                                          ULDV2          $386.34
          NRC - 2-wire VG -Add'l                                                                         ULDV2           $66.36
          NRC -  2-Wire VG - Disconnect Chg - 1st                                                        ULDV2           $67.91
          NRC -  2-Wire VG - Disconnect Chg - Add'l                                                      ULDV2           $5.92
          NRC - Manual Svc Order, per LSR                                                                SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
          NRC - Electronic Svc Order, per LSR                                                            SOMEC           $2.75
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.42
          NRC -  2-Wire VG - Incremental Charge--Manual Svc Order - 1st                                  SOMAN             NA
          NRC -  2-Wire VG - Incremental Charge--Manual Svc Order - Add'l                                SOMAN             NA
          NRC -  2-Wire VG - Incremental Charge--Manual Svc Order-Disconnect                             SOMAN             NA

Local Channel - Dedicated - 2-Wire VG Rev. Bat.
2-wire VG per mile                                                                                       1L5NC           $0.00
2-wrire VG Monthly Recurring per month                                                                   ULDR2           $29.33
          NRC - 2-wire VG - 1st                                                                          ULDR2         $3,865.34
          NRC - 2-wire VG -Add'l                                                                         ULDR2           $66.36
          NRC -  2-Wire VG - Disconnect Chg - 1st                                                        ULDR2           $67.91
          NRC -  2-Wire VG - Disconnect Chg - Add'l                                                      ULDR2           $5.92
          NRC - Manual Svc Order, per LSR                                                                SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
          NRC - Electronic Svc Order, per LSR                                                            SOMEC           $2.75
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.42
          NRC -  2-Wire VG - Incremental Charge--Manual Svc Order - 1st                                  SOMAN             NA
          NRC -  2-Wire VG - Incremental Charge--Manual Svc Order - Add'l                                SOMAN             NA
          NRC -  2-Wire VG - Incremental Charge--Manual Svc Order-Disconnect                             SOMAN             NA

Local Channel - Dedicated - 4-Wire VG
4-wire VG per mile                                                                                       1L5NC           $0.00
4-wire VG Monthly Recurring per month                                                                    ULDV4           $30.50
          NRC - 4-Wire VG - 1st                                                                          ULDV4          $387.21
          NRC - 4-Wire VG - Add'l                                                                        ULDV4           $67.22
          NRC - 4-Wire VG - Disconnect Chg - 1st                                                         ULDV4           $68.78
          NRC - 4-Wire VG - Disconnect Chg - Add'l                                                       ULDV4           $6.79
          NRC - Manual Svc Order, per LSR                                                                SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
          NRC - Electronic Svc Order, per LSR                                                            SOMEC           $2.75
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.42
          NRC - 4-Wire VG - Incremental Charge--Manual Svc Order - 1st                                   SOMAN             NA
          NRC - 4-Wire VG - Incremental Charge--Manual Svc Order - Add'l                                 SOMAN             NA
          NRC - 4-Wire VG - Incremental Charge--Manual Svc Order-Disconnect                              SOMAN             NA

Local Channel - Dedicated - DS1
DS1 per mile                                                                                             1L5NC           $0.00
DS1 per month                                                                                            ULDF1           $43.53
         NRC - DS1 - 1st                                                                                 ULDF1          $242.45
         NRC - DS1 - Add'l                                                                               ULDF1          $226.44
         NRC - DS1 - Disconnect Chg - 1st                                                                ULDF1           $41.13
         NRC - DS1 - Disconnect Chg - Add'l                                                              ULDF1           $28.28
          NRC - Manual Svc Order, per LSR                                                                SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
          NRC - Electronic Svc Order, per LSR                                                            SOMEC           $2.75
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.42
          NRC - DS1 - Incremental Charge--Manual Svc Order - 1st                                         SOMAN             NA
          NRC - DS1 - Incremental Charge--Manual Svc Order - Add'l                                       SOMAN             NA
          NRC - DS1 - Incremental Charge--Manual Svc Order-Disconnect                                    SOMAN             NA

Local Channel - Dedicated - DS3
DS3 - per mile per month                                                                                 1L5NC           $9.16
DS3 - Facility Termination per month                                                                     ULDF3          $556.27
         NRC - DS3 - Facility Termination - 1st                                                          ULDF3          $903.37
         NRC - DS3 - Facility Termination - Add'l                                                        ULDF3          $528.05
          NRC - DS3 - Facility Termination - Disconnect - 1st                                            ULDF3          $221.46
          NRC - DS3 - Facility Termination - Disconnect - Add'l                                          ULDF3          $154.90
          NRC - Manual Svc Order, per LSR                                                                SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
          NRC - Electronic Svc Order, per LSR                                                            SOMEC           $2.75
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.42
          NRC - DS3 -Incremental Charge--Manual Svc Order - 1st                                          SOMAN             NA
          NRC - DS3 - Incremental Charge--Manual Svc Order - Add'l                                       SOMAN             NA
          NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect -1st                               SOMAN             NA
          NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect-Add'l                              SOMAN             NA

Local Channel - Dedicated - STS-1
STS-1 - per mile per month                                                                               1L5NC           $9.16

                                                                   Attachment 11
                                                                         Table 1
                                                                  Rates-28 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES

STS-1 - Facility Termination per month                                                                   ULDFS          $565.48
         NRC - STS-1 - Facility Termination - 1st                                                        ULDFS          $903.37
         NRC - STS-1 - Facility Termination - Add'l                                                      ULDFS          $528.05
          NRC - STS-1 - Facility Termination - Disconnect - 1st                                          ULDFS          $221.46
          NRC - STS-1 - Facility Termination - Disconnect - Add'l                                        ULDFS          $154.90
          NRC - Manual Svc Order, per LSR                                                                SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
          NRC - Electronic Svc Order, per LSR                                                            SOMEC           $2.75
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.42
          NRC - STS-1 -Incremental Charge--Manual Svc Order - 1st                                        SOMAN             NA
          NRC - STS-1 - Incremental Charge--Manual Svc Order - Add'l                                     SOMAN             NA
          NRC - STS-1 - Incremental Charge--Manual Svc Order-Disconnect -1st                             SOMAN             NA
          NRC - STS-1 - Incremental Charge--Manual Svc Order-Disconnect-Add'l                            SOMAN             NA

Local Channel - Dedicated - OC3
OC3 per mile per month                                                                                   1L5NC           $8.93
OC3 Facility Termination per month                                                                                      $648.60
         NRC - OC3 - Facility Termination - 1st                                                                         $966.45
         NRC - OC3 - Facility Termination - Add'l                                                                       $408.85
         NRC - OC3 - Facility Termination - Disconnect Chg - 1st                                                         $11.56
         NRC - OC3 - Facility Termination - Disconnect Chg - Add'l                                                      $108.34
          NRC - Manual Svc Order, per LSR                                                                SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
          NRC - Electronic Svc Order, per LSR                                                            SOMEC           $2.75
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.42
          NRC - OC3 - Incremental Charge--Manual Svc Order - 1st                                         SOMAN             NA
          NRC - OC3 - Incremental Charge--Manual Svc Order - Add'l                                       SOMAN             NA
          NRC - OC3 - Incremental Charge--Manual Svc Order-Disconnect-1st                                SOMAN             NA
          NRC - OC3 - Incremental Charge--Manual Svc Order-Disconnect-Add'l                              SOMAN             NA

Local Channel - Dedicated - OC12
OC12 per mile per month                                                                                  1L5NC         $2,053.06
OC12 Facility Termination per month                                                                                    $1,183.46
         NRC - OC12 - Facility Termination - 1st                                                                        $408.85
         NRC - OC12 - Facility Termination - Add'l                                                                      $111.56
         NRC - OC12 - Facility Termination -Disconnect Chg - 1st                                                        $108.34
         NRC - OC12 - Facility Termination - Disconnect Chg - Add'l                                                      $21.56
          NRC - Manual Svc Order, per LSR                                                                SOMAN           $3.84
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $2.75
          NRC - Electronic Svc Order, per LSR                                                            SOMEC           $0.42
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.43
          NRC - OC12 - Incremental Charge--Manual Svc Order - 1st                                        SOMAN             NA
          NRC - OC12 - Incremental Charge--Manual Svc Order - Add'l                                      SOMAN             NA
          NRC - OC12 - Incremental Charge--Manual Svc Order-Disconnect-1st                               SOMAN             NA
          NRC - OC12 - Incremental Charge--Manual Svc Order-Disconnect-Add'l                             SOMAN             NA

Local Channel - Dedicated - OC48
OC48 per mile per month                                                                                  1L5NC           $36.04
OC48 Facility Termination per month                                                                                    $1,685.97
OC48 - Interface OC12 on OC48 per month                                                                                 $587.71
         NRC - OC48 - Facility Termination - 1st                                                                       $1,183.46
         NRC - OC48 - Facility Termination -Add'l                                                                       $408.85
         NRC - OC48 - Interface OC12 on OC48 - 1st                                                                      $543.72
         NRC -OC48 - Interface OC12 on OC48 -Add'l                                                                      $312.05
         NRC - OC48 - Facility Termination - Disconnect Chg - 1st                                                       $111.56
         NRC - OC48 - Facility Termination - Disconnect Chg - Add'l                                                     $108.34
         NRC - OC48 - Interface OC12 on OC48 - Disconnect Chg - 1st                                                     $111.56
         NRC - OC48 - Interface OC12 on OC48 - Disconnect Chg - Add'l                                                   $108.34
          NRC - Manual Svc Order, per LSR                                                                SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
          NRC - Electronic Svc Order, per LSR                                                            SOMEC           $2.75
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.42
          NRC - OC48 - Incremental Charge--Manual Svc Order - 1st                                        SOMAN             NA
          NRC - OC48 - Incremental Charge--Manual Svc Order - Add'l                                      SOMAN             NA
          NRC - OC48 -Interface-Incremental Cost-Manual Svc. Order vs. Electronic-1st                    SOMAN             NA
          NRC - OC48 -Interface-Incremental Cost-Manual Svc. Order vs. Electronic-Add'l                  SOMAN             NA
          NRC - OC48 - Incremental Charge--Manual Svc Order-Disconnect-1st                               SOMAN             NA
          NRC - OC48 - Incremental Charge--Manual Svc Order-Disconnect-Add'l                             SOMAN             NA
          NRC - OC48 -Interface-Incremental Cost-Manual Svc. Order vs. Electronic-Disconnect-1st         SOMAN             NA
          NRC - OC48 -Interface-Incremental Cost-Manual Svc. Order vs. Electronic-Disconnect-Add'l       SOMAN             NA

UNBUNDLED DEDICATED TRANSPORT - Interoffice Channel
Interoffice Transport - Dedicated - 2-wire VG
 2-Wire VG - per mile per month                                                                          1L5XX          $0.0098
2-Wire VG - Facility Termination per month                                                               U1TV2           $26.52
        NRC - 2-wire VG - Facility Termination -1st                                                      U1TV2           $81.09
        NRC - 2-wire VG - Facility Termination - Add'l                                                   U1TV2           $54.83
        NRC - 2-wire VG  -Facility Termination - Disconnect Charge -1st                                  U1TV2           $31.01
        NRC - 2-wire VG  - Facility Termination - Disconnect Charge -Add'l                               U1TV2           $12.78

                                                                   Attachment 11
                                                                         Table 1
                                                                  Rates-29 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES

       NRC - Manual Svc Order, per LSR                                                                   SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
       NRC - Electronic Svc Order, per LSR                                                               SOMEC           $2.75
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.42
        NRC - 2-wire VG - Incremental Charge--Manual Svc Order - 1st                                     SOMAN             NA
        NRC - 2-wire VG - Incremental Charge--Manual Svc Order - Add'l                                   SOMAN             NA
        NRC - 2-wire VG - Incremental Charge--Manual Svc Order-Disconnect--1st                           SOMAN             NA
        NRC - 2-wire VG - Incremental Charge--Manual Svc Order-Disconnect--Add'l                         SOMAN             NA

Interoffice Transport - Dedicated - 2-wire VG - Rev Bat.
 2-Wire VG - per mile per month                                                                          1L5XX          $0.0098
2-Wire VG - Facility Termination per month                                                               U1TR2           $26.52
        NRC - 2-wire VG - Facility Termination -1st                                                      U1TR2           $81.09
        NRC - 2-wire VG - Facility Termination - Add'l                                                   U1TR2           $54.83
        NRC - 2-wire VG  -Facility Termination - Disconnect Charge -1st                                  U1TR2           $31.01
        NRC - 2-wire VG  - Facility Termination - Disconnect Charge -Add'l                               U1TR2           $12.78
       NRC - Manual Svc Order, per LSR                                                                   SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
       NRC - Electronic Svc Order, per LSR                                                               SOMEC           $2.75
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.42
        NRC - 2-wire VG - Incremental Charge--Manual Svc Order - 1st                                     SOMAN             NA
        NRC - 2-wire VG - Incremental Charge--Manual Svc Order - Add'l                                   SOMAN             NA
        NRC - 2-wire VG - Incremental Charge--Manual Svc Order-Disconnect--1st                           SOMAN             NA
        NRC - 2-wire VG - Incremental Charge--Manual Svc Order-Disconnect--Add'l                         SOMAN             NA

Common (Shared) Transport
Common (Shared) Transport per mile per mou                                                                NA            $0.000012
Common (Shared) Transport Facilities Termination per mou                                                  NA            $0.0005

Interoffice Transport - Dedicated - 4-wire VG
 4-Wire VG - per mile per month                                                                          1L5XX          $0.0098
4-Wire VG - Facility Termination per month                                                               U1TV4           $23.64
        NRC - 4-wire VG - Facility Termination -1st                                                      U1TV4           $81.09
        NRC - 4-wire VG - Facility Termination - Add'l                                                   U1TV4           $54.63
        NRC - 4-wire VG  -Facility Termination - Disconnect Charge -1st                                  U1TV4           $31.01
        NRC - 4-wire VG  - Facility Termination - Disconnect Charge -Add'l                               U1TV4           $12.78
       NRC - Manual Svc Order, per LSR                                                                   SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
       NRC - Electronic Svc Order, per LSR                                                               SOMEC           $2.77
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.42
        NRC - 4-wire VG - Incremental Charge--Manual Svc Order - 1st                                     SOMAN             NA
        NRC - 4-wire VG - Incremental Charge--Manual Svc Order - Add'l                                   SOMAN             NA
        NRC - 4-wire VG - Incremental Charge--Manual Svc Order-Disconnect--1st                           SOMAN             NA
        NRC - 4-wire VG - Incremental Charge--Manual Svc Order-Disconnect--Add'l                         SOMAN             NA

Interoffice Transport - Dedicated - DS0 - 56kbps
DS0 - per mile per month                                                                                 1L5XX          $0.0098
DS0 - Facility Termination per month                                                                     U1TD5           $19.31
        NRC - DS0 - Facility Termination - 1st                                                           U1TD5           $81.11
        NRC - DS0 - Facility Termination - Add'l                                                         U1TD5           $54.83
        NRC - DS0 -Facility Termination  - Disconnect Charge - 1st                                       U1TD5           $31.01
        NRC - DS0 - Facility Termination  - Disconnect Charge - Add'l                                    U1TD5           $12.78
        NRC - Manual Svc Order, per LSR                                                                  SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
        NRC - Electronic Svc Order, per LSR                                                              SOMEC           $2.77
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.42
        NRC - DS0 -Incremental Charge--Manual Svc Order - 1st                                            SOMAN             NA
        NRC -DS0 - Incremental Charge--Manual Svc Order - Add'l                                          SOMAN             NA
        NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--1st                                  SOMAN             NA
        NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect-Add'l                                 SOMAN             NA

Interoffice Transport - Dedicated -DS0 - 64 kbps
DS0 - per mile per month                                                                                 1L5XX          $0.0098
DS0 - Facility Termination per month                                                                     U1TD6           $19.31
        NRC - DS0 - Facility Termination - 1st                                                           U1TD6           $81.11
        NRC - DS0 - Facility Termination - Add'l                                                         U1TD6           $54.83
        NRC - DS0 -Facility Termination  - Disconnect Charge - 1st                                       U1TD6           $31.01
        NRC - DS0 - Facility Termination  - Disconnect Charge - Add'l                                    U1TD6           $12.78
        NRC - Manual Svc Order, per LSR                                                                  SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
        NRC - Electronic Svc Order, per LSR                                                              SOMEC           $2.77
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.42
        NRC - DS0 -Incremental Charge--Manual Svc Order - 1st                                            SOMAN             NA
        NRC -DS0 - Incremental Charge--Manual Svc Order - Add'l                                          SOMAN             NA
        NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--1st                                  SOMAN             NA
        NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect-Add'l                                 SOMAN             NA

CALLING NAME (CNAM) QUERY SERVICE
Interoffice Transport - Dedicated - DS1
DS1 - per mile per month                                                                                 1L5XX          $0.6013

                                                                   Attachment 11
                                                                         Table 1
                                                                  Rates-30 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES

DS1 - Facility Termination per month                                                                     U1TF1           $99.79
        NRC - DS1-Facility Termination - 1st                                                             U1TF1           $45.91
        NRC - DS1 - Facility Termination - Add'l                                                         U1TF1           $44.18
        NRC - DS1 - Facility Termination  - Disconnect Charge - 1st                                      U1TF1           $30.30
        NRC - DS1 -  Facility Termination -Disconnect Charge - Add'l                                     U1TF1           $26.76
        NRC - Manual Svc Order, per LSR                                                                  SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
        NRC - Electronic Svc Order, per LSR                                                              SOMEC           $2.77
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.42
        NRC - DS1 - Incremental Charge--Manual Svc Order - 1st                                           SOMAN             NA
        NRC -DS1 -  Incremental Charge--Manual Svc Order - Add'l                                         SOMAN             NA
        NRC - DS1 - Incremental Charge--Manual Svc Order-Disconnect--1st                                 SOMAN             NA
        NRC - DS1 - Incremental Charge--Manual Svc Order-Disconnect-Add'l                                SOMAN             NA

Interoffice Transport - Dedicated - DS3
DS3 - per mile per month                                                                                 1L5XX           $4.17
DS3 -Facility Termination per month                                                                      U1TF3         $1,121.93
        NRC - DS3 - Facility Termination -1st                                                            U1TF3          $557.69
        NRC  - DS3 - Facility Termination - Add'l                                                        U1TF3          $325.61
        NRC - DS3 - Facility Termination - Disconnect Charge - 1st                                       U1TF3          $111.56
        NRC - DS3 -  Facility Termination - Disconnect Charge - Add'l                                    U1TF3          $108.34
        NRC - Manual Svc Order, per LSR                                                                  SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
        NRC - Electronic Svc Order, per LSR                                                              SOMEC           $2.77
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.42
        NRC - DS3 - Incremental Charge--Manual Svc Order - 1st                                           SOMAN             NA
        NRC - DS3 - Incremental Charge--Manual Svc Order - Add'l                                         SOMAN             NA
        NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--1st                                 SOMAN             NA
        NRC - DS3  - Incremental Charge--Manual Svc Order-Disconnect-Add'l                               SOMAN             NA

Interoffice Transport - Dedicated - STS-1
STS-1 - per mile per month                                                                               1L5XX           $4.17
STS-1 -Facility Termination per month                                                                    U1TFS         $1,105.98
        NRC - STS-1 - Facility Termination -1st                                                          U1TFS          $557.69
        NRC - STS-1 - Facility Termination - Add'l                                                       U1TFS          $325.61
        NRC - STS-1 - Facility Termination - Disconnect Charge - 1st                                     U1TFS          $111.56
        NRC - STS-1 -  Facility Termination - Disconnect Charge - Add'l                                  U1TFS          $108.34
        NRC - Manual Svc Order, per LSR                                                                  SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
        NRC - Electronic Svc Order, per LSR                                                              SOMEC           $2.77
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.43
        NRC - STS-1 - Incremental Charge--Manual Svc Order - 1st                                         SOMAN             NA
        NRC - STS-1 - Incremental Charge--Manual Svc Order - Add'l                                       SOMAN             NA
        NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--1st                                 SOMAN             NA
        NRC - DS3  - Incremental Charge--Manual Svc Order-Disconnect-Add'l                               SOMAN             NA

Interoffice Transport - Dedicated - OC3
OC3 -per mile per month                                                                                  1L5XX           $8.24
OC3 -Facility Termination per month                                                                                    $3,020.08
       NRC - OC-3 - Facility Termination - 1st                                                                          $869.65
       NRC - OC-3 - Facility Termination - Add'l                                                                        $312.05
       NRC - OC-3 - Facility Termination - Disconnect Charge - 1st                                                      $111.56
       NRC - OC-3 - Facility Termination - Disconnect Charge - Add'l                                                    $108.34
        NRC - Manual Svc Order, per LSR                                                                  SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
        NRC - Electronic Svc Order, per LSR                                                              SOMEC           $2.77
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.43
       NRC - OC3 - Incremental Cost - Manual Svc Order vs. Electronic-1st                                SOMAN             NA
       NRC - OC3 - Incremental Cost - Manual Svc Order vs. Electronic-Add'l                              SOMAN             NA
       NRC - OC3 - Incremental Cost - Manual Svc Order vs. Electronic-Disconnect-1st                     SOMAN             NA
       NRC - OC3 - Incremental Cost - Manual Svc Order vs. Electronic-Disconnect-Add'l                   SOMAN             NA

Interoffice Transport - Dedicated - OC12
OC12 -per mile per month                                                                                 1L5XX           $26.45
OC12 -Facility Termination                                                                                             $11,599.14
       NRC - OC12- Facility Termination - 1st                                                                          $1,086.66
       NRC - OC12- Facility Termination - Add'l                                                                         $312.05
       NRC - OC12 - Facility Termination - Disconnect Chg - 1st                                                         $111.56
       NRC - OC12 - Facility Termination - Disconnect Chg - Add'l                                                       $108.34
        NRC - Manual Svc Order, per LSR                                                                  SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
        NRC - Electronic Svc Order, per LSR                                                              SOMEC           $2.77
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.43
       NRC - OC12 - Incremental Cost - Manual Svc Order vs. Electronic-1st                               SOMAN             NA
       NRC - OC12 - Incremental Cost - Manual Svc Order vs. Electronic-Add'l                             SOMAN             NA
       NRC - OC12 - Incremental Cost - Manual Svc Order vs. Elect-Disconnect-1st                         SOMAN             NA
       NRC - OC12 - Incremental Cost - Manual Svc Order vs. Elect-Disconnect-Add'l                       SOMAN             NA

Interoffice Transport - Dedicated - OC48

                                                                   Attachment 11
                                                                         Table 1
                                                                  Rates-31 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES

OC48 -per mile per month                                                                                 1L5XX           $34.07
OC48 -Facility Termination per month                                                                                    #######
OC48 -per Interface OC12 on OC48 per month                                                                             $1,199.42
       NRC - OC48 - Facility Termination - 1st                                                                         $1,086.66
       NRC - OC48 - Facility Termination - Add'l                                                                        $312.05
       NRC - OC48 - Interface OC12 on OC48 - 1st                                                                        $543.72
       NRC - OC48 - Interface OC12 on OC48 - Add'l                                                                      $312.05
       NRC - OC48 - Facility Termination - Disconnect Chg - 1st                                                         $111.56
       NRC - OC48 - Facility Termination - Disconnect Chg - Add'l                                                       $108.34
        NRC - OC48 - Interface OC12 on OC48 - Disconnect - 1st                                                          $111.56
        NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l                                                        $108.34
        NRC - Manual Svc Order, per LSR                                                                  SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
        NRC - Electronic Svc Order, per LSR                                                              SOMEC           $2.77
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.43
       NRC - OC48 - Incremental Cost - Manual Svc. Order vs. Electronic-1st                              SOMAN             NA
       NRC - OC48 - Incremental Cost - Manual Svc. Order vs. Electronic-Add'l                            SOMAN             NA
       NRC - OC48 - Interface- Incremental Cost - Manual Svc. Order vs. Electronic-1st                   SOMAN             NA
       NRC - OC48 - Interface- Incremental Cost - Manual Svc. Order vs. Electronic-Add'l                 SOMAN             NA
       NRC - OC48 - Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-1st                        SOMAN             NA
       NRC - OC48 - Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-Add'l                      SOMAN             NA
       NRC - OC48-Interface-Incremental Cost-Manual Svc. Order vs. Elec-Disconnect-1st                   SOMAN             NA
       NRC - OC48-Interface-Incremental Cost-Manual Svc. Order vs. Elec-Disconnect-Addl                  SOMAN             NA

UNBUNDLED CHANNELIZATION
DS3 Channelization (DS3 to DS1)
per Channelized System (28 DS1) per month                                                                 MQ3           $220.97
       NRC - 1st                                                                                          MQ3           $356.40
       NRC - Add'l                                                                                        MQ3           $188.00
       NRC -1st - Disconnect                                                                              MQ3            $61.64
       NRC -Add'l - Disconnect                                                                            MQ3            $58.98
per Interface per month (COCI)                                                                           UC1D1           $14.40
        NRC - 1st                                                                                        UC1D1           $13.16
        NRC - Add'l                                                                                      UC1D1           $9.43
        NRC - Manual Svc Order, per LSR                                                                  SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
        NRC - Electronic Svc Order, per LSR                                                              SOMEC           $2.77
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMEC           $0.43
Channel System - Incremental Cost -  Manual Svc. Order vs. Electronic -1st                               SOMAN             NA
Channel System - Incremental Cost -  Manual Svc. Order vs. Electronic -Add'l                             SOMAN             NA
Incremental Cost-Manual Svc. Order vs. Elect -Disconnect - 1st                                           SOMAN             NA
Incremental Cost-Manual Svc. Order vs. Elect -Disconnect - Add'l                                         SOMAN             NA

DS1 Channelization (DS1 to DS0)
per Channelized System (24 DS0) per month                                                                 MQ1           $153.60
        NRC - 1st                                                                                         MQ1           $182.14
        NRC - Add'l                                                                                       MQ1           $125.18
       NRC -1sr - Disconnect                                                                              MQ1            $19.52
       NRC -Add'l - Disconnect                                                                            MQ1            $18.14
 - Interface (COCI)
   per OCU-DP(data) card per month (2.4-64kbs)                                                           1D1DD           $2.20
        NRC - 1st                                                                                        1D1DD           $13.16
        NRC - Add'l                                                                                      1D1DD           $9.43
   per BRITE card per month                                                                              UC1CA           $3.83
        NRC - 1st                                                                                        UC1CA           $13.16
        NRC - Add'l                                                                                      UC1CA           $9.43
   per VG card per month (DS0)                                                                           1D1VG           $1.45
        NRC - 1st                                                                                        1D1VG           $13.16
        NRC - Add'l                                                                                      1D1VG           $9.43
        NRC - Manual Svc Order, per LSR                                                                  SOMAN           $21.56
          NRC - Manual Svc Order, per LSR disconnect                                                     SOMAN           $3.84
        NRC - Electronic Svc Order, per LSR                                                              SOMEC           $2.77
          NRC - Electronic Svc Order, per LSR disconnect                                                 SOMAN           $0.43
Channel System - Incremental Cost -  Manual Svc. Order vs. Electronic -1st                               SOMAN             NA
Channel System - Incremental Cost -  Manual Svc. Order vs. Electronic -Add'l                             SOMAN             NA
Incremental Cost-Manual Svc. Order vs. Elect -Disconnect - 1st                                           SOMAN             NA
Incremental Cost-Manual Svc. Order vs. Elect -Disconnect - Add'l                                         SOMAN             NA

UNBUNDLED DARK FIBER
Dark Fiber - Interoffice (four fiber strands) per route mile or fraction thereof, per month              1L5DF           $28.82
       NRC - Per each four-fiber dark fiber arrangement - 1st                                            UDF14         $1,278.62
       NRC - Per each four-fiber dark fiber arrangement - Add'l                                          UDF14          $275.82
       NRC -Disconnect--1st                                                                              UDF14          $587.64
       NRC -Disconnect--Add'l                                                                            UDF14          $366.34

Dark Fiber - Local Channel(four fiber strands) per route mile or fraction thereof, per month             1L5DC           $58.35
       NRC - Per each four-fiber dark fiber arrangement - 1st                                            UDFC4         $1,278.62
       NRC - Per each four-fiber dark fiber arrangement - Add'l                                          UDFC4          $275.82
       NRC -Disconnect--1st                                                                              UDFC4          $587.64

                                                                   Attachment 11
                                                                         Table 1
                                                                  Rates-32 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES

       NRC -Disconnect--Add'l                                                                            UDFC4          $366.34

Dark Fiber - Local Loop (four fiber strands) per route mile or fraction thereof, per month               1L5DL           $58.35
       NRC - Per each four-fiber dark fiber arrangement - 1st                                            UDFL4         $1,278.62
       NRC - Per each four-fiber dark fiber arrangement - Add'l                                          UDFL4          $275.82
       NRC -Disconnect--1st                                                                              UDFL4          $587.64
       NRC -Disconnect--Add'l                                                                            UDFL4          $366.34


NOTES:
Interim rates subject to true-up.

                                                                   Attachment 11
                                                                         Table 1
                                                                  Rates-33 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES

  DESCRIPTION                                                                                            USOC             FL
UNBUNDLED LOOP COMBINATIONS

Unbundled Loop/Port Combinations (Note 4)
MARKET RATES   (INCLUDING ALL VERTICAL FEATURES) (Note 1)
Density Zone 1 / Top 8 MSAs in BellSouth Region                                                                      Orlando, Ft.
                                                                                                                     Lauderdale,
                                                                                                                        Miami
    Customers with 4 or more DS0 Equivalent
    Currently Combined (Note2)
         2-Wire Voice Grade Loop with 2-Wire Line Port (Res. and Bus.)
              2-Wire Voice Grade Line Port (Res.), per month
              2- wire voice unbundled port - residence                                                   UEPRL          $14.00
              2-wire voice unbundled port  with caller ID - residence                                    UEPRC          $14.00
              2-wire voice unbundled port outgoing only - residence                                      UEPRO          $14.00
              2-wire voice grade unbundled Alabama extended local dialing parity port
                with caller ID                                                                           UEPAR            NA
              2-wire voice grade unbundled Kentucky extended local dialing parity port
                with caller ID                                                                           UEPRM            NA
              2-wire voice grade unbundled Louisiana extended local dialing parity port
                with caller ID                                                                           UEPAS            NA
              2-wire voice grade unbundled Mississippi extended local dialing parity port
                with caller ID                                                                           UEPAT            NA
              2-wire voice grade unbundled South Carolina extended local dialing parity port
                with caller ID                                                                           UEPAU            NA
              2-wire voice grade unbundled Tennessee extended local dialing parity port
                with caller ID                                                                           UEPAQ            NA
              2-wire voice unbundled Florida area calling with caller ID - residence                     UEPAF          $14.00
              2-wire voice unbundled Louisiana Area Plus with caller ID - residence (RUL)                UEPAG            NA
              2-wire voice unbundled Louisiana Area Plus with caller ID - residence (AC7)                UEPAH            NA
              2-wire voice unbundled South Carolina Area Calling port with Caller ID
                - residence (LW8)                                                                        UEPAJ            NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID
                - residence (F2R)                                                                        UEPAK            NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID
                - residence (TACER)                                                                      UEPAL            NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID
                - residence (TACSR)                                                                      UEPAM            NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID
                - residence (1MF2X)                                                                      UEPAN            NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID
                - residence (2MR)                                                                        UEPAO            NA
              2-wire voice unbundled res, low usage line port with Caller ID (LUM)                       UEPAP          $14.00
              2-Wire Voice Grade Line Port (Bus.), per month
              2-wire voice unbundled port without Caller ID                                              UEPBL          $14.00
              2-wire voice unbundled port with unbundled port with Caller+E484 ID                        UEPBC          $14.00
              2-wire voice unbundled outgoing only port                                                  UEPBO          $14.00
              2-wire voice grade unbundled Alabama extended local dialing parity port
                with caller ID                                                                           UEPAW            NA
              2-wire voice grade unbundled Kentucky extended local dialing parity port
                with caller ID                                                                           UEPBM            NA
              2-wire voice grade unbundled Louisiana extended local dialing parity port
                with caller ID                                                                           UEPAX            NA
              2-wire voice grade unbundled Mississippi extended local dialing parity port
                with caller ID                                                                           UEPAY            NA
              2-wire voice grade unbundled South Carolina extended local dialing parity port
                with caller ID                                                                           UEPAZ            NA
              2-wire voice grade unbundled Tennessee extended local dialing parity port
                with caller ID                                                                           UEPAV            NA
              2-wire voice unbundled incoming only port with Caller ID                                   UEPB1          $14.00
              2-wire voice unbundled LA Bus Area Calling Port with Caller ID (BUC)                       UEPAA            NA
              2-wire voice unbundled SC Bus Area Calling Port with Caller ID (LMB)                       UEPAB            NA
              2-wire voice unbundled TN Bus 2-Way Area Calling Port Economy Option (TACC1)               UEPAC            NA
              2-wire voice unbundled TN Bus 2-Way Area Calling Port Standard Option (TACC2)              UEPAD            NA
              2-wire voice unbundled TN Bus 2-WAY Collierville and Memphis Local Calling Port (B2F)      UEPAE            NA
              2-Wire Voice Grade Loop (SL1) (Res. and Bus.)
              RC - 2-Wire Voice Grade Loop - Statewide                                                   UEPLX            NA
              RC - 2-Wire Voice Grade Loop Zone 1                                                        UEPLX          $14.90
              RC - 2-Wire Voice Grade Loop Zone 2                                                        UEPLX          $18.51
              RC - 2-Wire Voice Grade Loop Zone 3                                                        UEPLX          $24.25
              Combination Rates
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Statewide                              Note 8           NA
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 1   (Note 6)                      Note 8         $28.90
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 2  (Note 6)                       Note 8         $32.51
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 3  (Note 6)                       Note 8         $38.25
              Nonrecurring Charges
              2-Wire Voice Grade Line Port (Res. And Bus.)
              NRC - 2- wire voice grade unbundled port/loop combination - 1st, with change                              $41.50
              NRC - 2- wire voice grade unbundled port/loop combination - Add'l, with change                            $41.50
              NRC - 2- wire voice grade unbundled port/loop combination - 1st, no change                                $41.50
              NRC - 2- wire voice grade unbundled port/loop combination - Add'l, no change                              $41.50

              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Subsequent                                          $10.00
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR Charge, Electronic,
                per LSR received from the CLEC by one of the OSS interactive interfaces                  SOMEC          $2.75
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Incremental Cost - Manual
                Svc.Order vs. Electronic - 1st                                                           SOMAN          $21.56
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Incremental Cost - Manual
                Svc.Order vs. Electronic - Add'l                                                         SOMAN          $21.56
              NRC- 2 Wire Voice Grade Loop/Line Port Combination - Subsequent Database Update -
                Electronic                                                                                                TBD
              NRC- 2 Wire Voice Grade Loop/Line Port Combination - Subsequent Database Update -
                Manual Service Order                                                                                      TBD
              NRC - Electronic Service Order Disconnect                                                                 $0.42
              NRC - Incremental Manual Service Order Disconnect                                                         $3.84

         2-Wire Voice Grade Loop with 2-Wire Line Port PBX

                                                                   Attachment 11
                                                                         Table 1
                                                                  Rates-34 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES

  DESCRIPTION                                                                                            USOC             FL
              2-Wire Analog Line Port (PBX), per month
              2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence                             UEPRD          $14.00
              LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS                                 UEPPC          $14.00
              LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                                           UEPPO          $14.00
              LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                                          UEPP1          $14.00
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING PORT                          UEPA2            NA
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA CALLING PORT                        UEPL2            NA
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                                               UEPLD          $14.00
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE CALLING PORT                        UEPT2            NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING PORT                           UEPTO            NA
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT                                    UEPXA          $14.00
              2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                                       UEPXB          $14.00
              2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                                           UEPXC          $14.00
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT                                    UEPXD          $14.00
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD CAPABLE PORT                        UEPXE          $14.00
              2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING PORT WITHOUT LUD               UEPXF            NA
              2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT                                  UEPXG            NA
              2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT                                   UEPXH            NA
              2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT WITHOUT LUD                        UEPXJ            NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL CALLING PORT                     UEPXK            NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ADMINISTRATIVE CALLING PORT        UEPXL          $14.00
              2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ROOM CALLING PORT                  UEPXM          $14.00
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL ECONOMY ADMINIATRATIVE
                CALLING PORTTENNESSEE CALLING PORT                                                       UEPXN            NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL DIACOUNT ROOM CALLING PORT        UEPXO          $14.00
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL DISCOUNT CALLING PORT            UEPXP            NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY CALLING PORT                    UEPXQ            NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL CALLING PORT                   UEPXR            NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT                                     UEPXS          $14.00
              2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS CALLING PORT                     UEPXT            NA
              2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT                             UEPXU            NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV CALLING PORT                         UEPXV            NA

              LOCAL NUMBER PORTABILITY (REQUIRES ONE PER PORT)                                           LNPCP

              2-Wire Voice Grade Loop (SL1)
              RC - 2-  Wire Voice Grade Loop - Statewide                                                 UEPLX            NA
              RC - 2- Wire Voice Grade Loop - Zone 1                                                     UEPLX          $14.90
              RC - 2- Wire Voice Grade Loop - Zone 2                                                     UEPLX          $18.51
              RC - 2- Wire Voice Grade Loop - Zone 3                                                     UEPLX          $24.25
              RC - 2- Wire Voice Grade Loop - Zone 4                                                     UEPLX            NA
              Combination Rates
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Statewide                              Note 8           NA
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 1   (Note 6)                      Note 8         $28.90
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 2  (Note 6)                       Note 8         $32.51
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 3  (Note 6)                       Note 8         $38.25
              Nonrecurring Charges
              NRC - 2- wire voice grade unbundled port/loop combination - 1st, with change                              $41.50
              NRC - 2- wire voice grade unbundled port/loop combination - Add'l, with change                            $41.50
              NRC - 2- wire voice grade unbundled port/loop combination - 1st, no change                                $41.50
              NRC - 2- wire voice grade unbundled port/loop combination - Add'l, no change                              $41.50

              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Subsequent                                          $10.00
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR Charge, Electronic,
                per LSR received from the CLEC by one of the OSS interactive interfaces (Note 7)         SOMEC          $2.75
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Incremental Cost - Manual
                Svc.Order vs. Electronic - 1st                                                           SOMAN          $21.56
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Incremental Cost - Manual
                Svc.Order vs. Electronic - Add'l                                                         SOMAN          $21.56
              NRC- 2 Wire Voice Grade Loop/Line Port Combination - Subsequent Database Update -
                Electronic                                                                                                TBD
              NRC- 2 Wire Voice Grade Loop/Line Port Combination - Subsequent Database Update -
                Manual Service Order                                                                                      TBD
              NRC - Electronic Service Order Disconnect                                                                 $0.42
              NRC - Incremental Manual Service Order Disconnect                                                         $3.84

COST BASED RATES (Notes 2 & 3)
    Currently Combined

                                                                   Attachment 11
                                                                         Table 1
                                                                  Rates-35 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES

  DESCRIPTION                                                                                            USOC             FL
         2-Wire Voice Grade Loop with 2-Wire Line Port
              2-Wire Voice Grade Line Port (Res.), per month
              2- wire voice unbundled port - residence                                                   UEPRL          $1.35
              2-wire voice unbundled port  with caller ID - residence                                    UEPRC          $1.35
              2-wire voice unbundled port outgoing only - residence                                      UEPRO          $1.35
              2-wire voice grade unbundled Alabama extended local dialing parity port
                with caller ID                                                                           UEPAR            NA
              2-wire voice grade unbundled Kentucky extended local dialing parity port
                with caller ID                                                                           UEPRM            NA
              2-wire voice grade unbundled Louisiana extended local dialing parity port
                with caller ID                                                                           UEPAS            NA
              2-wire voice grade unbundled Mississippi extended local dialing parity port
                with caller ID                                                                           UEPAT            NA
              2-wire voice grade unbundled South Carolina extended local dialing parity port
                with caller ID                                                                           UEPAU            NA
              2-wire voice grade unbundled Tennessee extended local dialing parity port
                with caller ID                                                                           UEPAQ            NA
              2-wire voice unbundled Florida area calling with caller ID - residence                     UEPAF          $1.35
              2-wire voice unbundled Louisiana Area Plus with caller ID - residence (RUL)                UEPAG            NA
              2-wire voice unbundled Louisiana Area Plus with caller ID - residence (AC7)                UEPAH            NA
              2-wire voice unbundled South Carolina Area Calling port with Caller ID -
                residence (LW8)                                                                          UEPAJ            NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (F2R)        UEPAK            NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (TACER)      UEPAL            NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (TACSR)      UEPAM            NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (1MF2X)      UEPAN            NA
              2-wire voice unbundled Tennessee Area Calling port with Caller ID - residence (2MR)        UEPAO            NA
              2-wire voice unbundled res, low usage line port with Caller ID (LUM)                       UEPAP          $1.35
              2-Wire Voice Grade Line Port (Bus.), per month
              2-wire voice unbundled port without Caller ID                                              UEPBL          $1.35
              2-wire voice unbundled port with unbundled port with Caller+E484 ID                        UEPBC          $1.35
              2-wire voice unbundled outgoing only port                                                  UEPBO          $1.35
              2-wire voice grade unbundled Alabama extended local dialing parity port
                with caller ID                                                                           UEPAW            NA
              2-wire voice grade unbundled Kentucky extended local dialing parity port
                with caller ID                                                                           UEPBM            NA
              2-wire voice grade unbundled Louisiana extended local dialing parity port
                with caller ID                                                                           UEPAX            NA
              2-wire voice grade unbundled Mississippi extended local dialing parity port
                with caller ID                                                                           UEPAY            NA
              2-wire voice grade unbundled South Carolina extended local dialing parity port
                with caller ID                                                                           UEPAZ            NA
              2-wire voice grade unbundled Tennessee extended local dialing parity port
                with caller ID                                                                           UEPAV            NA
              2-wire voice unbundled incoming only port with Caller ID                                   UEPB1          $1.35
              2-wire voice unbundled LA Bus Area Calling Port with Caller ID (BUC)                       UEPAA            NA
              2-wire voice unbundled SC Bus Area Calling Port with Caller ID (LMB)                       UEPAB            NA
              2-wire voice unbundled TN Bus 2-Way Area Calling Port Economy Option (TACC1)               UEPAC            NA
              2-wire voice unbundled TN Bus 2-Way Area Calling Port Standard Option (TACC2)              UEPAD            NA
              2-wire voice unbundled TN Bus 2-WAY Collierville and Memphis Local Calling Port (B2F)      UEPAE            NA
              2-Wire Voice Grade Loop (SL1)
              RC - 2-  Wire Voice Grade Loop - Statewide                                                 UEPLX            NA
              RC - 2- Wire Voice Grade Loop - Zone 1                                                     UEPLX          $14.90
              RC - 2- Wire Voice Grade Loop - Zone 2                                                     UEPLX          $18.51
              RC - 2- Wire Voice Grade Loop - Zone 3                                                     UEPLX          $24.25
              RC - 2- Wire Voice Grade Loop - Zone 4                                                     UEPLX            NA
              Combination Rates
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Statewide                              Note 8           NA
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 1   (Note 6)                      Note 8         $16.25
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 2  (Note 6)                       Note 8         $19.86
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 3  (Note 6)                       Note 8         $25.60
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 4  (Note 6)                       Note 8           NA
              Nonrecurring Charges
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - 1st, Switch as is                    USAC2          0.1964
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Add'l, Switch as is                  USAC2          0.1964
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - 1st, Switch with change              USACC          0.1964
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Add'l, Switch with change            USACC          0.1964
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Subsequent                           USAS2          $10.00
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR Charge, Electronic,
                per LSR received from the CLEC by one of the OSS interactive interfaces (Note 7)         SOMEC          $2.75
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Incremental Cost - Manual
                Svc.Order vs. Electronic - 1st                                                           SOMAN          $21.56
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Incremental Cost - Manual
                Svc.Order vs. Electronic - Add'l                                                         SOMAN          $21.56
              NRC- 2 Wire Voice Grade Loop/Line Port Combination - Subsequent Database Update -
                Electronic                                                                                                TBD
              NRC- 2 Wire Voice Grade Loop/Line Port Combination - Subsequent Database Update -
                Manual Service Order                                                                                      TBD
              NRC - Electronic Service Order Disconnect                                                                 $0.42
              NRC - Incremental Manual Service Order Disconnect                                                         $3.84
              NRCs for New (not Currently Combined) as ordered in Georgia:
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                            UEPRL            NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                          UEPRL            NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                            UEPRC            NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                          UEPRC            NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                            UEPRO            NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                          UEPRO            NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                            UEPAP            NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                          UEPAP            NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                            UEPBL            NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                          UEPBL            NA

                                                                   Attachment 11
                                                                         Table 1
                                                                  Rates-36 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES

  DESCRIPTION                                                                                            USOC             FL
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                            UEPBC            NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                          UEPBC            NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                            UEPBO            NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                          UEPBO            NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                            UEPB1            NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                          UEPB1            NA

              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Subsequent                           USAS2            NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Disconnect - 1st                                NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Disconnect - Add'l                              NA
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR Charge, Electronic,
                per LSR received from the CLEC by one of the OSS interactive interfaces (Note 7)         SOMEC            NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - Incremental Cost Manual vs.
                Electronic - New - 1st                                                                                    NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - Incremental Cost Manual vs.
                Electronic - New - Add'l                                                                                  NA
              NRC- 2 Wire Voice Grade Loop/Line Port Combination - Subsequent Database Update -
                Electronic                                                                                                NA
              NRC- 2 Wire Voice Grade Loop/Line Port Combination - Subsequent Database Update -
                Manual Service Order                                                                                      NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - Incremental Cost Manual vs.
                Electronic - New - Disconnect                                                                             NA

              2- Wire Voice Grade Loop - Bus Only with 2 -Wire DID Trunk Port

               2 - Wire Line Port - DID Trunk Port, per month                                            UEPD1          $9.36
              2-Wire Voice Grade Loop (SL2)
              RC - 2-  Wire Voice Grade Loop - Statewide                                                 UECD1            NA
              RC - 2- Wire Voice Grade Loop - Zone 1                                                     UECD1          $18.48
              RC - 2- Wire Voice Grade Loop - Zone 2                                                     UECD1          $22.43
              RC - 2- Wire Voice Grade Loop - Zone 3                                                     UECD1          $27.87
              RC - 2- Wire Voice Grade Loop - Zone 4                                                     UECD1            NA
              Combination Rates
              RC - 2-Wire Voice Grade Loop with 2-Wire DID Port, Statewide                               Note 8           NA
              RC - 2-Wire Voice Grade Loop with 2-Wire DID Port, Zone 1   (Note 6)                       Note 8         $27.84
CALLING NAME (RCA-)2-Wire VoiceCGrade Loop with 2-Wire DID Port, Zone 2   (Note 6)                       Note 8         $31.79
    CNAM (DataRCs- 2-Wire,VoiceQGrade Loop with 2-Wire DID Port, Zone 3   (Note 6)                       Note 8         $37.23
              RC - 2-Wire Voice Grade Loop with 2-Wire DID Port, Zone4   (Note 6)                        Note 8           NA
              NRC- 2- Wire Voice Grade Loop with 2- Wire DID Port - Conversion -
                Switch As Is - 1st port                                                                  USAC1          $14.62
              NRC- 2- Wire Voice Grade Loop with 2- Wire DID Port - Conversion -
                Switch As Is  Each Addl Port                                                             USAC1          $3.73
              NRC- 2- Wire Voice Grade Loop with 2- Wire DID Port - Conversion with
                changes - 1st port                                                                       USA1C          $14.62
              NRC- 2- Wire Voice Grade Loop with 2- Wire DID Port -  Conversion with changes -
                Each Addl port                                                                           USA1C          $3.73
              NRC - 2-Wire DID Subsequent Activity -  Per Svc Order - Add Trunks, Per Trunk              USAS1          $53.57
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR Charge, Electronic,
                per LSR received from the CLEC by one of the OSS interactive interfaces (Note 7)         SOMEC          $2.75
              NRC- 2- Wire Voice Grade Loop with 2- Wire DID Port - Incremental Cost- Manual
                Service Order - 1st                                                                      SOMAN          $21.56
              NRC- 2- Wire Voice Grade Loop with 2- Wire DID Port - Incremental Cost- Manual
                Service Order - Addl                                                                     SOMAN          $21.56
              NRC - Electronic Service Order Disconnect                                                                 $0.42
              NRC - Incremental Manual Service Order Disconnect                                                         $3.84
              Telephone Number/Trunk Group Establishment
              DID Trunk Termination ( one required per port)                                             NDT            $0.00
              DID Numbers, Establish Trunk Group and Provide First Group of 20 DID Numbers
                (FL, GA, NC, & SC only)                                                                  NDZ            $0.00
              DID Numbers, Establish Trunk Group and Provide First Group of 20 DID Numbers
                (AL, KY, LA, MS, & TN).  In addition, Provides Additional DID Numbers for each
                Group of 20 DID Numbers (Valid in All States)                                            ND4            $0.00
              DID Numbers, non-consective                                                                ND5            $0.00

              2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port
              2-wire ISDN Digital Port per month                                                         UEPPB          $8.51
              2-Wire ISDN Digital Grade Loop
              RC - 2-Wire ISDN Digital Grade Loop - Statewide                                            USL2X            NA
              RC - 2-Wire ISDN Digital Grade Loop - Zone 1                                               USL2X          $22.48
              RC - 2-Wire ISDN Digital Grade Loop - Zone 2                                               USL2X          $27.90
              RC - 2-Wire ISDN Digital Grade Loop - Zone 3                                               USL2X          $30.78
              RC - 2-Wire ISDN Digital Grade Loop - Zone 4                                               USL2X            NA
              Combination Rates
              RC - 2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port - Statewide              Note 8           NA
              RC - 2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port - Zone 1                 Note 8         $30.99
              RC - 2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port - Zone 2                 Note 8         $36.41
              RC - 2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port - Zone 3                 Note 8         $39.30
              RC - 2-Wire ISDN Digital Grade Loop with 2-wire ISDN Digital Port - Zone 4                 Note 8           NA
              NRC - 2-Wire ISDN Digital Grade Loop/2-wire ISDN Digital Port - 1st conversion             USACB          $86.79
              NRC - 2-Wire ISDN Digital Grade Loop/2-wire ISDN Digital Port - Add'l conversion           USACB          $54.04
              NRC - 2-Wire ISDN Digital Grade Loop/2-wire ISDN Digital Port - Non Feature
                Subsequent Activity                                                                      USASB          $53.50
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR Charge, Electronic,
                per LSR received from the CLEC by one of the OSS interactive interfaces (Note 7)         SOMEC          $2.75
              NRC - 2-Wire ISDN Digital Grade Loop/2-wire ISDN Digital Port - Incremental Cost-
                Manual Service Order - 1st                                                               SOMAN          $21.56

                                                                   Attachment 11
                                                                         Table 1
                                                                  Rates-37 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES

  DESCRIPTION                                                                                            USOC             FL
              NRC - 2-Wire ISDN Digital Grade Loop/2-wire ISDN Digital Port - Incremental Cost-
                Manual Service Order - Addl                                                              SOMAN          $21.56
              NRC - Electronic Service Order Disconnect                                                                 $0.42
              NRC - Incremental Manual Service Order Disconnect                                                         $3.84

              4 - Wire DS1 Digital Loop with 4 - Wire ISDN DS1 Digital Trunk Port
              4 - Wire ISDN DS1 Digital Trunk Port                                                       UEPPP          $95.39
              4 - Wire DS1 Digital Loop
              RC - 4- Wire DS1 Digital Loop- Statewide                                                   USL4P            NA
              RC - 4- Wire DS1 Digital Loop- Zone 1                                                      USL4P          $92.48
              RC - 4- Wire DS1 Digital Loop- Zone 2                                                      USL4P          $119.68
              RC - 4- Wire DS1 Digital Loop- Zone 3                                                      USL4P          $194.70
              RC - 4-Wire DS1 Digital Loop - Zone 4                                                      USL4P            NA
              Combination Rates
              RC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port - Statewide                 Note 8           NA
              RC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port - Zone 1                    Note 8         $187.87
              RC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port - Zone 2                    Note 8         $215.07
              RC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port - Zone 3                    Note 8         $290.08
              RC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port - Zone 4                    Note 8           NA
              Local Number Portability
              Local Number Portability (1 per port)                                                      LNPCN          $1.75
              Interface (Provsioning Only)
              Voice/Data                                                                                 PR71V          $0.00
              Digital Data                                                                               PR71D          $0.00
              Inward Data                                                                                PR71E          $0.00
              Non-Recurring Charges
              NRC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port Combination -
                1st conversion                                                                           USACP          $247.97
              NRC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port  Combination -
                Add'l conversion                                                                         USACP          $157.17
              NRC -4 - Wire DS1 Digital Loop with 4 - Wire ISDN DS1 Digital Trunk Port -
                Subsequent Channel Activation - Per Channel                                              USASP          $29.06
              NRC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port  Combination -
                Subsequent Inward/2-way Telephone Numbers                                                PR7TG          $0.9804
              NRC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port  Combination -
                Subsequent Outward Telephone numbers                                                     PR7TP          $23.02
              NRC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port  Combination -
                Subsequent Inward Telephone Numbers                                                      PR7ZT          $46.05
              NRC - 4-Wire DS1 Digital Loop with 4-wire ISDN DS1 Digital Port  Combination -
                Subsequent Service Order Per Order                                                       USASP          $147.47
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR Charge, Electronic,
                per LSR received from the CLEC by one of the OSS interactive interfaces (Note 7)         SOMEC          $2.75
              NRC - 4-Wire DS1 Digital Loop with 4-wire ISDN Digital Port - Incremental Cost-
                Manual Service Order - 1st                                                               SOMAN          $21.56
              NRC - 4-Wire ISDN Digital Loop with 4-wire ISDN Digital Port - Incremental Cost-
                Manual Service Order - Addl                                                              SOMAN          $21.56
              NRC - Electronic Service Order Disconnect                                                                 $0.42
              NRC - Incremental Manual Service Order Disconnect                                                         $3.84

              4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port
              4 - Wire DDITS Digital Trunk Port (Formerly DID Trunk Port)                                UDD1T          $63.31
              4 - Wire DS1 Digital Loop                                                                  USLDC
              4 - Wire DS1 Digital Loop - Statewide                                                      USLDC            NA
              4 - Wire DS1 Digital Loop - Zone 1                                                         USLDC          $64.69
              4 - Wire DS1 Digital Loop - Zone 2                                                         USLDC          $94.71
              4 - Wire DS1 Digital Loop - Zone 3                                                         USLDC          $208.93
              4 - Wire DS1 Digital Loop - Zone 4                                                         USLDC            NA
              Combination Rates
              4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port - Statewide                       Note 8           NA
              4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port - Zone 1                          Note 8         $128.00
              4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port - Zone 2                          Note 8         $158.02
              4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port - Zone 3                          Note 8         $272.24
              4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port - Zone 4                          Note 8           NA

              Local number Portability per DSO Activated                                                 LNPCP          $3.15
              Central Office Terminating Point                                                           CTG            $0.00

              Telephone Number / Trunk Group establishment
              Telephone Number for 2-Way Trunk Group                                                     UDTGX          $0.00
              Telephone Number for 1-Way Outward Trunk Group                                             UDTGY          $0.00
              Telephone Number for 1-Way Inward Trunk Group Without DID                                  UDTGZ          $0.00
              DID Numbers, Establish Trunk Group and Provide First Group of 20 DID Numbers
                (FL, GA, NC, & SC only)                                                                  NDZ            $0.00
              DID Numbers, Establish Trunk Group and Provide First Group of 20 DID Numbers
                (AL, KY, LA, MS, & TN).  In addition, Provides Additional DID Numbers for each
                Group of 20 DID Numbers (Valid in All States)                                            ND4            $0.00
              DID Numbers, Non- consecutive DID Numbers , Per Number                                     ND5            $0.00

              Interoffice Channel Mileage - (Dedicated DS1) FX/FCO for 4 - Wire DS1 Digital
                Loop with 4 - Wire DDITS Trunk Port
              Fixed cost 0-8 miles (Facilities Termination)                                              1LNO1          $92.62
              Additional costs per mile 0-8 miles                                                        1LNOA          $0.2000
              Fixed cost 9-25  miles (Facilities Termination)                                            1LN02          $0.00
              additional costs per mile 9-25 miles                                                       1LNOB          $0.2000
              Fixed cost 25 + miles (Facilities Termination)                                             1LNO3          $0.00
              Additional costs 25 + miles                                                                1LNOC          $0.2000

              Enhanced Performance Charges
              Enhanced Performance Charges - as negotiated in contract                                   UDTPC            TBN

                                                                   Attachment 11
                                                                         Table 1
                                                                  Rates-38 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES

  DESCRIPTION                                                                                            USOC             FL
              Non-recurring Charges
              NRC - 4-Wire DS1 Digital Loop with 4-Wire DDITS Trunk Port Combination - OSS LSR
                Charge, Electronic, per LSR received from the CLEC by one of the OSS interactive
                interfaces (Note 7)                                                                      SOMEC          $2.75
              NRC- 4-Wire DS1 Digital Loop with 4-Wire DDITS Trunk Port - Incremental Cost-
                Manual Service Order - 1st                                                               SOMAN          $21.56
              NRC- 4-Wire DS1 Digital Loop with 4-Wire DDITS Trunk Port - Incremental Cost-
                Manual Service Order - Add'l                                                             SOMAN          $21.56
              NRC - Electronic Service Order Disconnect                                                                 $0.42
              NRC - Incremental Manual Service Order Disconnect                                                         $3.84
              NRC -4 - Wire DS1 Digital  Loop with 4 - Wire DDITS Trunk Port -Conversion -
                Switch as is - 1st                                                                       USAC4          $268.82
              NRC -4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port - Conversion -
                Switch as is - Additional                                                                USAC4          $134.07
              NRC -4 - Wire DS1 Digital  Loop with 4 - Wire DDITS Trunk Port - Conversion
                with DS1 changes - 1st                                                                   USAWA          $268.82
              NRC -4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port - Conversion with
                DS1 Changes - Additional                                                                 USAWA          $134.07
              NRC -4 - Wire DS1 Digital  Loop with 4 - Wire DDITS Trunk Port - Conversion with
                Change - Trunks  - 1st                                                                   USAWB          $268.82
              NRC -4 - Wire DS1 Digital  Loop with 4 - Wire DDITS Trunk Port - Conversion with
                Change - Trunks  - Additional                                                            USAWB          $134.07
              NRC -4 - Wire DS1 Digital Loop with 4 - Wire DDITS Digital Trunk Port - Subsequent
                Service Activity Per Service Order                                                       USAS4          $54.00
              NRC -4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port - New - 1st                  UDDIT            NA
              NRC -4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port - New  - Additional          UDDIT            NA
              NRC -4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port - New - 1st -
                Disconnect                                                                               UDDIT            NA
              NRC -4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port - New  -
                Additional Disconnect                                                                    UDDIT            NA
              NRC -4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port - Subsequent Channel
                Activation - Per Channel - 2-Way Trunk                                                   UDTTA          $28.96
              NRC -4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port - Subsequent Channel
                Activation - Per Channel - 1-Way Outward Trunk                                           UDTTB          $28.96
              NRC -4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port - Subsequent Channel
                Activation - Per Channel - 1-Way Inward Trunk Without DID                                UDTTC          $28.96
              NRC -4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port - Subsequent Channel
                Activation - Per Channel - 1-Way Inward Trunk With DID                                   UDTTD          $28.96
              NRC -4 - Wire DS1 Digital Loop with 4 - Wire DDITS Trunk Port - Subsequent Channel
                Activation - Per Channel - 2-Way DID with User Transfer                                  UDTTE          $28.96
              NRC -4 - Wire DS1 Digital Loop with 4 - Wire DDITS Digital Trunk Port - Subsequent
                Signaling Changes                                                                                         TBD
              NRC -4 - Wire DS1 Digital Loop with 4 - Wire DDITS Digital Trunk Port - Subsequent
                Telephone Numbers                                                                                         TBD
              NRC - Interoffice Channel Mileage - (Dedicated DS1) FX/FCO for 4 - Wire DS1 Digital
                Loop with 4 - Wire DDITS Trunk PortFixed cost 0-8 miles (Facilities Termination) -
                1st - New Only                                                                          1LNO1             NA
              NRC - Interoffice Channel Mileage - (Dedicated DS1) FX/FCO for 4 - Wire DS1 Digital
                Loop with 4 - Wire DDITS Trunk PortFixed cost 0-8 miles (Facilities Termination) -
                Additional - New Only                                                                   1LNO2             NA
              NRC - Interoffice Channel Mileage - (Dedicated DS1) FX/FCO for 4 - Wire DS1 Digital
                Loop with 4 - Wire DDITS Trunk PortFixed cost 0-8 miles (Facilities Termination) -
                Disconnect - 1st - New Only                                                             1LNO3             NA
              NRC - Interoffice Channel Mileage - (Dedicated DS1) FX/FCO for 4 - Wire DS1 Digital
                Loop with 4 - Wire DDITS Trunk PortFixed cost 0-8 miles (Facilities Termination) -
                Disconnect Additional - New Only                                                        1LNO4             NA

              BIPOLAR 8 ZERO SUSTITUTION
              NRC - Superframe Format - Conversion or new install 1st                                   CCOSF           $0.00
              NRC - Superframe Format - Conversion or new install Additional                            CCOSF           $0.00
              NRC - Extended Superframe Format - Change or Subsequent Activity - 1st                    CCOSF           $0.00
              NRC - Extended Superframe Format - Change or Subsequent Activity - Additional             CCOSF           $655.00
              NRC - Extended Superframe Format - Conversion or New Install 1st                          CCOEF           $0.00
              NRC - Extended Superframe Format - Conversion or New Install - Additional                 CCOEF           $0.00
              NRC - Extended Superframe Format - Change or Subsequent Activity - 1st                    CCOEF           $0.00
              NRC - Extended Superframe Format - Change or Subsequent Activity - Additional             CCOEF           $655.00

              Alternate Mark Inversion (AMI)
              NRC - Superframe Format - 1st                                                             MCOSF           $0.00
              NRC - Superframe Format - Additional                                                      MCOSF           $0.00
              NRC - Extended Superframe Format - 1st                                                    MCOPO           $0.00
              NRC - Extended Superframe Format - Additional                                             MCOPO           $0.00


         2-Wire Voice Grade Loop with 2-Wire Line Port PBX
              2-Wire Analog Line Port (PBX), per month
              2 WIRE VOICE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - Residence                            UEPRD           $1.35
              LINE SIDE UNBUNDLED COMBINATION 2-WAY PBX TRUNK - BUSINESS                                UEPPC           $1.35
              LINE SIDE UNBUNDLED OUTWARD PBX TRUNK - BUSINESS                                          UEPPO           $1.35
              LINE SIDE UNBUNDLED INCOMING PBX TRUNK - BUSINESS                                         UEPP1           $1.35
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX ALABAMA CALLING PORT                         UEPA2             NA
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX LOUISIANA CALLING PORT                       UEPL2             NA
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL PORTS                                              UEPLD           $1.35
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX TENNESSEE CALLING PORT                       UEPT2             NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX TENNESSEE CALLING PORT                          UEPTO             NA
              2-WIRE VOICE UNBUNDLED 2-WAY COMBINATION PBX USAGE PORT                                   UEPXA           $1.35
              2-WIRE VOICE UNBUNDLED PBX TOLL TERMINAL HOTEL PORTS                                      UEPXB           $1.35
              2-WIRE VOICE UNBUNDLED PBX LD DDD TERMINALS PORT                                          UEPXC           $1.35
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD PORT                                   UEPXD           $1.35
              2-WIRE VOICE UNBUNDLED PBX LD TERMINAL SWITCHBOARD IDD CAPABLE PORT                       UEPXE           $1.35
              2-WIRE VOICE UNBUNDLED 2-WAY PBX KENTUCKY ROOM AREA CALLING PORT WITHOUT LUD              UEPXF             NA
              2-WIRE VOICE UNBUNDLED PBX KENTUCKY LUD AREA CALLING PORT                                 UEPXG             NA
              2-WIRE VOICE UNBUNDLED PBX KENTUCKY PREMIUM CALLING PORT                                  UEPXH             NA

                                                                   Attachment 11
                                                                         Table 1
                                                                  Rates-39 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES

  DESCRIPTION                                                                                            USOC             FL
              2-WIRE VOICE UNBUNDLED 2-WAY KENTUCKY AREA CALLING PORT WITHOUT LUD                       UEPXJ             NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX LOUISIANA LOCAL OPTIONAL CALLING PORT                    UEPXK             NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ADMINISTRATIVE CALLING PORT       UEPXL           $1.35
              2-WIRE VOICE UNBUNDLED 2-WAY PBX HOTEL/HOSPITAL ECONOMY ROOM CALLING PORT                 UEPXM           $1.35
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL ECONOMY ADMINIATRATIVE
                 CALLING PORTTENNESSEE CALLING PORT                                                     UEPXN             NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX HOTEL/HOSPITAL DIACOUNT ROOM CALLING PORT       UEPXO           $1.35
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBX LOUISIANA LOCAL DISCOUNT CALLING PORT           UEPXP             NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL ECONOMY CALLING PORT                   UEPXQ             NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX MISSISSIPPI LOCAL OPTIONAL CALLING PORT                  UEPXR             NA
              2-WIRE VOICE UNBUNDLED 1-WAY OUTGOING PBXMEASURED PORT                                    UEPXS           $1.35
              2-WIRE VOICE UNBUNDLED 2-WAY PBX SOUTH CAROLINA AREA PLUS CALLING PORT                    UEPXT             NA
              2-WIRE VOICE UNBUNDLED PBX COLLIERVILLE & MEMPHIS CALLING PORT                            UEPXU             NA
              2-WIRE VOICE UNBUNDLED 2-WAY PBX TENNESSEE REGIONSERV CALLING PORT                        UEPXV             NA

              LOCAL NUMBER PORTABILITY (REQUIRES ONE PER PORT)                                          LNPCP

              2-Wire Voice Grade Loop (SL1)
              RC - 2-  Wire Voice Grade Loop - Statewide                                                UEPLX             NA
              RC - 2- Wire Voice Grade Loop - Zone 1                                                    UEPLX           $14.90
              RC - 2- Wire Voice Grade Loop - Zone 2                                                    UEPLX           $18.51
              RC - 2- Wire Voice Grade Loop - Zone 3                                                    UEPLX           $24.25
              RC - 2- Wire Voice Grade Loop - Zone 4                                                    UEPLX             NA
              Combination Rates
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Statewide                             Note 8            NA
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 1   (Note 6)                     Note 8          $16.25
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 2  (Note 6)                      Note 8          $19.86
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 3  (Note 6)                      Note 8          $25.60
              RC - 2-Wire Voice Grade Loop with 2-Wire Line Port, Zone 4  (Note 6)                      Note 8            NA
              Nonrecurring Charges
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - 1st, Switch as is                   USAC2           $15.82
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Add'l, Switch as is                 USAC2           $3.80
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - 1st, Switch with change             USACC           $15.82
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Add'l, Switch with change           USACC           $3.80
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Subsequent                          USAS2           $10.00
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR Charge, Electronic,
                per LSR received from the CLEC by one of the OSS interactive interfaces (Note 7)        SOMEC           $2.75
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Incremental Cost - Manual
                Svc.Order vs. Electronic - 1st                                                          SOMAN           $21.56
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Incremental Cost - Manual
                Svc.Order vs. Electronic - Add'l                                                        SOMAN           $21.56

              NRC- 2 Wire Voice Grade Loop/Line Port Combination - Subsequent Database Update -
                Electronic                                                                                                TBD
              NRC- 2 Wire Voice Grade Loop/Line Port Combination - Subsequent Database Update -
                Manual Service Order                                                                                      TBD
              NRC - Electronic Service Order Disconnect                                                                 $0.42
              NRC - Incremental Manual Service Order Disconnect                                                         $3.84
              NRCs for New (not Currently Combined) as ordered in Georgia:
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                           UEPRD             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                         UEPRD             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                           UEPPC             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                         UEPPC             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                           UEPPO             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                         UEPPO             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                           UEPP1             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                         UEPP1             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                           UEPLD             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                         UEPLD             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                           UEPXA             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                         UEPXA             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                           UEPXB             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                         UEPXB             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                           UEPXC             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                         UEPXC             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                           UEPXD             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                         UEPXD             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                           UEPXE             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                         UEPXE             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                           UEPXL             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                         UEPXL             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                           UEPXM             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                         UEPXM             NA

                                                                   Attachment 11
                                                                         Table 1
                                                                  Rates-40 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES

  DESCRIPTION                                                                                            USOC             FL
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                           UEPXO             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                         UEPXO             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - 1st                           UEPXS             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Add'l                         UEPXS             NA

              NRC - 2-Wire Voice Grade Loop/Line Port Combination - Subsequent                          USAS2             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Disconnect - 1st                                NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - New - Disconnect - Add'l                              NA
              NRC - 2-Wire Voice Grade Loop/Line Port Combination - OSS LSR Charge, Electronic,
                per LSR received from the CLEC by one of the OSS interactive interfaces (Note 7)        SOMEC             NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - Incremental Cost Manual vs.
                Electronic - New - 1st                                                                                    NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - Incremental Cost Manual vs.
                Electronic - New - Add'l                                                                                  NA
              NRC- 2 Wire Voice Grade Loop/Line Port Combination - Subsequent Database Update -
                Electronic                                                                                                NA
              NRC- 2 Wire Voice Grade Loop/Line Port Combination - Subsequent Database Update -
                Manual Service Order                                                                                      NA
              NRC - 2-Wire Voice Grade Loop with 2-Wire Line Port - Incremental Cost Manual vs.
                Electronic - New - Disconnect                                                                             NA

              All Other Loop/Port Combinations                                                                            TBD

              LOCAL NUMBER PORTABILITY (REQUIRES ONE PER PORT)                                          LNPCX

NOTES:
              Interim rates subject to true-up.
          1   Market Rates will apply in those areas where BellSouth is not required to provide circuit switching pursuant to FCC rules.

          2   In Georgia, rates will apply for Currently Combined as well as not Currently
              Combined loop/port combinations unless otherwise identified.

          3   In the absence of ordered rates by a State Commission, the recurring rates for
              Currently Combined combinations of loop/port network elements will be the sum of the recurring rates for the UNEs which make up the combinations, and the nonrecurring rates shall be as set forth in this section.

          4   End Office and Tandem Switching Usage and Common Transport Usage rates in the Port section of this rate exhibit shall apply to all combinations of loop/port network elements.
          5   Deleted
          6   Geographically Deaveraged UNE Zones and applicable rates have been established for certain services, as shown in this Agreement.  Where Geographically Deaveraged UNE Zones and applicable rates are established, Statewide rates are obsolete.  Further, BellSouth is in the process of enhancing its billing systems in order to accomodate this Geographically Deaveraged UNE Zone
              Rate Structure.  Until these enhancements are accomplished, estimated to be mid 2001, the UNE
              Zone 1 rate will be billed for all services residing in Zones 1, 2, 3 or 4, i.e., Rates for services residing in UNE Zones 2, 3 and UNE Zone 4, where applicable, will not be billed.
              Once billing enhancements are complete, all applicable UNE Zone rates reflected in this
              Agreement will be billed.
              Reference Internet Website http://www.interconnection.bellsouth.com/become_clec/ docs/interconnection/deavuzns.pdf to view Geographically Deaveraged UNE Zone Designations by Central Office.
          7   In the absence of ordered OSS rates by a state commission, BellSouth will offer regionwide rates
          8   There is not a unique combination USOC.  CLEC should submit the loop and port USOCs.
          9   Rates in TN and FL are interim and shall be trued-up when final rates are ordered.



                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 41 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
         ENHANCED EXTENDED LINKS (EELs)
             New EEL rates are the sum of the individual UNE network elements
             (interoffice transport and loop [channelization if applicable]

             DS1 Interoffice Channel and 2-wire VG Local Loop EEL:                                                 USOC    FL
             Recurring Charges
             2-wire VG Loop per month, statewide                                                                   UEAL2   NA
             2-wire VG Loop per month, Zone 1  (Note 1)                                                            UEAL2   $20.52
             2-wire VG Loop per month, Zone 2  (Note 1)                                                            UEAL2   TBD
             2-wire VG Loop per month, Zone 3  (Note 1)                                                            UEAL2   TBD
             2-wire VG Loop per month, Zone 4  (Note 1)                                                            NA      NA
              Interoffice Channel - Dedicated - DS1 - per mile per month                                           1L5XX   $0.6013
              Interoffice Channel - Dedicated - DS1 - Facility Termination per month                               U1TF1   $99.79
              DS1 Channelized System per month                                                                     MQ1     $153.60
             VG (COCI) interface card per month                                                                    1D1VG   $1.45
             Non-Recurring Charges - New EEL (Note 2)(Note 3)
             NRC- DS1 interoffice Facility Termination - 1st                                                       U1TF1   $171.01
             NRC-DS1 interoffice Facility Termination - Add'l                                                      U1TF1   $101.84
             NRC-2-wire VG Local Loop  - 1st                                                                       UEAL2   $38.02
             NRC-2-wire VG Local Loop  - Add'l                                                                     UEAL2   $35.15
             NRC-DS1 Channelization System -1st                                                                    MQ1     $275.18
             NRC-DS1 Channelization System - Add'l                                                                 MQ1     $137.77
             NRC-VG(COCI)interface card -1st                                                                       1D1VG   $12.16
             NRC-VG(COCI)interface card - Add'                                                                     1D1VG   $8.77
             NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - Electronic Svc Order,
             per LSR                                                                                               SOMEC   $3.17
             NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - Manual Svc Order, per LSR     SOMAN   $25.40
             NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - Manual Svc Order - 1st        SOMAN   NA
             NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - Manual Svc Order - Add'l      SOMAN   NA
             NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - Manual Svc Order -
             Disconnect - 1st                                                                                      SOMAN   NA
             NRC- 2-wire VG Local Loop and Channelized DS1 Interoffice Combination - Manual Svc Order -
             Disconnect - Add'l                                                                                    SOMAN   NA

             DS1 Interoffice Channel and 4-wire VG Local Loop EEL:
             Recurring Charges
             4-wire VG Loop per month                                                                              UEAL4   NA
             4-wire VG Loop per month, Zone 1  (Note 1)                                                            UEAL4   $24.26
             4-wire VG Loop per month, Zone 2  (Note 1)                                                            UEAL4   $35.51
             4-wire VG Loop per month, Zone 3  (Note 1)                                                            UEAL4   $78.35
             4-wire VG Loop per month, Zone 4  (Note 1)                                                            NA      NA
              Interoffice Channel - Dedicated - DS1 - per mile per month                                           1L5XX   $0.6013
              Interoffice Channel - Dedicated - DS1 - Facility Termination per month                               U1TF1   $99.79
              DS1 Channelized System per month                                                                     MQ1     $153.60
             VG (COCI) interface card per month                                                                    1D1VG   $1.45
             Non-Recurring Charges - New EEL (Note 2) (Note 3)
             NRC- DS1 interoffice Facility Termination - 1st                                                       U1TF1   $171.01
             NRC-DS1 interoffice Facility Termination - Add'l                                                      U1TF1   $101.84
             NRC-4-wire VG Local Loop  - 1st                                                                       UEAL4   $329.76
             NRC-4-wire VG Local Loop  - Add'l                                                                     UEAL4   $178.91
             NRC-DS1 Channelization System -1st                                                                    MQ1     $275.18
             NRC-DS1 Channelization System - Add'l                                                                 MQ1     $137.77
             NRC-VG(COCI)interface card -1st                                                                       1D1VG   $12.16
             NRC-VG(COCI)interface card - Add'                                                                     1D1VG   $8.77
             NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Electronic Svc Order, per LSR      SOMEC   $3.17
             NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Manual Svc Order, per LSR          SOMAN   $25.40
             NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Manual Svc Order - 1st             SOMAN   NA
             NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Manual Svc Order - Add'l           SOMAN   NA
             NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Manual Svc Order - Disconnect
             - 1st                                                                                                 SOMAN   NA
             NRC-DS1 interoffice channel and 4-wire VG Local Loop Combination - Manual Svc Order - Disconnect -
             Add'l                                                                                                 SOMAN   NA

             DS1 Interoffice Channel and 2-wire ISDN Local Loop:
             Recurring Charges
             2-wire ISDN Loop per month                                                                            U1L2X   NA
             2-wire ISDN Loop per month, Zone 1  (Note 1)                                                          U1L2X   $32.34
             2-wire ISDN Loop per month, Zone 2  (Note 1)                                                          U1L2X   $47.35
             2-wire ISDN Loop per month, Zone 3  (Note 1)                                                          U1L2X   $104.47
             2-wire ISDN Loop per month, Zone 4  (Note 1)                                                          NA      NA
              Interoffice Channel - Dedicated - DS1 - per mile per month                                           1L5XX   $0.6013
              Interoffice Channel - Dedicated - DS1 - Facility Termination per month                               U1TF1   $99.79
              DS1 Channelized System per month                                                                     MQ1     $153.60
             2-wire ISDN(BRITE COCI) per month                                                                     UC1CA   $3.83
             Non-Recurring Charges - New EEL (Note 2)(Note 3)
             NRC- DS1 interoffice Facility Termination - 1st                                                       U1TF1   $171.01
             NRC-DS1 interoffice Facility Termination - Add'l                                                      U1TF1   $101.84
             NRC- 2-wire ISDN Local Loop - 1st                                                                     U1L2X   $329.76
             NRC- 2-wire ISDN Local Loop - Add'l                                                                   U1L2X   $148.55
             NRC-DS1 Channelization System -1st                                                                    MQ1     $275.18
             NRC-DS1 Channelization System - Add'l                                                                 MQ1     $137.77
             NRC-2-wire BRITE(COCI)interface card -1st                                                             UC1CA   $12.16
             NRC-2-wire BRITE(COCI)interface card -Add'l                                                           UC1CA   $8.77
             NRC-DS1 interoffice channel and 2-wire ISDN Local Loop Combination - Electronic Svc Order, per LSR    SOMEC   $3.17
             NRC-DS1 interoffice channel and 2-wire ISDN Local Loop Combination - Manual Svc Order, per LSR        SOMAN   $25.40


                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 42 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
             New EEL rates are the sum of the individual UNE network elements (interoffice transport and loop
             [channelization if applicable]

             NRC-DS1 interoffice channel and 2-wire ISDN Local Loop Combination - Manual Svc Order - 1st           SOMAN   NA
             NRC-DS1 interoffice channel and 2-wire ISDN Local Loop Combination - Manual Svc Order - Add'l         SOMAN   NA
             NRC-DS1 interoffice channel and 2-wire ISDN Local Loop Combination - Manual Svc Order - Disconnect
             - 1st                                                                                                 SOMAN   NA
             NRC-DS1 interoffice channel and 2-wire ISDN Local Loop Combination - Manual Svc Order - Disconnect
             - Add'l                                                                                               SOMAN   NA

             DS1 Interoffice Channel and 4-wire 56 kbps Local Loop:
             Recurring Charges
             4-wire 56kbps Loop per month                                                                          UDL56   NA
             4-wire 56kbps Loop per month, Zone 1  (Note 1)                                                        UDL56   $39.08
             4-wire 56kbps Loop per month, Zone 2  (Note 1)                                                        UDL56   $57.21
             4-wire 56kbps Loop per month, Zone 3  (Note 1)                                                        UDL56   $126.22
             4-wire 56kbps Loop per month, Zone 4  (Note 1)                                                        NA      NA
              Interoffice Channel - Dedicated - DS1 - per mile per month                                           1L5XX   $0.6013
              Interoffice Channel - Dedicated - DS1 - Facility Termination per month                               U1TF1   $99.79
              DS1 Channelized System per month                                                                     MQ1     $153.60
             4-wire 56kbps card COCI per month                                                                     1D1DD   $2.20
             Non-Recurring Charges - New EEL (Note 2) (Note 3)
             NRC- DS1 interoffice Facility Termination - 1st                                                       U1TF1   $171.01
             NRC-DS1 interoffice Facility Termination - Add'l                                                      U1TF1   $101.84
             NRC-4-wire 56kbps Local Loop - 1st                                                                    UDL56   $329.76
             NRC-4-wire 56kbps Local Loop - Add'l                                                                  UDL56   $148.55
             NRC-DS1 Channelization System -1st                                                                    MQ1     $275.18
             NRC-DS1 Channelization System - Add'l                                                                 MQ1     $137.77
             NRC-4-wire 56kbps(COCI)interface card -1st                                                            1D1DD   $12.16
             NRC-4-wire 56kbps(COCI)interface card -Add'l                                                          1D1DD   $8.77
             NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop Combination - Electronic Svc Order, per LSR  SOMEC   $3.17
             NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop Combination - Manual Svc Order, per LSR      SOMAN   $25.40
             NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop Combination - Manual Svc Order - 1st         SOMAN   NA
             NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop Combination - Manual Svc Order - Add'l       SOMAN   NA
             NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop Combination - Manual Svc Order -
             Disconnect - 1st                                                                                      SOMAN   NA
             NRC-DS1 interoffice channel and 4-wire 56kbps Local Loop Combination - Manual Svc Order -
             Disconnect - Add'l                                                                                    SOMAN   NA

             DS1 Interoffice Channel and 4-wire 64 kbps Local Loop:
             Recurring Charges
             4-wire 64kbps Loop per month                                                                          UDL64   NA
             4-wire 64kbps Loop per month, Zone 1  (Note 1)                                                        UDL64   $39.08
             4-wire 64kbps Loop per month, Zone 2  (Note 1)                                                        UDL64   $57.21
             4-wire 64kbps Loop per month, Zone 3  (Note 1)                                                        UDL64   $126.22
             4-wire 64kbps Loop per month, Zone 4  (Note 1)                                                        NA      NA
              Interoffice Channel - Dedicated - DS1 - per mile per month                                           1L5XX   $0.6013
              Interoffice Channel - Dedicated - DS1 - Facility Termination per month                               U1TF1   $99.79
              DS1 Channelized System per month                                                                     MQ1     $153.60
             4-wire 64kbps card COCI per month                                                                     1D1DD   $1.06
             Non-Recurring Charges - New EEL (Note 2) (Note 3)
             NRC- DS1 interoffice - 1st                                                                            U1TF1   $171.01
             NRC- DS1 interoffice - Add'l                                                                          U1TF1   $101.84
             NRC-4-wire 64kbps Local Loop - 1st                                                                    UDL64   $329.76
             NRC-4-wire 64kbps Local Loop - Add'l                                                                  UDL64   $148.55
             NRC-DS1 Channelization System -1st                                                                    MQ1     $275.18
             NRC-DS1 Channelization System - Add'l                                                                 MQ1     $137.77
             NRC-4-wire 64kbps(COCI)interface card -1st                                                            1D1DD   $12.16
             NRC-4-wire 64kbps(COCI)interface card -Add'l                                                          1D1DD   $8.77
             NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop Combination - Electronic Svc Order, per LSR  SOMEC   $3.17
             NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop Combination - Manual Svc Order, per LSR      SOMAN   $25.40
             NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop Combination - Manual Svc Order - 1st         SOMAN   NA
             NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop Combination - Manual Svc Order - Add'l       SOMAN   NA
             NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop Combination - Manual Svc Order -
             Disconnect - 1st                                                                                      SOMAN   NA
             NRC-DS1 interoffice channel and 4-wire 64kbps Local Loop Combination - Manual Svc Order -
             Disconnect - Add'l                                                                                    SOMAN   NA

             DS1 Interoffice Channel and DS1 Interoffice Local Loop:
             Recurring Charges
             DS1 Loop per month                                                                                    USLXX   NA
             DS1 Loop per month, Zone 1  (Note 1)                                                                  USLXX   $64.69
             DS1 Loop per month, Zone 2  (Note 1)                                                                  USLXX   $94.71
             DS1 Loop per month, Zone 3  (Note 1)                                                                  USLXX   $208.93
             DS1 Loop per month, Zone 4  (Note 1)                                                                  NA      NA
              Interoffice Channel - Dedicated - DS1 - per mile per month                                           1L5XX   $0.6013
              Interoffice Channel - Dedicated - DS1 - Facility Termination per month                               U1TF1   $99.79
             Non-Recurring Charges - New EEL (Note 2) (Note 3)
             NRC- DS1 interoffice - 1st                                                                            U1TF1   $171.01
             NRC- DS1 interoffice - Add'l                                                                          U1TF1   $101.84
             NRC-DS1 Local Loop - 1st                                                                              USLXX   $627.78
             NRC-DS1 Local Loop - Add'l                                                                            USLXX   $377.43
             NRC-DS1 interoffice channel and DS1 Local Loop Combination - Electronic Svc Order, per LSR            SOMEC   $3.17
             NRC-DS1 interoffice channel and DS1 Local Loop Combination - Manual Svc Order, per LSR                SOMAN   $25.40
             NRC-DS1 interoffice channel and DS1 Local Loop Combination - Manual Svc Order - 1st                   SOMAN   NA
             NRC-DS1 interoffice channel and DS1 Local Loop Combination - Manual Svc Order - Add'l                 SOMAN   NA
             NRC-DS1 interoffice channel and DS1 Local Loop Combination - Manual Svc Order - Disconnect - 1st      SOMAN   NA


                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 43 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
             New EEL rates are the sum of the individual UNE network elements (interoffice transport and loop
             [channelization if applicable]
             NRC-DS1 interoffice channel and DS1 Local Loop Combination - Manual Svc Order - Disconnect - Add'l    SOMAN   NA

             DS3 Interoffice Channel and DS3 Local Loop:
             Recurring Charges
             DS3 Loop per Facility Termination per month                                                           UE3PX   $404.58
             DS3 Loop per mile                                                                                     1L5ND   $11.77
             Interoffice Channel - Dedicated - DS3 - FacilityTermination  per month                                U1TF3   $1,121.93
             Interoffice Channel - Dedicated - DS3 - per mile per month                                            1L5XX   $4.17
             Non-Recurring Charges - New EEL (Note 2)(Note 3)
             NRC- DS3 interoffice - 1st                                                                            U1TF3   $154.30
             NRC- DS3 interoffice - Add'l                                                                          U1TF3   $77.50
             NRC-DS3 Local Loop - 1st                                                                              UE3PX   $1,020.45
             NRC-DS3 Local Loop - Add'l                                                                            UE3PX   $513.74
             NRC-DS3 interoffice channel and DS3 Local Loop Combination - Electronic Svc Order, per LSR            SOMEC   $3.17
             NRC-DS3 interoffice channel and DS3 Local Loop Combination - Manual Svc Order, per LSR                SOMAN   $25.40
             NRC-DS3 interoffice channel and DS3 Local Loop Combination - Manual Svc Order - 1st                   SOMAN   NA
             NRC-DS3 interoffice channel and DS3 Local Loop Combination - Manual Svc Order - Add'l                 SOMAN   NA
             NRC-DS3 interoffice channel and DS3 Local Loop Combination - Manual Svc Order - Disconnect - 1st      SOMAN   NA
             NRC-DS3 interoffice channel and DS3 Local Loop Combination - Manual Svc Order - Disconnect - Add'l    SOMAN   NA

             STS-1 Interoffice Channel and STS-1 Local Loop:
             Recurring Charges
             STS-1 Loop per Facility Termination per month                                                         UDLS1   $446.09
             STS-1 Loop per mile                                                                                   1L5ND   $11.77
             Interoffice Channel - Dedicated - STS-1 - FacilityTermination  per month                              U1TFS   $1,105.98
             Interoffice Channel - Dedicated - STS-1 - per mile per month                                          1L5XX   $4.17
             Non-Recurring Charges - New EEL (Note 2)(Note 3)
             NRC- STS-1 interoffice - 1st                                                                          U1TFS   $154.30
             NRC- STS-1 interoffice - Add'l                                                                        U1TFS   $77.50
             NRC-STS-1 Local Loop - 1st                                                                            UDLS1   $1,020.45
             NRC-STS-1 Local Loop - Add'l                                                                          UDLS1   $513.74
             NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Electronic Svc Order, per LSR        SOMEC   $3.17
             NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Manual Svc Order, per LSR            SOMAN   $25.40
             NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Manual Svc Order - 1st               SOMAN   NA
             NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Manual Svc Order - Add'l             SOMAN   NA
             NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Manual Svc Order - Disconnect
             - 1st                                                                                                 SOMAN   NA
             NRC-STS-1 interoffice channel and STS-1 Local Loop Combination - Manual Svc Order - Disconnect
             - Add'l                                                                                               SOMAN   NA

             DS3 Interoffice Channel and DS1 Local Loop:
             Recurring Charges
             DS1 Loop per month                                                                                    USLXX   NA
             DS1 Loop per month, Zone 1  (Note 1)                                                                  USLXX   $64.69
             DS1 Loop per month, Zone 2  (Note 1)                                                                  USLXX   $94.71
             DS1 Loop per month, Zone 3  (Note 1)                                                                  USLXX   $208.93
             DS1 Loop per month, Zone 4  (Note 1)                                                                  NA      NA
             Interoffice Channel - Dedicated - DS3 - FacilityTermination  per month                                U1TF3   $1,121.93
             Interoffice Channel - Dedicated - DS3 - per mile per month                                            1L5XX   $4.17
              DS3 Channelized System per month                                                                     MQ3     $220.97
              DS3 Interface per month (DS1 COCI)                                                                   UC1D1   $14.40
             Non-Recurring Charges - New EEL (Note 2)(Note 3)
             NRC- DS3 interoffice - 1st                                                                            U1TF3   $627.78
             NRC- DS3 interoffice - Add'l                                                                          U1TF3   $377.43
             NRC-DS1 Local Loop - 1st                                                                              USLXX   $338.52
             NRC-DS1 Local Loop - Add'l                                                                            USLXX   $124.84
             NRC-DS3 Channelization System -1st                                                                    MQ3     $404.85
             NRC-DS3 Channelization System - Add'l                                                                 MQ3     $168.26
             NRC-DS1(COCI)interface card -1st                                                                      UC1D1   $12.16
             NRC-DS1(COCI)interface card -Add'l                                                                    UC1D1   $8.77
             NRC-DS3 interoffice channel and DS1 Local Loop Combination - Electronic Svc Order, per LSR            SOMEC   $3.17
             NRC-DS3 interoffice channel and DS1 Local Loop Combination - Manual Svc Order, per LSR                SOMAN   $25.40
             NRC-DS3 interoffice channel and DS1 Local Loop Combination - Manual Svc Order - 1st                   SOMAN   NA
             NRC-DS3 interoffice channel and DS1 Local Loop Combination - Manual Svc Order - Add'l                 SOMAN   NA
             NRC-DS3 interoffice channel and DS1 Local Loop Combination - Manual Svc Order - Disconnect - 1st      SOMAN   NA
             NRC-DS3 interoffice channel and DS1 Local Loop Combination - Manual Svc Order - Disconnect - Add'l    SOMAN   NA

             STS-1 Interoffice Channel and DS1 Local Loop:
             Recurring Charges
             DS1 Loop per month, Zone 1  (Note 1)                                                                  USLXX   $64.69
             DS1 Loop per month, Zone 2  (Note 1)                                                                  USLXX   $94.71
             DS1 Loop per month, Zone 3  (Note 1)                                                                  USLXX   $208.93
             DS1 Loop per month, Zone 4  (Note 1)                                                                  NA      NA
             Interoffice Channel - Dedicated - STS-1 - FacilityTermination  per month                              U1TFS   $1,105.98
             Interoffice Channel - Dedicated - STS-1 - per mile per month                                          1L5XX   $4.17
              DS3 Channelized System per month                                                                     MQ3     $220.97
              DS3 Interface per month (DS1 COCI)                                                                   UC1D1   $14.40
             Non-Recurring Charges - New EEL (Note 2)(Note 3)
             NRC-DS1 Local Loop - 1st                                                                              USLXX   $627.78
             NRC-DS1 Local Loop - Add'l                                                                            USLXX   $377.43


                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 44 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
             New EEL rates are the sum of the individual UNE network elements (interoffice transport and loop
             [channelization if applicable]

CALLING NAME NRC-MSTS-1Rinteroffice - 1st                                                                          U1TFS   $154.30
     CNAM (DaNRC-sSTS-1einterofficer- Add'l                                                                        U1TFS   $77.50
             NRC-DS3 Channelization System -1st                                                                    MQ3     $404.85
             NRC-DS3 Channelization System - Add'l                                                                 MQ3     $168.26
             NRC-DS1(COCI)interface card -1st                                                                      UC1D1   $12.16
             NRC-DS1(COCI)interface card -Add'l                                                                    UC1D1   $8.77
             NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Electronic Svc Order, per LSR          SOMEC   $3.17
             NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Manual Svc Order, per LSR              SOMAN   $25.40
             NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Manual Svc Order - 1st                 SOMAN   NA
             NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Manual Svc Order - Add'l               SOMAN   NA
             NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Manual Svc Order - Disconnect - 1st    SOMAN   NA
             NRC-STS-1 interoffice channel and DS1 Local Loop Combination - Manual Svc Order - Disconnect - Add'l  SOMAN   NA

             2-wire VG Interoffice Channel and 2-wire VG Local Loop:

             Recurring Charges

             2-wire VG Loop per month, statewide                                                                   UEAL2   $20.52
             2-wire VG Loop per month, Zone 1  (Note 1)                                                            UEAL2   TBD
             2-wire VG Loop per month, Zone 2  (Note 1)                                                            UEAL2   TBD
             2-wire VG Loop per month, Zone 3  (Note 1)                                                            UEAL2   TBD
             2-wire VG Loop per month, Zone 4  (Note 1)                                                            NA      NA
             Interoffice Channel - Dedicated - 2-wire VG - FacilityTermination  per month                          U1TV2   $26.52
             Interoffice Channel - Dedicated - 2-wire VG - per mile per month                                      1L5XX   $0.01
             Non-Recurring Charges - New EEL (Note 2)(Note 3)
             NRC- 2-wire VG interoffice - 1st                                                                      U1TV2   $112.10
             NRC- 2-wire VG interoffice - Add'l                                                                    U1TV2   $67.61
             NRC-2-wire VG Local Loop - 1st                                                                        UEAL2   $38.02
             NRC-2-wire VG Local Loop - Add'l                                                                      UEAL2   $35.15
             NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - Electronic Svc Order, per
             LSR                                                                                                   SOMEC   $3.17
             NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - Manual Svc Order, per LSR    SOMAN   $25.40
             NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - Manual Svc Order - 1st       SOMAN   NA
             NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - Manual Svc Order - Add'l     SOMAN   NA
             NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - Manual Svc Order -
             Disconnect - 1st                                                                                      SOMAN   NA
             NRC-2-wire VG interoffice channel and 2-wire VG Local Loop Combination - Manual Svc Order -
             Disconnect - Add'l                                                                                    SOMAN   NA

             4-wire VG Interoffice Channel and 4-wire VG Local Loop:

             Recurring Charges

             4-wire VG Loop per month, Zone 1  (Note 1)                                                            UEAL4   $24.26
             4-wire VG Loop per month, Zone 2  (Note 1)                                                            UEAL4   $35.51
             4-wire VG Loop per month, Zone 3  (Note 1)                                                            UEAL4   $78.35
             4-wire VG Loop per month, Zone 4  (Note 1)                                                            NA      NA
             Interoffice Channel - Dedicated - 4-wire VG - FacilityTermination  per month                          U1TV4   $23.64
             Interoffice Channel - Dedicated - 4-wire VG - per mile per month                                      1L5XX   $0.0098
             Non-Recurring Charges - New EEL (Note 2)(Note 3)
             NRC- 4-wire VG interoffice - 1st                                                                      U1TV4   $160.33
             NRC- 4-wire VG interoffice - Add'l                                                                    U1TV4   $73.44
             NRC-4-wire VG Local Loop - 1st                                                                        UEAL4   $329.76
             NRC-4-wire VG Local Loop - Add'l                                                                      UEAL4   $148.55
             NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - Electronic Svc Order, per
             LSR                                                                                                   SOMEC   $3.17
             NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - Manual Svc Order, per LSR    SOMAN   $25.40
             NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - Manual Svc Order - 1st       SOMAN   NA
             NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - Manual Svc Order - Add'l     SOMAN   NA
             NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - Manual Svc Order -
             Disconnect - 1st                                                                                      SOMAN   NA
             NRC-4-wire VG interoffice channel and 4-wire VG Local Loop Combination - Manual Svc Order -
             Disconnect - add'l                                                                                    SOMAN   NA

             4-wire 56 kbps Interoffice Channel and 4-wire 56kbps Local Loop:
             Recurring Charges
             4-wire 56kbps Loop per month, Zone 1  (Note 1)                                                        UDL56   $39.08
             4-wire 56kbps Loop per month, Zone 2  (Note 1)                                                        UDL56   $57.21
             4-wire 56kbps Loop per month, Zone 3  (Note 1)                                                        UDL56   $126.22
             4-wire 56kbps Loop per month, Zone 4  (Note 1)                                                        NA      NA
             Interoffice Channel - Dedicated - 4-wire 56kbps - FacilityTermination  per month                      U1TD5   $23.64
             Interoffice Channel - Dedicated - 4-wire 56kbps - per mile per month                                  1L5XX   $0.0098
             Non-Recurring Charges - New EEL (Note 2)(Note 3)
             NRC- 4-wire 56kbps interoffice - 1st                                                                  U1TD5   $160.33
             NRC- 4-wire 56kbps interoffice - Add'l                                                                U1TD5   $73.44
             NRC-4-wire 56kbps Local Loop - 1st                                                                    UDL56   $329.76
             NRC-4-wire 56kbps Local Loop - Add'l                                                                  UDL56   $148.55
             NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combination - Electronic Svc
             Order, per LSR                                                                                        SOMEC   $3.17
             NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combination - Manual Svc Order,
             per LSR                                                                                               SOMAN   $25.40
             NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combination - Manual Svc Order
             - 1st                                                                                                 SOMAN   NA
             NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combination - Manual Svc Order
             - Add'l                                                                                               SOMAN   NA
             NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combination - Manual Svc Order
             - Disconnect - 1st                                                                                    SOMAN   NA
             NRC-4-wire 56kbps interoffice channel and 4-wire 56kbps Local Loop Combination - Manual Svc Order
             - Disconnect - Add'l                                                                                  SOMAN   NA

             4-wire 64 kbps Interoffice Channel and 4-wire 64 kbps Local Loop:

             Recurring Charges

             4-wire 64kbps Loop per month, Zone 1  (Note 1)                                                        UDL64   $39.08
             4-wire 64kbps Loop per month, Zone 2  (Note 1)                                                        UDL64   $57.21


                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 45 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
             New EEL rates are the sum of the individual UNE network elements (interoffice transport and loop
             [channelization if applicable]

             4-wire 64kbps Loop per month, Zone 3  (Note 1)                                                        UDL64   $126.22
             4-wire 64kbps Loop per month, Zone 4  (Note 1)                                                        NA      NA
             Interoffice Channel - Dedicated - 4-wire 64kbps - FacilityTermination  per month                      U1TD6   $19.31
             Interoffice Channel - Dedicated - 4-wire 64kbps - per mile per month                                  1L5XX   $0.0098
             Non-Recurring Charges - New EEL (Note 2)(Note 3)
             NRC- 4-wire 64kbps interoffice - 1st                                                                  U1TD6   $160.33
             NRC- 4-wire 64kbps interoffice - Add'l                                                                U1TD6   $73.44
             NRC-4-wire 64kbps Local Loop - 1st                                                                    UDL64   $329.76
             NRC-4-wire 64kbps Local Loop - Add'l                                                                  UDL64   $148.55
             NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combination - Electronic Svc
             Order, per LSR                                                                                        SOMEC   $3.17
             NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combination - Manual Svc Order,
             per LSR                                                                                               SOMAN   $25.40
             NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combination Manual Svc Order-1st   SOMAN   NA
             NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combination Manual Svc Order-Add'l SOMAN   NA
             NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps Local Loop Combination Manual Svc
             Order - Disconnect - 1st                                                                              SOMAN   NA
             NRC-4-wire interoffice channel and 4-wire 64kbps Local Loop combination Manual Sve
             Order-Disconnect - Add'l                                                                              SOMAN   NA
             Network Elements used in Existing Combinations at UNE Rates (Note 4)                                  USOC    FL
             Local Loop:
             2-Wire Analog Voice Grade Loop-Service Service Level 2
             2-Wire Analog Voice Grade Loop-per mile per month                                                     UNCVX  $0.00
             2-Wire Analog Voice Grade Loop-per month                                                              UEAL2   NA
             NRC-4-wire 64kbps interoffice channel and 4-wire 64kbps                                               UEAL2  $20.52
             Zone 1                                                                                                UEAL2   TBD
             Zone 3                                                                                                UEAL2   TBD
             Zone 4                                                                                                UEAL2   NA
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - 1st                                                                                             UEAL2   NA
             NRC - Add'l                                                                                           UEAL2   NA
             NRC - Disconnect Charge - 1st                                                                         UEAL2   NA
             NRC - Disconnect Charge - Add'l                                                                       UEAL2   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - Incremental Charge - Manual Service Order - 1st                                                 SOMAN   NA
             NRC - Incremental Charge - Manual Service Order - Add'l                                               SOMAN   NA
             NRC - Incremental Charge - Manual Service Order - Disconnect                                          SOMAN   NA
             NRC- All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - 1st                                    UNCCC   $32.75
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Addl                                   UNCCC   $32.75
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                       UNCCC   $16.77
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                     UNCCC   $16.77

             2-Wire Analog Voice Grade Loop - Service Level 2 - (reverse battery)
             2-Wire Analog Voice Grade Loop -  Loop[ Start - per mile per month                                    1L5ND   $0.00
             2-Wire Analog Voice Grade Loop -  Rev Bat -  per month                                                UEAR2   $20.52
             Zone 1                                                                                                UEAR2   $23.23
             Zone 2                                                                                                UEAR2   $22.43
             Zone 3                                                                                                UEAR2   $27.87
             Zone 4                                                                                                UEAR2   NA
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - 1st                                                                                             UEAR2   NA
             NRC - Add'l                                                                                           UEAR2   NA
             NRC - Disconnect Charge - 1st                                                                         UEAR2   NA
             NRC - Disconnect Charge - Add'l                                                                       UEAR2   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - Incremental Charge - Manual Service Order - 1st                                                 SOMAN   NA
             NRC - Incremental Charge - Manual Service Order - Add'l                                               SOMAN   NA
             NRC - Incremental Charge - Manual Service Order - Disconnect                                          SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - 1st                                     UNCCC   $32.75
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Add'l                                   UNCCC   $32.75
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                       UNCCC   $16.77
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                     UNCCC   $16.77

             4-Wire Analog Voice Grade Loop

             4-Wire Analog Voice Grade Loop per mile per month                                                     1L5ND   $0.00
             Zone 1                                                                                                UEAL4   $24.26
             Zone 2                                                                                                UEAL4   $35.51
             Zone 3                                                                                                UEAL4   $78.35
             Zone 4                                                                                                UEAL4   NA
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - 1st                                                                                             UEAL4   NA
             NRC - Add'l                                                                                           UEAL4   NA
             NRC - Disconnect Charge - 1st                                                                         UEAL4   NA
             NRC - Disconnect Charge - Add'l                                                                       UEAL4   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - Incremental Charge - Manual Service Order - 1st                                                 SOMAN   NA
             NRC - Incremental Charge - Manual Service Order - Add'l                                               SOMAN   NA
             NRC - Incremental Charge - Manual Service Order - Disconnect                                          SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)


                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 46 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
             New EEL rates are the sum of the individual UNE network elements (interoffice transport and loop
             [channelization if applicable]

             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - 1st                                     UNCCC   $32.75
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Add'l                                   UNCCC   $32.75
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                       UNCCC   $16.77
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                     UNCCC   $16.77

             2-Wire ISDN Digital Grade Loop

             2-Wire ISDN Loop per mile per month                                                                   1L5ND   $0.00
             2-Wire ISDN Digital Grade Loop per month                                                              U1L2X   NA
             Zone 1                                                                                                U1L2X   $32.34
             Zone 2                                                                                                U1L2X   $47.35
             Zone 3                                                                                                U1L2X   $104.47
             Zone 4                                                                                                U1L2X   NA
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - 1st                                                                                             U1L2X   NA
             NRC - Add'l                                                                                           U1L2X   NA
             NRC - Disconnect Dharge - 1st                                                                         U1L2X   NA
             NRC - Disconnect Charge - Add'l                                                                       U1L2X   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - Incremental Charge - Manual Service Order - 1st                                                 SOMAN   NA
             NRC - Incremental Charge - Manual Service Order - Add'l                                               SOMAN   NA
             NRC - Incremental Charge - Manual Service Order - Disconnect                                          SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - 1st                                     UNCCC   $32.75
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Add'l                                   UNCCC   $32.75
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                       UNCCC   $16.77
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                     UNCCC   $16.77

             4-Wire 56 kbps Digital Grade Loop

             4-Wire 56 kbps Digital Grade Loop per mile per month                                                  1L5ND   $0.00
             4-Wire 56 kbps Digital Grade Loop per month                                                           UDL56   NA
             Zone 1                                                                                                UDL56   $33.90
             Zone 2                                                                                                UDL56   $44.72
             Zone 3                                                                                                UDL56   $50.85
             Zone 4                                                                                                UDL56   NA
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - 1st                                                                                             UDL56   NA
             NRC - Add'l                                                                                           UDL56   NA
             NRC - Disconnect Dharge - 1st                                                                         UDL56   NA
             NRC - Disconnect Charge - Add'l                                                                       UDL56   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - Incremental Charge - Manual Service Order - 1st                                                 SOMAN   NA
             NRC - Incremental Charge - Manual Service Order - Add'l                                               SOMAN   NA
             NRC - Incremental Charge - Manual Service Order - Disconnect                                          SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - 1st                                     UNCCC   $32.75
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Add'l                                   UNCCC   $32.75
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                       UNCCC   $16.77
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                     UNCCC   $16.77

             4-Wire 64 kbps Digital Grade Loop

             4-Wire 64 kbps Digital Grade Loop per mile per month                                                  1L5ND   $0.00
             4-Wire 64 kbps Digital Grade Loop per month                                                           UDL64   NA
             Zone 1                                                                                                UDL64   $33.90
             Zone 2                                                                                                UDL64   $44.72
             Zone 3                                                                                                UDL64   $50.85
             Zone 4                                                                                                UDL64   NA
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - 1st                                                                                             UDL64   NA
             NRC - Add'l                                                                                           UDL64   NA
             NRC - Disconnect Dharge - 1st                                                                         UDL64   NA
             NRC - Disconnect Charge - Add'l                                                                       UDL64   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - Incremental Charge - Manual Service Order - 1st                                                 SOMAN   NA
             NRC - Incremental Charge - Manual Service Order - Add'l                                               SOMAN   NA
             NRC - Incremental Charge - Manual Service Order - Disconnect                                          SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - 1st                                     UNCCC   $32.75
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Add'l                                   UNCCC   $32.75
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                       UNCCC   $16.77
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                     UNCCC   $16.77

             4-Wire DS1 Digital Loop

             4-Wire DS1 Digital Loop per mile per month                                                            1L5ND   $0.00
             4-Wire DS1 Digital Loop per month                                                                     USLXX   NA
             Zone 1                                                                                                USLXX   $64.69
             Zone 2                                                                                                USLXX   $94.71
             Zone 3                                                                                                USLXX   $208.93
             Zone 4                                                                                                USLXX   NA


                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 47 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
             New EEL rates are the sum of the individual UNE network elements (interoffice transport and loop
             [channelization if applicable]
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - 1st                                                                                             USLXX   NA
             NRC - Add'l                                                                                           USLXX   NA
             NRC - Disconnect Charge - 1st                                                                         USLXX   NA
             NRC - Disconnect Charge - Add'l                                                                       USLXX   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - Incremental Charge - Manual Service Order - 1st                                                 SOMAN   NA
             NRC - Incremental Charge - Manual Service Order - Add'l                                               SOMAN   NA
             NRC - Incremental Charge - Manual Service Order - Disconnect                                          SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-DS1 COMBINATION - "Switch As Is" Conversion Charge - 1st                                          UNCCC   $32.75
             NRC-DS1 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                        UNCCC   $32.75
             NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                            UNCCC   $16.77
             NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                          UNCCC   $16.77

             DS3 Local Loop

             per mile per month                                                                                    1L5ND   $11.77
             facitility termination per month                                                                      UE3PX   $404.58
             NRC - Ordinarily Combined in GA (Note 5)
                       NRC -  Facility Termination - 1st                                                           UE3PX   NA
                       NRC -  Facility Termination - Add'l                                                         UE3PX   NA
                       NRC -  Facility Termination - Disconnect - 1st                                              UE3PX   NA
                       NRC -  Facility Termination - Disconnect - Add'l                                            UE3PX   NA
                       NRC - Manual Svc Order, per LSR                                                             SOMAN   NA
                       NRC - Manual Svc Order, per LSR disconnect                                                  SOMAN   NA
                       NRC - Electronic Svc Order, per LSR                                                         SOMEC   NA
                       NRC - Electronic Svc Order, per LSR disconnect                                              SOMEC   NA
                       NRC -  Incremental Charge--Manual Svc Order - 1st                                           SOMAN   NA
                       NRC -  Incremental Charge--Manual Svc Order - Add'l                                         SOMAN   NA
                       NRC -  Incremental Cost  - Manual Svc. Order vs. Elect-Disconnect-1st                       SOMAN   NA
                       NRC -  Incremental Cost  - Manual Svc. Order vs. Elect-Disconnect-Add'l                     SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-DS3 COMBINATION - "Switch As Is" Conversion Charge - 1st                                          UNCCC   $32.75
             NRC-DS3 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                        UNCCC   $32.75
             NRC- DS3 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                            UNCCC   $16.77
             NRC- DS3 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                          UNCCC   $16.77
             STS-1 Local Loop
             per mile per month                                                                                    1L5ND   $11.77
             facitility termination per month                                                                      UDLS1   $446.09
             NRC - Ordinarily Combined in GA (Note 5)
                       NRC - STS-1 - Facility Termination - 1st                                                    UDLS1   NA
                       NRC - STS-1 - Facility Termination - Add'l                                                  UDLS1   NA
                       NRC - STS-1 - Facility Termination - Disconnect - 1st                                       UDLS1   NA
                       NRC - STS-1 - Facility Termination - Disconnect - Add'l                                     UDLS1   NA
                       NRC - Manual Svc Order, per LSR                                                             SOMAN   NA
                       NRC - Manual Svc Order, per LSR disconnect                                                  SOMAN   NA
                       NRC - Electronic Svc Order, per LSR                                                         SOMEC   NA
                       NRC - Electronic Svc Order, per LSR disconnect                                              SOMEC   NA
                       NRC - STS-1 - Incremental Charge--Manual Svc Order - 1st                                    SOMAN   NA
                       NRC - STS-1 - Incremental Charge--Manual Svc Order - Add'l                                  SOMAN   NA
                       NRC - STS-1 - Incremental Cost  - Manual Svc. Order vs. Elect-Disconnect-1st                SOMAN   NA
                       NRC - STS-1 - Incremental Cost  - Manual Svc. Order vs. Elect-Disconnect-Add'l              SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-STS-1 COMBINATION - "Switch As Is" Conversion Charge - 1st                                        UNCCC   $32.75
             NRC-STS-1 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                      UNCCC   $32.75
             NRC- STS-1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                          UNCCC   $16.77
             NRC- STS-1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                        UNCCC   $16.77

             OC-3 Local Loop

             per mile per month                                                                                    1L5ND   $8.93
             facility termiantion per month                                                                                $648.60
             NRC - Ordinarily Combined in GA (Note 5)
                       NRC - OC3 - Facility Termination - 1st                                                              NA
                       NRC - OC3 - Facility Termination - Add'l                                                            NA
                       NRC - OC3 - Facility Termination - Disconnect - 1st                                                 NA
                       NRC - OC3 - Facility Termination - Disconnect - Add'l                                               NA
                       NRC - Electronic Svc Order, per LSR                                                         SOMEC   NA
                       NRC - OC3 - Incremental Charge--Manual Svc Order - 1st                                      SOMAN   NA
                       NRC - OC3 - Incremental Charge--Manual Svc Order - Add'l                                    SOMAN   NA
                       NRC - OC3 -Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-1st                    SOMAN   NA
                       NRC - OC3 -Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-Add'l                  SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-OC-3 COMBINATION - "Switch As Is" Conversion Charge - 1st                                         UNCCC   $32.75
             NRC-OC-3 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                       UNCCC   $32.75
             NRC- OC-3 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                           UNCCC   $16.77
             NRC- OC-3 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                         UNCCC   $16.77


                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 48 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
             New EEL rates are the sum of the individual UNE network elements (interoffice transport and loop
             [channelization if applicable]

             OC-12 Local Loop

             per mile per month                                                                                    1L5ND   $11.18
             facility termination per month                                                                                $2,068
             NRC - Ordinarily Combined in GA (Note 5)
                       NRC - OC12 - Facility Termination - 1st                                                             NA
                       NRC - OC12 - Facility Termination - Add'l                                                           NA
                       NRC - OC12 - Facility Termination - Disconnect - 1st                                                NA
                       NRC - OC12 - Facility Termination - Disconnect - Add'l                                              NA
                       NRC - Electronic Svc Order, per LSR                                                         SOMEC   NA
                       NRC -OC12 - Incremental Charge - Manual Svc Order - 1st                                     SOMAN   NA
                       NRC - OC12 - Incremental Charge - Manual Svc Order - Add'l                                  SOMAN   NA
                      NRC - OC12 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect-1st                     SOMAN   NA
                      NRC - OC12 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect-Add'l                   SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - 1st                                        UNCCC   $32.75
             NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                      UNCCC   $32.75
             NRC- OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                          UNCCC   $16.77
             NRC- OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                        UNCCC   $16.77

             OC-48 Local Loop

             per mile per month                                                                                    1L5ND   $36.67
             facility termination per month                                                                                $1,699
             OC-12 Interface on OC-48 Loop per month                                                                       $592.09
             NRC - Ordinarily Combined in GA (Note 5)
                       NRC - OC48 - Facility Termination - 1st                                                             NA
                       NRC - OC48 - Facility Termination - Add'l                                                           NA
                       NRC - OC48 - Interface OC12 on OC48 - 1st                                                           NA
                       NRC - OC48 - Interface OC12 on OC48 - Add'l                                                         NA
                      NRC - OC48 - Facility Termination - Disconnect - 1st                                                 NA
                      NRC - OC48 - Facility Termination - Disconnect - Add'l                                               NA
                       NRC - OC48- Interface OC12 on OC48 - Disconnect - 1st                                               NA
                      NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l                                             NA
                       NRC - Electronic Svc Order, per LSR                                                         SOMEC   NA
                      NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconnect-1st              SOMAN   NA
                      NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconnect-Add'l            SOMAN   NA
                      NRC - OC48 - Interface - Manual Svc Order vs Electronic-Disconnect-1st                       SOMAN   NA
                      NRC - OC48 - Interface - Manual Svc Order vs Electronic-Disconnect-Add'l                     SOMAN   NA
                      NRC - OC-48 -  Incremental Charge--Manual Svc Order-1st                                      SOMAN   NA
                      NRC - OC-48 -  Incremental Charge--Manual Svc Order-Add'l                                    SOMAN   NA
                      NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc Order-1st               SOMAN   NA
                      NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc Order-Add'l             SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - 1st                                        UNCCC   $32.75
             NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                      UNCCC   $32.75
             NRC- OC-48 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                          UNCCC   $16.77
             NRC- OC-48 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                        UNCCC   $16.77

             Local Channels:
             Local Channel - Dedicated - 2-Wire VG

             Monthly Recurring per month                                                                           ULDV2   $29.33
             Monthly Recurring per mile per month                                                                  1L5NC   $0.00
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - 2-wire VG Local Channel - 1st                                                                   ULDV2   NA
             NRC - 2-wire VG Local Channel -Add'l                                                                  ULDV2   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC -  2-Wire VG - Incremental Charge--Manual Svc Order - 1st                                         SOMAN   NA
             NRC -  2-Wire VG - Incremental Charge--Manual Svc Order - Add'l                                       SOMAN   NA
             NRC -  2-Wire VG - Incremental Charge--Manual Svc Order - Disconnect - 1st                            SOMAN   NA
             NRC -  2-Wire VG - Incremental Charge--Manual Svc Order - Disconnect - Add'l                          SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - 1st                                     UNCCC   $32.75
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Add'l                                   UNCCC   $32.75
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                       UNCCC   $16.77
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                     UNCCC   $16.77

             Local Channel - Dedicated - 2-Wire VG - Rev Bat

             Monthly Recurring per month                                                                           ULDR2   $26.31
             Monthly Recurring per mile per month                                                                  1L5NC   $0.00
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - 2-wire VG Local Channel - 1st                                                                   ULDR2   NA
             NRC - 2-wire VG Local Channel -Add'l                                                                  ULDR2   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC -  2-Wire VG - Incremental Charge--Manual Svc Order - 1st                                         SOMAN   NA
             NRC -  2-Wire VG - Incremental Charge--Manual Svc Order - Add'l                                       SOMAN   NA
             NRC -  2-Wire VG - Incremental Charge--Manual Svc Order - Disconnect - 1st                            SOMAN   NA
             NRC -  2-Wire VG - Incremental Charge--Manual Svc Order - Disconnect - Add'l                          SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - 1st                                     UNCCC   $32.75


                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 49 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
             New EEL rates are the sum of the individual UNE network elements (interoffice transport and loop
             [channelization if applicable]
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Add'l                                   UNCCC   $32.75
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                       UNCCC   $16.77
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                     UNCCC   $16.77

             Local Channel - Dedicated - 4-Wire VG

             Monthly Recurring per month                                                                           ULDV4   $30.50
             Monthly Recurring per mile per month                                                                  1L5NC   $0.00
             NRC - Ordinarily Combined in GA (Note 5)
             NRC-4-wire VG Local Channel  - 1st                                                                    ULDV4   NA
             NRC-4-wire VG Local Channel  - Add'l                                                                  ULDV4   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC -  4-Wire VG Local Channel - Incremental Charge--Manual Svc Order - 1st                           SOMAN   NA
             NRC -  4-Wire VG Local Channel - Incremental Charge--Manual Svc Order - Add'l                         SOMAN   NA
             NRC -  4-Wire VG Local Channel - Incremental Charge--Manual Svc Order - Disconnect - 1st              SOMAN   NA
             NRC -  4-Wire VG Local Channel - Incremental Charge--Manual Svc Order - Disconnect - Add'l            SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - 1st                                     UNCCC   $32.75
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Add'l                                   UNCCC   $32.75
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                       UNCCC   $16.77
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                     UNCCC   $16.77

             Local Channel - Dedicated - DS1
             DS1  Monthly Recurring per month                                                                      ULDF1   $43.53
             Monthly Recurring per mile per month                                                                  1L5NC   $0.00
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - DS1 Local Channel - 1st                                                                         ULDF1   NA
             NRC - DS1 Local Channel - Add'l                                                                       ULDF1   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - DS1 Local Channel - Incremental Charge--Manual Svc Order - 1st                                  SOMAN   NA
             NRC - DS1 Local Channel - Incremental Charge--Manual Svc Order - Add'l                                SOMAN   NA
             NRC - DS1 Local Channel - Incremental Charge--Manual Svc Order - Disconnect - 1st                     SOMAN   NA
             NRC - DS1 Local Channel - Incremental Charge--Manual Svc Order - Disconnec - Add'l                    SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-DS1 COMBINATION - "Switch As Is" Conversion Charge - 1st                                          UNCCC   $32.75
             NRC-DS1 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                        UNCCC   $32.75
             NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                            UNCCC   $16.77
             NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                          UNCCC   $16.77

             Local Channel - Dedicated - DS3                                                                       USOC    FL
             DS3 Local Channel - per mile per month                                                                1L5NC   $9.32
             DS3 Local Channel - Facility Termination per month                                                    ULDF3   $556.27
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - DS3 Local Channel Facility Termination - 1st                                                    ULDF3   NA
             NRC - DS3 Local Channel - Facility Termination - Add'l                                                ULDF3   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - DS3 Local Channel - Incremental Charge--Manual Svc Order - 1st                                  SOMAN   NA
             NRC - DS3 Local Channel - Incremental Charge--Manual Svc Order - Add'l                                SOMAN   NA
             NRC - DS3 Local Channel - Incremental Charge--Manual Svc Order - Disconnect - 1st                     SOMAN   NA
             NRC - DS3 Local Channel - Incremental Charge--Manual Svc Order - Disconnec - Add'l                    SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-DS3 COMBINATION - "Switch As Is" Conversion Charge - 1st                                          UNCCC   $32.75
             NRC-DS3 COMBINATION - "Switch As Is" Conversion Charge - der - 1st                                    SOMAN   NA
             NRC - STS-1 Local Channel - Incremental Charge--Manual Svc Order - Add'l                              SOMAN   NA
             NRC - STS-1 Local Channel - Incremental Charge--Manual Svc Order - Disconnect - 1st                   SOMAN   NA
             NRC - STS-1 Local Channel - Incremental Charge--Manual Svc Order - Disconnec - Add'l                  SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-STS-1 COMBINATION - "Switch As Is" Conversion Charge - 1st                                        UNCCC   $32.75
             NRC-STS-1 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                      UNCCC   $32.75
             NRC- STS-1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                          UNCCC   $16.77
             NRC- STS-1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                        UNCCC   $16.77

             Local Channel - OC3
             Local Channel - OC3 - per Mile                                                                        1L5NC   $7.83
             Local Channel - OC3 - per Facility Termination                                                        TBA     $940.35
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - OC3 - Facility Termination - 1st                                                                TBA     NA
             NRC - OC3 - Facility Termination - Add'l                                                              TBA     NA


                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 50 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
             New EEL rates are the sum of the individual UNE network elements (interoffice transport and loop
             [channelization if applicable]

             NRC - OC3 - Facility Termination - Disconnect - 1st                                                   TBA     NA
             NRC - OC3 - Facility Termination - Disconnect - Add'l                                                 TBA     NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - OC3 - Incremental Charge--Manual Svc Order - 1st                                                SOMAN   NA
             NRC - OC3 - Incremental Charge--Manual Svc Order - Add'l                                              SOMAN   NA
             NRC - OC3 -Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-1st                              SOMAN   NA
             NRC - OC3 -Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-Add'l                            SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-OC-3 COMBINATION - "Switch As Is" Conversion Charge - 1st                                         UNCCC   $32.75
             NRC-OC-3 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                       UNCCC   $32.75
             NRC- OC-3 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                           UNCCC   $16.77
             NRC- OC-3 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                         UNCCC   $16.77

             Local Channel - OC12                                                                                  USOC    FL
             Local Channel - OC12 - per Mile                                                                       1L5NC   $11.18
             Local Channel - OC12 - per Facility Termination                                                       TBA     $2,753
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - OC12 - Facility Termination - 1st                                                               TBA     NA
             NRC - OC12 - Facility Termination - Add'l                                                             TBA     NA
             NRC - OC12 - Facility Termination - Disconnect - 1st                                                  TBA     NA
             NRC - OC12 - Facility Termination - Disconnect - Add'l                                                TBA     NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - OC12 - Incremental Charge - Manual Svc Order - 1st                                              SOMAN   NA
             NRC - OC12 - Incremental Charge - Manual Svc Order - Add'l                                            SOMAN   NA
             NRC - OC12 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect-1st                              SOMAN   NA
             NRC - OC12 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect-Add'l                            SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - 1st                                        UNCCC   $32.75
             NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                      UNCCC   $32.75
             NRC- OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                          UNCCC   $16.77
             NRC- OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                        UNCCC   $16.77

             Local Channel - OC48                                                                                  USOC    FL
             Local Channel - OC48 - per Mile                                                                       1L5NC   $36.67
             Local Channel - OC48 - per Facility Termination                                                       TBA     $1,944
             Local Channel - OC12 interface on OC48 Facility                                                       TBA     $586.28
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - OC48 - Facility Termination - 1st                                                               TBA     NA
             NRC - OC48 - Facility Termination - Add'l                                                             TBA     NA
             NRC - OC48 - Interface OC12 on OC48 - 1st                                                             TBA     NA
             NRC - OC48 - Interface OC12 on OC48 - Add'l                                                           TBA     NA
             NRC - OC48 - Facility Termination - Disconnect - 1st                                                  TBA     NA
             NRC - OC48 - Facility Termination - Disconnect - Add'l                                                TBA     NA
             NRC - OC48- Interface OC12 on OC48 - Disconnect - 1st                                                 TBA     NA
             NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l                                              TBA     NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconnect-1st                       SOMAN   NA
             NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconnect-Add'l                     SOMAN   NA
             NRC - OC48 - Interface - Manual Svc Order vs Electronic-Disconnect-1st                                SOMAN   NA
             NRC - OC48 - Interface - Manual Svc Order vs Electronic-Disconnect-Add'l                              SOMAN   NA
             NRC - OC-48 -  Incremental Charge--Manual Svc Order-1st                                               SOMAN   NA
             NRC - OC-48 -  Incremental Charge--Manual Svc Order-Add'l                                             SOMAN   NA
             NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc Order-1st                        SOMAN   NA
             NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc Order-Add'l                      SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - 1st                                        UNCCC   $32.75
             NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                      UNCCC   $32.75
             NRC- OC-48 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                          UNCCC   $16.77
             NRC- OC-48 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                        UNCCC   $16.77

             Interoffice Channels:
             Interoffice Channel - Dedicated - 2-wire VG

             Interoffice Channel - Dedicated  2-wire VG - per mile per month                                      1L5XX   $0.0100
             Interoffice Channel - Dedicated  2-wire VG - Facility Termination per month                          U1TV2   $26.72
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - 2-wire VG Interoffice Channel - Facility Termination - 1st                                      U1TV2   NA
             NRC - 2-wire VG Interoffice Channel - Facility Termination - Add'l                                    U1TV2   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - 2-wire VG Interoffice Channel - Incremental Charge--Manual Svc Order - 1st                      SOMAN   NA
             NRC - 2-wire VG Interoffice Channel - Incremental Charge--Manual Svc Order - Add'l                    SOMAN   NA
             NRC - 2-wire VG Interoffice Channel - Incremental Charge--Manual Svc Order - Disconnect - 1st         SOMAN   NA
             NRC - 2-wire VG Interoffice Channel - Incremental Charge--Manual Svc Order - Disconnec - Add'l        SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - 1st                                     UNCCC   $32.75
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Add'l                                   UNCCC   $32.75
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                       UNCCC   $16.77
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                     UNCCC   $16.77


                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 51 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
             New EEL rates are the sum of the individual UNE network elements (interoffice transport and loop
             [channelization if applicable]

             Interoffice Channel - Dedicated - 4-wire VG

             Interoffice Channel - Dedicated  4-wire VG - per mile per month                                       1L5XX   $0.0100
             Interoffice Channel - Dedicated  4-wire VG - Facility Termination per month                           U1TV4   $23.82
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - 4-wire VG Interoffice Channel - Facility Termination - 1st                                      U1TV4   NA
             NRC - 4-wire VG Interoffice Channel - Facility Termination - Add'l                                    U1TV4   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - 4-wire VG Interoffice Channel - Incremental Charge--Manual Svc Order - 1st                      SOMAN   NA
             NRC - 4-wire VG Interoffice Channel - Incremental Charge--Manual Svc Order - Add'l                    SOMAN   NA
             NRC - 4-wire VG Interoffice Channel - Incremental Charge--Manual Svc Order - Disconnect - 1st         SOMAN   NA
             NRC - 4-wire VG Interoffice Channel - Incremental Charge--Manual Svc Order - Disconnec - Add'l        SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - 1st                                     UNCCC   $32.75
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Add'l                                   UNCCC   $32.75
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                       UNCCC   $16.77
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                     UNCCC   $16.77

              Interoffice Channel - Dedicated - DS0 - 56kbps

               Interoffice Channel - Dedicated - DS0 - 56kbps - per mile per month                                 1L5XX   $0.0100
               Interoffice Channel - Dedicated - DS0 - 56 kbps - Facility Termination per month                    U1TD5   $19.46
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - 4-wire 56kbps Interoffice Channel - Facility Termination - 1st                                  U1TD5   NA
             NRC - 4-wire 56 kbps Interoffice Channel - Facility Termination - Add'l                               U1TD5   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - 4-wire 56 kbps Interoffice Channel - Incremental Charge--Manual Svc Order - 1st                 SOMAN   NA
             NRC - 4-wire 56 kbps Interoffice Channel - Incremental Charge--Manual Svc Order - Add'l               SOMAN   NA
             NRC - 4-wire 56 kbps Interoffice Channel - Incremental Charge--Manual Svc Order - Disconnect - 1st    SOMAN   NA
             NRC - 4-wire 56 kbps Interoffice Channel - Incremental Charge--Manual Svc Order - Disconnec - Add'l   SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - 1st                                     UNCCC   $32.75
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Add'l                                   UNCCC   $32.75
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                       UNCCC   $16.77
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                     UNCCC   $16.77

              Interoffice Channel - Dedicated - DS0 - 64kbps

             Interoffice Channel - Dedicated - DS0 - 64kbps - per mile per month                                   1L5XX   $0.0100
             Interoffice Channel - Dedicated - DS0 - 64 kbps - Facility Termination per month                      U1TD6   $19.46
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - 4-wire 64kbps Interoffice Channel - Facility Termination - 1st                                  U1TD6   NA
             NRC - 4-wire 64 kbps Interoffice Channel - Facility Termination - Add'l                               U1TD6   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - 4-wire 64 kbps Interoffice Channel - Incremental Charge--Manual Svc Order - 1st                 SOMAN   NA
             NRC - 4-wire 64 kbps Interoffice Channel - Incremental Charge--Manual Svc Order - Add'l               SOMAN   NA
             NRC - 4-wire 64 kbps Interoffice Channel - Incremental Charge--Manual Svc Order - Disconnect - 1st    SOMAN   NA
             NRC - 4-wire 64 kbps Interoffice Channel - Incremental Charge--Manual Svc Order - Disconnec - Add'l   SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - 1st                                     UNCCC   $32.75
             NRC-2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Add'l                                   UNCCC   $32.75
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                       UNCCC   $16.77
             NRC- 2/4-WIRE COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                     UNCCC   $16.77

             Interoffice Channel - Dedicated - DS1
             Interoffice Channel - Dedicated - DS1 - per mile per month                                            1L5XX   $0.6013
             Interoffice Channel - Dedicated - DS1 - Facility Termination per month                                U1TF1   $99.79
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - DS1 Interoffice Channel - Facility Termination - 1st                                            U1TF1   NA
             NRC - DS1 Interoffice Channel - Facility Termination - Add'l                                          U1TF1   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - DS1 Interoffice Channel - Incremental Charge--Manual Svc Order - 1st                            SOMAN   NA
             NRC - DS1 Interoffice Channel - Incremental Charge--Manual Svc Order - Add'l                          SOMAN   NA
             NRC - DS1 Interoffice Channel - Incremental Charge--Manual Svc Order - Disconnect - 1st               SOMAN   NA
             NRC - DS1 Interoffice Channel - Incremental Charge--Manual Svc Order - Disconnec - Add'l              SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-DS1 COMBINATION - "Switch As Is" Conversion Charge - 1st                                          UNCCC   $32.75
             NRC-DS1 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                        UNCCC   $32.75
             NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                            UNCCC   $16.77
             NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                          UNCCC   $16.77

             Interoffice Channel - Dedicated - DS3 - per mile per month
             Interoffice Channel - Dedicated - DS3 - per mile per month                                            1L5XX   $4.25
             Interoffice Channel - Dedicated - DS3 - Facility Termination per month                                U1TF3   $1,130
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - DS3 Interoffice Channel - Facility Termination - 1st                                            U1TF3   NA
             NRC - DS3 Interoffice Channel - Facility Termination - Add'l                                          U1TF3   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - DS3 Interoffice Channel - Incremental Charge--Manual Svc Order - 1st                            SOMAN   NA
             NRC - DS3 Interoffice Channel - Incremental Charge--Manual Svc Order - Add'l                          SOMAN   NA
             NRC - DS3 Interoffice Channel - Incremental Charge--Manual Svc Order - Disconnect - 1st               SOMAN   NA


                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 52 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------

             New EEL rates are the sum of the individual UNE network elements
             (interoffice transport and loop [channelization if applicable]

             NRC - DS3 Interoffice Channel - Incremental Charge--Manual Svc Order - Disconnect - Add'l             SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-DS3 COMBINATION - "Switch As Is" Conversion Charge - 1st                                          UNCCC   $32.75
             NRC-DS3 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                        UNCCC   $32.75
             NRC- DS3 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                            UNCCC   $16.77
             NRC- DS3 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                          UNCCC   $16.77

             Interoffice Channel - Dedicated - STS-1
             Interoffice Channel - Dedicated - STS-1 - per mile per month                                          1L5XX   $9.32
             Interoffice Channel - Dedicated - STS-1 - Facility Termination per month                              U1TFS   $569.67
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - STS-1 Interoffice Channel - Facility Termination - 1st                                          U1TFS   NA
             NRC - STS-1 Interoffice Channel - Facility Termination - Add'l                                        U1TFS   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - STS-1 Interoffice Channel - Incremental Charge--Manual Svc Order - 1st                          SOMAN   NA
             NRC - STS-1 Interoffice Channel - Incremental Charge--Manual Svc Order - Add'l                        SOMAN   NA
             NRC - STS-1 Interoffice Channel - Incremental Charge--Manual Svc Order - Disconnect - 1st             SOMAN   NA
             NRC - STS-1 Interoffice Channel - Incremental Charge--Manual Svc Order - Disconnect - Add'l           SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-STS-1 COMBINATION - "Switch As Is" Conversion Charge - 1st                                        UNCCC   $32.75
             NRC-STS-1 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                      UNCCC   $32.75
             NRC- STS-1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                          UNCCC   $16.77
             NRC- STS-1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                        UNCCC   $16.77

             Interoffice Channel - OC3
             Interoffice Channel - OC3 - per Mile                                                                  1L5XX   $8.38
             Interoffice Channel - OC3 - per Facility Termination                                                  TBA     $3,043
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - OC3 - Facility Termination - 1st                                                                TBA     NA
             NRC - OC3 - Facility Termination - Add'l                                                              TBA     NA
             NRC - OC3 - Facility Termination - Disconnect - 1st                                                   TBA     NA
             NRC - OC3 - Facility Termination - Disconnect - Add'l                                                 TBA     NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - OC3 - Incremental Charge--Manual Svc Order - 1st                                                SOMAN   NA
             NRC - OC3 - Incremental Charge--Manual Svc Order - Add'l                                              SOMAN   NA
             NRC - OC3 -Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-1st                              SOMAN   NA
             NRC - OC3 -Incremental Cost - Manual Svc. Order vs. Elect-Disconnect-Add'l                            SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-OC-3 COMBINATION - "Switch As Is" Conversion Charge - 1st                                         UNCCC   $32.75
             NRC-OC-3 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                       UNCCC   $32.75
             NRC- OC-3 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                           UNCCC   $16.77
             NRC- OC-3 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                         UNCCC   $16.77

             Interoffice Channel - OC12
             Interoffice Channel - OC12 - per Mile                                                                 1L5XX   $26.91
             Interoffice Channel - OC12 - per Facility Termination                                                 TBA     $11,685
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - OC12 - Facility Termination - 1st                                                               TBA     NA
             NRC - OC12 - Facility Termination - Add'l                                                             TBA     NA
             NRC - OC12 - Facility Termination - Disconnect - 1st                                                  TBA     NA
             NRC - OC12 - Facility Termination - Disconnect - Add'l                                                TBA     NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC -OC12 - Incremental Charge - Manual Svc Order - 1st                                               SOMAN   NA
             NRC - OC12 - Incremental Charge - Manual Svc Order - Add'l                                            SOMAN   NA
             NRC - OC12 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect-1st                              SOMAN   NA
             NRC - OC12 - Incremental Cost-Manual Svc. Order vs. Elect-Disconnect-Add'l                            SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - 1st                                        UNCCC   $32.75
             NRC-OC-12 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                      UNCCC   $32.75
             NRC- OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                          UNCCC   $16.77
             NRC- OC-12 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                        UNCCC   $16.77

             Interoffice Channel - OC48
             Interoffice Channel - OC48 - per Mile                                                                 1L5XX   $34.66
             Interoffice Channel - OC48 - per Facility Termination                                                 TBA     $12,554
             Interoffice Channel - OC12 interface on OC48 Facility                                                 TBA     $1,208
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - OC48 - Facility Termination - 1st                                                               TBA     NA
             NRC - OC48 - Facility Termination - Add'l                                                             TBA     NA
             NRC - OC48 - Interface OC12 on OC48 - 1st                                                             TBA     NA
             NRC - OC48 - Interface OC12 on OC48 - Add'l                                                           TBA     NA
             NRC - OC48 - Facility Termination - Disconnect - 1st                                                  TBA     NA
             NRC - OC48 - Facility Termination - Disconnect - Add'l                                                TBA     NA
             NRC - OC48- Interface OC12 on OC48 - Disconnect - 1st                                                 TBA     NA
             NRC - OC48 - Interface OC12 on OC48 - Disconnect - Add'l                                              TBA     NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconnect-1st                       SOMAN   NA
             NRC - OC48 - Facility Termination-Manual Svc Order vs Electronic-Disconnect-Add'l                     SOMAN   NA


                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 53 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------

             New EEL rates are the sum of the individual UNE network elements
             (interoffice transport and loop [channelization if applicable]

             NRC - OC48 - Interface - Manual Svc Order vs
              Electronic-Disconnect-1st SOMAN NA NRC - OC48 - Interface - Manual
              Svc Order vs Electronic-Disconnect-Add'l SOMAN NA

             NRC - OC-48 -  Incremental Charge--Manual Svc Order-1st                                               SOMAN   NA
             NRC - OC-48 -  Incremental Charge--Manual Svc Order-Add'l                                             SOMAN   NA
             NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc Order-1st                        SOMAN   NA
             NRC - OC48 - Interface OC12 on OC48 - Incremental Charge--Manual Svc Order-Add'l                      SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - 1st                                        UNCCC   $32.75
             NRC-OC-48 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                      UNCCC   $32.75
             NRC- OC-48 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                          UNCCC   $16.77
             NRC- OC-48 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                        UNCCC   $16.77

             Channelization:
             DS3 Channelization

              DS3 Channelized System per month                                                                     MQ3     $222.61
                 DS3 Interface per month (DS1 COCI)                                                                UC1D1   $14.51
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - DS3 Channelization  - 1st                                                                       MQ3     NA
             NRC - DS3 Channelization - Add'l                                                                      MQ3     NA
             NRC - Channel Activation - 1st                                                                        UC1D1   NA
             NRC - Channel Activation - Addl                                                                       UC1D1   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - DS3 Channelization - Incremental Charge--Manual Svc Order - 1st                                 SOMAN   NA
             NRC - DS3 Channelization - Incremental Charge--Manual Svc Order - Add'l                               SOMAN   NA
             NRC - DS3 Channelization - Incremental Charge--Manual Svc Order - Disconnect - 1st                    SOMAN   NA
             NRC - DS3 Channelization - Incremental Charge--Manual Svc Order - Disconnect - Add'l                  SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-DS3/STS-1 COMBINATION - "Switch As Is" Conversion Charge - 1st                                    UNCCC   $32.75
             NRC-DS3/STS-1 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                  UNCCC   $32.75
             NRC- DS3/STS-1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                      UNCCC   $16.77
             NRC- DS3/STS-1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                    UNCCC   $16.77

             DS1 Channelization

             DS1 Channelized System per month                                                                      MQ1     $154.74
                OCU-DP(data) interface card per month (2.4-64kbs)                                                  1D1DD   $2.22
                VG interface card per month                                                                        1D1VG   $1.46
                2-wire ISDN(BRITE card) per month                                                                  UC1CA   $3.86
             NRC - Ordinarily Combined in GA (Note 5)
             NRC - DS1 Channelization - 1st                                                                        MQ1     NA
             NRC - DS1 Channelization - Add'l                                                                      MQ1     NA
             NRC - Channel Activation VG - 1st                                                                     1D1VG   NA
             NRC - Channel Activation VG - Add'l                                                                   1D1VG   NA
             NRC - Channel Activation OCU-DP- 1st                                                                  1D1DD   NA
             NRC - Channel Activation OCU-DP- Add'l                                                                1D1DD   NA
             NRC - Channel Activation BRITE - 1st                                                                  UCICA   NA
             NRC - Channel Activation BRITE - Add'l                                                                UCICA   NA
             NRC - Electronic Svc Order, per LSR                                                                   SOMEC   NA
             NRC - DS1 Channelization - Incremental Charge--Manual Svc Order - 1st                                 SOMAN   NA
             NRC - DS1 Channelization - Incremental Charge--Manual Svc Order - Add'l                               SOMAN   NA
             NRC - DS1 Channelization - Incremental Charge--Manual Svc Order - Disconnect - 1st                    SOMAN   NA
             NRC - DS1 Channelization - Incremental Charge--Manual Svc Order - Disconnect - Add'l                  SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-DS1 COMBINATION - "Switch As Is" Conversion Charge - 1st                                          UNCCC   $32.75
             NRC-DS1 COMBINATION - "Switch As Is" Conversion Charge - Add'l                                        UNCCC   $32.75
             NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                            UNCCC   $16.77
             NRC- DS1 COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                          UNCCC   $16.77

             Access to DCS - Customer Reconfiguration (FlexServ)
             DS1 DSC Termination with DS0 Switching                                                                        $28.72
             DS1 DSC Termination with DS1 Switching                                                                        $12.23
             DS3 DSC Termination with DS1 Switching                                                                        $154.31
             NRC - Ordinarily Combined in GA:
             NRC - Customer Configuration  Establishment                                                                   $2.97
             NRC - Customer Configuration  Establishment - Disconnect                                                      $3.44
             NRC- DS1 DSC Termination with DS0 Switching - 1st                                                             $51.50
             NRC- DS1 DSC Termination with DS0 Switching - Add'l                                                           $39.64
             NRC- DS1 DSC Termination with DS0 Switching - Disconnect - 1st                                                $31.06
             NRC- DS1 DSC Termination with DS0 Switching - Disconnect - Add'l                                              $24.98
             NRC- DS1 DSC Termination with NRC- DS1 Switching - 1st                                                        $37.23
             NRC- DS1 DSC Termination with NRC- DS1 Switching - Add'l                                                      $25.36
             NRC- DS1 DSC Termination with NRC- DS1 Switching - Disconnect - 1st                                           $22.81
             NRC- DS1 DSC Termination with NRC- DS1 Switching - Disconnect - Add'l                                         $16.73
             NRC- DS3 DSC Termination with DS1 Switching - 1st                                                             $51.50
             NRC- DS3 DSC Termination with DS1 Switching - Add'l                                                           $39.64
             NRC- DS3 DSC Termination with DS1 Switching - Disconnect - 1st                                                $31.06
             NRC- DS3 DSC Termination with DS1 Switching - Disconnect - Add'l                                              $24.98
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-DCS COMBINATION - "Switch As Is" Conversion Charge - 1st                                          UNCCC   $32.75


                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 54 of 65

                          BELLSOUTH/ITC-DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
             New EEL rates are the sum of the individual UNE network elements (interoffice transport and loop
             [channelization if applicable]

             NRC-DCS COMBINATION - "Switch As Is" Conversion Charge - Add'l                                        UNCCC   $32.75
             NRC- DCS COMBINATION - "Switch As Is" Conversion Charge - Disconnect - 1st                            UNCCC   $16.77
             NRC- DCS COMBINATION - "Switch As Is" Conversion Charge - Disconnect - Add'l                          UNCCC   $16.77

             Node (Synchronet)
             Node per month                                                                                        UNCNT   $16.35
             NRC - Ordinarily Combined in GA:
             NRC - Node - 1st                                                                                      UNCNT   NA
             NRC - Node - Add'l                                                                                    UNCNT   NA
             NRC - Node - Disconnect - 1st                                                                         UNCNT   NA
             NR C - Node - Disconnect - Add'l                                                                      UNCNT   NA
             NRC - Node - Incremental Charge - Manual Service Order - 1st                                          SOMAN   NA
             NRC - Node - Incremental Charge - Manual Service Order - Add'l                                        SOMAN   NA
             NRC - Node - Incremental Charge - Manual Service Order - Disconnect -1st                              SOMAN   NA
             NRC - Node - Incremental Charge - Manual Service Order - Disconnect - Add'l                           SOMAN   NA
             NRC-All Existing Combination "Switch As Is" Conversion Charge (Note 6)
             NRC-Node - "Switch As Is" Conversion Charge - 1st                                                     UNCCC   $32.75
             NRC-Node - "Switch As Is" Conversion Charge - Add'l                                                   UNCCC   $32.75
             NRC- Node - "Switch As Is" Conversion Charge - Disconnect - 1st                                       UNCCC   $16.77
             NRC- Node - "Switch As Is" Conversion Charge - Disconnect - Add'l                                     UNCCC   $16.77

             Optional Features & Functions:
             NRC - Clear Channel Capability (B8ZS/ESF) Option - Subsequent - per DS1 Channel - 1st                 CCOEF   $184.92
             NRC - Clear Channel Capability (B8ZS/ESF) Option - Subsequent - per DS1 Channel - Add'l               CCOEF   $23.82
             NRC - Clear Channel Capability (B8ZS/ESF) Option - Subsequent - per DS1 Channel - Disconnect - 1st    CCOEF   $2.07
             NRC - Clear Channel Capability (B8ZS/ESF) Option - Subsequent - per DS1 Channel - Disconnect - Add'l  CCOEF   $0.80
             NRC - Clear Channel Capability (B8ZS/ESF) Option - Subsequent - Manual Service Order - 1st            SOMAN   $21.73
             NRC - Clear Channel Capability (B8ZS/ESF) Option - Subsequent - Manual Service Order - Add'l          SOMAN   $3.87

             NRC - Clear Channel Capability (B8ZS/SF) Option - Subsequent - per DS1 Channel - 1st                  CCOSF   $184.92
             NRC - Clear Channel Capability (B8ZS/ESF) Option - Subsequent - per DS1 Channel - Add'l               CCOSF   $23.82
             NRC - Clear Channel Capability (B8ZS/SF) Option - Subsequent - per DS1 Channel - Disconnect - 1st     CCOSF   $2.07
             NRC - Clear Channel Capability (B8ZS/ESF) Option - Subsequent - per DS1 Channel - Disconnect - Add'l  CCOSF   $0.80
             NRC - Clear Channel Capability (B8ZS/SF) Option - Subsequent - Manual Service Order - 1st             SOMAN   $21.73
             NRC - Clear Channel Capability (B8ZS/ESF) Option - Subsequent - Manual Service Order - Add'l          SOMAN   $3.87

         Notes :
             Interim rates subject to true-up
         1   Geographically Deaveraged UNE Zones and applicable rates have been established for certain services, as shown in this Agreement. Where
             Geographically Deaveraged UNE Zones and applicable rates are established, Statewide rates are obsolete. Further, BellSouth is in the process of enhancing its billing systems in order to
             accomodate this Geographically Deaveraged UNE Zone Rate Structure.
             Until these enhancements are accomplished, estimated to be mid
             2001, the UNE Zone 1 rate will be billed for all services residing in Zones 1, 2, 3 or 4, i.e. Rates for services residing in UNE
             Zones 2, 3 and UNE Zone 4, where applicable, will not be billed.
             Once billing enhancements are complete, all applicable UNE Zone rates reflected in this Agreement will be billed. Reference
             Internet Website
             http://www.interconnection.bellsouth.com/become_clec/docs/
             interconnection/deavuzne.pdf to view Geographically Deaveraged UNE
             Zone Designations by Central Office.
         2   New EELs will only be available in the State of Georgia and in density Zone 1 of the following MSAs in the BellSouth Region:
             Florida - Miami, Orlando, Ft. Lauderdale
             Louisiana - New Orleans
             N. Carolina - Greensboro, Charlotte
             Tennessee - Nashville
         3   Unapproved rates are subject to true up
         4   Add together the recurring rates of all the applicable network elements in order to obtain total monthly recurring rate
             * Examples:
                - 2-wire VG Loop + Voice Grade Interface Card + DS1 Channelization System + DS1 Interoffice Channel - DS1 Loop + DS1 Interface Card + DS3 Channelization System + DS3 Interoffice Channel - DS3 Local Channel + DS3 Interoffice Channel + DS3 Channelization System + DS1 Interface Card
         5   The Ordinarily Combined in GA NRC applies to new combinations within the State of Georgia
         6   The "Switch As Is" NRC is a conversion charge. One SAI charge is applicable per circuit

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 55 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
    DESCRIPTION                                                                                                   USOC    FL
------------------------------------------------------------------------------------------------------------------------------------
Operational Support Systems
              Recovery of incremental OSS costs, per CLP, per month                                                       NA
              RC - OSS OLEC Daily Usage File: Recording, Per Message                                                      $0.008
              RC- OSS OLEC Daily Usage File: Message Processing, Per Message                                              $0.004
              RC - OSS OLEC Daily Usage File: Message Distribution, Per Magnetic Tape Provisioned                         $54.95
              RC - OSS OLEC Daily Usage File: Data Transmission (CONNECT:DIRECT), Per Message                             $0.001
    Access Daily Usage File (ADUF)
              RC - ADUF, Message Processing, per message                                                                  $0.004
              RC - ADUF, Message Distribution, per Magnetice Tape provisioned                                             NA
              RC - ADUF, Data Transmision (CONNECT:DIRECT), per message                                                   $0.001
    Enhanced Optional Daily Usage File (EODUF)
              Enhanced Optional Daily Usage File: Message Processing , Per Message                                        $0.004
              Enhanced Optional Daily Usage File: Message Processing, per magnetic tape provisioned                       NA
              Enhanced Optional Daily Usage File: Data Transmision (CONNECT:DIRECT), per message                          NA

SWA 8XX Toll Free Dialing Ten Digit Screening Service (Note 1)
    8XX Access Ten Digit Screening (all types), per call   (Note 2)                                               N/A     $0.0006531
    8XX Access Ten Digit Screening Svc. W/8XX No. Delivery
              per query                                                                                           N/A     NA
              for 8XX Numbers, with Optional Complex Features, per query                                          N/A     NA
    8XX Access Ten Digit Screening Svc. W/POTS No. Delivery
              per query                                                                                           N/A     NA
              with Optional Complex Features, per query                                                           N/A     NA
    8XX Access Ten Digit Screening Svc. W/800 No. Delivery
              per message                                                                                         N/A     NA
              for 8XX Numbers, w/Optional Complex Features, per message                                           N/A     NA
    8XX Access Ten Digit Screening Svc. W/POTS No. Delivery
              per message                                                                                         N/A     NA
              with Optional Complex Features, per message                                                         N/A     NA
    Reservation Charge per 8XX number reserved
              NRC - 1st                                                                                           N8R1X   NA
              NRC - Addl'l                                                                                        N8R1X   NA
              NRC - Incremental Charge - Manual Service Order - 1st                                               SOMAN   NA
              NRC - Incremental Charge - Manual Service Order - Add'l                                             SOMAN   NA
    Per 8XX # Established w/o POTS (w/8XX No.) Translations
              NRC - 1st                                                                                           N/A     NA
              NRC - Addl'l                                                                                        N/A     NA
              NRC - Disconnect Charge - 1st                                                                       N/A     NA
              NRC - Disconnect Charge - Add'l                                                                     N/A     NA
              NRC - Incremental Charge - Manual Service Order - 1st                                               SOMAN   NA
              NRC - Incremental Charge - Manual Service Order - Add'l                                             SOMAN   NA
              NRC - Incremental Charge - Manual Service Order - Disconnect                                        SOMAN   NA
    Per 8XX # Established with POTS Translations
              NRC - 1st                                                                                           N8FTX   NA
              NRC - Addl'l                                                                                        N8FTX   NA
              NRC - Disconnect Charge - 1st                                                                       N8FTX   NA
              NRC - Disconnect Charge - Add'l                                                                     N8FTX   NA
              NRC - Incremental Charge - Manual Service Order - 1st                                               SOMAN   NA
              NRC - Incremental Charge - Manual Service Order - Add'l                                             SOMAN   NA
              NRC - Incremental Charge - Manual Service Order - Disconnect                                        SOMAN   NA
    Customized Area of Service per 8XX Number
              NRC - 1st                                                                                           N8FCX   NA
              NRC - Addl'l                                                                                        N8FCX   NA
              NRC - Incremental Charge - Manual Service Order - 1st                                               SOMAN   NA
              NRC - Incremental Charge - Manual Service Order - Add'l                                             SOMAN   NA
    Multiple Inter LATA Carrier Routing per Carrier Requested per 8XX #
              NRC - 1st                                                                                           N8FMX   NA
              NRC - Addl'l                                                                                        N8FMX   NA
              NRC - Incremental Charge - Manual Service Order - 1st                                               SOMAN   NA
              NRC - Incremental Charge - Manual Service Order - Add'l                                             SOMAN   NA
    Change Charge per request
              NRC - 1st                                                                                           N8FAX   NA
              NRC - Addl'l                                                                                        N8FAX   NA
              NRC - Incremental Charge - Manual Service Order - 1st                                               SOMAN   NA
              NRC - Incremental Charge - Manual Service Order - Add'l                                             SOMAN   NA
    Call Handling and Destination Features
              NRC - 1st                                                                                           N8FDX   NA
              NRC - Add'l                                                                                         N8FDX   NA

LINE INFORMATION DATABASE ACCESS (LIDB)
    LIDB Common Transport per query                                                                               OQT     $0.0003
    LIDB Validation per query                                                                                     OQU     $0.041003
    LIDB Originating Point Code Establishment or Change - NRC                                                     N/A     NA
              NRC - Incremental Charge - Electronic Service Order                                                         NA
              NRC - Incremental Charge - Manual Service Order - 1st                                               SOMAN   NA
              NRC - Incremental Charge - Manual Service Order - Add'l                                             SOMAN   NA

CCS7 SIGNALING TRANSPORT SERVICE

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 56 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
    DESCRIPTION                                                                                                   USOC    FL
------------------------------------------------------------------------------------------------------------------------------------
    CCS7 Signaling Connection, per link (A link) per month                                                                $5.00
              NRC                                                                                                         $400.00
              NRC - Disconnect                                                                                            NA
              NRC - Incremental Charge - Manual Service Order                                                     SOMAN   NA
              NRC - Incremental Charge - Manual Service Order - Disconnect                                        SOMAN   NA
    CCS7 Signaling Connection, per link (B link) (also known as D link) per month                                         $5.00
              NRC                                                                                                         $400.00
              NRC - Disconnect                                                                                            NA
              NRC - Incremental Charge - Manual Service Order                                                     SOMAN   NA
              NRC - Incremental Charge - Manual Service Order - Disconnect                                        SOMAN   NA
    CCS7 Signaling Termination, per STP port per month                                                                    $113.00
    CCS7 Signaling Usage, per ISUP message                                                                                $0.00001
              (applicable when measurement and billing capability exists.)
    CCS7 Signaling Usage, per TCAP message                                                                                $0.00004
              (applicable when measurement and billing capability exists.)
    CCS7 Signaling Usage Surrogate, per link per LATA per mo (9)                                                          $64.00
    CCS7 Signaling Point Code, Establishment or Change, per STP affected
              NRC                                                                                                         $62.00

OPERATOR CALL PROCESSING
    Operator Provided Call Handling per min - Using BST LIDB                                                      N/A     $1.00
              Call Completion Access Termination Charge per call attempt                                          N/A     NA
    Operator Provided Call Handling per min - Using Foreign LIDB                                                  N/A     $1.00
              Call Completion Access Termination Charge per call attempt                                          N/A     NA
    Operator Provided Call Handling, per call                                                                     N/A     NA
    Fully Automated Call Handling per call - Using BST LIDB                                                       N/A     $0.10
    Fully Automated Call Handling per call - Using Foreign LIDB                                                   N/A     $0.10
    Professional recording of name (OCP alone)                                                                    USOD1   $7,000.00
    Professional recording of name (DA and OCP alone)                                                             USOD1   $7,000.00
    DRAM or front-end loading, per TOPS switch                                                                    USOD2   $250.00
    AABS or back-end loading, per IVS                                                                             USOD2   $225.00
    EBAS or 0- automation loading, per NAV shelf                                                                  USOD2   $270.00
    Recording Charge per Branded Announcement - Disconnect - Initial                                              N/A     NA
    Recording Charge per Branded Announcement - Disconnect - Subsequent                                           N/A     NA

INWARD OPERATOR SERVICES
    Verification, per minute                                                                                      N/A     NA
    Verification and Emergency Interrupt, per minute                                                              N/A     NA
    Verification, per call                                                                                        VIL     $0.80
    Verification and Emergency Interrupt, per call                                                                N/A     $1.00
    DIRECTORY ASSISTANCE SERVICES
    Directory Assist Call Completion Access Svc (DACC), per call attempt                                          N/A     $0.10
    Call Completion Access Term charge per completed call                                                         N/A     NA
    Number Services Intercept per query                                                                           N/A     $0.01
    Number Services Intercept per Intercept Query Update                                                          N/A     NA
    Directory Assistance Access Service Calls, per call                                                           N/A     $0.275
    Professional recording of name (DA alone)                                                                     N/A     $3,000.00
    Professional recording of name (DA and OCP alone)                                                             N/A     $7,000.00
    DRAM or front-end loading, per TOPS switch                                                                    N/A     $250.00
    AABS or back-end loading, per IVS                                                                             N/A     $225.00
    EBAS or 0- automation loading, per NAV shelf                                                                  N/A     $270.00
    Recording Charge per Branded Announcement - Disconnect - Initial                                              N/A     NA
    Recording Charge per Branded Announcement - Disconnect - Subsequent                                           N/A     NA

Directory Transport
    Directory Transport - Local Channel DS1, per month                                                            N/A     $43.64
              NRC - 1st                                                                                           N/A     $242.45
              NRC - Add'l                                                                                         N/A     $226.44
              NRC - Disconnect Charge - 1st                                                                       N/A     NA
              NRC - Disconnect Charge - Add'l                                                                     N/A     NA
              NRC - Incremental Charge-Manual Svc Order - NRC - 1st                                               SOMAN   NA
              NRC - Incremental Charge-Manual Svc Order - NRC -addl                                                       NA
              NRC - Incremental Charge-Manual Svc Order - NRC-Disconnect                                          SOMAN   NA
    Directory Transport - Dedicated DS1 Level Interoffice per mile per mo                                         N/A     $0.6013
    Directory Transport - Dedicated DS1 Level Interoffice per facility termination per mo                         N/A     $99.79
              NRC - 1st                                                                                           N/A     $45.91
              NRC - Add'l                                                                                         N/A     $44.18
              NRC - Disconnect Charge - 1st                                                                       N/A     NA
              NRC - Disconnect Charge - Add'l                                                                     N/A     NA
              NRC - Incremental Charge - Manual Service Order - 1st                                               SOMAN   NA
              NRC - Incremental Charge - Manual Service Order - Add'l                                             SOMAN   NA
              NRC - Incremental Charge - Manual Service Order - Disconnect - 1st                                  SOMAN   NA
              NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l                                SOMAN   NA
    Switched Common Transport per DA Access Service per call                                                      N/A     $0.0003
    Switched Common Transport per DA Access Service per call per mile                                             N/A     $0.00001
    Access Tandem Switching per DA Access Service per call                                                        N/A     $0.00055
    DA Interconnection, per DA Access Service Call                                                                N/A     NA
    Directory Transport-Installation NRC, per trunk or signaling connection                                       N/A
              NRC - 1st                                                                                           N/A     $206.06

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 57 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
    DESCRIPTION                                                                                                   USOC    FL
------------------------------------------------------------------------------------------------------------------------------------
              NRC - Add'l                                                                                         N/A     $4.71
              NRC - Disconnect Charge - 1st                                                                       N/A     NA
              NRC - Disconnect Charge - Add'l                                                                     N/A     NA
              NRC - Incremental Charge - Manual Service Order - 1st                                               SOMAN   NA
              NRC - Incremental Charge - Manual Service Order - Add'l                                             SOMAN   NA
              NRC -  Manual Service Order - 1st                                                                           NA
              NRC - Manual Service Order - Add'l                                                                          NA

Directory Assistance Database Service (DADS)
    Directory Assistance Database Service charge per listing                                                      N/A     $0.001
    Directory Assistance Database Service, per month                                                              DBSOF   $100.00


AIN  (Note 4)
    AIN, per message                                                                                              CAM     $0.00004
    AIN - BellSouth AIN SMS Access Service                                                                        CAM
              Service Establishment Charge, per state, initial set-up
              NRC                                                                                                 CAMSE   NA
              NRC - Disconnect                                                                                    CAMSE   NA
              Port Connection - Dial/Shared Access
              NRC                                                                                                 CAMDP   NA
              NRC - Disconnect                                                                                    CAMDP   NA
              Port Connection - ISDN Access
              NRC                                                                                                 CAM1P   NA
              NRC - Disconnect                                                                                    CAM1P   NA
              User ID Codes - per User ID Code
              NRC                                                                                                 CAMAU   NA
              NRC - Disconnect                                                                                    CAMAU   NA
              Security Card per User ID Code, initial or replacement
              NRC                                                                                                 CAMRC   NA
              NRC - Disconnect                                                                                    CAMRC   NA
              Storage, per unit (100Kb)                                                                           N/A     NA
              Session per minute                                                                                  N/A     NA
              C0. Performed Session, per minute
    AIN - BellSouth AIN Toolkit Service
    AIN, Service Creation Tools                                                                                   CAMBP   TBD
              Service Establishment Charge, per state, initial set-up
              NRC                                                                                                 BAPSC   NA
              NRC - Disconnect                                                                                    BAPSC   NA
              Training Session, per customer
              NRC                                                                                                 BAPVX   NA
              NRC - Disconnect                                                                                    BAPVX   NA
              Trigger Access Charge, per trigger, per DN, Term. Attempt
              NRC                                                                                                 BAPTT   NA
              NRC - Disconnect                                                                                    BAPTT   NA
              Trigger Access Charge, per trigger per DN, Off-Hook Delay
              NRC                                                                                                 BAPTD   NA
              NRC - Disconnect                                                                                    BAPTD   NA
              Trigger Access Charge, per trigger, per DN, Off-Hook Immediate
              NRC                                                                                                 BAPTM   NA
              NRC - Disconnect                                                                                    BAPTM   NA
              Trigger Access Charge, per trigger, per DN, 10-Digit PODP
              NRC                                                                                                 BAPTO   NA
              NRC - Disconnect                                                                                    BAPTO   NA
              Trigger Access Charge, per trigger, per DN, CDP
              NRC                                                                                                 BAPTC   NA
              NRC - Disconnect                                                                                    BAPTC   NA
              Trigger Access Charge, per trigger, per DN, Feature Code
              NRC                                                                                                 BAPTF   NA
              NRC - Disconnect                                                                                    BAPTF   NA
              Query Charge, per query                                                                                     NA
              Type 1 Node Charge, per AIN Toolkit Subscription, per node, per query                                       NA

SCP Storage Charge, per SMS Access Acct, per 100 Kb                                                               N/A     NA
    Monthly Report - per AIN Toolkit Service Subscription                                                         BAPMS   NA
              NRC                                                                                                 BAPMS   NA
              NRC - Disconnect                                                                                    BAPMS   NA
    Special Study - per AIN Toolkit Service Subscription                                                          BAPLS   NA
              NRC                                                                                                 BAPLS   NA
              NRC - Disconnect                                                                                    BAPLS   NA
    Call Event Report - per AIN Toolkit Service Subscription                                                      BAPDS   NA
              NRC                                                                                                 BAPDS   NA
              NRC - Disconnect                                                                                    BAPDS   NA
    Call Event special Study - per AIN Toolkit Service Subscription                                               BAPES   NA
              NRC                                                                                                 BAPES   NA
              NRC - Disconnect                                                                                    BAPES   NA

CALLING NAME (CNAM) QUERY SERVICE
    CNAM (Database Owner), Per Query                                                                              N/A     $0.016

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 58 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
    DESCRIPTION                                                                                                   USOC    FL
------------------------------------------------------------------------------------------------------------------------------------
    CNAM (Non-Database Owner), Per Query *                                                                        N/A     $0.01
              NRC, applicable when CLEC-1 uses the Character Based User Interface (CHUI) method to transmit
              the names to the BellSouth CNAM database                                                            N/A     $595.00
    * Volume and term arrangements are also available.

SELECTIVE ROUTING   (Note 5)
    Per Line or PBX Trunk, each                                                                                           NA
              NRC                                                                                                         NA
    Customized routing per unique line class code, per request, per switch
              NRC                                                                                                 USRCR   $229.65
              NRC - Incremental Charge - Manual Service Order                                                             NA

VIRTUAL COLLOCATION
    2-wire Cross-Connect
              RC                                                                                                  UEAC2   $0.524
              NRC - 1st                                                                                           UEAC2   $11.57
              NRC - Add'l                                                                                         UEAC2   $11.57
              NRC - 1st - Manual Service Order                                                                            NA
              NRC - Add'l - Manual Service Order                                                                          NA
              NRC - Disconnect - 1st                                                                              UEAC2   NA
              NRC - Disconnect - Add'l                                                                            UEAC2   NA
    4-wire Cross-Connect
              RC                                                                                                  UEAC4   $0.524
              NRC - 1st                                                                                           UEAC4   $11.57
              NRC - Add'l                                                                                         UEAC4   $11.57
              NRC - 1st - Manual Service Order                                                                            NA
              NRC - Add'l - Manual Service Order                                                                          NA
              NRC - Disconnect - 1st                                                                              UEAC4   NA
              NRC - Disconnect - Add'l                                                                            UEAC4   NA
    2-fiber Cross-Connect
              RC                                                                                                  CNC2F   NA
              NRC - 1st                                                                                           CNC2F   NA
              NRC - Add'l                                                                                         CNC2F   NA
              NRC - Disconnect - 1st                                                                              CNC2F   NA
              NRC - Disconnect - Add'l                                                                            CNC2F   NA
    4-fiber Cross-Connect
              RC                                                                                                  CNC4F   NA
              NRC - 1st                                                                                           CNC4F   NA
              NRC - Add'l                                                                                         CNC4F   NA
              NRC - Disconnect - 1st                                                                              CNC4F   NA
              NRC - Disconnect - Add'l                                                                            CNC4F   NA
    DS1 Cross-Connects
              RC                                                                                                          NA
              NRC - 1st                                                                                                   NA
              NRC - Add'l                                                                                                 NA
              NRC - Manual Service Order - 1st                                                                            NA
              NRC - Manual Service Order - Add'l                                                                          NA
    DS3 Cross-Connects
              RC                                                                                                          NA
              NRC - 1st                                                                                                   NA
              NRC - Add'l                                                                                                 NA
              NRC - Manual Service Order - 1st                                                                            NA
              NRC - Manual Service Order - Add'l                                                                          NA

    If no rate is identified in the contract, the rate for the specific service or function will be as set forth in applicable BellSouth tariff or as negotiated by the parties upon request by either party.

              Interim rates subject to true-up.
          1   BellSouth and CLEC shall negotiate rates for this offering.  If agreement is not reached within sixty (60) days of the Effective Date, either party may petition the Florida PSC to settle the disputed charge or charges. (FL)
          2   This rate element is for those states w/o separate rates for 800 calls with 800 No. Delivery vs.
              POTS No. Delivery and calls with Optional Complex Features vs. w/o Optional Complex Features.
          3   This charge is only applicable where signaling usage measurement or billing capability does not exist.
          4   Prices for AIN to be determined upon development of mediation device. (TN)
          5   Price for Line Class Codes for Selective Routing shall be determined by the TRA. (TN)

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 59 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
    DESCRIPTION                                                                                                   USOC    FL
------------------------------------------------------------------------------------------------------------------------------------
LOCAL INTERCONNECTION (CALL TRANSPORT AND TERMINATION)
         End Office Switching, per mou                                                                            N/A     NA
         Direct Local Interconnection, per mou (same as End Office Switching in FL)                               $0.002
         Tandem Switching, per mou                                                                                N/A     $0.00029
         Tandem Local Interconnection, per mou (includes end office switching element)                            N/A     $0.00325
         Multiple Tandem Switching, per mou (applies to initial tandem only), effective 10/99                     N/A     $0.00125
         Local Intermediary, per mou (applies to transit traffic only)                                            N/A     $0.00125
         Tandem Intermediary Charge, per mou*                                                                     N/A     NA
              *(This charge is applicable only to transit traffic and is applied in addition to applicable switching and/or interconnection charges.)
    TRUNK CHARGE
              Interim charges, both non-recurring and recurring, associated with interconnecting trunk groups between BellSouth and CLEC-1 shall be as set forth in this Exhibit.  At such time as BellSouth develops a final cost based rate for such interconnecting trunk groups, the Parties shall amend this agreement to include such final cost based rates and shall true up such charges in accordance with this Attachment.
         Installation Trunk Side Service - per DS0
              NRC - 1st                                                                                           TPP++   $336.43
              NRC - Add'l                                                                                         TPP++   $57.38

    INTEROFFICE TRANSPORT
    Common (Shared) Transport
         Common (Shared) Transport per mile per mou                                                                N/A    $0.000012
         Common (Shared) Transport Facilities Termination per mou                                                  N/A    $0.0005
    Interoffice Channel Transport - Dedicated - VG
         Interoffice Transport - Dedicated - 2-wire VG
              2-Wire VG - per mile per month                                                                      1L5XF   $0.0098
              2-Wire VG - Facility Termination per month                                                          1L5XF   $26.52
              NRC - 2-wire VG - Facility Termination -1st                                                         1L5XF   $81.09
              NRC - 2-wire VG - Facility Termination - Add'l                                                      1L5XF   $54.83
              NRC - 2-wire VG  -Facility Termination - Disconnect Charge -1st                                     1L5XF   $31.01
              NRC - 2-wire VG  - Facility Termination - Disconnect Charge -Add'l                                  1L5XF   $12.78
              NRC - Manual Svc Order, per LSR                                                                     SOMAN   $21.56
              NRC - Manual Svc Order, per LSR disconnect                                                          SOMAN   $3.84
              NRC - Electronic Svc Order, per LSR                                                                 SOMEC   $2.75
              NRC - Electronic Svc Order, per LSR disconnect                                                      SOMEC   $0.42
              NRC - 2-wire VG - Incremental Charge--Manual Svc Order - 1st                                        SOMAN   NA
              NRC - 2-wire VG - Incremental Charge--Manual Svc Order - Add'l                                      SOMAN   NA
              NRC - 2-wire VG - Incremental Charge--Manual Svc Order-Disconnect--1st                              SOMAN   NA
              NRC - 2-wire VG - Incremental Charge--Manual Svc Order-Disconnect--Add'l                            SOMAN   NA

         Interoffice Transport - Dedicated - 2 Wire VG - Kentucky & Mississippi
               2-Wire VG - per mile per month                                                                     1L5NF   NA
              2-Wire VG - Facility Termination per month                                                          1L5NF   NA
              NRC - 2-wire VG - Facility Termination -1st                                                         1L5NF   NA
              NRC - 2-wire VG - Facility Termination - Add'l                                                      1L5NF   NA
              NRC - 2-wire VG  -Facility Termination - Disconnect Charge -1st                                     1L5NF   NA
              NRC - 2-wire VG  - Facility Termination - Disconnect Charge -Add'l                                  1L5NF   NA
              NRC - Manual Svc Order, per LSR                                                                     SOMAN   NA
              NRC - Manual Svc Order, per LSR disconnect                                                          SOMAN   NA
              NRC - Electronic Svc Order, per LSR                                                                 SOMEC   NA
              NRC - Electronic Svc Order, per LSR disconnect                                                      SOMEC   NA
              NRC - 2-wire VG - Incremental Charge--Manual Svc Order - 1st                                        SOMAN   NA
              NRC - 2-wire VG - Incremental Charge--Manual Svc Order - Add'l                                      SOMAN   NA
              NRC - 2-wire VG - Incremental Charge--Manual Svc Order-Disconnect--1st                              SOMAN   NA
              NRC - 2-wire VG - Incremental Charge--Manual Svc Order-Disconnect--Add'l                            SOMAN   NA

         Interoffice Transport - Dedicated - DS0 - 56/64 KBPS
              DS0 - per mile per month                                                                            1L5XK   $0.0098
              DS0 - Facility Termination per month                                                                1L5XK   $19.31
              NRC - DS0 - Facility Termination - 1st                                                              1L5XK   $81.11
              NRC - DS0 - Facility Termination - Add'l                                                            1L5XK   $54.83
              NRC - DS0 -Facility Termination  - Disconnect Charge - 1st                                          1L5XK   $31.01
              NRC - DS0 - Facility Termination  - Disconnect Charge - Add'l                                       1L5XK   $12.78
              NRC - Manual Svc Order, per LSR                                                                     SOMAN   $21.56
              NRC - Manual Svc Order, per LSR disconnect                                                          SOMAN   $3.84
              NRC - Electronic Svc Order, per LSR                                                                 SOMEC   $2.77
              NRC - Electronic Svc Order, per LSR disconnect                                                      SOMEC   $0.42
              NRC - DS0 -Incremental Charge--Manual Svc Order - 1st                                               SOMAN   NA
              NRC -DS0 - Incremental Charge--Manual Svc Order - Add'l                                             SOMAN   NA
              NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--1st                                     SOMAN   NA
              NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect-Add'l                                    SOMAN   NA

         Interoffice Transport - Dedicated - DS0 - 56/64 KBPS - Kentucky & Mississippi
              DS0 - per mile per month                                                                            1L5NK   NA

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 60 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
    DESCRIPTION                                                                                                   USOC    FL
------------------------------------------------------------------------------------------------------------------------------------
              DS0 - Facility Termination per month                                                                1L5NK   NA
              NRC - DS0 - Facility Termination - 1st                                                              1L5NK   NA
              NRC - DS0 - Facility Termination - Add'l                                                            1L5NK   NA
              NRC - DS0 -Facility Termination  - Disconnect Charge - 1st                                          1L5NK   NA
              NRC - DS0 - Facility Termination  - Disconnect Charge - Add'l                                       1L5NK   NA
              NRC - Manual Svc Order, per LSR                                                                     SOMAN   NA
              NRC - Manual Svc Order, per LSR disconnect                                                          SOMAN   NA
              NRC - Electronic Svc Order, per LSR                                                                 SOMEC   NA
              NRC - Electronic Svc Order, per LSR disconnect                                                      SOMEC   NA
              NRC - DS0 -Incremental Charge--Manual Svc Order - 1st                                               SOMAN   NA
              NRC -DS0 - Incremental Charge--Manual Svc Order - Add'l                                             SOMAN   NA
              NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect--1st                                     SOMAN   NA
              NRC - DS0 -Incremental Charge--Manual Svc Order-Disconnect-Add'l                                    SOMAN   NA

         Interoffice Transport - Dedicated - DS1
              DS1 - per mile per month                                                                            1L5XL   $0.6013
              DS1 -Facility Termination per month                                                                 1L5XL   $99.79
              NRC - DS1-Facility Termination - 1st                                                                1L5XL   $45.91
              NRC - DS1 - Facility Termination - Add'l                                                            1L5XL   $44.18
              NRC - DS1 - Facility Termination  - Disconnect Charge - 1st                                         1L5XL   $30.30
              NRC - DS1 -  Facility Termination -Disconnect Charge - Add'l                                        1L5XL   $26.76
              NRC - Manual Svc Order, per LSR                                                                     SOMAN   $21.56
              NRC - Manual Svc Order, per LSR disconnect                                                          SOMAN   $3.84
              NRC - Electronic Svc Order, per LSR                                                                 SOMEC   $2.77
              NRC - Electronic Svc Order, per LSR disconnect                                                      SOMEC   $0.42
              NRC - DS1 - Incremental Charge--Manual Svc Order - 1st                                              SOMAN   NA
              NRC -DS1 -  Incremental Charge--Manual Svc Order - Add'l                                            SOMAN   NA
              NRC - DS1 - Incremental Charge--Manual Svc Order-Disconnect--1st                                    SOMAN   NA
              NRC - DS1 - Incremental Charge--Manual Svc Order-Disconnect-Add'l                                   SOMAN   NA

         Interoffice Transport - Dedicated - DS1 - Kentucky & Mississippi
              DS1 - per mile per month                                                                            1L5NL   NA
              DS1 -Facility Termination per month                                                                 1L5NL   NA
              NRC - DS1-Facility Termination - 1st                                                                1L5NL   NA
              NRC - DS1 - Facility Termination - Add'l                                                            1L5NL   NA
              NRC - DS1 - Facility Termination  - Disconnect Charge - 1st                                         1L5NL   NA
              NRC - DS1 -  Facility Termination -Disconnect Charge - Add'l                                        1L5NL   NA
              NRC - Manual Svc Order, per LSR                                                                     SOMAN   NA
              NRC - Manual Svc Order, per LSR disconnect                                                          SOMAN   NA
              NRC - Electronic Svc Order, per LSR                                                                 SOMEC   NA
              NRC - Electronic Svc Order, per LSR disconnect                                                      SOMEC   NA
              NRC - DS1 - Incremental Charge--Manual Svc Order - 1st                                              SOMAN   NA
              NRC -DS1 -  Incremental Charge--Manual Svc Order - Add'l                                            SOMAN   NA
              NRC - DS1 - Incremental Charge--Manual Svc Order-Disconnect--1st                                    SOMAN   NA
              NRC - DS1 - Incremental Charge--Manual Svc Order-Disconnect-Add'l                                   SOMAN   NA

         Interoffice Transport - Dedicated - DS3
              DS3 - per mile per month                                                                            1L5XM   $4.17
              DS3 -Facility Termination per month                                                                 1L5XM   $1,121.93
              NRC - DS3 - Facility Termination -1st                                                               1L5XM   $557.69
              NRC  - DS3 - Facility Termination - Add'l                                                           1L5XM   $325.61
              NRC - DS3 - Facility Termination - Disconnect Charge - 1st                                          1L5XM   $111.56
              NRC - DS3 -  Facility Termination - Disconnect Charge - Add'l                                       1L5XM   $108.34
              NRC - Manual Svc Order, per LSR                                                                     SOMAN   $21.56
              NRC - Manual Svc Order, per LSR disconnect                                                          SOMAN   $3.84
              NRC - Electronic Svc Order, per LSR                                                                 SOMEC   $2.77
              NRC - Electronic Svc Order, per LSR disconnect                                                      SOMEC   $0.42
              NRC - DS3 - Incremental Charge--Manual Svc Order - 1st                                              SOMAN   NA
              NRC - DS3 - Incremental Charge--Manual Svc Order - Add'l                                            SOMAN   NA
              NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--1st                                    SOMAN   NA
              NRC - DS3  - Incremental Charge--Manual Svc Order-Disconnect-Add'l                                  SOMAN   NA

         Interoffice Transport - Dedicated - DS3 - Kentucky & Mississippi
              DS3 - per mile per month                                                                            1L5NM   NA
              DS3 -Facility Termination per month                                                                 1L5NM   NA
              NRC - DS3 - Facility Termination -1st                                                               1L5NM   NA
              NRC  - DS3 - Facility Termination - Add'l                                                           1L5NM   NA
              NRC - DS3 - Facility Termination - Disconnect Charge - 1st                                          1L5NM   NA
              NRC - DS3 -  Facility Termination - Disconnect Charge - Add'l                                       1L5NM   NA
              NRC - Manual Svc Order, per LSR                                                                     SOMAN   NA
              NRC - Manual Svc Order, per LSR disconnect                                                          SOMAN   NA
              NRC - Electronic Svc Order, per LSR                                                                 SOMEC   NA
              NRC - Electronic Svc Order, per LSR disconnect                                                      SOMEC   NA
              NRC - DS3 - Incremental Charge--Manual Svc Order - 1st                                              SOMAN   NA

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 61 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
    DESCRIPTION                                                                                                   USOC    FL
------------------------------------------------------------------------------------------------------------------------------------
              NRC - DS3 - Incremental Charge--Manual Svc Order - Add'l                                            SOMAN   NA
              NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect--1st                                    SOMAN   NA
              NRC - DS3  - Incremental Charge--Manual Svc Order-Disconnect-Add'l                                  SOMAN   NA

    Local Channel - Dedicated
         Local Channel - Dedicated - 2-Wire VG
              Monthly Recurring per month                                                                         TEFV2   $29.33
              NRC - 2-wire VG - Facility Termination - 1st                                                        TEFV2   $386.34
              NRC - 2-wire VG - Facility Termination - Add'l                                                      TEFV2   $66.36
              NRC - 2-wire VG - Facility Termination - Disconnect - 1st                                           TEFV2   $67.91
              NRC - 2-wire VG - Facility Termination - Disconnect - Add'l                                         TEFV2   $5.92
              NRC - Manual Svc Order, per LSR                                                                     SOMAN   $21.56
              NRC - Manual Svc Order, per LSR disconnect                                                          SOMAN   $3.84
              NRC - Electronic Svc Order, per LSR                                                                 SOMEC   $2.75
              NRC - Electronic Svc Order, per LSR disconnect                                                      SOMEC   $0.42
              NRC - 2-wire VG - Incremental Charge--Manual Svc Order - 1st                                        SOMAN   NA
              NRC - 2-wire VG - Incremental Charge--Manual Svc Order - Add'l                                      SOMAN   NA
              NRC - 2-wire VG - Incremental Cost  - Manual Svc. Order vs. Elect-Disconnect-1st                    SOMAN   NA

         Local Channel - Dedicated - 4-Wire VG
              Monthly Recurring per month                                                                         TEFV4   $30.50
              NRC - 4-Wire VG - 1st                                                                               TEFV4   $387.21
              NRC - 4-Wire VG - Add'l                                                                             TEFV4   $67.22
              NRC - 4-Wire VG - Disconnect Chg - 1st                                                              TEFV4   $68.78
              NRC - 4-Wire VG - Disconnect Chg - Add'l                                                            TEFV4   $6.79
              NRC - Manual Svc Order, per LSR                                                                     SOMAN   $21.56
              NRC - Manual Svc Order, per LSR disconnect                                                          SOMAN   $3.84
              NRC - Electronic Svc Order, per LSR                                                                 SOMEC   $2.75
              NRC - Electronic Svc Order, per LSR disconnect                                                      SOMEC   $0.42
              NRC - 4-Wire VG - Incremental Charge--Manual Svc Order - 1st                                        SOMAN   NA
              NRC - 4-Wire VG - Incremental Charge--Manual Svc Order - Add'l                                      SOMAN   NA

         Local Channel - Dedicated - DS1
              DS1  Monthly Recurring per month                                                                    TEFHG   $43.53
              NRC - DS1 - 1st                                                                                     TEFHG   $242.45
              NRC - DS1 - Add'l                                                                                   TEFHG   $226.44
              NRC - DS1 - Disconnect Chg - 1st                                                                    TEFHG   $41.13
              NRC - DS1 - Disconnect Chg - Add'l                                                                  TEFHG   $28.28
              NRC - Manual Svc Order, per LSR                                                                     SOMAN   $21.56
              NRC - Manual Svc Order, per LSR disconnect                                                          SOMAN   $3.84
              NRC - Electronic Svc Order, per LSR                                                                 SOMEC   $2.75
              NRC - Electronic Svc Order, per LSR disconnect                                                      SOMEC   $0.42
              NRC - DS1 - Incremental Charge--Manual Svc Order - 1st                                              SOMAN   NA
              NRC - DS1 - Incremental Charge--Manual Svc Order - Add'l                                            SOMAN   NA


         Local Channel - Dedicated - DS3
              DS3 - Facility Termination per month                                                                TEFHJ   $570.06
              NRC - DS3 - Facility Termination - 1st                                                              TEFHJ   $903.37
              NRC - DS3 - Facility Termination - Add'l                                                            TEFHJ   $528.05
              NRC - DS3 - Facility Termination - Disconnect - 1st                                                 TEFHJ   $221.46
              NRC - DS3 - Facility Termination - Disconnect - Add'l                                               TEFHJ   $154.90
              NRC - Manual Svc Order, per LSR                                                                     SOMAN   $21.56
              NRC - Manual Svc Order, per LSR disconnect                                                          SOMAN   $3.84
              NRC - Electronic Svc Order, per LSR                                                                 SOMEC   $2.75
              NRC - Electronic Svc Order, per LSR disconnect                                                      SOMEC   $0.42
              NRC - DS3 -Incremental Charge--Manual Svc Order - 1st                                               SOMAN   NA
              NRC - DS3 - Incremental Charge--Manual Svc Order - Add'l                                            SOMAN   NA
              NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect -1st                                    SOMAN   NA
              NRC - DS3 - Incremental Charge--Manual Svc Order-Disconnect-Add'l                                   SOMAN   NA


    CHANNELIZATION
         DS3 Channelization (DS3 to DS1)
              per Channelized System (28 DS1) per month                                                           SATCS   $220.97
                     NRC - 1st                                                                                    SATCS   $356.40
                     NRC - Add'l                                                                                  SATCS   $188.00
                     NRC -1st - Disconnect                                                                        SATCS   $61.64
                     NRC -Add'l - Disconnect                                                                      SATCS   $58.98
              per Interface per month (COCI)                                                                      SATCO   $14.40
                      NRC - 1st                                                                                   SATCO   $13.16
                      NRC - Add'l                                                                                 SATCO   $9.43
                      NRC - Manual Svc Order, per LSR                                                             SOMEC   $21.56
                        NRC - Manual Svc Order, per LSR disconnect                                                SOMAN   $3.84
                      NRC - Electronic Svc Order, per LSR                                                         SOMAN   NA

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 62 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
    DESCRIPTION                                                                                                   USOC    FL
------------------------------------------------------------------------------------------------------------------------------------
                        NRC - Electronic Svc Order, per LSR disconnect                                            SOMAN   NA
              Channel System - Incremental Cost -  Manual Svc. Order vs. Electronic -1st                          SOMAN   NA
              Channel System - Incremental Cost -  Manual Svc. Order vs. Electronic -Add'l                        SOMAN   NA

         DS3 Channelization (DS3 to DS1) - Kentucky & Mississippi
              per Channelized System (28 DS1) per month                                                           SATNS   NA
                     NRC - 1st                                                                                    SATNS   NA
                     NRC - Add'l                                                                                  SATNS   NA
                     NRC -1st - Disconnect                                                                        SATNS   NA
                     NRC -Add'l - Disconnect                                                                      SATNS   NA
              per Interface per month (COCI)                                                                      SATCO   NA
                      NRC - 1st                                                                                   SATCO   NA
                      NRC - Add'l                                                                                 SATCO   NA
                      NRC - Manual Svc Order, per LSR                                                             SOMAN   NA
CALLING NAME (CNAM) QUERNRCE-VManual Svc Order, per LSR disconnect                                                SOMAN   NA
    CNAM (Database OwnNRC,-PElectronic Svc Order, per LSR                                                         SOMEC   NA
                        NRC - Electronic Svc Order, per LSR disconnect                                            SOMEC   NA
              Channel System - Incremental Cost -  Manual Svc. Order vs. Electronic -1st                          SOMAN   NA
              Channel System - Incremental Cost -  Manual Svc. Order vs. Electronic -Add'l                        SOMAN   NA

         DS1 Channelization (DS1 to DS0)
              per Channelized System (24 DS0) per month                                                           SATC1   $153.60
                      NRC - 1st                                                                                   SATC1   $182.14
                      NRC - Add'l                                                                                 SATC1   $125.18
                     NRC -1sr - Disconnect                                                                        SATC1   $19.52
                     NRC -Add'l - Disconnect                                                                      SATC1   $18.14
               - Interface (COCI)
                 per OCU-DP(data) card per month (2.4-64kbs)                                                      SATSA   $2.20
                      NRC - 1st                                                                                   SATSA   $13.16
                      NRC - Add'l                                                                                 SATSA   $9.43
                 per BRITE card per month                                                                         SATSA   $3.83
                      NRC - 1st                                                                                   SATSA   $13.16
                      NRC - Add'l                                                                                 SATSA   $9.43
                 per VG card per month (DS0)                                                                      SATSA   $1.45
                      NRC - 1st                                                                                   SATSA   $13.16
                      NRC - Add'l                                                                                 SATSA   $9.43
                      NRC - Manual Svc Order, per LSR                                                             SOMAN   $21.56
                        NRC - Manual Svc Order, per LSR disconnect                                                SOMAN   $3.84
                      NRC - Electronic Svc Order, per LSR                                                         SOMEC   $2.77
                        NRC - Electronic Svc Order, per LSR disconnect                                            SOMEC   $0.43
              Channel System - Incremental Cost -  Manual Svc. Order vs. Electronic -1st                          SOMAN   NA
              Channel System - Incremental Cost -  Manual Svc. Order vs. Electronic -Add'l                        SOMAN   NA
              Incremental Cost-Manual Svc. Order vs. Elect -Disconnect - 1st                                      SOMAN   NA
              Incremental Cost-Manual Svc. Order vs. Elect -Disconnect - Add'l                                    SOMAN   NA

         DS1 Channelization (DS1 to DS0) - Kentucky & Mississippi
              per Channelized System (24 DS0) per month                                                           ASTN1   NA
                      NRC - 1st                                                                                   ASTN1   NA
                      NRC - Add'l                                                                                 ASTN1   NA
                     NRC -1sr - Disconnect                                                                        ASTN1   NA
                     NRC -Add'l - Disconnect                                                                      ASTN1   NA
               - Interface (COCI)
                 per OCU-DP(data) card per month (2.4-64kbs)                                                      SATSA   NA
                      NRC - 1st                                                                                   SATSA   NA
                      NRC - Add'l                                                                                 SATSA   NA
                 per BRITE card per month                                                                         SATSA   NA
                      NRC - 1st                                                                                   SATSA   NA
                      NRC - Add'l                                                                                 SATSA   NA
                 per VG card per month (DS0)                                                                      SATSA   NA
                      NRC - 1st                                                                                   SATSA   NA
                      NRC - Add'l                                                                                 SATSA   NA
                      NRC - Manual Svc Order, per LSR                                                             SOMAN   NA
                        NRC - Manual Svc Order, per LSR disconnect                                                SOMAN   NA
                      NRC - Electronic Svc Order, per LSR                                                         SOMEC   NA
                        NRC - Electronic Svc Order, per LSR disconnect                                            SOMEC   NA
              Channel System - Incremental Cost -  Manual Svc. Order vs. Electronic -1st                          SOMAN   NA
              Channel System - Incremental Cost -  Manual Svc. Order vs. Electronic -Add'l                        SOMAN   NA
              Incremental Cost-Manual Svc. Order vs. Elect -Disconnect - 1st                                      SOMAN   NA
              Incremental Cost-Manual Svc. Order vs. Elect -Disconnect - Add'l                                    SOMAN   NA

    Local Interconnection Mid-Span Meet
         Local Channel - Dedicated - DS1
         DS1  Monthly Recurring per month                                                                         TEFHG   $17.27
              NRC - DS1 - 1st                                                                                     TEFHG   $553.19
              NRC - DS1 - Add'l                                                                                   TEFHG   $477.22
              NRC - DS1 - Disconnect Chg - 1st                                                                    TEFHG   TBD
              NRC - DS1 - Disconnect Chg - Add'l                                                                  TEFHG   TBD

                                                                   Attachment 11
                                                                         Table 1
                                                                Rates - 63 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES
------------------------------------------------------------------------------------------------------------------------------------
    DESCRIPTION                                                                                                   USOC    FL
------------------------------------------------------------------------------------------------------------------------------------
              NRC - DS1 - Incremental Charge--Manual Svc Order - 1st                                              SOMAN   90.0705
              NRC - DS1 - Incremental Charge--Manual Svc Order - Add'l                                            SOMAN   90.0705
              NRC - DS1 - Incremental Charge--Manual Svc Order-Disconnect                                         SOMAN   TBD

              Local Channel - Dedicated - DS3
              DS3 - Facility Termination per month                                                                TEFHJ   $245.65
                       NRC - DS3 - Facility Termination - 1st                                                     TEFHJ   $1,079.15
                       NRC - DS3 - Facility Termination - Add'l                                                   TEFHJ   678.85.98
                        NRC - DS1 - Disconnect Chg - 1st                                                          TEFHJ   TBD
                        NRC - DS1 - Disconnect Chg - Add'l                                                        TEFHJ   TBD
                        NRC - DS3 -Incremental Charge--Manual Svc Order - 1st                                     SOMAN   $95.61
                        NRC - DS3 - Incremental Charge--Manual Svc Order - Add'l                                  SOMAN   $95.61
                       NRC - DS1 - Incremental Charge--Manual Svc Order-Disconnect                                SOMAN   TBD


    NOTES:

    If no rate is identified in the contract, the rate for the specific service or function will be as set forth in applicable BellSouth tariff or as negotiated by the Parties upon request by either Party.

                                                                Attachment 11
                                                                      Table 1
                                                             Rates - 64 of 65

                          BELLSOUTH/ITC/\DELTACOM RATES
                                NETWORK ELEMENTS
                               AND OTHER SERVICES



    DESCRIPTION                                                                       USOC                     FL
    INTERIM SERVICE PROVIDER NUMBER PORTABILITY - RCF (1) (2)
    RCF, per number ported (Business Line), 10 paths                                  TNPBL                    NA
    RCF, per number ported (Residence Line), 6 paths                                  TNPRL                    NA
    RCF, per number ported (Business Line)                                            TNPBL                    NA
              NRC - Electronic                                                        TNPBL                    NA
              NRC - Disconnect Charge                                                 TNPBL                    NA
    RCF, per number ported (Residence Line)                                           TNPRL                    NA
              NRC                                                                     TNPRL                    NA
              NRC - Disconnect Charge                                                 TNPRL                    NA
    RCF, add'l capacity for simultaneous call forwarding, per additional path          N/A                     NA
    RCF, per service order, per location                                              (++) Bus = TNPBD
                                                                                      Res = TNPRD

              NRC - 1st                                                               TNP++                    NA
              NRC - Add'l                                                             TNP++                    NA
              NRC - Disconnect - 1st                                                  TNP++                    NA
              NRC - Disconnect - Add'l                                                TNP++                    NA
              NRC - Incremental Charge - Manual Service Order - 1st                   SOMAN                    NA
              NRC - Incremental Charge - Manual Service Order - Add'l                 SOMAN                    NA
              NRC - Incremental Charge - Manual Service Order - Disconnect - 1st      SOMAN                    NA
              NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l    SOMAN                    NA
    INTERIM SERVICE PROVIDER NUMBER PORTABILITY - DID
    DID per number ported, Residence - NRC                                            TNPDR                    NA
    DID per number ported, Residence - NRC - Disconnect                               TNPDR                    NA
    DID per number ported, Business - NRC                                             TNPDB                    NA
    DID per number ported, Business - NRC - Disconnect                                TNPDB                    NA
    DID per service order, per location
              NRC - 1st                                                               TNPRD                    NA
              NRC - Add'l                                                             TNPRD                    NA
              NRC - Disconnect - 1st                                                  TNPRD                    NA
              NRC - Disconnect - Add'l                                                TNPRD                    NA
              NRC - Incremental Charge - Manual Service Order - 1st                   SOMAN                    NA
              NRC - Incremental Charge - Manual Service Order - Add'l                 SOMAN                    NA
              NRC - Incremental Charge - Manual Service Order - Disconnect - 1st      SOMAN                    NA
              NRC - Incremental Charge - Manual Service Order - Disconnect - Add'l    SOMAN                    NA
    DID, per trunk termination, Initial                                               TNPT2                    NA
    DID, per trunk termination, Initial - NRC                                         TNPT2                    NA
    DID, per trunk termination, Initial - Disconnect                                  TNPT2                    NA
    DID, per trunk termination, Subsequent                                            TNPT2                    NA
    DID, per trunk termination, Subsequent - NRC                                      TNPT2                    NA
    DID, per trunk termination, Subsequent - Disconnect                               TNPT2                    NA

    NOTES:

    If no rate is identified in the contract, the rate for the specific service or function will be as set forth in applicable BellSouth tariff or as negotiated by the Parties upon request by either Party.

       1 Until the FCC issues its order implementing a cost recovery mechanism for permanent number portability, the Company will track its costs of providing interim SPNP with sufficient detail to verify the costs. This will facilitate the Florida PSCs consideration of the recovery of these costs in Docket 950737-TP. (FL)
       2 BellSouth and CLEC will each bear their own costs of providing remote call forwarding as an interim number portability option. (KY)

                                                                 Attachment 11
                                                                       Table 1
                                                              Rates - 65 of 65




    DESCRIPTION                                               USOC      FL
    ODUF/ADUF/CMDS
    ODUF:  Recording, per message                              N/A    $0.008
    ODUF:  Message Processing, per message                     N/A    $0.004
    ADUF:  Message Processing, per message                     N/A    $0.004
    CMDS:  Message Processing, per message                     N/A    $0.004
    ODUF:  Message Processing, per magnetic tape provisioned   N/A    $54.95
    ODUF:  Data Transmission (CONNECT:DIRECT), per message     N/A    $0.001
    ADUF:  Data Transmission (CONNECT:DIRECT), per message     N/A    $0.001
    CMDS:  Data Transmission (CONNECT:DIRECT), per message     N/A    $0.001

    NOTES:

    If no rate is identified in the contract, the rate for the specific service or function will be as set forth in applicable BellSouth tariff or as negotiated by the Parties upon request by either Party.